As filed with the Securities and Exchange Commission on September 17, 2004.
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            AMERICAN RIVER BANKSHARES
             (Exact name of registrant as specified in its charter)

          California                    6022                  68-0352144
 (State or other jurisdiction     (Primary Standard        (I.R.S. Employer
      of incorporation or     Industrial Classification   Identification No.)
         organization)              Code Number)

                                   ----------

 1545 River Park Drive, Suite 107, Sacramento, California 95815, (916) 565-6100
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                 DAVID T. TABER
                      President and Chief Executive Officer
                            American River Bankshares
                        1545 River Park Drive, Suite 107
                          Sacramento, California 95815
                                 (916) 565-6100
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   ----------

                                   Copies to:

           GLENN T. DODD, ESQ.                      DANIEL B. ENG, ESQ.
          JOSEPH G. MASON, ESQ.                    VIRGINIA W. WEI, ESQ.
          Dodd Mason George LLP                    Bartel Eng & Schroder
   100 Century Center Court, Suite 605        1331 Garden Highway, Suite 300
     San Jose, California 95112-4536           Sacramento, California 95833
             (408) 452-1476                           (916) 442-0400

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                        Proposed            Proposed
   Title of Each Class of         Amount to        Maximum Offering    Maximum Aggregate         Amount of
Securities to Be Registered    Be Registered(1)     Price Per Share     Offering Price      Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------
Common Stock,
no par value per share         1,092,312 shares        $ 22.801          $ 24,905,806            $ 3,155.57
=================================================================================================================

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Bank of Amador, a California banking corporation, in the proposed merger of Bank of Amador with American River Bank, the wholly owned subsidiary of the Registrant. Represents the approximate number of shares of common stock of the Registrant to be issued upon the consummation of the merger, based upon the number of shares of Bank of Amador common stock outstanding on September 13, 2004, all as provided in the Agreement and Plan of Reorganization and Merger dated
     July 8, 2004, attached as Annex A to the attached joint proxy statement-prospectus.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of $22.801, the market value of the common stock of the Registrant to be exchanged in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such stock as quoted on the Nasdaq National Market on September 13, 2004.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       PRELIMINARY JOINT PROXY STATEMENT-PROSPECTUS-SUBJECT TO COMPLETION
                             [AMRBK AND BNKA LOGOS]

                                                           _______________, 2004

Dear American River Bankshares and Bank of Amador Shareholders:

        The boards of directors of American River Bankshares and its subsidiary, American River Bank, and Bank of Amador have unanimously approved a merger of Bank of Amador with and into American River Bank. American River Bankshares and Bank of Amador will hold shareholders meetings to consider and vote on the principal terms, including the merger, of the Agreement and Plan of Reorganization and Merger dated as of July 8, 2004 attached as Annex A to the accompanying document. No other business will be transacted at the special meetings other than matters incidental to the conduct of the special meetings.

        In the merger, each share of Bank of Amador common stock outstanding at the effective time of the merger (other than shares with respect to which dissenters' rights are perfected) will be converted into the right to receive a combination of (1) cash in the amount of $6.825, subject, however, to a holdback of $1,362,000 from the total cash paid to all shareholders and allocated to each shareholder prorata, until the earlier of payment of the balance due on a Bank of Amador loan or upon determination of the amount of any loss related to the loan, and (2) a number of shares of American River Bankshares common stock equal to 12.675 divided by the average closing price of American River Bankshares common stock over a 20 day trading period prior to the closing date of the merger if the average trading price is between $18.50 and $23.50; provided, however, that the number of shares of American River Bankshares common stock exchanged will be fixed at 0.6851 if the average trading price is $18.50 or less, or fixed at 0.5394 if the average trading price is $23.50 or more. No fractional shares of American River Bankshares common stock will be issued to holders of shares of Bank of Amador common stock. In lieu of such fractional shares, cash will be paid to Bank of Amador shareholders in accordance with the terms of the merger agreement. American River Bankshares common stock is listed and traded on the Nasdaq National Market under the symbol "AMRB" and closed at $_______ on ________________, 2004.

        We encourage you to carefully read the accompanying document which we refer to as the "joint proxy statement-prospectus,"and in particular the section entitled "RISK FACTORS" commencing on page 25, as well as the annexes attached to it, before voting. Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of American River Bankshares' common stock and a majority of the outstanding shares of Bank of Amador's common stock in addition to receipt of government approvals and satisfaction of conditions discussed in the joint proxy statement-prospectus. It is important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, we urge you to sign, date and promptly mail the enclosed proxy card. Please refer to the joint proxy statement-prospectus for a complete description of the voting procedures.

                                   Sincerely,

-----------------------------                   --------------------------------
David T. Taber, President and                   Larry D. Standing, President and
Chief Executive Officer                         Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulators have approved this transaction or the shares of American River Bankshares common stock to be issued under this joint proxy statement-prospectus or determined if this joint proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of American River Bankshares common stock offered by this joint proxy statement-prospectus are not savings accounts, deposits or other obligations of American River Bank or Bank of Amador or any subsidiary of any of the parties and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this joint proxy statement-prospectus is _______, 2004, and is first being mailed to American River Bankshares and Bank of Amador shareholders on or about _______, 2004.

                                  [AMRBK LOGO]

                            AMERICAN RIVER BANKSHARES
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON _____________, 2004

        To the shareholders of American River Bankshares:

        Notice is hereby given that a special meeting of shareholders of American River Bankshares will be held on ____________, 2004, __:__ _.m., local time, at 1545 River Park Drive, Suite 107, Sacramento, California for the following purposes:

        1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of July 8, 2004, among American River Bankshares, American River Bank and Bank of Amador and the transactions contemplated by the Agreement and Plan of Reorganization and Merger, including the resulting issuance of shares of American River Bankshares common stock in connection with the merger of Bank of Amador into American River Bank. The terms and conditions of the transaction are more fully described in the accompanying joint proxy statement-prospectus.

        2. To approve the adjournment of the special meeting for any permitted purpose, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes required to approve the merger as of the date of the special meeting.

        The board of directors of American River Bankshares has unanimously approved the transactions described above and unanimously recommends that you vote in favor of the proposals at the special meeting.

        Shareholders of record at the close of business on ______________, 2004, are entitled to notice of the special meeting and to vote at the special meeting or any adjournments or postponements of the special meeting.

                                        By Order Of The Board Of Directors,

                                        ----------------------------------------
                                        Stephen H. Waks, Secretary

    Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. No postage is required if you mail the proxy card in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                   [BNKA LOGO]

                                 Bank of Amador
                    Notice of Special Meeting of Shareholders
                        to be held on _____________, 2004

        To the shareholders of Bank of Amador:

        Notice is hereby given that a special meeting of shareholders of Bank of Amador will be held on _____________, 2004, __:__ _.m., local time, at 422
Sutter Street, Jackson, California for the following purposes:

        1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of July 8, 2004, among American River Bankshares, American River Bank and Bank of Amador, and the transactions contemplated by the Agreement and Plan of Reorganization and Merger, including the merger of Bank of Amador into American River Bank. The terms and conditions of the transaction are more fully described in the accompanying joint proxy statement-prospectus.

        2. To approve the adjournment of the special meeting for any permitted purpose, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes required to approve the merger as of the date of the special meeting.

        The board of directors of Bank of Amador has unanimously approved the transaction described above and unanimously recommends that you vote in favor of the proposal at the special meeting.

        Shareholders of record at the close of business on _______________, 2004, are entitled to notice of the special meeting and to vote at the special meeting or any adjournments or postponements of the special meeting.

                                        By Order Of The Board Of Directors,

                                        ----------------------------------------
                                        Gareth Abel, Secretary

    Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. No postage is required if you mail the proxy card in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                TABLE OF CONTENTS
                                                                                          Page
                                                                                          ----

QUESTIONS AND ANSWERS ABOUT THE MERGER AGREEMENT AND MERGER................................1
SUMMARY....................................................................................4
     Information About American River Bankshares and American River Bank...................4
     Information About Bank of Amador......................................................5
     Consideration to be Received in the Merger............................................5
     Special Meetings of Shareholders......................................................6
     Conditions to the Completion of the Merger............................................6
     Termination of the Merger Agreement...................................................7
     Termination Fees......................................................................8
     Fees and Expenses of the Merger.......................................................9
     Reasons for the Merger and Recommendations of the Boards of Directors.................9
     Opinions of Financial Advisors.......................................................10
     Federal Income Tax Consequences......................................................10
     Accounting for the Merger............................................................11
     Interests of Officers and Directors in the Merger....................................11
     Dissenters' Rights...................................................................12
     Comparative Per Share Market Price and Dividend Information..........................13
     Comparison of Shareholder Rights.....................................................14
     Forward-Looking Statements...........................................................14
     Selected Historical and Pro Forma Financial Data.....................................14
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION...........................18
     Historical and Pro Forma Per Share Data for American River Bankshares and Bank of
         Amador...........................................................................24
RISK FACTORS..............................................................................25
     Risks Related to the Merger..........................................................25
     Risks Related to American River Bankshares Following Completion of the Merger........26
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS..........................................29
INTRODUCTION..............................................................................31
     The Special Meetings:  Dates, Times and Places.......................................31
     Purpose of the Meetings..............................................................31
     Merger Proposal......................................................................31
     Record Date and Outstanding Shares...................................................31
     Voting and Vote Required.............................................................32
     Solicitation of Proxies..............................................................32
     Voting of Proxies....................................................................33
INFORMATION ABOUT AMERICAN RIVER BANKSHARES AND AMERICAN RIVER BANK.......................35
     General Development of Business......................................................35
     Competition..........................................................................36
     Properties...........................................................................37
     Legal Proceedings....................................................................38
     Security Ownership of Directors, Executive Officers and 5% Shareholders..............38
     Background and Business Experience of Directors and Executive Officers...............40
     Committees of the Board of Directors.................................................42
     Compensation of Directors............................................................44
     Board Compensation Committee Report on Executive Compensation........................46

                                                                                         Page
                                                                                         ----

     Executive Compensation...............................................................47
     Employment Contracts and Termination of Employment and Change in Control
     Arrangements.........................................................................49
     Other Compensation Arrangements......................................................50
     Equity Compensation Plan Information.................................................50
     Comparison of American River Bankshares Shareholders' Return.........................50
     Transactions with Management and Others..............................................52
     Indebtedness of Management...........................................................52
     Section 16(a) Beneficial Ownership Reporting Compliance..............................52
     Code of Ethics.......................................................................52
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     OF AMERICAN RIVER BANKSHARES.........................................................54
     Critical Accounting Policies.........................................................54
     General Development of Business......................................................55
     Overview.............................................................................56
     Results of Operations................................................................57
     Risk Elements........................................................................70
     Deposits.............................................................................76
     Other Borrowed Funds.................................................................76
     Capital Resources....................................................................77
     Off-Balance Sheet Items..............................................................78
     Contractual Obligations..............................................................78
     Other Matters........................................................................79
     Quantitative and Qualitative Disclosures about Market Risk...........................79
     Inflation............................................................................79
     Liquidity............................................................................82
     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.........................................................87
INFORMATION ABOUT BANK OF AMADOR..........................................................88
     General Development of Business......................................................88
     Competition..........................................................................89
     Properties...........................................................................90
     Legal Proceedings....................................................................90
     Security Ownership of Directors, Executive Officers and 5% Shareholders..............91
     Background and Business Experience of Directors and Executive Officers...............92
     Compensation of Directors............................................................93
     Executive Compensation...............................................................94
     Employment Contracts and Termination of Employment and Change in Control
     Arrangements.........................................................................96
     Equity Compensation Plan Information.................................................96
     Transactions with Management and Others..............................................97
     Indebtedness of Management...........................................................97
     Section 16(a) Beneficial Ownership Reporting Compliance..............................97
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     OF BANK OF AMADOR....................................................................98
     Overview.............................................................................98
     Results of Operations................................................................98
     Risk Elements.......................................................................106
     Deposits............................................................................108
     Liquidity...........................................................................109
     Capital Resources...................................................................111


                                                                                         Page
                                                                                         ----

     Inflation...........................................................................112
     Commitments, Contingent Liabilities and Off-Balance Sheet Arrangements..............112
     Other Matters.......................................................................114
     Quantitative and Qualitative Disclosures about Market Risk..........................115
     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure........................................................117
THE MERGER...............................................................................118
     General.............................................................................118
     Background of the Merger............................................................118
     Reasons for the Merger and Recommendations of the Boards of Directors...............123
     Consideration to be Received in the Merger..........................................126
     Bank of Amador Stock Option Plan....................................................127
     Opinions of Financial Advisors......................................................128
     Interests of Officers and Directors in the Merger...................................142
     Conduct of Business Pending the Merger..............................................143
     Additional Agreements...............................................................146
     Representations and Warranties......................................................147
     Conditions to the Completion of the Merger..........................................148
     Termination of the Merger Agreement.................................................151
     Termination Fees....................................................................152
     Expenses of the Merger..............................................................153
     Amendment...........................................................................153
     Extension; Waiver...................................................................153
     Management and Operations Following the Merger......................................154
     Required Government Approvals.......................................................154
     Accounting Treatment................................................................156
     Resales of American River Bankshares Common Stock...................................156
FEDERAL INCOME TAX CONSEQUENCES..........................................................158
     General.............................................................................158
     Tax Opinion of Perry-Smith LLP......................................................158
     Consequences to Bank of Amador Shareholders.........................................159
     Warning Regarding Federal Income Tax Opinions.......................................163
DISSENTERS' RIGHTS - American River Bankshares...........................................164
DISSENTERS' RIGHTS - Bank of Amador......................................................165
MARKET PRICE AND DIVIDEND INFORMATION....................................................167
     Market Quotations...................................................................167
     Dividends and Distributions.........................................................168
     Changes in Securities, Use of Proceeds and Issuer Purchases of Equity Securities....170
COMPARISON OF SHAREHOLDER RIGHTS.........................................................171
     General.............................................................................171
     Anti-Takeover Measures..............................................................171
     Quorum Requirements.................................................................171
     Indemnification of Directors and Executive Officers.................................171
     Shareholder Meetings and Action by Written Consent..................................173
     Cumulative Voting...................................................................173
     Amendment of Articles and Bylaws....................................................173
     Filling Vacancies on the Board of Directors.........................................174
     Classified Board Provisions.........................................................175
     Call of Annual or Special Meeting of Shareholders...................................175
DESCRIPTION OF AMERICAN RIVER BANKSHARES CAPITAL STOCK...................................176
DESCRIPTION OF BANK OF AMADOR CAPITAL STOCK..............................................176

                                                                                         Page
                                                                                         ----

SUPERVISION AND REGULATION...............................................................177
     General.............................................................................177
     Capital Standards...................................................................178
     Prompt Corrective Action ...........................................................179
     Additional Regulations..............................................................180
     Limitations on Dividends............................................................181
     Impact of Legislative and Regulatory Proposals......................................181
EXPERTS..................................................................................188
LEGAL MATTERS............................................................................188
WHERE YOU CAN FIND MORE INFORMATION......................................................188
INDEX TO FINANCIAL STATEMENTS............................................................190

ANNEX A        Agreement and Plan of Reorganization and Merger, dated as of July
               8, 2004
ANNEX B        Sandler O'Neill & Partners, L.P. Fairness Opinion
ANNEX C        Hoefer & Arnett Incorporated Fairness Opinion
ANNEX D        Chapter 13 Dissenters' Rights

           QUESTIONS AND ANSWERS ABOUT THE MERGER AGREEMENT AND MERGER

        THIS QUESTION AND ANSWER SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN OTHER SECTIONS OF THIS JOINT PROXY STATEMENT-PROSPECTUS. TO UNDERSTAND THE MERGER MORE FULLY, YOU SHOULD CAREFULLY READ THIS ENTIRE JOINT PROXY STATEMENT-PROSPECTUS, INCLUDING ALL ANNEXES AND FINANCIAL STATEMENTS.

        Q: Whom should I contact with questions or to obtain additional copies of this joint proxy statement-prospectus or information incorporated by reference into this joint proxy statement-prospectus?

        A: You may contact:

        American River Bankshares
        1545 River Park Drive, Suite 107
        Sacramento, California 95815
        Attention:  David T. Taber, President
        (916) 565-6100

        Bank of Amador
        422 Sutter Street
        Jackson, California 95642
        Attention: Larry D. Standing, President
        (209) 223-2320

        See also "Where You Can Find More Information" on page 188.

        Q: Why is this transaction being proposed?

        A: American River Bankshares and Bank of Amador are proposing this transaction because their respective boards of directors have concluded that a combination of the two organizations is in the best interests of shareholders of American River Bankshares and Bank of Amador and that the combined companies can offer a broader array of services and products than each could offer on its own.

        Q: As a holder of Bank of Amador common stock, what will I receive in the merger?

        A: In the merger, each share of Bank of Amador common stock outstanding at the effective time of the merger will be converted into the right to receive cash and a number of shares of American River Bankshares common stock, subject to potential adjustments prior to the closing of the merger. Any fractional shares will be paid in cash. See "Consideration to be Received in the Merger" on page 126.

        Q: What will happen to Bank of Amador in this merger?

        A: Bank of Amador will merge with and into American River Bank and American River Bank will continue to operate as a wholly-owned subsidiary of American River Bankshares. Upon consummation of the merger, American River Bank will conduct operations at the former offices of Bank of Amador under the name "Bank of Amador, a division of American River Bank."

        Q: Will the merger be tax-free to me?

        A: The merger of Bank of Amador with and into American River Bank is intended to be a tax-free reorganization for federal income tax purposes for the companies and their shareholders. In general, Bank of Amador shareholders will not recognize gain or loss on the exchange of their stock, but will recognize gain or loss on account of cash received for Bank of Amador shares and received for fractional shares or dissenting shares. American River Bankshares shareholders will not recognize any gain or loss in connection with the merger. To review the tax consequences to American River Bankshares and Bank of Amador shareholders in greater detail, see "The Merger -- Federal Income Tax Consequences" on page 158.

        Q: What risks should I consider?

        A: You should carefully read the information set forth in this joint proxy statement-prospectus and also consider other specified risk factors. See "Risk Factors" on page 25.

        Q: How do I vote?

        A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. See "Introduction -- Voting of Proxies -- Submitting Proxies" commencing on page 33.

        Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. See "Introduction-- Voting of Proxies-- Submitting Proxies" commencing on page 33.

        Q: How does the merger affect outstanding options to purchase Bank of Amador common stock?

        A: Each person, except directors and executive officers of Bank of Amador, holding one or more options to purchase Bank of Amador common stock pursuant to the Bank of Amador 1998 Stock Option Plan has the right, in his or her discretion, prior to the effective date of the merger, to either (i) exercise any vested portion of the option, or (ii) surrender his or her stock option agreement and receive a cash payment for the option at a price equal to
(A) the difference between (1) the per share consideration used to compute the conversion ratio in the merger and (2) the per share exercise price applicable to such option; (B) multiplied by the total number of Bank of Amador shares subject to such option. See "Bank of Amador Stock Option Plan" on page 127.

        Q: Can I change my vote after I have mailed my signed proxy card?

        A: Yes. If you vote by returning a proxy card, you may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name, you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the appropriate address in the first paragraph of the notice of the special meetings for American River Bankshares and Bank of Amador and it must be received prior to the vote at the respective special meeting. Third, you may attend the special meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. See "Introduction -- Voting of Proxies - Revoking Proxies" commencing on page 33.

        Q: Should I send in my Bank of Amador stock certificates now?

        A: No. After the merger is completed, the exchange agent appointed by American River Bankshares will send you written instructions for exchanging your Bank of Amador stock certificates.

        Q: When do you expect the merger to be completed?

        A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger during the fourth quarter of 2004.

        Q: Why have you sent me this document?

        A: The joint proxy statement-prospectus contains important information regarding the proposed merger, as well as information about American River Bankshares and Bank of Amador. It also contains important information about what the boards of directors and management of American River Bankshares and Bank of Amador, respectively, considered in evaluating this proposed merger. We urge you to read this document carefully, including its attachments. You may also want to review the documents listed under "Where You Can Find More Information" on page 188.

                                     SUMMARY

        This summary highlights selected information in this joint proxy statement-prospectus and may not contain all of the information that is important to you. To understand the Agreement and Plan of Reorganization and Merger dated as of July 8, 2004, which is referred to as the "merger agreement" in this summary and throughout the remainder of this joint proxy statement-prospectus, and the merger fully and for a more complete description of the terms of the merger agreement and the merger, you should carefully read this entire document and the other documents to which we have referred you. See "Where You Can Find More Information" on page 188. The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement. It is the legal document that governs the proposed transaction.

INFORMATION ABOUT AMERICAN RIVER BANKSHARES AND AMERICAN RIVER BANK (PAGE 35)

        American River Bankshares and American River Bank
        1545 River Park Drive, Suite 107
        Sacramento, California 95815
        (916) 565-6100

        American River Bankshares is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The common stock of American River Bankshares is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is subject to the periodic reporting requirements of
Section 13 of the Securities Exchange Act of 1934, which include, but are not limited to, the filing of annual, quarterly, and other current reports with the Securities and Exchange Commission. Its common stock is listed for trading on the Nasdaq National Market under the symbol "AMRB."

        American River Bankshares was incorporated under the laws of the State of California in 1995 under the name American River Holdings and changed its name in 2004 to American River Bankshares. As a bank holding company, American River Bankshares is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations thereunder. Its principal office is located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 and its telephone number is (916) 565-6100.

        American River Bankshares owns 100% of the issued and outstanding common shares of American River Bank, a California state chartered bank, and American River Financial, a California corporation which has been inactive since its incorporation in 2003. American River Bank was incorporated and commenced business in Fair Oaks, California, in 1983 and thereafter moved its headquarters office to Sacramento, California in 1985. American River Bank operates five full service offices in Sacramento and Placer Counties. It also operates three full service offices in Sonoma County under the name "North Coast Bank, a division of American River Bank" resulting from the merger of North Coast Bank with and into American River Bank in 2003. American River Bank owns 100% of two inactive companies, ARBCO and American River Mortgage. ARBCO was formed in 1984 to conduct real estate development and has been inactive since 1995. American River Mortgage has been inactive since its formation in 1994. American River Bank is subject to the supervision of, and is regularly examined by, the California Department of Financial Institutions and the Federal Deposit Insurance Corporation. American River Bank offers a full range of commercial banking services and its deposits are insured by the Federal Deposit Insurance Corporation up to the maximum legal limit. Its principal office is located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 and its telephone number is (916) 565-6100.

INFORMATION ABOUT BANK OF AMADOR (PAGE 88)

        Bank of Amador
        422 Sutter Street
        Jackson, California 95642
        (209) 223-2320

        Bank of Amador is a California state chartered bank that commenced business on November 21, 1983, and operates three full service offices and a data processing center in Amador County. The common stock of Bank of Amador is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended and is subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, which include, but are not limited to, the filing of annual, quarterly, and other current reports with the Federal Deposit Insurance Corporation. Its common stock is not listed on any exchange and is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "BNKA." Bank of Amador has no subsidiaries. Bank of Amador is subject to the supervision of, and is regularly examined by, the California Department of Financial Institutions and the Federal Deposit Insurance Corporation. Bank of Amador offers a full range of commercial banking services and its deposits are insured by the Federal Deposit Insurance Corporation up to the maximum legal limit. Its principal office is located at 422 Sutter Street, Jackson, California 95642 and its telephone number is (209) 223-2320.

CONSIDERATION TO BE RECEIVED IN THE MERGER (PAGE 126)

        When the transactions contemplated by the merger agreement, including the merger, are completed, each share of Bank of Amador common stock issued and outstanding immediately prior to the effective time of the merger, except dissenting shares, will be converted into the right to receive the following:

        o       cash in the amount of $6.825; and

        o a number of shares of American River Bankshares common stock equal to:

                o 0.6851 shares of American River Bankshares common stock if the American River Bankshares measuring price is $18.50 or lower;

                o 0.5394 shares of American River Bankshares common stock if the American River Bankshares measuring price is $23.50 or higher; or

                o the number of shares of American River Bankshares common stock equal to 12.675 divided by the American River Bankshares measuring price if the American River Bankshares measuring price is between $18.50 and $23.50.

        The "American River Bankshares measuring price" means the average closing price of American River Bankshares common stock as traded on the Nasdaq National Market over the twenty (20) consecutive trading day period ending on the second business day prior to the closing date.

        The aggregate cash payment to be made by American River Bankshares under the merger agreement based on the above conversion formula is subject to the holdback from payment by American River Bankshares of an aggregate amount of $1,362,000 until the earlier of (i) the payment in full of the balance due, or
(ii) the final determination of the amount of loss, if any, related to a construction loan held in the loan portfolio of Bank of Amador. In the event that the conditions described for release of the holdback amount are not satisfied by the closing date, the holdback amount will be withheld on a prorata basis among all Bank of Amador shareholders otherwise entitled to receipt of their prorata portion of the cash payable to them under the above conversion formula until the conditions are satisfied. See "The Merger--Consideration to be Received in the Merger" on page 126 and the sections 2.1 and 2.8 of the merger agreement.

        No fractional shares of American River Bankshares common stock will be issued to holders of Bank of Amador common stock. Instead, each holder entitled to a fraction of a share will receive, at the time of surrender of the certificate or certificates representing the holder's shares, an amount in cash equal to the American River Bankshares measuring price multiplied by the amount of a fractional share.

SPECIAL MEETINGS OF SHAREHOLDERS (PAGE 31)

American River Bankshares

        You can vote at the special meeting of American River Bankshares shareholders if you owned American River Bankshares common stock at the close of business on the record date, _________, 2004. You can cast one vote for each share of American River Bankshares common stock that you owned at that time. In order to approve the merger of Bank of Amador with and into American River Bank, a wholly owned subsidiary of American River Bankshares, the holders of at least a majority of the outstanding shares of American River Bankshares common stock on the record date must vote in its favor. You can vote your shares by attending the American River Bankshares special meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy until the voting at the special meeting by submitting a written revocation, by sending in a new proxy or by attending the special meeting and voting in person.

Bank of Amador

        You can vote at the special meeting of Bank of Amador shareholders if you owned Bank of Amador common stock at the close of business on the record date, _________, 2004. You can cast one vote for each share of Bank of Amador common stock that you owned at that time. In order to approve the merger of Bank of Amador with and into American River Bank, a wholly owned subsidiary of American River Bankshares, the holders of at least a majority of the outstanding shares of Bank of Amador common stock on the record date must vote in its favor. You can vote your shares by attending the Bank of Amador special meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy until the voting at the special meeting by submitting a written revocation, by sending in a new proxy or by attending the special meeting and voting in person.

CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 148)

        We will not complete the merger unless a number of conditions are satisfied. These include:

        o approval of the merger, by American River Bankshares shareholders and by Bank of Amador shareholders;

        o       receipt of all required governmental approvals;

        o absence of any governmental proceeding that would prohibit the merger;

        o receipt of a tax opinion to the effect that the merger will be treated as a tax-free reorganization under the Internal Revenue Code;

        o absence of any orders suspending the effectiveness of the American River Bankshares registration statement on Form S-4 filed with the Securities and Exchange Commission registering the shares of American River Bankshares common stock to be issued to Bank of Amador shareholders in exchange for shares of Bank of Amador common stock and receipt of all required state securities law approvals;

        o receipt of written fairness opinions dated as of a date as close as practicable to the mailing date or the date of this joint proxy statement-prospectus from American River Bankshares' and Bank of Amador's financial advisors; and

        o       other customary conditions.

        American River Bankshares or Bank of Amador could decide to complete the merger even though one or more of these conditions has not been met. It is not certain when or if the conditions to the merger will be satisfied or waived, or if the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE 151)

        We can terminate the merger agreement at any time before the merger is completed, even if the shareholders of American River Bankshares and/or Bank of Amador have approved the merger agreement. The merger agreement can be terminated either by our mutual agreement or by one of us upon the occurrence of particular events.

        Either American River Bankshares or Bank of Amador can terminate the merger agreement if:

        o The merger is not completed by June 30, 2005, unless this date is further extended by mutual agreement;

        o Any governmental agency denies or refuses to grant a required approval of the merger, unless we agree to appeal the denial or refusal or we agree to file an amended application for the governmental approval; or

        o The shareholders of American River Bankshares or Bank of Amador fail to approve the merger.

        American River Bankshares can terminate the merger agreement if:

        o Any of the conditions to American River Bankshares' obligations under the merger agreement are not satisfied or waived;

        o A material adverse change has occurred in the business, financial condition, results of operations or assets of Bank of Amador;

        o Bank of Amador enters into an agreement by which it would be acquired by another entity;

        o Bank of Amador breaches any covenant in the merger agreement which materially impairs the benefit of the merger to American River Bankshares, unless Bank of Amador cures the breach within 45 days after written notice from American River Bankshares; or

        o Bank of Amador fails to deliver to American River Bankshares the documents required for the merger.

        Bank of Amador can terminate the merger agreement if:

        o Any of the conditions to Bank of Amador's obligations under the merger agreement are not satisfied or waived;

        o A material adverse change has occurred in the business, financial condition, results of operations or assets of American River Bankshares;

        o American River Bankshares breaches any covenant in the merger agreement which materially impairs the benefit of the merger to Bank of Amador unless American River Bankshares cures the breach within 45 days after receipt of written notice from Bank of Amador; or

        o American River Bankshares fails to deliver to Bank of Amador the documents required for the merger.

TERMINATION FEES (PAGE 152)

        Bank of Amador is required to pay American River Bankshares $1.2 million in liquidated damages if American River Bankshares terminates the merger agreement for any of the following reasons:

        o If Bank of Amador or its affiliates enters into an agreement by which Bank of Amador would be acquired by another entity;

        o If Bank of Amador willfully or deliberately breaches any covenant, condition to closing or agreement in the merger agreement which materially impairs the benefit of the merger to American River Bankshares, provided that compliance was not beyond the reasonable control of Bank of Amador, or unless Bank of Amador cures the breach within 45 days after written notice from American River Bankshares; or

        o If Bank of Amador willfully or deliberately refuses to deliver to American River Bankshares closing documents required by the merger agreement, provided that compliance was not beyond the reasonable control of Bank of Amador.

        American River Bankshares is required to pay Bank of Amador $400,000 in liquidated damages if Bank of Amador terminates the merger agreement for any of the following reasons:

        o If American River Bankshares willfully or deliberately breaches any covenant in the merger agreement which materially impairs the benefit of the merger to Bank of Amador, provided that compliance was not beyond the reasonable control of American River Bankshares, or unless American River Bankshares cures the breach within 45 days after written notice from Bank of Amador; or

        o If American River Bankshares willfully or deliberately refuses to deliver to Bank of Amador closing documents required by the merger agreement, provided that compliance was not beyond the reasonable control of American River Bankshares.

EXPENSES OF THE MERGER (PAGE 153)

        Other than in the situations described in "-- Termination Fees" above and for expenses which we have agreed to share equally, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

REASONS FOR THE MERGER AND RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (PAGE 123)

        The boards of directors of American River Bankshares, American River Bank and Bank of Amador believe that the merger is in the best interests of their respective institutions, shareholders, communities and banking customers. Each board expects that American River Bank, as a larger independent financial institution in multiple and diverse markets, will be stronger in terms of growth opportunities and profitability than is either institution standing alone at present. American River Bankshares and American River Bank will also have the advantage of consolidation and centralization of management and operations functions and economies of scale. Furthermore, it is believed that American River Bank, as a stronger independent financial institution with a primary market area covering a greater geographic area, will be better able to compete with major banks in the communities now served by each institution.

American River Bankshares

        The board of directors of American River Bankshares believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and the merger.

        The directors and executive officers of American River Bankshares have, to the extent required by the merger agreement, entered into Shareholder Agreements with Bank of Amador, agreeing to vote all of his or her shares of American River Bankshares common stock in favor of the merger agreement and the merger, and in the case of directors, also agreeing to recommend that all other shareholders of American River Bankshares vote in favor of the merger agreement and the merger. As of the record date, the directors and executive officers of American River Bankshares and their affiliates own an aggregate of 465,843 shares of American River Bankshares common stock, representing approximately 10.9% of all American River Bankshares common stock currently issued and outstanding (excluding 175,649 shares subject to options exercisable currently or within 60 days of the record date).

        In evaluating the recommendations of the board of directors summarized above, American River Bankshares shareholders should carefully consider the matters described under "Risk Factors" on page 25 and "The Merger -- Background of the Merger--American River Bankshares" on page 118 and "--Reasons for the Merger and Recommendations of the Boards of Directors--American River Bankshares" on page 123.

Bank of Amador

        The board of directors of Bank of Amador believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and the merger.

        The directors and executive officers of the Bank of Amador have, to the extent required by the merger agreement, entered into Shareholder Agreements with American River Bankshares, agreeing to vote all of his or her shares of Bank of Amador common stock in favor of the merger agreement and the merger, and in the case of directors, also agreeing to recommend that all other shareholders of Bank of Amador vote in favor of the merger agreement and the merger. The directors and executive officers of Bank of Amador and their affiliates own an aggregate of 429,198 shares of Bank of Amador common stock, representing approximately 27.4% of all Bank of Amador common stock currently issued and outstanding (excluding 209,016 shares subject to options exercisable currently or within 60 days of the record date).

        In evaluating the recommendations of the board of directors summarized above, Bank of Amador shareholders should carefully consider the matters described under "Risk Factors" on page 25 and "The Merger -- Background of the Merger--Bank of Amador" on page 121 and "--Reasons for the Merger and Recommendations of the Boards of Directors--Bank of Amador" on page 124.

OPINIONS OF FINANCIAL ADVISORS (PAGE 128)

American River Bankshares

         Sandler O'Neill & Partners, L.P. has rendered an opinion, dated July 8, 2004 and updated to ________, 2004, to the American River Bankshares board of directors, that the consideration to be paid by American River Bankshares to Bank of Amador shareholders under the merger agreement is fair, from a financial point of view, to American River Bankshares, as of the date of the opinion. The updated opinion of Sandler O'Neill & Partners, L.P., which sets forth assumptions made, matters considered and limits of review undertaken by Sandler O'Neill & Partners, L.P., is attached to this joint proxy statement-prospectus as Annex B. AMERICAN RIVER BANKSHARES SHAREHOLDERS ARE URGED TO READ THE SANDLER O'NEILL OPINION IN ITS ENTIRETY. See "The Merger -- Opinions of Financial Advisors -- American River Bankshares" on page 128. Sandler O'Neill & Partners, L.P. has been paid a fee of $75,000 in connection with rendering its services related to the merger and delivering its opinion.

        Sandler O'Neill's opinion is not a recommendation to any American River Bankshares shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

Bank of Amador

         Hoefer & Arnett Incorporated has rendered an opinion, dated July 8, 2004 and updated to ________, 2004, to the Bank of Amador board of directors, that the merger agreement, the merger and the consideration to be paid by American River Bankshares to Bank of Amador shareholders under the merger agreement is fair, from a financial point of view, to the shareholders of Bank of Amador, as of the date of the opinion. The Hoefer & Arnett fairness opinion, which sets forth assumptions made, matters considered and limits of review undertaken by Hoefer & Arnett is attached to this joint proxy statement-prospectus as Annex C. BANK OF AMADOR SHAREHOLDERS ARE URGED TO READ THE HOEFER & ARNETT OPINION IN ITS ENTIRETY. See "The Merger -- Opinions of Financial Advisors -- Bank of Amador" on page 137, which also contains a discussion of the fees to be paid to Hoefer & Arnett, which will be in the amount of approximately $38,000.

        Hoefer & Arnett's opinion is not a recommendation to any Bank of Amador shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 158)

        The merger agreement and merger have been structured so that, in general, American River Bankshares, American River Bank and Bank of Amador and the shareholders of American River Bankshares and Bank of Amador will not recognize gain or loss for federal income tax purposes in the merger, except for taxes payable because of cash received by Bank of Amador shareholders for their shares, for fractional shares or because of dissenting shares. It is a condition, at the closing of the merger, that American River Bankshares and Bank of Amador receive an opinion from Perry-Smith LLP to the effect, among other matters, that the merger should qualify as a tax-free reorganization.

        TAX MATTERS ARE VERY COMPLICATED. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT (PAGE 156)

        American River Bankshares must account for the merger as a purchase. Under this method of accounting, the assets and liabilities of the company acquired are recorded at their respective fair value as of completion of the merger, and are added to those of the acquiring company. Financial statements of the acquiring company issued after the merger takes place reflect these values, but are not restated retroactively to reflect the historical financial position or results of operations of the company that was acquired.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (PAGE 142)

American River Bankshares

        Some of American River Bankshares' directors and officers may have interests in the merger that are different from, or in addition to, yours, which could create potential conflicts of interest. As a result, these directors and officers may be more likely to vote to approve the merger agreement and the merger than shareholders of American River Bankshares generally.

        The merger agreement provides that the directors and executive officers of American River Bankshares will continue to serve as directors and executive officers following the merger. Consequently, they will be entitled to, as applicable, director fees, executive compensation, vesting of stock options, continuation of indemnification rights and other benefits which may be available to directors and executive officers. The members of the American River Bankshares and American River Bank's boards of directors knew about these additional interests, and considered them, when they approved the transactions contemplated by the merger agreement, including the merger.

        As of the record date, directors and executive officers of American River Bankshares and their affiliates owned and were entitled to vote approximately 465,843 shares of American River Bankshares common stock, which represented approximately 10.9% of the shares of American River Bankshares common stock outstanding on that date (excluding 175,649 shares subject to options exercisable currently or within 60 days of the record date). Each of those directors has agreed to vote, or cause to be voted, the American River Bankshares common stock owned by him or her "FOR" approval of the merger agreement and the merger at American River Bankshares' special meeting.

Bank of Amador

        Some of Bank of Amador's directors and officers may have interests in the merger that are different from, or in addition to, yours, which could create potential conflicts of interest. As a result, these directors and officers may be more likely to vote to approve the merger agreement and the merger than shareholders of Bank of Amador generally.

        The merger agreement provides that Larry D. Standing and one other current director of Bank of Amador to be determined by mutual agreement of American River Bankshares and Bank of Amador, will be appointed to the American River Bank board of directors. The non-employee director to be determined will be entitled to receive directors' fees, while Mr. Standing will not. Both directors will receive additional benefits which American River Bank extends to its directors including continuation of indemnification and liability insurance benefits. Under the merger agreement, immediately prior to the closing of the merger, the eight non-employee directors of Bank of Amador and its Senior Vice President and Chief Financial Officer will also receive cash payments in connection with the termination of their respective benefits under an agreement with directors to provide retirement benefits and a salary continuation agreement to provide retirement benefits to the Senior Vice President and Chief Financial Officer. The cash payments for these retirement benefits will be in the approximate aggregate amount of $1,317,994. The Senior Vice President and Chief Financial Officer will also receive a cash severance payment in the approximate amount of $40,128. In addition, all of the directors and executive officers holding vested stock options of Bank of Amador will receive cash payments in connection with the cancellation of their outstanding stock options in an amount equal to the difference between the American River Bankshares measuring price used to calculate the share exchange conversion ratio in the merger and the stock option exercise price. Bank of Amador's directors and executive officers hold vested stock options to acquire 209,016 shares of Bank of Amador common stock in the aggregate with an average exercise price of $13.78 per share. Based on an assumed American River Bankshares measuring price of $19.50 per share, it is anticipated that Bank of Amador's directors and executive officers will receive an approximate amount of $1,195,401 in the aggregate for the cancellation of their stock options if the merger is consummated. Mr. Standing will also be appointed as the President of the division of American River Bank to be known as "Bank of Amador, a division of American River Bank," and as a member of the executive management committee of American River Bankshares. Mr. Standing's existing retirement benefits under a director retirement agreement and a salary continuation agreement will be assumed by American River Bankshares. Mr. Standing will also enter into an employment agreement substantially in the form of Exhibit F to the merger agreement attached as Annex A to this joint proxy statement-prospectus. Consequently, Mr. Standing will also be entitled to participate in the benefits described in his employment agreement. The members of the Bank of Amador board of directors knew about these additional interests, and considered them, when they approved the transactions contemplated by the merger agreement, including the merger.

        As of the record date, directors and executive officers of Bank of Amador and their affiliates owned and were entitled to vote approximately 429,788 shares of Bank of Amador common stock, which represented approximately 27.4% of the shares of Bank of Amador common stock outstanding on that date (excluding 209,016 shares subject to options exercisable currently or within 60 days of the record date). Each of those directors has agreed to vote, or cause to be voted, the Bank of Amador common stock owned by him or her "FOR" approval of the merger agreement and the merger at Bank of Amador's special meeting.

DISSENTERS' RIGHTS (PAGE 164)

        A copy of Chapter 13 of the California Corporations Code is attached as Annex D to this proxy statement-prospectus and should be read for more complete information concerning dissenters' rights. The required procedure set forth in Chapter 13 of the California Corporations Code must be followed exactly or any dissenters' rights may be lost.

American River Bankshares

        If the holders of five percent (5%) or more of American River Bankshares common stock make a written demand upon American River Bankshares for the purchase of dissenting shares in accordance with Chapter 13 of the California Corporations Code and the merger is consummated, American River Bankshares shareholders who dissent from the merger by complying with the procedures set forth in

Chapter 13 of the Corporations Code would be entitled to receive an amount equal to the fair market value of their shares as of July 8, 2004, the last business day before the public announcement of the merger. American River Bankshares believes that the fair market value for dissenters' rights purposes is $20.40 per share which represents the closing price for a share of American River Bankshares common stock as quoted on the Nasdaq Stock Market on July 8, 2004.

Bank of Amador

        If the merger is consummated, Bank of Amador shareholders who dissent from the merger by complying with the procedures set forth in Chapter 13 of the Corporations Code would be entitled to receive an amount equal to the fair market value of their shares as of July 8, 2004, the last business day before the public announcement of the merger. Bank of Amador believes that the fair market value for dissenters' rights purposes is $21.02 per share which represents the closing price for a share of Bank of Amador common stock as quoted on the OTC Bulletin Board on July 8, 2004.

MARKET PRICE AND DIVIDEND INFORMATION (PAGE 167)

        American River Bankshares common stock is held by approximately 1,336 shareholders and is listed and traded on the Nasdaq National Market under the symbol "AMRB." On July 8, 2004, the last trading date prior to the public announcement of the proposed merger, American River Bankshares common stock closed at $20.40 per share. On __________, 2004, the latest practicable trading date prior to the printing of this joint proxy statement-prospectus, American River Bankshares common stock closed at $_______ per share.

        Bank of Amador common stock is held by approximately 900 shareholders and is quoted on the OTC Bulletin Board and traded in the over-the-counter market under the symbol "BNKA." On July 8, 2004, the last trading date prior to the public announcement of the proposed merger, the closing price of Bank of Amador common stock was quoted as $21.02 per share. On __________, 2004, the latest practicable trading date prior to the printing of this joint proxy statement-prospectus, the closing price of Bank of Amador common stock was quoted as $_______ per share.

        Following the merger of Bank of Amador with and into American River Bank, no shares of Bank of Amador common stock will be outstanding, all of the shares of American River Bank will continue to be held by American River Bankshares, and American River Bankshares common stock will continue to be traded on the Nasdaq National Market.

        Bank of Amador has declared cash dividends to its shareholders on a quarterly basis commencing with the first quarter of 2002 through the third quarter 2004. Bank of Amador declared cash dividends totaling $0.88 per share in 2002, $0.92 per share in 2003 and $0.69 per share through the first three quarters of 2004.

        American River Bankshares has declared cash dividends to its shareholders since the first quarter of 1992. From 1992 until the fourth quarter of 2003, American River Bankshares declared cash dividends on a semi-annual basis. Beginning in the first quarter of 2004, American River Bankshares began declaring cash dividends on a quarterly basis. American River Bankshares declared cash dividends totaling $.23 per share in 2002, and $.30 per share in 2003, and $.345 per share in 2004. In addition, American River Bankshares distributed a 3 for 2 stock split in October of 2003 and a 5% stock dividend in October of 2002. It is the intention of American River Bankshares to continue declaring cash and stock dividends following the merger, subject to regulatory restrictions and depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the American River Bankshares board of directors.

COMPARISON OF SHAREHOLDER RIGHTS (PAGE 171)

American River Bankshares

        Your rights as a shareholder of American River Bankshares are currently governed by federal and California law and the articles of incorporation and bylaws of American River Bankshares, which are not anticipated to change as a result of the merger. There are differences between the articles of incorporation and bylaws of American River Bankshares and those of Bank of Amador.

Bank of Amador

        Your rights as a shareholder of Bank of Amador are currently governed by California law and the articles of incorporation and bylaws of Bank of Amador. If the merger is completed, your rights as an American River Bankshares shareholder will be governed by federal and California law, but will also be determined by American River Bankshares' articles of incorporation and bylaws. There are differences between the articles of incorporation and bylaws of American River Bankshares and those of Bank of Amador.

FORWARD-LOOKING STATEMENTS (PAGE 29)

        Statements in this document and in the documents incorporated by reference are or may be forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in the statements, depending on a variety of factors. You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA (PAGE 15)

        We are providing the following information to aid you in your analysis of the financial effects of the merger. The following tables show financial results, consisting of historical figures, actually achieved by each of American River Bankshares and Bank of Amador. The tables also show per share data, consisting of pro forma combined figures.

        The financial information as of and for the six months ended June 30, 2004 and 2003 has been derived from the unaudited consolidated financial statements of American River Bankshares and the unaudited financial statements of Bank of Amador. In the opinion of management of American River Bankshares and Bank of Amador, respectively, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of the results for the periods presented have been included. Annual historical figures are derived from the consolidated financial statements of American River Bankshares and the financial statements of Bank of Amador as of December 31, 2003 and 2002. The historical figures for the other years presented have been derived from the audited consolidated financial statements of American River Bankshares and the audited financial statements of Bank of Amador.

        We expect to incur merger and other non-recurring expenses as a result of the merger of Bank of Amador with and into American River Bank. We also anticipate that the merger will provide the combined institution with financial benefits such as a reduction in operating expenses and the opportunity to earn additional revenue. We have not reflected any of these anticipated cost savings or benefits in the pro forma financial information. Therefore, the pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

                            AMERICAN RIVER BANKSHARES
                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
               (in thousands, except per share amounts and ratios)

                                               As of and for the
                                           Six months ended June 30,                    Years Ended December 31,
                                           -------------------------   ----------------------------------------------------------
                                              2004          2003          2003        2002        2001        2000         1999
                                           -------------------------   ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA
Net interest income                             9,060          8,356       16,866      15,073      14,577      13,585      11,754
Provision for loan or lease losses                429            412          946         644         791         672         582
Other income                                    1,451          1,091        2,253       2,323       2,365       2,183       1,647
Other expenses                                  6,212          5,115       10,372       9,389       9,502       9,329       7,770
Income before income taxes                      3,870          3,920        7,801       7,363       6,649       5,767       5,049
Income taxes                                    1,283          1,568        3,060       2,904       2,612       2,221       1,921
Net income                                      2,587          2,352        4,741       4,459       4,037       3,546       3,128

PER SHARE DATA:(1)
Earnings per share - basic                       0.62           0.59         1.19        1.13        1.01        0.90        0.79
Earnings per share - diluted                     0.59           0.55         1.10        1.05        0.95        0.86        0.75
Cash dividend per share                          0.23           0.15         0.30        0.23        0.17       0.151       0.133
Book value per share                             8.91           8.46         8.74        8.05        7.04        6.16        5.52
Tangible book value per share                    8.89           8.45         8.73        8.04        7.02        6.13        5.48

BALANCE SHEET DATA:
Balance sheet totals-end of period:
  Assets                                      431,097        356,421      397,393     342,563     286,559     284,126     248,540
  Loans and leases, net                       266,637        248,385      262,464     229,008     195,026     200,658     157,044
  Deposits                                    350,022        294,497      322,507     275,796     254,888     239,312     223,077
  Shareholders' equity                         37,509         33,662       35,457      31,726      27,942      24,413      20,611
Average balance sheet amounts:
  Assets                                      409,232        350,137      363,175     309,574     279,049     259,315     224,960
  Loans and leases                            270,108        243,993      248,342     209,133     202,624     175,134     148,369
  Earning assets                              376,091        323,479      333,800     280,623     255,904     238,837     207,388
  Deposits                                    331,062        284,100      279,883     263,323     246,960     230,822     201,180
  Shareholder's equity                         36,581         32,666       33,461      29,509      26,316      22,258      19,916

SELECTED RATIOS:(2)
Return on average equity                        14.22%         14.52%       14.17%      15.11%      15.34%      15.93%      15.71%
Return on average tangible equity               14.25%         14.55%       14.20%      15.15%      15.40%      16.03%      15.85%
Return on average assets                         1.27%          1.35%        1.31%       1.44%       1.45%       1.37%       1.39%
Efficiency ratio (noninterest expense to
 net interest income and noninterest
 income)                                        59.10%         54.14%       54.25%      53.97%      56.09%      59.16%      57.98%
Average equity to average assets                 8.94%          9.33%        9.21%       9.53%       9.43%       8.58%       8.85%
Leveraged capital ratio                          8.85%          9.08%        8.96%       8.93%       9.49%       8.78%       9.21%
Nonperforming  loans and  leases to total
 loans and leases                                0.03%          0.08%        0.07%       0.09%       0.43%       0.33%       0.02%
Nonperforming assets to total assets             0.02%          0.06%        0.05%       0.06%       0.30%       0.24%       0.01%
Net   chargeoffs  to  average  loans  and
 leases                                          0.11%          0.09%        0.08%       0.03%       0.31%       0.14%       0.14%
Allowance for loan or lease losses to
 total loans and leases                          1.56%          1.39%        1.48%       1.38%       1.32%       1.21%       1.30%
Allowance for loan or lease losses to
 nonperforming loans and leases                5291.3%        1714.7%      2181.6%     1551.9%      305.4%      364.1%     6873.3%

(1) Adjusted for 5% stock dividends in 2001 and 2002 and a 3 for 2 split in 2003.
(2) Selected ratios for the months ending June 30, 2004 and 2003 have been annualized.

                                 BANK OF AMADOR
                       SELECTED HISTORICAL FINANCIAL DATA
               (in thousands, except per share amounts and ratios)

                                              As of and for the
                                            Six months ended June
                                                     30,                              Years Ended December 31,
                                           -----------------------   -----------------------------------------------------------
                                              2004         2003         2003        2002         2001        2000         1999
                                           -----------------------   ----------  ----------   ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA
Net interest income                             2,684        2,664        5,415       4,884        4,507       5,003       4,601
Provision for loan or lease losses                 35           54          104         102           65         150         120
Other income                                      314          245          522         354          349         334         372
Other expenses                                  1,424        1,226        2,574       2,339        2,549       2,387       2,295
Income before income taxes                      1,539        1,629        3,259       2,797        2,242       2,800       2,559
Income taxes                                      565          595        1,195       1,000          806       1,045         932
Net Income                                        974        1,033        2,064       1,797        1,436       1,755       1,627

PER SHARE DATA:(1)
Earnings per share - basic                       0.63         0.68         1.36        1.21         0.97        1.17        1.09
Earnings per share - diluted                     0.60         0.65         1.28        1.16         0.95        1.17        1.09
Cash dividends per share                         0.46         0.46         0.92        0.88         0.86        0.82        0.69
Book value per share                             9.63         9.92         9.67        9.51         8.79        8.65        8.08
Tangible book value per share                    9.63         9.92         9.67        9.51         8.79        8.65        8.08

BALANCE SHEET DATA:
Balance sheet totals-end of period:
  Assets                                      129,008      111,483      122,779     104,323      100,999      88,930      84,413
  Loans and leases, net                        79,367       72,689       74,899      64,154       51,919      61,516      57,093
  Deposits                                    113,009       96,477      107,233      90,201       87,996      76,002      72,378
  Shareholders' equity                         15,077       14,328       14,973      13,644       12,335      12,308      11,467
Average balance sheet amounts:
  Assets                                      124,924      105,935      112,303     100,889       96,450      87,435      83,779
  Loans and leases, net                        76,469       68,827       71,896      55,664       57,034      57,929      54.385
  Earning assets                              115,709      100,512      105,203      95,654       91,449      82,800      78,962
  Deposits                                    109,690       92,118       98,047      87,848       83,722      74,896      72,010
  Shareholders' equity                         14,538       13,257       13,594      12,443       12,059      11,878       1,236

SELECTED RATIOS:(2)
Return on average equity                        13.40%       15.58%       15.18%      14.44%       11.91%      14.78%      14.48%
Return on average tangible equity               13.40%       15.58%       15.18%      14.44%       11.91%      14.78%      14.48%
Return on average assets                         1.56%        1.95%        1.84%       1.78%        1.49%       2.01%       1.94%
Efficiency ratio (noninterest expense
 to net interest income and
 noninterest income)                            48.66%       44.00%       41.54%      42.50%       49.80%      47.54%      48.55%
Efficiency ratio excluding the
 amortization of intangibles and
 goodwill                                       48.66%       44.00%       41.54%      42.50%       49.80%      47.54%      48.55%
Average equity to average assets                11.64%       12.51%       12.10%      12.33%       12.50%      13.58%      13.41%
Leveraged capital ratio                         11.72%       12.62%       11.99%      12.67%       12.55%      13.73%      13.45%
Nonperforming loans and leases to total
 loans and leases                                0.75%        0.51%        0.61%       0.16%        0.05%        .61%       1.12%
Nonperforming assets to total assets             0.47%        0.34%        0.38%       0.10%        0.02%        .43%        .76%
Net chargeoffs (recoveries) to average
 loans and leases                                0.00%        0.00%        0.00%      (0.01)%       0.35%        .23%        .02%
Allowance for loan or lease losses to
 total loans and leases                          1.04%        1.03%        1.07%       1.09%        1.24%       1.26%       1.32%
Allowance for loan or lease losses to
 nonperforming loans and leases                138.08%      202.18%      174.51%     684.47%     2380.00%     206.30%     119.60%

(1) Adjusted for 5% stock dividend in 2003.
(2) Selected ratios for the months ending June 30, 2004 and 2003 have been annualized.

                  AMERICAN RIVER BANKSHARES AND BANK OF AMADOR
              SELECTED PRO FORMA COMBINED HISTORICAL FINANCIAL DATA
               (in thousands, except per share amounts and ratios)

                                                                                  Year Ended
                                                              Six months ended   December 31,
                                                                June 30, 2004        2003
                                                              ----------------   ------------
STATEMENT OF OPERATIONS DATA
Net interest income                                                     11,690         22,174
Provision for loan or lease losses                                         464          1,050
Other income                                                             1,765          2,775
Other expenses                                                           7,782         13,238
Income before income taxes                                               5,209         10,661
Income taxes                                                             1,772          4,103
Net Income                                                               3,437          6,558

PER SHARE DATA:
Earnings per share - basic                                                0.66           1.32
Earnings per share - diluted                                              0.63           1.22
Cash dividends per share                                                 0.230          0.297
Book value per share                                                     10.90          10.84
Tangible book value per share                                             7.37           7.21

BALANCE SHEET DATA:
Balance sheet totals-end of period:
  Assets                                                               568,985        529,052
  Loans and leases, net                                                346,004        337,363
  Deposits                                                             463,031        429,740
  Shareholders' equity                                                  56,996         54,841
Average balance sheet amounts:
  Assets                                                               543,036        484,304
  Loans and leases, net                                                346,577        320,184
  Earning assets                                                       481,110        428,259
  Deposits                                                             440,752        377,930
  Shareholders' equity                                                  55,530         51,466

SELECTED RATIOS:(1)
Return on average equity                                                 12.45%         12.74%
Return on average tangible equity                                        18.58%         19.62%
Return on average assets                                                  1.27%          1.35%
Efficiency ratio (noninterest expense to net interest
 income and noninterest income)                                          57.84%         53.06%
Efficiency ratio excluding the amortization of
 intangibles and goodwill                                                56.75%         51.89%
Average equity to average assets                                         10.23%         10.63%
Leveraged capital ratio                                                   7.12%          7.18%
Nonperforming loans and leases to total loans and leases                  0.20%          0.19%

Nonperforming assets to total assets                                      0.12%          0.12%
Net chargeoffs (recoveries) to average loans and leases                   0.08%          0.06%

Allowance for loan or lease losses to total loans and leases              1.44%          1.13%
Allowance for loan or lease losses to nonperforming loans
 and leases                                                              739.9%         598.6%

(1) Selected ratios for the month ended June 30, 2004 have been annualized.

                    UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                              FINANCIAL INFORMATION

        The following tables present financial data at and for the six months ended June 30, 2004 and for the year ended December 31, 2003 for American River Bankshares after giving effect to the completion of the proposed acquisition of Bank of Amador.

        The pro forma financial data gives effect to the acquisition under the purchase accounting method in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma combined consolidated financial statements combine the historical consolidated financial statements of American River Bankshares and Bank of Amador giving effect to the acquisition of Bank of Amador as if it had been effective on June 30, 2004 with respect to the applicable unaudited pro forma combined consolidated balance sheet and as of the beginning of the period indicated with respect to the unaudited pro forma combined consolidated statements of income.

        The information for the year ended December 31, 2003 is derived from American River Bankshares' audited consolidated financial statements, including the related notes, and from Bank of Amador's audited financial statements, including the related notes, reflected in the financial statements included in this joint proxy statement-prospectus. See "Index to Financial Statements" at page 190 of this proxy statement-prospectus.

        American River Bankshares expects to incur reorganization and restructuring expenses as a result of the proposed acquisition. The effect of the estimated merger and reorganization costs expected to be incurred in connection with the proposed acquisition has not been reflected in the unaudited pro forma combined condensed consolidated balance sheet. American River Bankshares also anticipates that the acquisition will provide the combined company with some future financial benefits that include reduced operating expenses and opportunities to earn more revenue. However, American River Bankshares does not reflect any of these anticipated cost savings or benefits in the pro forma financial information. Therefore, the pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma financial information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout the periods presented. American River Bankshares has included in the pro forma financial statements all the adjustments necessary for a fair statement of results of the historical periods.

        Given the information regarding the proposed acquisition, the actual consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because, among other reasons:

        o assumptions used in preparing the pro forma financial data may be revised in the future due to changes in values of assets or liabilities, including finalization of the calculation of a core deposit intangible, and changes in operating results between the dates of the unaudited pro forma financial data and the date on which the acquisition takes place; and

        o adjustments may need to be made to the unaudited historical financial data upon which such pro forma data are based.

           AMERICAN RIVER BANKSHARES & SUBSIDIARIES AND BANK OF AMADOR
                  PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                  JUNE 30, 2004
                             (dollars in thousands)

                                                        American River      Bank of
                                                          Bankshares         Amador         Adjustments          Pro Forma
                                                        --------------   --------------   --------------      --------------
ASSETS
Cash and cash equivalents
  Cash and due from banks                               $       27,407   $        5,309   $            -      $       32,716
  Federal funds sold                                                 -           15,227          (10,690)(a)           4,537
                                                        --------------   --------------   --------------      --------------
    Total cash and cash equivalents                             27,407           20,536          (10,690)             37,253

Interest-bearing deposits in banks                               5,740              100                                5,840
Investment securities
  Available for sale, at fair value                             81,963           23,912                -             105,875
  Held to maturity, at amortized cost                           37,331                -                -              37,331
Loans and leases, net of allowance for loan and lease
 losses                                                        266,637           79,367                - (b)         346,004
Premises and equipment, net                                      1,796              303                - (b)           2,099
FHLB & FRB Stock                                                 2,116                -                -               2,116
Goodwill                                                            63                -           16,219 (c)          16,282
Core deposit intangible, net                                         -                -            2,336 (c)           2,336
Other assets                                                     8,044            4,790            1,015 (d)          13,849
                                                        --------------   --------------   --------------      --------------
TOTAL ASSETS                                            $      431,097   $      129,008   $        8,880      $      568,985
                                                        ==============   ==============   ==============      ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits:
  Noninterest-bearing demand deposits                   $      110,109   $       23,601        $       -      $      133,710
  Interest-bearing
    Demand deposits                                            145,676           11,470                -             157,146
    Savings                                                     23,972           38,770                -              62,742
    Time Certificates                                           70,265           39,168                -             109,433
                                                        --------------   --------------   --------------      --------------
      Total deposits                                           350,022          113,009                - (b)         463,031

Other borrowed funds                                            40,716                -                - (b)          40,716
Accrued interest payable and other liabilities                   2,850              923            4,469 (e)           8,242
                                                        --------------   --------------   --------------      --------------
      Total liabilities                                        393,588          113,932            4,469             511,989
                                                        --------------   --------------   --------------      --------------

SHAREHOLDERS' EQUITY

Common stock                                                    17,802            7,158           12,329 (f)          37,289
Retained Earnings                                               19,515            7,729           (7,729)(g)          19,515
Accumulated other comprehensive loss, net of tax                   192              189             (189)(g)             192
                                                        --------------   --------------   --------------      --------------
Total shareholders' equity                                      37,509           15,076            4,411              56,996
                                                        --------------   --------------   --------------      --------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $      431,097   $      129,008   $        8,880      $      568,985
                                                        ==============   ==============   ==============      ==============

See notes to the Unaudited Pro Forma Combined Consolidated Financial Information

           AMERICAN RIVER BANKSHARES & SUBSIDIARIES AND BANK OF AMADOR
                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                   (Unaudited)
                         SIX MONTHS ENDED JUNE 30, 2004
                      (in thousands, except per share data)

                                                        American River
                                                          Bankshares     Bank of Amador     Adjustments        Consolidated
                                                        --------------   --------------   --------------      --------------
Interest Income
  Loans and leases including fees                       $        8,589   $        2,920        $       -      $       11,509
  Investment Securities
    Taxable                                                      1,625              120                -               1,745
    Non-taxable                                                    249              239                -                 488
  Federal funds sold                                                 6               67              (54)(h)              19
                                                        --------------   --------------   --------------      --------------
Total interest income                                           10,469            3,346              (54)             13,761

Interest Expense
  Deposits                                                       1,086              662                -               1,748
  Other borrowings                                                 323                -                -                 323
                                                        --------------   --------------   --------------      --------------
Total Interest Expense                                           1,409              662                -               2,071

NET INTEREST INCOME                                              9,060            2,684              (54)             11,690
PROVISION FOR LOAN AND LEASE LOSSES                                429               35                -                 464
                                                        --------------   --------------   --------------      --------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
 LEASE LOSSES                                                    8,631            2,649              (54)             11,226

NONINTEREST INCOME
  Service charges on deposit accounts                              279              113                -                 392
  Other fees and charges                                           440               34                -                 474
  Earnings on cash surrender value of life
   insurance policies                                               36               75                -                 111
  Gain on sale of loans                                              -               73                -                  73
  Other                                                            696               19                -                 715
                                                        --------------   --------------   --------------      --------------
Total noninterest income                                         1,451              314                -               1,765

NONINTEREST EXPENSE
  Salaries and employee benefits                                 3,155              572                -               3,727
  Equipment expense                                                367              105                -                 472
  Occupancy expense                                                452               94                -                 546
  Other                                                          2,238              653              146 (i)           3,037
                                                        --------------   --------------   --------------      --------------
Total noninterest expense                                        6,212            1,424              146               7,782

INCOME BEFORE PROVISION FOR
INCOME  TAXES                                                    3,870            1,539             (200)              5,209

PROVISION FOR INCOME TAXES                                       1,283              565              (76)(j)           1,772
                                                        --------------   --------------   --------------      --------------
NET INCOME                                              $        2,587   $          974   $         (124)     $        3,437
                                                        ==============   ==============   ==============      ==============

NET INCOME PER SHARE
  Basic                                                            .62              .63                                  .66
  Diluted                                                          .59              .60                                  .63
Weighted Average Shares
  Basic                                                      4,176,173        1,556,582                            5,187,954
  Diluted                                                    4,391,739        1,628,756                            5,450,430

See notes to the Unaudited Pro Forma Combined Consolidated Financial Information

           AMERICAN RIVER BANKSHARES & SUBSIDIARIES AND BANK OF AMADOR
                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                   (Unaudited)
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                        American River
                                                          Bankshares     Bank of Amador     Adjustments        Consolidated
                                                        --------------   --------------   --------------      --------------
Interest Income
  Loans and leases including fees                       $       16,744   $        5,672   $            -      $       22,416
  Investment Securities                                                                                -
    Taxable                                                      2,501              340                -               2,841
    Non-taxable                                                    475              498                -                 973
  Federal funds sold                                                48              118             (107)(h)              59
                                                        --------------   --------------   --------------      --------------
Total interest income                                           19,768            6,628             (107)             26,289

Interest Expense
  Deposits                                                       2,390            1,213                -               3,603
  Other borrowings                                                 512                -                -                 512
                                                        --------------   --------------   --------------      --------------
Total Interest Expense                                           2,902            1,213                -               4,115

NET INTEREST INCOME                                             16,866            5,415             (107)             22,174
PROVISION FOR LOAN AND LEASE LOSSES                                946              104                                1,050
                                                        --------------   --------------   --------------      --------------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN AND LEASE LOSSES                                      15,920            5,311             (107)             21,124

NONINTEREST INCOME
  Service charges on deposit accounts                              534              222                -                 756
  Other fees and charges                                         1,420               45                -               1,465
  Earnings on cash surrender value of life
   insurance policies                                               27               64                -                  91
  Gain on sale of loans                                              -              149                -                 149
  Gains on sale of securities                                       33                -                -                  33
  Other                                                            239               42                -                 281
                                                        --------------   --------------   --------------      --------------
Total noninterest income                                         2,253              522                -               2,775

NONINTEREST EXPENSE
  Salaries and employee benefits                                 6,233            1,224                -               7,457
  Equipment expense                                                653              199                -                 852
  Occupancy expense                                                817              188                -               1,005
  Other                                                          2,669              963              292 (i)            3,924
                                                        --------------   --------------   --------------      --------------
Total noninterest expense                                       10,372            2,574              292              13,238

INCOME BEFORE PROVISION FOR
 INCOME  TAXES                                                   7,801            3,259             (399)             10,661

PROVISION FOR INCOME TAXES                                       3,060            1,195             (152)(j)           4,103
                                                        --------------   --------------   --------------      --------------
NET INCOME                                              $        4,741   $        2,064   $         (247)     $        6,558
                                                        ==============   ==============   ==============      ==============

NET INCOME PER SHARE
  Basic                                                           1.19             1.36                                 1.32
  Diluted                                                         1.10             1.28                                 1.22
Weighted Average Shares
  Basic                                                      3,988,856        1,519,886                            4,976,782
  Diluted                                                    4,317,793        1,613,064                            5,366,285

See notes to the Unaudited Pro Forma Combined Consolidated Financial Information

                        NOTES TO THE UNAUDITRD PRO FORMA
                   COMBINED CONSOLIDATED FINANCIAL INFORMATION

NOTE 1 -- BASIS OF PRESENTATION

        The unaudited pro forma combined condensed consolidated statements of income for the six months ended June 30, 2004 and for the year ended December 31, 2003 are presented as if the merger had occurred at the beginning of the respective periods. The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2004 is presented as if the merger had occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the mergers actually occurred on those dates.

NOTE 2 -- MERGER-RELATED COSTS TO BE INCURRED BY AMERICAN RIVER BANKSHARES

        The table below reflects American River Bankshares current estimate, for pro forma presentation purposes, of the merger-related costs expected to be incurred (in thousands):

           Investment banking and other professional fees    $  250
           Other costs                                          120
           Total merger costs                                $  370
           Less estimated tax benefit                          (115)
           Merger-related costs after tax                    $  255

        These costs do not include estimated merger-related costs of $2,086,000 (net of estimated tax benefit of $1,195,000) incurred or to be incurred by Bank of Amador.

        American River Bankshares' cost estimates are forward-looking. While the costs represent American River Bankshares' current estimate of merger costs that will be incurred, the type and amount of actual costs could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. For additional factors that may cause actual results to differ, see "Information Regarding Forward-Looking Statements" on page 29.

NOTE 3 -- PRO FORMA ADJUSTMENTS

        Summarized below are the pro forma adjustments necessary to reflect the merger based on the purchase method of accounting:

        (a) Cash consideration paid to Bank of Amador shareholders assuming no holdback of cash at the closing.

        (b) Adjustments to reflect the fair value of the assets and liabilities are not considered material and are omitted for this presentation.

        (c) Goodwill of $16.2 million and core deposit intangible of $2.3 million, resulting from the application of the purchase method of accounting.

        (d) Deferred tax asset relates to merger-related costs expected to be incurred.

        (e) Merger-related cost accrual of $3.6 million (before taxes) and deferred taxes of $.9 million.

        (f) Issuance of American River Bankshares common stock, based on American River Bankshares' closing price of $20.40 on July 8, 2004, to Bank of Amador shareholders, less the elimination of Bank of Amador common stock and less the costs to issue the new shares ($.4 million).

        (g) Elimination of Bank of Amador retained earnings and unrealized net gains on securities available for sale.

        (h) Opportunity costs on cash consideration paid to Bank of Amador shareholders (assumed interest rate of 1.00%).

        (i) Amortization expense related to the estimated core deposit intangible asset. The core deposit intangible will be amortized on a straight-line basis over its estimated useful life of 8 years.

        (j) The provision for income taxes related to pro forma adjustments is computed using a combined federal and state tax rate of 38%.

HISTORICAL AND PRO FORMA PER SHARE DATA FOR AMERICAN RIVER BANKSHARES AND BANK OF AMADOR

        The table below shows the earnings, book value and dividends per share for American River Bankshares and Bank of Amador both on a historical and a pro forma basis. The American River Bankshares pro forma data was derived by combining historical consolidated financial information of American River Bankshares and Bank of Amador using the purchase method of accounting for business combinations. Bank of Amador's equivalent pro forma data was derived by multiplying the American River Bankshares pro forma income per share before nonrecurring charges or credits directly attributable to the transaction, the pro forma book value per share, and the pro forma dividends per share by the assumed consideration of $10,690,000 in cash and 973,167 shares of American River Bankshares common stock for all shares of Bank of Amador common stock (based on an estimated American River Bankshares measuring price of $20.40), so that the per share amounts are equated to the respective values for one share of Bank of Amador common stock.

        You should read the respective audited financial statements and related footnotes of American River Bankshares and Bank of Amador included in this joint proxy statement-prospectus. See "Index to Financial Statements" at page 190 of this joint proxy statement-prospectus.

                                                 At or for the Six
                                               Months Ended June 30,  At or for the Year Ended
                                                        2004              December 31, 2003
                                               ---------------------  ------------------------
    Book value per share
        American River Bankshares                    $   8.91                 $   8.74
        Bank of Amador                               $   9.63                 $   9.67
        American River Bankshares pro forma          $  12.00                 $  10.83
        Bank of Amador pro forma                     $  11.47                 $  10.35

    Tangible book value per share
        American River Bankshares                    $   8.89                 $   8.73
        Bank of Amador                               $   9.63                 $   9.67
        American River Bankshares pro forma          $   7.40                 $   7.12
        Bank of Amador pro forma                     $   7.08                 $   6.84

    Dividends declared per share
        American River Bankshares                    $    .23                 $    .30
        Bank of Amador                               $    .46                 $    .92
        American River Bankshares pro forma          $    .23                 $    .30
        Bank of Amador pro forma                     $    .22                 $    .29

    Basic earnings per share
        American River Bankshares                    $    .62                 $   1.19
        Bank of Amador                               $    .63                 $   1.36
        American River Bankshares pro forma          $    .66                 $   1.32
        Bank of Amador pro forma                     $    .63                 $   1.27

    Diluted earnings per share
        American River Bankshares                    $    .59                 $   1.10
        Bank of Amador                               $    .60                 $   1.28
        American River Bankshares pro forma          $    .63                 $   1.22
        Bank of Amador pro forma                     $    .60                 $   1.17

                                  RISK FACTORS

        If you are a Bank of Amador shareholder, by voting in favor of the merger, you will be choosing to invest in the combined company's common stock to the extent you receive American River Bankshares common stock in exchange for your shares of Bank of Amador common stock. An investment in the combined company's common stock involves a degree of risk. In addition to the other information included in this joint proxy statement-prospectus, including the matters addressed in "Information Regarding Forward-Looking Statements," you should carefully consider the matters described below in determining whether to approve the principal terms of the merger.

RISKS RELATED TO THE MERGER

    o The merger consideration that is paid in American River Bankshares common stock can fluctuate based on the price of American River Bankshares stock.

        The price of American River Bankshares common stock may vary from the price of American River Bankshares common stock stated on the date the merger was announced, on the date that this joint proxy statement-prospectus is mailed to Bank of Amador shareholders, and on the date of the special meeting of Bank of Amador shareholders. Therefore, any change in the price of American River Bankshares common stock prior to the date the American River Bankshares measuring price is determined may affect the number of shares of American River Bankshares common stock that you will receive upon completion of the merger. In addition, any change in the price of American River Bankshares common stock after the date the American River Bankshares measuring price is determined will affect the value of the consideration you receive if you receive any consideration in the form of American River Bankshares common stock. Thus, at the time of the Bank of Amador special shareholders meeting, you may not know the exact value of the merger consideration to be paid to Bank of Amador shareholders. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in business, operations and prospects, regulatory considerations and completion of the merger. Many of these factors are beyond our control. We urge you to obtain current market quotations for American River Bankshares common stock.

    o   Shares eligible for future sale could have a dilutive effect.

        Shares of American River Bankshares common stock eligible for future sale, including those that will be issued in the acquisition of Bank of Amador, could have a dilutive effect on the market for American River Bankshares common stock and could adversely affect market prices.

        As of June 30, 2004, there were 20,000,000 shares of American River Bankshares common stock authorized, of which 4,209,881 shares were outstanding and 776,235 shares were reserved for issuance pursuant to the exercise of options granted and to be granted under the terms of the stock option plans of American River Bankshares. In addition, additional shares will be issued to Bank of Amador shareholders in the merger, which number of shares will be determined at the closing of the transactions contemplated by the merger agreement in accordance with the conversion ratio described in the merger agreement.

RISKS RELATED TO AMERICAN RIVER BANKSHARES FOLLOWING COMPLETION OF THE MERGER

    o If American River Bankshares is unable to integrate Bank of Amador's operations successfully, American River Bankshares' business and earnings may be negatively affected.

        The merger involves the integration of companies that have previously operated independently and no assurance can be given that American River Bankshares and its subsidiary, American River Bank, will be able to integrate Bank of Amador's operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of our respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Successful integration of Bank of Amador's operations will depend primarily on American River Bankshares' ability to consolidate operations, systems and procedures and to eliminate certain redundancies and costs. Estimated cost savings and revenue enhancements are projected to come from various areas that management has identified through the due diligence and integration planning process. The elimination and consolidation of duplicate tasks are projected to result in modest annual cost savings. If American River Bankshares has difficulties with the integration, we might not achieve the economic benefits we expect to result from the merger, and this would likely hurt American River Bankshares' business and earnings.

    o American River Bankshares' business is subject to interest rate risk, and variations in interest rates may negatively affect its financial performance.

        Changes in the interest rate environment may reduce American River Bankshares' net interest income. It is expected that the combined entity will continue to realize income from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. We cannot assure you that we can minimize the combined entity's interest rate risk. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect American River Bankshares' net interest spread, asset quality, loan origination volume and overall profitability.

    o American River Bankshares' subsidiary, American River Bank, faces strong competition from financial service companies and other companies that offer banking services, which can hurt American River Bankshares' business.

        American River Bankshares' subsidiary, American River Bank, conducts banking operations principally in Northern California. Increased competition in American River Bank's market may result in reduced loans and deposits. Ultimately, it may not be able to compete successfully against current and future competitors. Many competitors offer the banking services that are offered by American River Bank in its service area. These competitors include national and super-regional banks, finance companies, investment banking and brokerage firms, credit unions, government-assisted farm credit programs, other community banks and technology-oriented financial institutions offering online services. In particular, American River Bank's competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, and range and quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances, such as Internet-based banking services that cross traditional geographic bounds, enable more companies to provide financial services. If American River Bank is unable to attract and retain banking customers, it may be unable to continue its loan growth and level of deposits, which may adversely affect its and American River Bankshares' results of operations and financial condition.

    o Changes in economic conditions could result in an economic slowdown in Northern California which could hurt American River Bankshares' business materially.

        American River Bankshares' business is directly affected by factors such as economic, political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies and inflation, all of which are beyond American River Bankshares' control. A deterioration in economic conditions locally, regionally or nationally including as the result of terrorist activities within and outside California could result in an economic slowdown in Northern California and trigger the following consequences, any of which could hurt American River Bankshares' business materially:

        o       loan delinquencies may increase;

        o       problem assets and foreclosures may increase;

        o demand for American River Bankshares' products and services may decline;

        o       low cost or non-interest bearing deposits may decrease; and

        o collateral for loans, especially real estate, may decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with American River Bankshares' existing loans through its subsidiary, American River Bank.

    o A downturn in the real estate market could hurt American River Bankshares' business.

        A downturn in the real estate market in Northern California could hurt American River Bankshares' business because many of the loans through its subsidiary, American River Bank, are secured by real estate. American River Bankshares' ability to recover on defaulted loans by selling the real estate collateral would then be diminished, and American River Bankshares would be more likely to suffer losses on defaulted loans. Substantially all of American River Bankshares' real property collateral is located in Northern California. If there is a significant decline in real estate values, especially in Northern California, the collateral for American River Bankshares' loans will provide less security. Real estate values in California could be affected by, among other things, changes in economic conditions including terrorist activities within and outside of California, and earthquakes, fires, floods and other natural disasters particular to California.

    o American River Bankshares is subject to extensive regulation, which could adversely affect its business.

        American River Bankshares' operations are subject to extensive regulation by state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. American River Bankshares believes that it is in substantial compliance in all material respects with applicable laws, rules and regulations. Because American River Bankshares' business is highly regulated, the laws, rules and regulations applicable to it are subject to regular modification and change. There can be no assurance that these laws, rules and regulations, or any other laws, rules or regulations, will not be adopted in the future, which could make compliance much more difficult or expensive, restrict American River Bankshares' ability to originate, broker or sell loans, further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by American River Bankshares or its subsidiary, American River Bank, or otherwise adversely affect American River Bankshares' business or prospects.

    o American River Bankshares' ability to pay dividends is restricted by law.

        American River Bankshares' ability to pay dividends to its shareholders is subject to the restrictions set forth in California law. See "Dividends and Distributions" beginning on page 168 for more information on these restrictions. American River Bankshares cannot assure you that it will meet the criteria specified under California law in the future, in which case we may reduce or stop paying dividends on its common stock.

        The primary source of American River Bankshares' cash flow from which dividends are paid to its shareholders is dividends paid to American River Bankshares by American River Bank. The availability of dividends from American River Bank is limited by various statutes and regulations. It is possible depending upon the financial condition of the American River Bank, and other factors, that the California Department of Financial Institutions could assert that payment of dividends or other payments is an unsafe or unsound practice. American River Bank's failure to pay dividends on its common stock could limit the ability of American River Bankshares to pay dividends on its common stock which, in turn, could have a material adverse effect on the market price of American River Bankshares' common stock. See "Dividends and Distributions" beginning on page 168 for additional information on the regulatory restrictions to which American River Bankshares and American River Bank are subject.

    o American River Bank's allowance for loan and lease losses may not be adequate to cover actual losses.

        Like all financial institutions, American River Bank maintains an allowance for loan losses to provide for loan defaults and non-performance, but its allowance for loan losses may not be adequate to cover actual loan and lease losses. In addition, future provisions for loan and lease losses could materially and adversely affect American River Bank's and therefore American River Bankshares' operating results. American River Bank's allowance for loan and lease losses is based on prior experience, as well as an evaluation of the risks in the current portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond American River Bank's control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review American River Bank's loans and allowance for loan and lease losses. Although we believe that American River Bank's allowance for loan and lease losses is adequate to cover current losses, we cannot assure you that it will not further increase the allowance for loan and lease losses or that regulators will not require it to increase this allowance. Either of these occurrences could materially adversely affect American River Bankshares' earnings.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement-prospectus contains forward-looking statements regarding each of American River Bankshares and Bank of Amador and the combined company following the merger, including statements relating to:

        o the financial condition, results of operations and business of American River Bankshares following completion of the merger;

        o cost savings, enhanced revenues and accretion to reported earnings that are expected to be realized from the merger; and

        o the restructuring charges expected to be incurred in connection with the merger.

        These forward-looking statements involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:

        o expected cost savings from the merger cannot be fully realized or realized within the expected time frame;

        o revenues following the merger are lower than expected or deposit withdrawals, operating costs or customer loss and business disruption following the merger may be greater than expected;

        o competitive pressures among depository and other financial services companies increase significantly;

        o costs or difficulties related to the integration of the businesses of American River Bank and Bank of Amador are greater than expected;

        o changes in the interest rate environment reduce interest margins,cause an increase in the prepayment rate on mortgages and other loans or reduce the demand for new loans;

        o general economic or business conditions, either internationally, nationally or in the regions in which the combined company will be doing business, are less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

        o the U.S. "war on terrorism" and military action taken or to be taken by the United States in the Middle East and in other regions of the world and terrorist activities in response to such actions;

        o legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged;

        o technology-related changes may be harder to make or more expensive than expected;

        o       changes in the securities markets; and

        o timing of completion of the merger may be delayed, due to regulatory requirements or other factors which may delay, restrict or prohibit new operations.

        With respect to estimated cost savings, American River Bankshares has made assumptions regarding, among other things, the extent of operational overlap between American River Bankshares, American River Bank and Bank of Amador, the amount of general and administrative expense consolidation, costs relating to converting Bank of Amador operations and data processing to American River Bankshares systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting, reserve policies and the costs related to the merger. The realization of the expected cost savings is subject to the risk that the foregoing assumptions are inaccurate.

        Management of American River Bankshares believes these forward-looking statements are reasonable; however, undue reliance should not be placed on the forward-looking statements, which are based on current expectations.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of American River Bankshares following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond American River Bankshares' and Bank of Amador's ability to control or predict. For those statements, American River Bankshares and Bank of Amador claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                  INTRODUCTION

THE SPECIAL MEETINGS:  DATES, TIMES AND PLACES

American River Bankshares

        This joint proxy statement-prospectus constitutes the proxy statement of American River Bankshares for use at the special meeting of American River Bankshares' shareholders to be held at 1545 River Park Drive, Suite 107, Sacramento, California at ___:__ _.m., local time, on ___________, 2004, and any adjournments or postponements thereof. This joint proxy statement-prospectus also constitutes the prospectus for American River Bankshares common stock to be issued in connection with the transaction.

Bank of Amador

        This joint proxy statement-prospectus constitutes the proxy statement of Bank of Amador for use at the special meeting of Bank of Amador's shareholders to be held at 422 Sutter Street, Jackson, California at ___:__. _m., local time, on _________, 2004.

PURPOSE OF THE MEETINGS

        At their respective special meetings, the shareholders of American River Bankshares and the shareholders of Bank of Amador will each consider and vote upon a proposal to approve the principal terms of the merger contemplated by the merger agreement which is included in this joint proxy statement-prospectus as Annex A, under the terms of which Bank of Amador would merge with and into American River Bank, a subsidiary of American River Bankshares.

MERGER PROPOSAL

        Pursuant to the merger agreement, Bank of Amador will be merged with and into American River Bank and all of the outstanding shares of Bank of Amador common stock will be automatically cancelled in the merger transaction. Upon consummation of the merger, Bank of Amador will cease to exist and American River Bank will continue as the surviving corporation and will conduct operations at the former offices of Bank of Amador under the name "Bank of Amador, a division of American River Bank."

        All information contained in this joint proxy statement-prospectus with respect to Bank of Amador has been supplied by Bank of Amador. All information contained in this joint proxy statement-prospectus with respect to American River Bankshares and American River Bank has been supplied by American River Bankshares.

        The American River Bankshares board of directors unanimously recommends that its shareholders vote "FOR" the merger proposal.

        The Bank of Amador board of directors unanimously recommends that its shareholders vote "FOR" the merger proposal.

RECORD DATE AND OUTSTANDING SHARES

American River Bankshares

        The close of business on ______, 2004 has been set by the American River Bankshares' board of directors as the record date for determining shareholders entitled to receive notice of and to vote at the special meeting of American River Bankshares. On the record date, there were _________ shares of American River Bankshares common stock outstanding, held by __ holders of record.

Bank of Amador

        The close of business on ______, 2004 has been set by Bank of Amador's board of directors as the record date for determining shareholders entitled to receive notice of and to vote at the special meeting of Bank of Amador. On the record date, there were _________ shares of Bank of Amador common stock outstanding, held by __ holders of record.

VOTING AND VOTE REQUIRED

American River Bankshares

        Each holder of American River Bankshares common stock is entitled to one vote for each share of American River Bankshares common stock held in that holder's name on the books of American River Bankshares as of the record date on any matter submitted to the vote of the shareholders of American River Bankshares at the special meeting. The approval of the principal terms of the merger will require the affirmative vote, in person or by proxy, of holders owning at least a majority of the outstanding shares of American River Bankshares common stock.

Bank of Amador

        Each holder of Bank of Amador common stock is entitled to one vote for each share of Bank of Amador common stock held in that holder's name on the books of Bank of Amador as of the record date on any matter submitted to the vote of the shareholders of Bank of Amador at the special meeting. The approval of the principal terms of the merger will require the affirmative vote, in person or by proxy, of holders owning at least a majority of the outstanding shares of Bank of Amador common stock.

SOLICITATION OF PROXIES

American River Bankshares

        American River Bankshares will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of American River Bankshares may solicit proxies from its shareholders by telephone or telegram or in person. Those persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the solicitations. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by those persons, and American River Bankshares will reimburse those persons for their reasonable out-of-pocket expenses in connection with those solicitations.

Bank of Amador

        Bank of Amador will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Bank of Amador may solicit proxies from its shareholders by telephone or telegram or in person. Those persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the solicitations. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by those persons, and Bank of Amador will reimburse those persons for their reasonable out-of-pocket expenses in connection with those solicitations.

VOTING OF PROXIES

American River Bankshares

        Submitting Proxies

        American River Bankshares shareholders may vote their shares in person by attending the special meeting or vote their shares by proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope.

        If a proxy card is signed by a shareholder and returned without instructions, the shares represented by the proxy will be voted by the proxy holders "FOR" the proposal presented at the American River Bankshares special meeting.

        Revoking Proxies

        American River Bankshares shareholders of record may revoke their proxies at any time before the time their proxies are voted at the American River Bankshares special meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of American River Bankshares, by a later-dated proxy signed and returned by mail or by attending the American River Bankshares special meeting, as applicable, and voting in person. Attendance at the American River Bankshares special meeting will not in and of itself constitute a revocation of a proxy. The shareholder must inform the Secretary at the special meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Any written notice of a revocation of a proxy must be sent so as to be received before the taking of the vote at the special meeting, addressed as follows:

        Stephen H. Waks
        Corporate Secretary
        American River Bankshares
        1545 River Park Drive, Suite 107
        Sacramento, California 95815

        Discretionary Authority

        If any other matters are properly presented for consideration at the American River Bankshares special meeting, the persons named in the enclosed form of proxy card will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn or postpone the special meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the special meeting. American River Bankshares is not aware of any matters expected to be presented at its special meeting other than as described in the notice of special meeting.

        Recommendation of the American River Bankshares Board of Directors

        The American River Bankshares board of directors has unanimously approved the merger described herein and recommends that its shareholders vote "FOR" the merger proposal.

Bank of Amador

        Submitting Proxies

        Bank of Amador shareholders may vote their shares in person by attending the special meeting or vote their shares by proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope.

        If a proxy card is signed by a shareholder and returned without instructions, the shares represented by the proxy will be voted by the proxy holders "FOR" the proposal presented at the Bank of Amador special meeting.

        Revoking Proxies

        Bank of Amador shareholders of record may revoke their proxies at any time before the time their proxies are voted at the Bank of Amador special meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of Bank of Amador, by a later-dated proxy signed and returned by mail or by attending the special meeting, as applicable, and voting in person. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. The shareholder must inform the Secretary at the special meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Any written notice of a revocation of a proxy must be sent so as to be received before the taking of the vote at the special meeting, addressed as follows:

        Gareth Abel
        Corporate Secretary
        Bank of Amador
        422 Sutter Street
        Jackson, California 95642

        Discretionary Authority

        If any other matters are properly presented for consideration at the Bank of Amador special meeting, the persons named in the enclosed form of proxy card will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn or postpone the special meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the special meeting. Bank of Amador is not aware of any matters expected to be presented at its special meeting other than as described in the notice of special meeting.

        Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. Instructions for the surrender of certificates representing shares of Bank of Amador common stock will be mailed to former Bank of Amador shareholders by American River Bankshares or its exchange agent shortly after the merger is completed.

        Recommendation of the Bank of Amador Board of Directors

        The Bank of Amador board of directors has unanimously approved the merger described herein and recommends that its shareholders vote "FOR" the merger proposal.

                   INFORMATION ABOUT AMERICAN RIVER BANKSHARES
                             AND AMERICAN RIVER BANK

GENERAL DEVELOPMENT OF BUSINESS

        American River Bankshares is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. American River Bankshares was incorporated under the laws of the State of California in 1995 under the name American River Holdings and changed its name in 2004 to American River Bankshares. As a bank holding company, American River Bankshares is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations thereunder. Its principal office is located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 and its telephone number is (916) 565-6100. American River Bankshares employed an equivalent of 102 full-time employees as of June 30, 2004.

        American River Bankshares owns 100% of the issued and outstanding common shares of its banking subsidiary, American River Bank, and American River Financial, a California corporation which has been inactive since its incorporation in 2003.

        American River Bank was incorporated and commenced business in Fair Oaks, California, in 1983 and thereafter moved its headquarters office to Sacramento, California in 1985. American River Bank operates five full service offices in Sacramento and Placer Counties including the head office located at 1545 River Park Drive, Suite 107, Sacramento, and branch offices located at 520 Capitol Mall, Suite 100, Sacramento, 9750 Business Park Drive, Sacramento, 10123 Fair Oaks Boulevard, Fair Oaks and 2240 Douglas Boulevard, Roseville, and three full service offices in Sonoma County located at 412 Center Street, Healdsburg, 8733 Lakewood Drive, Windsor, and 50 Santa Rosa Avenue, Suite 100, Santa Rosa, operated under the name "North Coast Bank, a division of American River Bank." North Coast Bank was incorporated and commenced business in 1990 as Windsor Oaks National Bank in Windsor, California. In 1997, the name was changed to North Coast Bank. In 2000, North Coast Bank was acquired by American River Bankshares as a separate bank subsidiary. Effective December 31, 2003, North Coast Bank was merged with and into American River Bank. American River Bank's deposits are insured by the Federal Deposit Insurance Corporation up to applicable legal limits. American River Bank does not offer trust services or international banking services and does not plan to do so in the near future. American River Bank's primary business is serving the commercial banking needs of small to mid-sized businesses within those counties. American River Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes commercial, real estate, and other installment and term loans and offers other customary banking services. American River Bank also conducts lease financing for most types of business equipment, from computer software to heavy earth-moving equipment.

        American River Bank owns 100% of two inactive companies, ARBCO and American River Mortgage. ARBCO was formed in 1984 to conduct real estate development and has been inactive since 1995. American River Mortgage has been inactive since its formation in 1994.

        American River Bankshares conducts no significant activities other than holding the shares of its subsidiaries. However, it is authorized, with the prior approval of the Board of Governors of the Federal Reserve System, American River Bankshares' principal regulator, to engage in a variety of activities which are deemed closely related to the business of banking.

        The common stock of American River Bankshares is registered under the Securities Exchange Act of 1934, as amended, and is listed and traded on the Nasdaq National Market under the symbol "AMRB."

COMPETITION

        At June 30, 2003, based on the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report at that date, the competing commercial and savings banks had 145 offices in the cities of Fair Oaks, Rancho Cordova, Roseville and Sacramento, California, where American River Bank has 5 offices, and 55 offices in the cities of Healdsburg, Santa Rosa and Windsor, California, where American River Bank's division, "North Coast Bank," has 3 offices. Additionally, American River Bank competes with thrifts and, to a lesser extent, credit unions, finance companies and other financial service providers for deposit and loan customers.

        American River Bank's business is concentrated in its service area, which primarily encompasses cities within Placer, Sacramento and Sonoma Counties. The economy of American River Bank's service area is dependent upon government, manufacturing, construction, tourism, retail sales, population growth and smaller service oriented businesses.

        In order to compete with the major financial institutions in its primary service areas, American River Bank uses to the fullest extent possible the flexibility which is accorded by its community bank status. This includes an emphasis on specialized services, local promotional activity, and personal contacts by its respective officers, directors and employees. American River Bank also seeks to provide special services and programs for individuals in its primary service area who are employed in the agricultural, professional and business fields, such as loans for equipment, furniture, tools of the trade or expansion of practices or businesses. In the event there are customers whose loan demands exceed its lending limits, American River Bank seeks to arrange for such loans on a participation basis with other financial institutions. It also assists those customers requiring services not offered by American River Bank to obtain such services from correspondent banks.

        Commercial banks compete with savings and loan associations, credit unions, other financial institutions and other entities for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for loans with savings and loan associations, credit unions, consumer finance companies, mortgage companies and other lending institutions.

        Banking is a business that depends on interest rate differentials. In general, the difference between the interest rate paid by a bank to obtain deposits and other borrowings and the interest rate received by a bank on loans extended to customers and on securities held in a bank's portfolio comprise the major portion of a bank's earnings.

        The interest rate differentials of a bank, and therefore its earnings, are affected not only by general economic conditions, both domestic and foreign, but also by the monetary and fiscal policies of the United States as set by statutes and as implemented by federal agencies, particularly the Federal Reserve Board. The Federal Reserve Board can and does implement national monetary policy, such as seeking to curb inflation and combat recession, by its open market operations in United States government securities, adjustments in the amount of interest free reserves that banks and other financial institutions are required to maintain, and adjustments to the discount rates applicable to borrowing by banks from the Federal Reserve Board. These activities influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and timing of any future changes in monetary policies and their impact on American River Bankshares and American River Bank is not predictable.

        Larger banks may have a competitive advantage because of higher lending limits and major advertising and marketing campaigns. They also perform services, such as trust services, international banking, discount brokerage and insurance services, which American River Bank is not authorized nor prepared to offer currently. American River Bank has made arrangements with its correspondent banks and with others to provide some of these services for its customers. For borrowers requiring loans in excess of American River Bank's legal lending limits, American River Bank has offered, and intends to offer in the future, such loans on a participating basis with its correspondent banks and with other community banks, retaining a portion of such loans which is within its lending limits. As of June 30,

2004, American River Bank's aggregate legal lending limits to a single borrower and such borrower's related parties were $6,038,000 on an unsecured basis and $10,063,000 on a fully secured basis based on capital and reserves of $40,250,000.

        Based upon the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report dated June 30, 2003, there were 181 operating commercial and savings bank offices in Sacramento County with total deposits of $14,718,627,000. This was an increase of $1,319,365,000 over the June 30, 2002 balances. American River Bank held a total of $172,457,000 in deposits, representing approximately 1.2% of total commercial and savings banks deposits in Sacramento County as of June 30, 2003.

        Based upon the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report dated June 30, 2003, there were 86 operating commercial and savings bank offices in Placer County with total deposits of $3,810,163,000. This was an increase of $494,352,000 over the June 30, 2002 balances. American River Bank held a total of $58,732,000 in deposits, representing approximately 1.5% of total commercial and savings banks deposits in Placer County as of June 30, 2003.

        Based upon the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report dated June 30, 2003, there were 116 operating commercial and savings bank offices in Sonoma County with total deposits of $7,765,816,000. This was an increase of $494,394,000 over the June 30, 2002 balances. American River Bank through its division, "North Coast Bank," held a total of $63,892,000 in deposits, representing approximately .8% of total commercial and savings banks deposits in Sonoma County as of June 30, 2003.

        In 1996, pursuant to Congressional mandate, the Federal Deposit Insurance Corporation reduced bank deposit insurance assessment rates to a range from $0 to $0.27 per $100 of deposits, dependent upon a bank's risk. Based upon the risk-based assessment rate schedule, American River Bank's current capital ratios and levels of deposits, American River Bank anticipates no change in the assessment rate applicable to it during 2004 from that in 2003.

PROPERTIES

        American River Bankshares and American River Bank lease 7 and own 1 of their respective premises. American River Bank's head office is located at 1545 River Park Drive, Suite 107, Sacramento, California, in a modern, five floor building which has offstreet parking for its clients. American River Bank leases premises in the building from EOP-Point West, L.L.C. The lease term is ten years and expires on March 31, 2010. The premises consist of 9,498 square feet on the ground floor. The monthly lease rate is $20,521.

        American River Bank also leases the following premises:

        o 9750 Business Park Drive, Sacramento, California. The office space is leased from Bradshaw Plaza Group, which is owned in part by Charles D. Fite, a director of American River Bankshares. The lease term is seven years and expires on November 30, 2006. The premises consist of 4,590 square feet on the ground floor. The monthly lease rate is $7,500.

        o 10123 Fair Oaks Boulevard, Fair Oaks, California. The office space is leased from Marjorie Taylor, a former director of American River Bankshares. The lease term is 12 years and expires on March 1, 2009. The premises consist of 2,380 square feet on the ground floor. The monthly lease rate is $1,825.

        o 2240 Douglas Boulevard, Roseville, California. The office space is leased from Twin Tree Land Company. The lease term is 10 years and expires on December 18, 2006. The premises consist of 3,790 square feet on the ground floor. The monthly lease rate is $8,035.

        o 520 Capitol Mall, Sacramento, California. The office space is leased from 520 Capitol Mall, Inc. The lease term is 10 years and expires on June 1, 2014. The premises consist of 4,010 square feet on the ground floor. The monthly lease rate is $10,426.

        American River Bank leases or owns premises through its North Coast Bank division as follows:

        o 8733 Lakewood Drive, Windsor, California. The office space is leased from R. and R. Partners. The two-year lease expires on December 31, 2005. The premises consist of 2,200 square feet on the ground floor. The monthly lease rate is $3,190.

        o 412 Center Street, Healdsburg, California. The premises were purchased June 1, 1993. The purchase price for the land and building was $343,849. The building is 2,620 square feet sitting on 10,835 square feet of land.

        o 50 Santa Rosa Avenue, Santa Rosa, California. The office space is leased from HSG Trust. The lease term is ten (10) years and expires on January 31, 2009. The premises consist of 7,072 square feet on the ground floor. The monthly lease rate is $10,263.

        The leases on the premises located at 1545 River Park Drive, 9750 Business Park Drive, 2240 Douglas Boulevard, 50 Santa Rosa Avenue, and 8733 Lakewood Drive contain options to extend for five years. Included in the above are two facilities leased from current or former directors of American River Bankshares at terms and conditions which management believes are consistent with the commercial lease market.

        The foregoing summary descriptions of leased premises are qualified in their entirety by reference to the lease agreements. For more information, see "Where You Can Find More Information" on page 188.

LEGAL PROCEEDINGS

        There are no material legal proceedings adverse to American River Bankshares and American River Bank to which any director, officer, affiliate of American River Bankshares, or 5% shareholder of American River Bankshares, or any associate of any such director, officer, affiliate or 5% shareholder of American River Bankshares are a party, and none of the above persons has a material interest adverse to the American River Bankshares or American River Bank.

        From time to time, American River Bankshares and/or American River Bank is a party to claims and legal proceedings arising in the ordinary course of business. American River Bankshares' management is not aware of any material pending legal proceedings to which either it or American River Bank may be a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of American River Bankshares or American River Bank, taken as a whole.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

        As of the record date, the directors, executive officers and 5% shareholders of American River Bankshares beneficially owned shares of American River Bankshares common stock as described in the following tables. No individual known to American River Bankshares owned more than five percent (5%) of the outstanding shares of its common stock, except as described below.

 Name and Address of                                                 Percent of
   Beneficial Owner      Amount and Nature of Beneficial Ownership     Class
----------------------- ------------------------------------------- ------------
Keefe Managers, LLC
375 Park Avenue,
23rd Floor, New York,
New York 10152                             284,516                      6.68%

         Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The address for beneficial owners, all of whom are incumbent directors and officers of American River Bankshares, is the address of American River Bankshares, 1545 River Park Drive, Suite 107, Sacramento, California 95815.

                                                                    Amount and Nature of       Percent of
Name of Beneficial Owner                  Position                 Beneficial Ownership(1)      Class(2)
------------------------     ----------------------------------   -------------------------    ----------
Amador S. Bustos                          Director                          4,150                  .1%
Raymond F. Byrne              President of North Coast                        279(3)
                               Bank, a division of American
                                         River Bank                                                 -%
Mitchell A. Derenzo            Executive Vice President and                43,482(4)
                               Chief Financial Officer of
                               American River Bankshares                                          1.0%
Charles D. Fite                           Director                        102,959(5)              2.4%
Robert J. Fox                             Director                         10,000                  .2%
Sam J. Gallina                            Director                        113,612(6)              2.7%
Gregory H. Patton             President of American River Bank             17,776(7)               .4%
William A. Robotham                       Director                         58,930(8)              1.4%
David T. Taber                  President and Chief Executive             114,911(9)
                                  Officer of American River
                                         Bankshares                                               2.7%
Roger J. Taylor, D.D.S.                   Director                         97,894(10)             2.3%
Douglas E. Tow                Senior Vice President and Credit             26,254(11)              .6%
                               Administrator of American River
                                         Bankshares
Stephen H. Waks                           Director                         48,761(12)             1.1%
Michael A. Ziegler                        Director                          2,474(13)              .1%
All directors and executive officers as a group (13 persons)              641,492(14)            14.5%

----------
(1) Except as otherwise noted, may include shares held by or with a spouse (except where legally separated) and minor children; shares held by any other relative of the person who has the same home; shares held by a family trust as to which the person is a beneficiary and trustee with sole vesting and investment power (or shared with a spouse); or shares held in an individual retirement account or pension plan of which the person is the sole beneficiary and as to which shares the person has pass-through voting rights and investment power.
(2) Includes stock options outstanding to purchase common stock exercisable within 60 days of the record date. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which the person has the right to acquire within 60 days.
(3) Includes 187 shares which Mr. Byrne has the right to acquire upon the exercise of stock options within 60 days of the record date.
(4) Includes 26,296 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the record date.
(5) Includes 582 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the record date.
(6) Includes 582 shares which Mr. Gallina has the right to acquire upon the exercise of stock options within 60 days of the record date.
(7) Includes 16,573 shares which Mr. Patton has the right to acquire upon the exercise of stock options within 60 days of the record date.
(8) Includes 25,889 shares which Mr. Robotham has the right to acquire upon the exercise of stock options within 60 days of the record date.
(9) Includes 36,732 shares which Mr. Taber has the right to acquire upon the exercise of stock options within 60 days of the record date.

(10) Includes 30,732 shares which Dr. Taylor has the right to acquire upon the exercise of stock options within 60 days of the record date.

(11) Includes 19,248 shares which Mr. Tow has the right to acquire upon the exercise of stock options within 60 days of the record date.

(12) Includes 18,673 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the record date.

(13) Includes 145 shares which Mr. Ziegler has the right to acquire upon the exercise of stock options within 60 days of the record date.

(14) Includes 175,649 stock options outstanding to purchase common stock exercisable within 60 days of the record date.

BACKGROUND AND BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

        The following tables set forth information as of the record date, with respect to directors and executive officers (1) of American River Bankshares, including their positions with American River Bankshares and American River Bank, a brief account of the business experience of each director and executive officer for a minimum period of five years, their ages and the year first elected as a director or appointed as an executive officer. American River Bankshares has a classified board of directors in which the incumbent directors listed below are divided into three classes. See "Comparison of Shareholder Rights -- Classified Board Provisions" on page 175 for more information regarding the classified board structure.

     Directors

                                  Class I Directors Elected To Serve to 2007
                         -------------------------------------------------------------
     Name and Title                                                                              Year First Elected
  Other than Director           Principal Occupation During the Last Five Years          Age          Director
------------------------ ------------------------------------------------------------- ------- ----------------------
    Amador S. Bustos     Chairman and Chief Executive Officer, Bustos Media               53            2004
                         Corporation (BMC) in Sacramento.

     Robert J. Fox       Partner, S.J. Gallina & Co., LLP, Certified Public               59            2004
                         Accountants in Sacramento.

  William A. Robotham    Executive Partner, Pisenti & Brinker LLP, Certified Public       62            2004
                         Accountants in Santa Rosa.

                                  Class II Directors Elected to Serve to 2005
                         -------------------------------------------------------------
     Name and Title                                                                              Year First Elected
  Other than Director           Principal Occupation During the Last Five Years          Age          Director
------------------------ ------------------------------------------------------------- ------- ----------------------
     Sam J. Gallina      Retired Partner, S.J. Gallina & Co., Certified Public            72            1986
                         Accountants in Sacramento.

Roger J. Taylor, D.D.S.  Dentist (Retired) and National Executive Director Impax          59            1983
     Vice-Chairman       Health Prime and a real estate developer in Sacramento.

   Michael A. Ziegler    President and Chief Executive Officer of PRIDE Industries in     59            2002
                         Sacramento.

                                  Class III Directors Elected to Serve to 2006
                         -------------------------------------------------------------
     Name and Title                                                                              Year First Elected
  Other than Director           Principal Occupation During the Last Five Years          Age          Director
------------------------ ------------------------------------------------------------- ------- ----------------------
    Charles D. Fite      President, Fite Development Company in Sacramento.               46            1993
        Chairman

     David T. Taber      President and Chief Executive Officer, American River            44            1989
   President and CEO     Bankshares.

    Stephen H. Waks      Attorney-at-Law; owner of Stephen H. Waks, Inc. in               57            1986
  Corporate Secretary    Sacramento.

        None of the directors listed in the table above or executive officers(1) listed in the table below, were selected pursuant to any arrangement or understanding other than with the directors and executive officers of American River Bankshares acting within their capacities as such. There are no family relationships between any two or more of the directors or executive officers. No director or executive officer serves as a director of (i) any company which has a class of securities registered under Section 12, or which is subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or (ii) any company registered as an investment company under the Investment Company Act of 1940.

        None of the directors or executive officers were subject to any legal proceedings involving violations of securities laws, convictions in a criminal proceeding (excluding traffic violations or minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate within the last five years.

        American River Bankshares knows of no arrangements, including any pledge by any person of securities of American River Bankshares, the operation of which may, at a subsequent date, result in a change in control of American River Bankshares.

        Executive Officers

        The executive officers of American River Bankshares include David T. Taber, President and Chief Executive Officer, about whom information is provided in the list of directors table above, and the persons named in the table below.

----------
(1) As used in this joint proxy statement-prospectus, the term "executive officer" of American River Bankshares includes the President and CEO of American River Bankshares, the Executive Vice President and Chief Financial Officer of American River Bankshares, the President of American River Bank, the Senior Vice President and Credit Administrator of American River Bankshares, and the President of North Coast Bank, a division of American River Bank.

                                        Officer                                Principal Occupation
       Name and Title          Age       Since                              During The Past Five Years
----------------------------- ------- ------------ ---------------------------------------------------------------------
    Mitchell A. Derenzo         43       1992      Executive Vice President and Chief Financial Officer of American
                                                   River Bankshares since 1995. Chief Financial Officer of American
                                                   River Bank since 1992.

      Raymond F. Byrne          56       2000      President of North Coast Bank, a division of American River Bank, since 2002. Senior Vice President and Senior Lender of North Coast
                                                   Bank 2000 to 2003.  Vice President and Manager of Bank of the West
                                                   2000 to 2001. Vice President and General Manager of Discovery
                                                   Office Systems 1991 to 1999.

       Douglas E. Tow           50       1994      Senior Vice President and Credit Administrator of American River
                                                   Bankshares since 2003. Senior Vice President and Credit
                                                   Administrator of American River Bank since 1994.

     Gregory H. Patton          46       2004      President of American River Bank since January 2004.  Senior Vice
                                                   President and Senior Commercial Loan Officer of American River Bank
                                                   since 2000.  Vice President and Branch Manager of American River
                                                   Bank since 1995.

COMMITTEES OF THE BOARD OF DIRECTORS

        Audit Committee

        The Audit Committee, whose members are Amador S. Bustos, Robert J. Fox, Sam J. Gallina (Chairman), and William A. Robotham, oversees American River Bankshares' and its subsidiaries' independent registered public accounting firm, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. The Audit Committee met four (4) times in 2003. Director Gallina has been designated by the board of directors as an "audit committee financial expert" as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. In addition, each other member of the Audit Committee is "financially literate" as defined under applicable Nasdaq Stock Market Rules. Each member of the Audit Committee is "independent," as that term is defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and by applicable Nasdaq Stock Market Rules.

        Nominating Committee

        During 2003, the full board of directors performed the functions of the Nominating Committee including considering appropriate candidates for election as directors. In January 2004, the board of directors delegated this function to a new committee named the Nominating Committee. The Nominating Committee, whose members are Charles D. Fite, Sam J. Gallina, Roger J. Taylor, D.D.S., and Stephen H. Waks, has the responsibility to assist the board of directors by (a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the board of directors, and (b) periodically reviewing and making recommendations on the composition of the board of directors. All members of the Nominating Committee are "independent," as that term is defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. Candidates are selected in accordance with a Nominating Charter. The Nominating Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the board of directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter. Shareholders that desire to recommend candidates for consideration by

American River Bankshares' board of directors should mail or deliver written recommendations to American River Bankshares addressed as follows: Board of Directors, American River Bankshares, 1545 River Park Drive, Suite 107 Sacramento, California 95815. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the board of directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the board of directors considers various other criteria including the candidate's experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by American River Bankshares and its subsidiaries that may enhance the reputation of American River Bankshares and its subsidiaries. American River Bankshares and its subsidiaries operate in a highly regulated industry and are subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Commissioner of Financial Institutions and Federal Deposit Insurance Corporation. Directors of American River Bankshares and its subsidiaries are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by American River Bankshares' board of directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by American River Bankshares in reports filed with the Securities and Exchange Commission, Nasdaq, or such state and federal banking regulatory authorities,
(b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the board of directors may deem appropriate in connection with the consideration of candidates. Shareholders who wish to nominate a candidate for election to American River Bankshares' board of directors, as opposed to recommending a potential nominee for consideration by the board of directors, are required to comply with the advance notice and any other requirements of American River Bankshares' bylaws, applicable laws and regulations. The board of directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the board of directors.

        Compensation Committee

        The Compensation Committee, whose members include Charles D. Fite (Chairman), Sam J. Gallina, Roger J. Taylor, D.D.S., and Stephen H. Waks, oversees the performance and reviews the compensation of the executive officers of American River Bankshares and its subsidiaries. The Compensation Committee met seven (7) times during 2003. The board of directors has determined that all members of the Compensation Committee are "independent," as that term is defined by applicable Nasdaq Stock Market Rules. See "Board Compensation Committee Report on Executive Compensation" on page 46 for additional information regarding the functions of the Compensation Committee.

        Finance and Capital Committee

        The Finance and Capital Committee, whose members include William A. Robotham, Roger J. Taylor, D.D.S., Stephen H. Waks (Chairman), and Michael A. Ziegler, has the responsibility to oversee asset liability management and the investment portfolio including recommending to the full board of directors the annual investment strategy; and recommending to the full board of directors the annual operating budget for American River Bankshares and its subsidiaries; and reviewing premises leases for recommendation to the full board of directors. The Finance and Capital Committee met five (5) times during 2003.

        Executive Committee

        The Executive Committee, whose members include Charles D. Fite (Chairman), Sam J. Gallina, David T. Taber, Roger J. Taylor, D.D.S., and Stephen
H. Waks, oversees long range planning,
formulates and recommends broad policy positions for the full board of directors to consider; and is responsible for evaluating and recommending to the full board of directors matters pertaining to mergers and acquisitions. The Executive Committee met eleven (11) times during 2003.

        Loan Committee

        American River Bank's Loan Committee, whose members are Charles D. Fite, Robert J. Fox, Sam J. Gallina, Roger J. Taylor, D.D.S. (Chairman), Stephen H. Waks, and Philip A. Wright, has the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm's examinations of the loan portfolio. The Loan Committee met thirty-eight (38) times during 2003.

        During 2003, American River Bankshares' board of directors held twelve
(12) regular meetings and two (2) special meetings. In addition, American River Bankshares' board of directors held two (2) "executive sessions" which only the non-employee directors attended, each of whom is "independent" as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. All directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the number of meetings of the committees on which they served.

        A majority of the members of the board of directors, each of whom is "independent" as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules, has established procedures for receipt and delivery of shareholder communications addressed to the board of directors. Any such shareholder communications, including communications by employees of American River Bankshares solely in their capacity as shareholders, should be mailed or delivered to American River Bankshares addressed as follows: Board of Directors, American River Bankshares, 1545 River Park Drive, Suite 107 Sacramento, California 95815

        American River Bankshares encourages members of its board of directors to attend American River Bankshares' annual meeting of shareholders each year. All of the current incumbent directors attended American River Bankshares' annual meeting of shareholders held in 2003.

COMPENSATION OF DIRECTORS

        The fees paid to non-employee directors of American River Bankshares during 2003 included a retainer of $250 per month, a base fee of $250 per month for attendance at board meetings, and a fee of $150 per month for attendance at committee meetings, other than the Loan Committee of American River Bank whose outside director members received a fee of $250 for each meeting attended. Outside director members of the Executive Committee received an additional retainer fee of $150 per month. In addition to the fees received as non-employee directors in connection with the meetings and matters described above, the Chairman of the board of directors also received a retainer fee of $250 per month, and the Chairman of the Audit Committee and the Chairman of American River Bank's Loan Committee also received a retainer fee of $150 per month. In 2003, the total amount of fees paid by American River Bankshares to all directors as a group was $77,900. In addition, certain directors of American River Bankshares also served as directors and/or committee members for the subsidiaries in existence during 2003, including American River Bank, North Coast Bank (which was subsequently reorganized as a division of American River
Bank), and First Source Capital (a leasing subsidiary which was subsequently dissolved). In 2003, the total amount of fees paid by the subsidiaries to directors of American River Bankshares (in their capacities as directors and/or committee members for the subsidiaries) as a group was $60,200.

        On August 25, 1995, the board of directors authorized the grant to each outside director of a nonstatutory stock option to purchase 10,000 shares of American River Bankshares common stock at

$10.50 per share (converted to 30,150 shares at $3.483 as adjusted for stock splits and stock dividends). On March 19, 2003, then incumbent Directors Edgar Deas, Charles Fite, Sam Gallina, Dr. Wayne Matthews, Marjorie Taylor, Dr. Roger Taylor, Stephen Waks, and Larry Wasem were granted a nonstatutory stock option to purchase 1,940 shares of American River Bankshares common stock at $22.34 per share (converted to 2,910 shares at $14.893 as adjusted for a stock split). On May 21, 2003, Director Michael Ziegler was granted a nonstatutory stock option to purchase 485 shares of American River Bankshares common stock at $24.22 per share (converted to 727 shares at $16.144 as adjusted for a stock split). The options for Directors Edgar Deas, Marjorie Taylor, and Larry Wasem expired upon their resignations as directors.

        On June 18, 1997, the board of directors approved a Gross-Up Plan (the "Plan") to compensate for the tax effects of the exercise of nonstatutory stock options. Directors Charles Fite, Sam Gallina, Dr. Roger Taylor and Stephen Waks are Plan participants. The Plan applies only to those options granted on August 25, 1995. The Plan encourages participating optionees to retain shares acquired through the exercise of nonstatutory stock options by American River Bankshares paying to the participating optionee an amount equal to the taxable income resulting from an exercise of a nonstatutory stock option multiplied by American River Bankshares' effective tax rate, subject to the optionee's agreement to hold the shares acquired for a minimum of one (1) year. In the event that the shares acquired upon exercise are not held for at least one year from the date of acquisition, the optionee is required to reimburse the amount paid to the optionee under the Plan.

        Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly director fees. American River Bankshares bears the administration costs and pays interest on the deferred balances at a rate equal to the five-year U.S Treasury Bond plus 4.0%, but does not, otherwise, make contributions to the Plan. During 2003, two directors participated in the Plan and deferred $15,000.

        In January 2003, the board of directors approved a Directors Retirement Plan (the "Retirement Plan") whereby each director, upon full retirement from American River Bankshares' or an affiliate's board of directors, is entitled to receive installment payments over a 24 month period following retirement which are equal to the total board of director and committee fees received by a director for such service during the two full calendar years prior to retirement. The Retirement Plan contains a ten-year vesting component. A director vests 10% for each year of service on the board of directors of American River Bankshares or an affiliate board of directors. During 2003, former Director Burpo participated in this Retirement Plan and received payments totaling $5,040.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation of the executive officers of American River Holdings(1) and its subsidiaries is reviewed and approved annually by the board of directors on recommendation by the Compensation Committee. During 2003, Charles D. Fite (Chairman), Sam J. Gallina and Roger J. Taylor, D.D.S., served as members of the Compensation Committee. Each such member of the Committee is "independent" as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. Mr. Taber was not present during the Compensation Committee voting or deliberations regarding his compensation as required by applicable Nasdaq Stock Market Rules. David T. Taber, Mitchell A. Derenzo, William L. Young(2), Raymond F. Byrne, and Douglas E. Tow, served as executive officers of American River Holdings and/or its subsidiaries during 2003 in the capacities reflected in the Summary Compensation Table.

        The Compensation Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting American River Holdings' strategic goals. The Compensation Committee reviews annually the compensation of the executive officers to insure that American River Holdings' compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. Annual compensation for American River Holdings' executive officers includes the following components:

        1) Base salary is related to the individual executive officer's level of responsibility and comparison with comparable employers in the industry.

        2) Executive officers are eligible to participate in the American River Holdings Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan outlines minimum financial performance standards which include performance, growth, efficiency and asset quality minimums which must be achieved prior to any payout. If the performance standards are met, the pool amount available for payment to all employees of the Company is set at a predetermined rate by the Compensation Committee. The incentive pool for 2003 was set at 18% of net income prior to incentive accruals and adjusted for taxes. The actual amounts accrued in 2003 to be paid in 2004 represented 18% of net income prior to incentive accruals and adjusted for taxes. The incentive pool also includes 401(k) matching funds.

        3) Stock option grants are intended to increase the executive officers' interest in American River Holdings' long-term success and link interests of the executive officer with those of shareholders as measured by American River Holdings' share price. Stock options are granted at the discretion of the board of directors and at the prevailing market value of American River Holdings common stock. Consequently, the value of the options is directly connected to the increase in value of American River Holdings' stock price. See the Summary Compensation Table and Option/SAR Exercise Table, and notes thereto for a further description of stocks options.

        4) American River Holdings matches salary deferred by employees participating in its 401(k) Plan at a rate equal to 50% of the participant's contribution up to a maximum of 6% of such participant's annual compensation. Executive officers are eligible to participate in the 401(k) plan. See the Summary Compensation Table for further 401(k) plan information.

/s/ CHARLES D. FITE         /s/ SAM J. GALLINA           /s/ ROGER J. TAYLOR

  (1) American River Holdings is the predecessor name for American River Bankshares.
  (2)   William L. Young retired effective January 2, 2004.

EXECUTIVE COMPENSATION

        Summary Table

        Set forth below is the summary compensation paid during the three years ended December 31, 2003 to David T. Taber, Mitchell A. Derenzo, Gregory H. Patton, Raymond F. Byrne, and Douglas E. Tow, the only executive officers of American River Bankshares and American River Bank.

                           Summary Compensation Table

                                                                                       Long-Term Compensation
                                                                                --------------------------------------
                                                  Annual Compensation                     Awards            Payouts
------------------------------------------------------------------------------------------------------------------------------------
              (a)                (b)        (c)        (d)           (e)            (f)           (g)         (h)          (i)

                                                                                Restricted    Securities
                                                                Other Annual      Stock       Underlying      LTIP      All Other
           Name and                        Salary     Bonus     Compensation     Award(s)    Options/SARs   Payouts   Compensation
      Principal Position         Year     ($) (1)    ($) (2)       ($) (3)         ($)         (#) (4)        ($)        ($) (5)
------------------------------------------------------------------------------------------------------------------------------------
David T. Taber, President        2003     $200,000   137,617          -             -           6,750                     38,287
and Chief Executive Officer      2002      175,000    44,688          -             -               -                     31,472
                                 2001      175,000    94,026          -             -               -                     27,551
------------------------------------------------------------------------------------------------------------------------------------
Mitchell A. Derenzo,             2003      125,000    41,568          -             -           3,225                      9,269
Executive Vice President         2002      105,124    18,387          -             -               -                      5,586
and Chief Financial Officer      2001      102,833    22,617          -             -               -                      4,918
------------------------------------------------------------------------------------------------------------------------------------
Gregory H. Patton, President,    2003       98,613    30,643          -             -           2,250          -           4,035
American River Bank (6)          2002       95,214    11,669          -             -               -          -           3,207
                                 2001       87,458    15,429          -             -               -          -           3,087
------------------------------------------------------------------------------------------------------------------------------------
Raymond F. Byrne, President,     2003      107,525     2,000          -             -             937          -           3,677
North Coast Bank, a division     2002      102,000     3,340          -             -               -          -           3,160
of American River Bank           2001       92,583       -            -             -               -          -           2,778
------------------------------------------------------------------------------------------------------------------------------------
Douglas E. Tow, Senior Vice      2003      113,000    44,389          -             -           3,225          -          10,247
President and Credit             2002      100,650    15,982          -             -               -          -           5,459
Administrator                    2001       98,457    21,656          -             -               -          -           4,921
------------------------------------------------------------------------------------------------------------------------------------

    (1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan and the Deferred Compensation Plan.
    (2) Amounts indicated as bonus payments are listed in the year paid. The amounts listed as paid in 2003 were all earned in 2002. Additional amounts accrued in 2003 and paid in 2004 were $133,333 to Mr. Taber; $41,417 to Mr. Derenzo; $37,289 to Mr. Patton, $17,148 to Mr. Byrne, and $35,880 to Mr. Tow.
    (3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 2003, 2002, and 2001.
    (4) Represents the number of shares granted in the year indicated, as adjusted for stock splits and stock dividends. American River Bankshares had a 1995 Stock Option Plan (the "1995 Plan") pursuant to which options could be granted to directors and key, full-time salaried officers and employees of American River Bankshares and its subsidiaries. The 1995 Plan was replaced with American River Bankshares' 2000 Stock Option Plan (the "2000 Plan"). Options granted under the 1995 Plan were either incentive options or nonstatutory options. Options granted under the 1995 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting could not extend beyond ten years from the date of grant. Upon a change in control of American River Bankshares, all outstanding options under the 1995 Plan will become fully vested and exercisable. Options granted under the 1995 Plan are adjusted to protect against dilution in the event of certain changes in American River Bankshares' capitalization, including stock splits and stock dividends. The 2000 Plan is substantially similar to the 1995 Plan regarding provisions related to option grants, vesting, and dilution. All options granted to the named executive officers have an exercise price equal to the fair market value of the common stock on the date of grant.
    (5) Amounts shown for each named executive officer include 401(k) matching contributions, the use of an automobile owned by American River Bankshares, earned but unpaid interest on amounts deferred under American River Bankshares' Deferred Compensation Plan, excess life insurance premiums paid by American River Bankshares, and amounts accrued pursuant to post-retirement agreements as described below.

    (6) Represents compensation paid to Mr. Patton prior to his appointment in January 2004 as President of American River Bank.

        Stock Options

        The following table describes stock options that were granted pursuant to American River Bankshares' 2000 Stock Option Plan (the "2000 Stock Option Plan") to American River Bankshares' executive officers (except Mr. Patton) in the fiscal year ended December 31, 2003. The 2000 Stock Option Plan was approved by shareholders on September 21, 2000. All of the grants were made on March 19, 2003, based on achievement of 2002 corporate and personal performance objectives.

                      Option/SAR Grants in Last Fiscal Year

                                      Number of      Percent of Total
                                      Securities       Options/SARs                                   Grant Date
                                      Underlying        Granted to                                     Present
                                     Options/SARs      Employees in     Exercise Price   Expiration   Values ($)
             Name                  Granted (#) (1)      Fiscal Year         ($/Sh)          Date         (2)
----------------------------------------------------------------------------------------------------------------
David T. Taber                           6,750              18%           $  14.89333     3/19/2013    $  23,625
Mitchell A. Derenzo                      3,225               8%              14.89333     3/19/2013       11,288
Gregory H. Patton                        2,250               6%              14.89333     3/19/2013        7,875
Raymond F. Byrne                           937               2%              14.89333     3/19/2013        3,280
Douglas E. Tow                           3,225               8%              14.89333     3/19/2013       11,288

    (1) All options are incentive stock options, which vest ratably over a five-year period commencing one year after the grant date. All options have an exercise price equal to the market value on the date of grant. The number of shares granted and the option price have been adjusted to reflect the 3 for 2 stock split distributed on October 31, 2003. The terms of all of American River Bankshares' stock option plans provide that options may become exercisable in full in the event of a change of control as defined in the 2000 Stock Option Plan.
    (2) The Black-Scholes option-pricing model is used to determine grant date present value. To derive the per share option value of $3.50, the assumptions used include a risk-free rate equal to the seven-year interpolated treasury yield of 3.52%, volatility of 19.6%, and a seven-year maturity.

        The following table sets forth the number of shares of common stock acquired by each of the named executive officers upon the exercise of stock options during fiscal year 2003, the net value realized upon exercise, the number of shares of common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2003, the value of such options based on the closing price of American River Bankshares' common stock, and certain information concerning unexercised options under the 1995 and 2000 Stock Option Plans.

Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Option/SAR Values

                                                               Number of Securities           Value of
                                                                   Underlying                Unexercised
                                                                   Unexercised               in-the-Money
                                                                  Options/SARs               Options/SARs
                                     Shares        Value     at Fiscal Year- End (#)    at Fiscal Year-End ($)
                                  Acquired on     Realized        Exercisable/               Exercisable/
             Name                 Exercise (#)      ($)           Unexercisable             Unexercisable
              (a)                     (b)           (c)                (d)                     (e) (1)
---------------------------------------------------------------------------------------------------------------
David T. Taber                           -       $       -        75,382 / 6,750       $  1,267,755 / $  36,495
Mitchell A. Derenzo                  4,500       $  57,889        25,651 / 3,225       $    363,366 / $  17,437
Gregory H. Patton                        -       $       -        17,229 / 2,250       $    181,763 / $  12,165
Raymond F. Byrne                         -       $       -             - /   937       $          - / $   5,066
Douglas E. Tow                       2,524       $  50,886        19,803 / 3,225       $    250,267 / $  17,437

    (1) The aggregate value has been determined based upon the closing price for American River Bankshares' common stock at year-end, minus the exercise price.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

        In August 2003, American River Bankshares entered into an employment agreement with David T. Taber. The agreement provides for an original term of two years subject to automatic extensions of two years following expiration of the original term and one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the Summary Compensation Table on page 47. The base salary is reviewed annually and is subject to adjustment at the discretion of the board of directors. Additionally, the agreement provides for, among other things (i) an annual incentive bonus based upon American River Bankshares' achievement of certain profitability, growth and asset quality standards as set forth in the agreement; (ii) in the event of disability, payment of base salary reduced by the amounts received from state disability insurance or workers' compensation or other similar insurance benefits through policies provided by American River Bankshares; (iii) stock option grants in the discretion of the board of directors under American River Bankshares' stock option plan; (iv) four weeks annual paid vacation leave; (v) use of an automobile; and (vi) reimbursement for ordinary and necessary expenses incurred in connection with employment.

        The agreement may be terminated with or without cause, but if the agreement is terminated without cause due to the occurrence of circumstances that make it impossible or impractical for American River Bankshares to conduct or continue its business, the loss by American River Bankshares of its legal capacity to contract or American River Bankshares' breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary plus any incentive bonus due. The agreement further provides that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control (i) the employee's employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee's salary or benefits; or
(iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to eighteen (18) months of the employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

        On March 18, 1998, American River Bank adopted the American River Bank Employee Severance Policy. The Policy allows for certain named employees to receive severance payments equal to six times their monthly base pay should these named employees be terminated within one year of a "change in control." The board of directors has designated executive officers, Mitchell A. Derenzo, Douglas E. Tow, Raymond F. Byrne and Gregory H. Patton to be covered under the Policy.

        Recognizing the importance of building and retaining a competent management team, additional agreements were entered into to provide post-retirement benefits to Messrs. Taber, Derenzo and Tow. The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of One Hundred Thousand Dollars ($100,000) to Mr. Taber and Fifty Thousand Dollars ($50,000) each to Mr. Derenzo and Mr. Tow. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of an employee's death, all remaining amounts due are anticipated to be paid to the employee's designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b) termination following a "change of control," in which case the employee is entitled to receive the annual benefit payment in equal monthly installments for fifteen
(15) years beginning in the month following the termination or "change of control" equal to Sixty-Four Thousand Nine Hundred and Seventy Dollars ($64,970) for Mr. Taber and Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) each for Mr. Derenzo and Mr. Tow.

        American River Bankshares purchased insurance policies on the lives of Messrs. Taber, Derenzo, and Tow, paying the premiums for these insurance policies with a lump-sum premium payment of approximately $954,100.

OTHER COMPENSATION ARRANGEMENTS

        Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing certain highly compensated individuals, which includes the executive officers, an opportunity to defer compensation. Participants, who are selected by a committee designated by the board of directors, may elect to defer annually a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their cash bonus. American River Bank bears all administration costs, but does not make contributions to the plan. Effective December 20, 2000, the Deferred Compensation Plan was renamed the American River Holdings Deferred Compensation Plan and beginning January 1, 2001, American River Bankshares now bears the administration costs for participants that are employed by American River Bankshares and each subsidiary bears the costs for participants that are employed by the subsidiary.

EQUITY COMPENSATION PLAN INFORMATION

        The chart below summarizes share information about American River Bankshares' equity compensation plans including the 1995 Stock Option Plan and the 2000 Stock Option Plan as of December 31, 2003. Both of these plans have been approved by American River Bankshares' shareholders. American River Bankshares has no other equity compensation plan and there are no warrants or other rights outstanding that would result in the issuance of shares of American River Bankshares' common stock.

                                                                                       Number of securities remaining
                                                                                       available for future issuance
                                   Number of securities to be     Weighted-average       under equity compensation
                                    issued upon exercise of      exercise price of        plans compensation plans
                                      outstanding options,      outstanding options,       (excluding securities
         Plan Category                warrants and rights       warrants and rights       reflected in column (a))

                                               (a)                       (b)                        (c)
--------------------------------   --------------------------   --------------------   ------------------------------
Equity compensation plans
 approved by security holders              549,349(1)                 $   6.39                     411,243
Equity compensation plans
 not approved by security
 holders                                        -0-                         -0-                         -0-
                                   --------------------------   --------------------   ------------------------------
             Total                         549,349                    $   6.39                     411,243
                                   --------------------------   --------------------   ------------------------------

    (1) Shares reserved but unissued shall remain available for grant during any subsequent calendar year. Awards that expire or are cancelled, forfeited or terminated before being exercised shall again become available for future awards.

COMPARISON OF AMERICAN RIVER BANKSHARES SHAREHOLDERS' RETURN

        Set forth below is a line graph comparing the annual percentage change in the cumulative total return on American River Bankshares common stock with the cumulative total return of the SNL Securities Index of National Peer Banks (asset size of less than $500 million), NASDAQ--Total U.S., and the S&P 500 Index as of the end of each of the last five fiscal years. The following table assumes that $100.00 was invested on December 31, 1998 in American River Bankshares (previously named American River Holdings) common stock and each index, and that all dividends were reinvested. Returns have been adjusted for any stock dividends and stock splits declared by American River Bankshares. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                            AMERICAN RIVER BANKSHARES

                              [CHART APPEARS HERE]

                                                    PERIOD ENDING
                            ---------------------------------------------------------------
Index                       12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
------------------------------------------------------------------------------------------
American River Bankshares    100.00      90.67      91.95     112.23     180.05     236.00
S&P 500                      100.00     121.11     110.34      97.32      75.75      97.51
NASDAQ--Total US             100.00     185.95     113.19      89.65      61.67      92.90
SNL <$500M Bank Index        100.00      92.57      89.30     123.53     158.20     230.92

  (1) American River Holdings is the predecessor name for American River Bankshares.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        There have been no transactions, or series of similar transactions, during 2003, or any currently proposed transaction, or series of similar transactions, to which American River Bankshares and its subsidiaries was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director or executive officer of American River Bankshares or its subsidiaries, any shareholder owning of record or beneficially 5% or more of American River Bankshares common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest, except as follows:

        American River Bank leases premises at 9750 Business Park Drive, Sacramento, California, from Bradshaw Plaza Group, which is owned in part by Charles D. Fite, a director of American River Bankshares, in addition to ownership by other family members. The lease term is 7 years and expires on November 30, 2006, subject to extension for one five-year option term. The premises consist of 4,590 square feet on the ground floor. The current monthly rent is $7,500. The approximate aggregate rental payments for the period from January 1, 2004 through the lease term expiring on November 30, 2006 will be $269,702. If the five-year option is exercised, the approximate aggregate rental payments for the option term will be $474,000.

        American River Bank leases premises at 10123 Fair Oaks Boulevard, Fair Oaks, California, from Marjorie Taylor, a former director of American River Bankshares. The lease term is 12 years and expires on March 1, 2009. The premises consist of 2,380 square feet on the ground floor and the current monthly rent is $1,825. The approximate aggregate rental payments for the period from January 1, 2004 through the lease term expiring on March 1, 2009 will be $119,352.

INDEBTEDNESS OF MANAGEMENT

        American River Bankshares, through its subsidiaries, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Bankshares' directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2003 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of American River Bankshares and its subsidiaries are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires American River Bankshares' directors, executive officers and any persons beneficially owning ten percent or more of American River Bankshares' common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to send copies of such reports to American River Bankshares. To American River Bankshares' knowledge, based solely on a review of the copies of such reports furnished to American River Bankshares and written representations that no other reports were required during the fiscal year ended December 31, 2003, American River Bankshares believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met.

CODE OF ETHICS

        American River Bankshares has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable Nasdaq Stock Market Rules. The Code of Ethics requires that American River Bankshares' directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to American River Bankshares. The Code of Ethics is intended to supplement the provisions of any other personnel policies of American River Bankshares or codes of conduct which may establish additional standards of ethical behavior applicable to American River Bankshares' directors, officers and employees.

        American River Bankshares' Code of Ethics was filed as Exhibit 14.1 to American River Bankshares' 2003 Annual Report on Form 10-K and may be accessed through American River Bankshares' website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this joint proxy statement-prospectus under the heading "Where You Can Find More Information" on page 188, or is available, free of charge, upon written request to Mitchell A. Derenzo, American River Bankshares, 1545 River Park Drive, Suite 107, Sacramento, California, 95815.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
               RESULTS OF OPERATIONS OF AMERICAN RIVER BANKSHARES

        The following is management's discussion and analysis of the significant changes in American River Bankshares' balance sheet accounts for the periods ended December 31, 2003, 2002 and 2001 and June 30, 2004 and 2003 and its income and expense accounts for the years ended December 31, 2003, 2002 and 2001 and the three and six-month periods ended June 30, 2004 and 2003. The discussion is designed to provide a better understanding of significant trends related to American River Bankshares' financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. This discussion and the consolidated financial statements and related notes appearing elsewhere in this report are condensed and unaudited.

        In addition to the historical information contained herein, this report contains certain forward-looking statements. The reader of this report should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. American River Bankshares' actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan and lease losses, expenses, changes in the interest rate environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other noninterest income earned, general economic conditions, nationally, regionally and in the operating market areas of American River Bankshares and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in American River Bankshares' market area, the effects of terrorism, the threat of terrorism or the impact of the current military conflict in Iraq and the conduct of the war on terrorism by the United States and its allies, as well as other factors. This entire report should be read to put such forward-looking statements in context. To gain a more complete understanding of the uncertainties and risks involved in American River Bankshares' business, this report should be read in conjunction with American River Bankshares' annual report on Form 10-K for the year ended December 31, 2003 and its 2004 reports filed on Forms 10-Q and 8-K.

        Interest income and net interest income are presented on a fully taxable equivalent basis (FTE) within management's discussion and analysis.

CRITICAL ACCOUNTING POLICIES

        General

        American River Bankshares' financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The financial information contained within our statements is, to a significant extent, financial information that is based on measures of the financial effects of transactions and events that have already occurred. We use historical loss data, peer group experience and the economic environment as factors, among others, in determining the inherent loss that may be present in our loan and lease portfolio. Actual losses could differ significantly from the historical factors that we use. Other estimates that we use are related to the expected useful lives of our depreciable assets. In addition GAAP itself may change from one previously acceptable method to another method. Although the economics of our transactions would be the same, the timing of events that would impact our transactions could change.

        Allowance for Loan and Lease Losses

        The allowance for loan and lease losses is an estimate of the credit loss risk in our loan and lease portfolio. The allowance is based on two basic principles of accounting: (1) Statement of Financial Accountings Standards ("SFAS") No. 5 "Accounting for Contingencies," which requires that losses be accrued when they are probable of occurring and estimable, and (2) SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which requires that losses be accrued based on the differences between the value of collateral, present value of future cash flows or values that are observable in the secondary market and the loan balance.

        The allowance for loan and lease losses is determined based upon estimates that can and do change when the actual risk or loss events occur. The analysis of the allowance uses an historical loss view as an indicator of future losses and as a result could differ from the loss incurred in the future. However, since our analysis of risk and loss potential is updated regularly, the errors that might otherwise occur are mitigated. The use of factors and ranges is inherently subjective and our actual losses could be greater or less than the estimates. American River Bankshares' goal is to maintain an allowance for loan and lease losses that is between the lower and upper ranges as described above. If the allowance for loan and lease losses falls below the lower range of adequate reserves (by reason of loan and lease growth, actual losses, the effect of changes in risk ratings, or some combination of these factors), American River Bankshares has a strategy for supplementing the allowance for loan and lease losses, over the short term, so that it would again fall within the lower and upper acceptable ranges. For further information regarding our allowance for loan and lease losses, see "Allowance for Loan and Lease Losses Activity" discussion later in this Item.

        Stock Based Awards

        American River Bankshares accounts for its stock based awards using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25 and related interpretations. Since American River Bankshares' stock option plan provides for the issuance of options at a price of no less than the fair market value at the date of the grant, no compensation expense is recognized in the financial statements unless the options are modified after the grant date.

GENERAL DEVELOPMENT OF BUSINESS

         American River Bankshares is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. American River Bankshares was incorporated under the laws of the State of California in 1995 under the name American River Holdings and changed its name in 2004 to American River Bankshares. As a bank holding company, American River Bankshares is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations thereunder. Its principal office is located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 and its telephone number is (916) 565-6100.

         American River Bankshares owns 100% of the issued and outstanding common shares of American River Bank. American River Bank was incorporated and commenced business in Fair Oaks, California, in 1983 and thereafter moved its headquarters office to Sacramento, California in 1985. American River Bank operates five full service offices in Sacramento and Placer Counties including the head office located at 1545 River Park Drive, Suite 107, Sacramento, and branch offices located at 520 Capitol Mall, Suite 100, Sacramento, 9750 Business Park Drive, Sacramento, 10123 Fair Oaks Boulevard, Fair Oaks and 2240 Douglas Boulevard, Roseville, and three full service offices in Sonoma County located at 412 Center Street, Healdsburg, 8733 Lakewood Drive, Windsor, and 50 Santa Rosa Avenue, Suite 100, Santa Rosa, operated under the name "North Coast Bank, a division of American River Bank." North Coast Bank was incorporated and commenced business in 1990 as Windsor Oaks National Bank in Windsor, California. In 1997, the name was changed to North Coast Bank. In 2000, North Coast Bank was acquired by American River Bankshares as a separate bank subsidiary. Effective December 31, 2003, North Coast Bank was merged with and into American River Bank. American River Bank's deposits are insured by the Federal Deposit Insurance Corporation up to applicable legal limits. American River Bank does not offer trust services or international banking services and does not plan to do so in the near future. American River Bank's primary business is serving the commercial banking needs of small to mid-sized businesses within those counties. American River Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial, secured real estate, and other installment and term loans and offers other customary banking services. American River Bank also conducts lease financing for most types of business equipment, from computer software to heavy earth-moving equipment.

        American River Bankshares also owns 100% of an inactive subsidiary, American River Financial. American River Financial was incorporated on August 26, 2003, and has been inactive since its formation.

        American River Bank owns 100% of two inactive companies, ARBCO and American River Mortgage. ARBCO was formed in 1984 to conduct real estate development and has been inactive since 1995. American River Mortgage has been inactive since its formation in 1994.

        American River Bankshares conducted no significant activities other than holding the shares of its subsidiaries. However, it is authorized, with the prior approval of the Board of Governors of the Federal Reserve System (the "Board of Governors"), American River Bankshares' principal regulator, to engage in a variety of activities which are deemed closely related to the business of banking.

OVERVIEW

        American River Bankshares recorded net income of $1,427,000 for the quarter ended June 30, 2004, which was a 9.5% increase over the $1,303,000 reported for the same period of 2003. Diluted earnings per share for the second quarter of 2004 were $0.32 compared to the $0.30 recorded in the second quarter of 2003. The return on average equity ("ROAE") and the return on average assets ("ROA") for the second quarter of 2004 were 15.45% and 1.36%, respectively, as compared to 15.69% and 1.46%, respectively, for the same period in 2003.

        American River Bankshares' net income for the six months ended June 30, 2004 and 2003 was $2,587,000 and $2,352,000, respectively, with diluted earnings per share of $.59 and $.55, respectively. For the first six months of 2004, the ROAE was 14.22% and the ROA was 1.27% as compared to 14.52% and 1.35% for the same period in 2003.

        Net income in 2003 increased 6.3% to $4,741,000 versus $4,459,000 in 2002. Diluted earnings per share for the two years were $1.10 and $1.05, respectively. For 2003, American River Bankshares realized a return on average equity of 14.2% and a return on average assets of 1.31%, as compared to 15.1% and 1.44% for 2002. The net income for 2002 was $422,000 (10.5%) higher than the $4,037,000 recorded in 2001. Diluted earnings per share in 2001 were $0.95, return on average assets was 1.45% and return on average equity was 15.3%. All share and per share data for 2003, 2002 and 2001 have been adjusted for a 3 for 2 stock split distributed on October 31, 2003 and 5 percent stock dividends distributed on October 18, 2002 and October 19, 2001.

        Total assets of American River Bankshares increased by $33,704,000 (8.5%) from December 31, 2003 to $431,097,000 at June 30, 2004. Net loans totaled $266,637,000, up $4,173,000 (1.6%) from the ending balances on December 31, 2003. Deposit balances at June 30, 2004 totaled $350,022,000, up $27,515,000
(8.5%) from December 31, 2003.

        During 2003, total assets increased $54,830,000 (16.0%) to a total of $397,393,000 at year-end. At December 31, 2003, net loans totaled $262,464,000, up $33,456,000 (14.6%) from the ending balances on December 31, 2002. Deposit growth for the year was 16.9% resulting in ending deposit balances of $322,507,000.

        American River Bankshares ended the second quarter of 2004 with a Tier 1 capital ratio of 12.2% and a total risk-based capital ratio of 13.4% versus 11.6% and 12.9%, respectively, at December 31, 2003.

        Table One below provides a summary of the components of net income for the periods indicated:

Table One:  Components of Net Income

                                     For the three              For the six                        For the twelve
(In thousands, except                months ended               months ended                        months ended
 percentages)                          June 30,                   June 30,                          December 31
                               -----------------------     -----------------------     -------------------------------------
                                  2004         2003           2004         2003           2003         2002           2001
                               ---------     ---------     ---------     ---------     ---------     ---------     ---------
Net interest income*           $   4,679     $   4,340     $   9,146     $   8,437     $  17,035     $  15,235     $  14,733
Provision for loan and lease
 losses                             (231)         (223)         (429)         (412)         (946)         (644)         (791)
Noninterest income                 1,022           565         1,451         1,091         2,253         2,323         2,365
Noninterest expense               (3,463)       (2,456)       (6,212)       (5,115)      (10,372)       (9,389)       (9,502)
Provision for income taxes          (539)         (882)       (1,283)       (1,568)       (3,060)       (2,904)       (2,612)
Tax equivalent adjustment            (41)          (41)          (86)          (81)         (169)         (162)         (156)
                               ---------     ---------     ---------     ---------     ---------     ---------     ---------
Net income                     $   1,427     $   1,303     $   2,587     $   2,352     $   4,471     $   4,459     $   4,037
                               =========     =========     =========     =========     =========     =========     =========

Average total assets           $ 421,384     $ 357,223     $ 409,232     $ 350,137     $ 363,175     $ 309,574     $ 279,049
Net income (annualized) as
 a percentage of average
 total assets                       1.36%         1.46%         1.27%         1.35%         1.31%         1.44%         1.45%

* Fully taxable equivalent basis (FTE)

RESULTS OF OPERATIONS

        Net Interest Income and Net Interest Margin

        Net interest income represents the excess of interest and fees earned on interest earning assets (loans and leases, securities, Federal funds sold and investments in time deposits) over the interest paid on deposits and borrowed funds. Net interest margin is net interest income expressed as a percentage of average earning assets. American River Bankshares' net interest margin was 5.10% in 2003, 5.43% in 2002, 5.76% in 2001 and 4.85% for the three months ended June 30, 2004, 5.28% for the three months ended June 30, 2003, 4.89% for the six months ended June 30, 2004 and 5.26% for the six months ended June 30, 2003.

        The fully taxable equivalent interest income component increased from $18,747,000 in 2002 to $19,937,000 in 2003, representing a 6.3% increase. The increase in the fully taxable equivalent interest income for 2003 compared to the same period in 2002 is broken down by rate (down $2,371,000) and volume (up $3,561,000). The rate decrease can be attributed to decreases implemented by American River Bankshares during 2001 and 2002 in response to Federal Reserve Board (the "FRB") decreases in the Federal funds and Discount rates. Although there was only one FRB rate decrease in 2003, the effects of thirteen such rate decreases by the FRB since January 1, 2001, resulted in a 71 basis point drop in the yield on average earning assets from 6.68% for 2002 to 5.97% for 2003. The volume increase was the result of an 18.9% increase in average earning assets. Average loan balances were up $39,209,000 (18.7%) in 2003 over the balances in 2002, while average investment securities balances were up $15,056,000 (25.1%). The increase in average loans is the result of a concentrated focus on business lending, the demand for commercial real estate and the effects of a favorable local market in addition to the purchase of a pool of loans in the amount of $10,664,000 from a competing financial institution.

        The fully taxable equivalent interest income component decreased from $20,999,000 in 2001 to $18,747,000 in 2002, representing a 10.7% decrease. The decrease in the fully taxable equivalent interest income for 2002 compared to the same period in 2001 is broken down by rate (down $3,955,000) and volume (up $1,703,000). The rate decrease can be attributed to decreases implemented by American River Bankshares during 2001 and 2002 in response to FRB decreases in the Federal funds and Discount rates. During the two years there were twelve such rate decreases by the FRB resulting in a 525 basis point drop in the prime rate, which contributed to the drop in the yield on average earning assets from 8.21% for 2001 to 6.68% for 2002. The volume increase was the result of a 9.7% increase in average earning assets. Average loan balances were up $6,509,000 (3.2%) in 2002 over the balances in 2001, while average investment securities balances were up $19,449,000 (41.8%). The increase in investment securities is primarily due to a change in investment strategy whereby American

River Bankshares has invested its excess funds in investment securities rather than Federal funds sold and the adoption of an investment strategy that allowed American River Bankshares to take advantage of a relatively steep yield curve, to utilize excess capital and to reduce exposure to further declines in intermediate term interest rates by purchasing mortgage-backed securities with average lives of 3 to 5 years and funding them with wholesale Federal Home Loan Bank advances that mature in one year or less.

        The fully taxable equivalent interest income component for the second quarter of 2004 increased $294,000 (5.8%) to $5,397,000 compared to $5,103,000 for the three months ended June 30, 2003. Total fully taxable equivalent interest income for the six months ended June 30, 2004 increased $602,000 (6.0%) to $10,555,000 compared to $9,953,000 for the six months ended June 30, 2003. The increase in the fully taxable equivalent interest income for the second quarter of 2004 compared to the same period in 2003 is broken down by rate (down $399,000) and volume (up $693,000). The rate decrease can be attributed to decreases implemented by American River Bankshares during 2001 and 2002 in response to FRB decreases in the Federal funds and Discount rates. Although there was only one FRB rate decrease in 2003 and one 25 basis point increase on the last day of the second quarter of 2004, the effects of the rate decreases by the FRB since January 1, 2001, resulted in a 61 basis point drop in the yield on average earning assets from 6.21% for the second quarter of 2003 to 5.60% for the second quarter of 2004. The volume increase was the result of a 17.6% increase in average earning assets. Average loan balances were up $19,318,000 (7.7%) in 2004 over the balances in 2003, while average investment securities balances were up $38,761,000 (50.0%). The increase in average loans is the result of a concentrated focus on business lending, the demand for commercial real estate and the effects of a favorable local market. The increase in investment securities is primarily due to American River Bankshares investing its excess funds in investment securities. The excess funds were created by an increase in deposit balances. The breakdown of the fully taxable equivalent interest income for the six months ended June 30, 2004 over the same period in 2003 resulted from increases in volume (up $1,415,000) and decreases in rate (down $813,000). Average earning assets increased $52,612,000 (16.3%) during the first six months of 2004 as compared to the same period in 2003. Average loan balances increased $26,115,000 (10.7%) during that same period and average investments securities balances increased $26,497,000 (33.3%).

        Interest expense decreased $610,000 (17.4%) in 2003 compared to 2002. The average balances on interest bearing liabilities were $33,976,000 (16.8%) higher in 2003 versus 2002. The higher balances accounted for a $455,000 increase in interest expense. The higher balances were due to internal growth of average interest bearing deposits ($21,620,000) and an increase in other borrowings ($12,356,000). The decrease in rates paid on interest bearing liabilities more than offset the increased expense due to the volume growth as the average rate paid decreased 51 basis points on a year-over-year basis and accounted for a decrease in interest expense of $1,065,000 for the period.

        Interest expense decreased $2,754,000 (44.0%) in 2002 compared to 2001. The average balances on interest bearing liabilities were $14,936,000 (8.0%) higher in 2002 versus 2001. The higher balances accounted for a $556,000 increase in interest expense. The higher balances were due to internal growth of average deposits ($4,570,000) and an increase in other borrowings ($10,366,000). The decrease in rates paid on interest bearing liabilities more than offset the increased expense due to the volume growth as the average rate paid decreased 161 basis points on a year-over-year basis and accounted for a decrease in interest expense of $3,310,000 for the period.

        Interest expense was $45,000 (5.9%) lower in the second quarter of 2004 versus the prior year period. The average balances on interest bearing liabilities were $38,509,000 (16.4%) higher in the second quarter of 2004 versus the same quarter in 2003. The higher balances accounted for a $88,000 increase in interest expense; however, the overall decrease in interest expense for the three-month period can be related to a drop in rates (down $133,000). The decrease in rates paid on interest bearing liabilities was a result of the lower interest rate environment over the past three years. Rates paid on interest bearing liabilities decreased 25 basis points on a quarter-over-quarter basis. Interest expense was $107,000 (7.1%) lower in the six month period ended June 30, 2004 versus the prior year period. The average balances on interest bearing liabilities were $33,846,000 (14.6%) higher in the six-month period ended June 30, 2004 versus the same period in 2003. The higher balances accounted for a $139,000 increase in interest expense. The increase due to higher balances was offset by lower rates paid on interest bearing liabilities. The average rate paid on interest bearing liabilities decreased 25 basis points on a year-over-year basis and accounted for a decrease in interest expense of $246,000.

        Table Two, Analysis of Net Interest Margin on Earning Assets, and Table Three, Analysis of Volume and Rate Changes on Net Interest Income and Expenses, are provided to enable the reader to understand the components and trends of American River Bankshares' interest income and expenses. Table Two provides an analysis of net interest margin on earning assets setting forth average assets, liabilities and shareholders' equity; interest income earned and interest expense paid and average rates earned and paid; and the net interest margin on earning assets. Table Three sets forth a summary of the changes in interest income and interest expense from changes in average asset and liability balances (volume) and changes in average interest rates.

Table Two:  Analysis of Net Interest Margin on Earning Assets

Year Ended December 31,                         2003                             2002                            2001
                                   ------------------------------   ------------------------------  ------------------------------
(Taxable Equivalent Basis)            Avg                   Avg        Avg                   Avg       Avg                   Avg
(In thousands, except               Balance    Interest    Yield      Balance   Interest    Yield    Balance    Interest    Yield
 percentages)                      ----------  ---------  -------   ----------  ---------  -------  ----------  ---------  -------
ASSETS:
Earning assets
  Loans and leases (1)             $  248,342  $  16,744     6.74%  $  209,133  $  15,400     7.36% $  202,624  $  17,883     8.83%
  Taxable investment
   Securities                          64,159      2,312     3.60%      49,875      2,359     4.73%     30,511      1,871     6.13%
  Tax-exempt investment
   securities (2)                      10,519        637     6.06%       9,803        616     6.28%      9,656        608     6.30%
  Corporate stock                         376         28     7.45%         320         25     7.81%        820         93    11.34%
  Federal funds sold                    5,595         48     0.86%       5,488         80     1.46%      6,727        202     3.00%
  Investments in time
    deposits                            4,809        168     3.49%       6,004        267     4.45%      5,566        342     6.14%
                                   ----------  ---------            ----------  ---------           ----------  ---------
Total earning assets                  333,800     19,937     5.97%     280,623     18,747     6.68%    255,904     20,999     8.21%
                                               ---------            ----------  ---------                       ---------
Cash & due from banks                  24,914                           21,149                          17,023
Other assets                            7,993                           10,729                           8,774
Allowance for loan &
  lease losses                         (3,532)                          (2,927)                         (2,652)
                                   ----------                       ----------                      ----------
                                   $  363,175                       $  309,574                      $  279,049
                                   ==========                       ==========                      ==========

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest bearing liabilities:
  NOW & MMDA                       $  120,772        912     0.76%  $  100,406        939     0.94% $   90,440      1,964     2.17%
  Savings                              16,714         35     0.21%      13,918         51     0.37%     13,602        166     1.22%
  Time deposits                        72,078      1,443     2.00%      73,620      2,178     2.96%     79,332      3,912     4.93%
  Other borrowings                     26,480        512     1.93%      14,124        344     2.44%      3,758        224     5.96%
                                   ----------  ---------            ----------  ---------           ----------  ---------
Total interest bearing
 Liabilities                          236,044      2,902     1.23%     202,068      3,512     1.74%    187,132      6,266     3.35%
                                               ---------                        ---------                       ---------
Demand deposits                        90,685                           75,379                          63,586
Other liabilities                       2,985                            2,618                           2,015
                                   ----------                       ----------                      ----------
Total liabilities                     329,714                          280,065                         252,733
Shareholders' equity                   33,461                           29,509                          26,316
                                   ----------                       ----------                      ----------
                                   $  363,175                       $  309,574                      $  279,049
                                   ==========                       ==========                      ==========
Net interest income &
         margin (3)                            $  17,035     5.10%              $  15,235     5.43%             $  14,733     5.76%
                                               =========  =======               =========  =======              =========  =======

(1) Loan and lease interest includes loan and lease fees of $814,000, $545,000 and $506,000 in 2003, 2002 and 2001, respectively.
(2) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(3) Net interest margin is computed by dividing net interest income by total average earning assets.

Three Months Ended June 30,                         2004                                  2003
                                     ----------------------------------   ----------------------------------
(Taxable Equivalent Basis)               Avg                     Avg          Avg                     Avg
(In thousands, except percentages)     Balance    Interest    Yield (4)     Balance     Interest    Yield(4)
                                     ----------   --------   ----------   ----------   ----------   --------
ASSETS:
Earning assets
Loans (1)                            $  271,484   $  4,309         6.38%  $  252,166   $    4,299       6.84%
Taxable investment
   securities                            96,551        875         3.64%      61,354          593       3.88%
Tax-exempt investment
   securities (2)                        11,273        166         5.92%      10,488          157       6.00%
Corporate stock (2)                         630         10         6.38%         312            6       7.71%
Federal funds sold                        2,578          6         0.94%         546            1       0.73%
Investments in time deposits              5,234         31         2.38%       4,805           47       3.92%
                                     ----------   --------                ----------   ----------
Total earning assets                    387,750      5,397         5.60%     329,671        5,103       6.21%
                                                  --------                             ----------
Cash & due from banks                    26,757                               23,736
Other assets                             11,044                                7,322
Allowance for loan & lease losses        (4,167)                              (3,506)
                                     ----------                           ----------
                                     $  421,384                           $  357,223
                                     ==========                           ==========

LIABILITIES & SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  NOW & MMDA                         $  136,015        214         0.63%  $  115,154          220       0.77%
  Savings                                24,522         11         0.18%      15,805            9       0.23%
  Time deposits                          69,988        305         1.75%      74,449          386       2.08%
  Other borrowings                       43,324        188         1.75%      29,932          148       1.98%
                                     ----------   --------                ----------   ----------
Total interest bearing
  liabilities                           273,849        718         1.05%     235,340          763       1.30%
                                                  --------                             ----------
Demand deposits                         108,367                               86,313
Other liabilities                         2,019                                2,266
                                     ----------                           ----------
Total liabilities                       384,235                              323,919
Shareholders' equity                     37,149                               33,304
                                     ----------                           ----------
                                     $  421,384                           $  357,223
                                     ==========                           ==========
Net interest income & margin (3)                  $  4,679         4.85%               $    4,340       5.28%
                                                  ========   ==========                ==========   ========

(1) Loan interest includes loan fees of $138,000 and $224,000 during the three months ending June 30, 2004 and June 30, 2003, respectively.
(2) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(3) Net interest margin is computed by dividing net interest income by total average earning assets.
(4) Average yield is calculated based on actual days in quarter (92) and annualized to actual days in year (366).

Six Months Ended June 30,                                  2004                                      2003
                                           ------------------------------------      ------------------------------------
(Taxable Equivalent Basis)                     Avg                       Avg             Avg                      Avg
(In thousands, except percentages)           Balance     Interest     Yield (4)        Balance     Interest     Yield(4)
                                           ----------   ----------   ----------      ----------   ----------   ----------
Assets
Earning assets
  Loans (1)                                $  270,108   $    8,589         6.39%     $  243,993   $    8,280         6.84%
  Taxable investment
   Securities                                  87,562        1,548         3.56%         63,272        1,245         3.97%
  Tax-exempt investment
   securities (2)                              11,298          331         5.89%         10,275          312         6.12%
  Corporate stock (2)                             713           21         5.92%            302           11         7.35%
  Federal funds sold                            1,403            6         0.86%            433            2         0.93%
  Investments in time deposits                  5,007           60         2.41%          5,204          103         3.99%
                                           ----------   ----------                   ----------   ----------
Total earning assets                          376,091       10,555         5.64%        323,479        9,953         6.20%
                                                        ----------                                ----------
Cash & due from banks                          26,685                                    23,177
Other assets                                   10,573                                     7,056
Allowance for loan & lease losses              (4,117)                                   (3,575)
                                           ----------                                ----------
                                           $  409,232                                $  350,137
                                           ==========                                ==========

Liabilities & Shareholders' Equity
Interest bearing liabilities:
  NOW & MMDA                               $  135,149          446         0.66%     $  111,850          401         0.72%
  Savings                                      21,434           20         0.19%         16,015           17         0.21%
  Time deposits                                70,176          620         1.78%         72,830          790         2.19%
  Other borrowings                             38,712          323         1.68%         30,930          308         2.01%
                                           ----------   ----------                   ----------   ----------
Total interest bearing
 Liabilities                                  265,471        1,409         1.07%        231,625        1,516         1.32%
                                                        ----------                                ----------
Demand deposits                               104,303                                    83,405
Other liabilities                               2,877                                     2,441
                                           ----------                                ----------
Total liabilities                             372,651                                   317,471
Shareholders' equity                           36,581                                    32,666
                                           ----------                                ----------
                                           $  409,232                                $  350,137
                                           ==========                                ==========
Net interest income & margin (3)                        $    9,146         4.89%                  $    8,437         5.26%
                                                        ==========   ==========                   ==========   ==========

(1) Loan interest includes loan fees of $305,000 and $345,000 during the six months ending June 30, 2004 and June 30, 2003, respectively.
(2) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(3) Net interest margin is computed by dividing net interest income by total average earning assets.
(4) Average yield is calculated based on actual days in period (182) and annualized to actual days in year (366).

Table Three: Analysis of Volume and Rate Changes on Net Interest Income and Expenses
--------------------------------------------------------------------------------
Year ended December 31, 2003 over 2002 (dollars in thousands)
Increase (decrease) due to change in:

                                            Volume      Rate (4)    Net Change
                                          ----------   ----------   ----------
Interest-earning assets:
  Net loans and leases (1)(2)             $    2,887   $   (1,543)  $    1,344
  Taxable investment securities                  676         (723)         (47)
  Tax-exempt investment securities (3)            45          (24)          21
  Corporate stock                                  4           (1)           3
  Federal funds sold & other                       2          (34)         (32)
  Investment in time deposits                    (53)         (46)         (99)
                                          ----------   ----------   ----------
    Total                                      3,561       (2,371)       1,190
                                          ----------   ----------   ----------
Interest-bearing liabilities:
  Demand deposits                                190         (217)         (27)
  Savings deposits                                10          (26)         (16)
  Time deposits                                  (46)        (689)        (735)
  Other borrowings                               301         (133)         168
                                          ----------   ----------   ----------
    Total                                        455       (1,065)        (610)
                                          ----------   ----------   ----------
Interest differential                     $    3,106   $   (1,306)  $    1,800
                                          ==========   ==========   ==========

Year Ended December 31, 2002 over 2001 (in thousands)
Increase (decrease) due to change in:

                                            Volume      Rate (4)    Net Change
                                          ----------   ----------   ----------
Interest-earning assets:
   Net loans and leases (1)(2)            $      574   $   (3,057)  $   (2,483)
   Taxable investment securities               1,187         (699)         488
   Tax-exempt investment securities (3)            9           (1)           8
   Corporate stock                               (57)         (11)         (68)
   Federal funds sold & other                    (37)         (85)        (122)
   Investment in time deposits                    27         (102)         (75)
                                          ----------   ----------   ----------
     Total                                     1,703       (3,955)      (2,252)
                                          ----------   ----------   ----------
Interest-bearing liabilities:
   Demand deposits                               216       (1,241)      (1,025)
   Savings deposits                                4         (119)        (115)
   Time deposits                                (282)      (1,452)      (1,734)
   Other borrowings                              618         (498)         120
                                          ----------   ----------   ----------
     Total                                       556       (3,310)      (2,754)
                                          ----------   ----------   ----------
Interest differential                     $    1,147   $     (645)  $      502
                                          ==========   ==========   ==========

(1) The average balance of non-accruing loans and leases is immaterial as a percentage of total loans and leases and, as such, has been included in net loans and leases.
(2) Loan and lease fees of $814,000, $545,000 and $506,000 for the years ended December 31, 2003, 2002 and 2001, respectively, have been included in the interest income computation.
(3) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(4)  The rate/volume variance has been included in the rate variance.

Three Months Ended June 30, 2004 over 2003 (in thousands)
Increase (decrease) due to change in:

                                            Volume      Rate (4)    Net Change
                                          ----------   ----------   ----------
Interest-earning assets:
  Net loans (1)(2)                        $      328   $     (318)  $       10
  Taxable investment securities                  339          (58)         282
  Tax exempt investment securities (3)            12           (2)           9
  Corporate stock                                  6           (2)           4
  Federal funds sold                               4            1            5
  Investment in time deposits                      4          (20)         (16)
                                          ----------   ----------   ----------
    Total                                        693         (399)         294
                                          ----------   ----------   ----------
Interest-bearing liabilities:
  Demand deposits                                 40          (46)          (6)
  Savings deposits                                 5           (3)           2
  Time deposits                                  (23)         (58)         (81)
  Other borrowings                                66          (26)          40
                                          ----------   ----------   ----------
    Total                                         88         (133)         (45)
                                          ----------   ----------   ----------
Interest differential                     $      605   $     (266)  $      339
                                          ==========   ==========   ==========

Six Months Ended June 30, 2004 over 2003 (in thousands)
Increase (decrease) due to change in:
                                           Volume       Rate (4)    Net Change
                                          ----------   ----------   ----------
Interest-earning assets:
   Net loans (1)(2)                       $      889   $     (580)  $      309
   Taxable investment securities                 480         (177)         303
   Tax exempt investment securities (3)           31          (12)          19
   Corporate stock                                15           (5)          10
   Federal funds sold                              4           (0)           4
   Investment in time deposits                    (4)         (39)         (43)
                                          ----------   ----------   ----------
     Total                                     1,415         (813)         602
                                          ----------   ----------   ----------
Interest-bearing liabilities:
   Demand deposits                                84          (39)          45
   Savings deposits                                6           (3)           3
   Time deposits                                 (29)        (141)        (170)
   Other borrowings                               78          (63)          15
                                          ----------   ----------   ----------
     Total                                       139         (246)        (107)
                                          ----------   ----------   ----------
Interest differential                     $    1,276   $     (567)  $      709
                                          ==========   ==========   ==========

(1) The average balance of non-accruing loans is immaterial as a percentage of total loans and, as such, has been included in net loans.
(2) Loan fees of $138,000 and $224,000 during the three months ending June 30, 2004 and June 30, 2003, respectively, and $305,000 and $345,000 during the six months ending June 30, 2004 and June 30, 2003, respectively, have been included in the interest income computation.
(3) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(4)  The rate/volume variance has been included in the rate variance.

        Provision for Loan and Lease Losses

        American River Bankshares provided $946,000 for loan and lease losses in 2003 as compared to $644,000 for 2002. Net loan charge-offs for 2003 were $194,000 as compared to $61,000 in 2002. In 2003 and 2002, net loan charge-offs as a percentage of average loans outstanding was .08% and .03%, respectively. In 2001, the American River Bankshares provided $791,000 for loan and lease losses and net charge-offs were $631,000. American River Bankshares provided $231,000 for loan and lease losses for the second quarter of 2004 as compared to $223,000 for the second quarter of 2003. Net loan and lease charge-offs for the three months ended June 30, 2004 were $96,000 or .14% (on an annualized basis) of average loans and leases as compared to $156,000 or .25% (on an annualized basis) of average loans and leases for the three months ended June 30, 2003. For the first six months of 2004, American River Bankshares made provisions for loan and lease losses of $429,000 and net loan and lease charge-offs were $145,000 or .11% (on an annualized basis) of average loans and leases outstanding. This compares to provisions for loan and lease losses of $412,000 and net loan and lease charge-offs of $111,000 for the first six months of 2003 or .09% (on an annualized basis) of average loans and leases outstanding.

        Noninterest Income

        Table Four below provides a summary of the components of noninterest income for the periods indicated (dollars in thousands):

Table Four:  Components of Noninterest Income

                                          Three Months        Six Months
                                            Ended               Ended                  Year Ended
                                           June 30,            June 30,               December 31,
                                       -----------------   -----------------   ---------------------------
                                        2004      2003      2004      2003      2003      2002      2001
----------------------------------------------------------------------------------------------------------
Service charges on deposit accounts    $   138   $   137   $   279   $   272   $   534   $   563   $   562
Accounts receivable servicing fees          75        63       141       112       247       294       459
Fees from lease brokerage services           9       113         9       206       381       459       264
Merchant fee income                         93        90       177       171       357       344       277
Income from residential lending             44        90        81       177       366       278       274
Gain on life insurance death benefit       553         -       553         -         -         -         -
Gain on sale of available-for-sale
 securities                                  -         -         -         -        33         -         -
Other                                      110        72       211       153       335       385       529
----------------------------------------------------------------------------------------------------------
  Total noninterest income             $ 1,022   $   565   $ 1,451   $ 1,091   $ 2,253   $ 2,323   $ 2,365
----------------------------------------------------------------------------------------------------------

        Noninterest income was down $70,000 (3.0%) to $2,253,000 in 2003 from the 2002 level. The decrease in noninterest income can be attributed to a decrease in accounts receivable servicing fees (down $47,000 or 16.0%) and lower fees from lease brokerage services (down $78,000 or 17.0%). The decrease in fees from accounts receivable servicing and lease brokerage services were offset by an increase in fees from the residential lending division (up $88, 000 or 31.7%) and an increase in merchant fee income (up $13,000 or 3.8%). The decrease in accounts receivable servicing fees was a result of a decrease in average accounts receivable balances outstanding from $2,299,000 in 2002 to $1,540,000 (33.0%) in 2003. The decrease in lease brokerage service fees resulted from an overall slowdown in the leasing industry over the last two quarters of 2003. The increase in fees from the residential lending division came from an increase in loan volume as a result of low interest rates, which caused the number of refinances to increase.

        Noninterest income was down $42,000 (1.8%) to $2,323,000 in 2002 from the 2001 level. The decrease in noninterest income can be attributed to a decrease in accounts receivable servicing fees (down $165,000 or 35.9%) and lower brokerage fees from the Real Estate Division at North Coast Bank (the "REDNCB") (down $92,000 or 89.3%). The decrease in fees from accounts receivable servicing and brokerage fees from the REDNCB were offset by increases in fees from lease brokerage services (up $195,000 or 73.9%) and an increase in merchant fee income (up $67,000 or 24.2%). The decrease in accounts receivable servicing fees was a result of a decrease in average accounts receivable balances outstanding from $3,467,000 in 2001 to $2,299,000 (33.7%) in 2002. The decrease in brokerage fees from the REDNCB (which were recorded in "Other" in Table Four) resulted from the decision to shut down the REDNCB in the first quarter of 2002. The increase in lease brokerage services resulted from an increase in business due to the development of new relationships and a general positive increase in the businesses serviced.

        Noninterest income was up $457,000 (80.9%) to $1,022,000 for the three months ended June 30, 2004 as compared to $565,000 for the three months ended June 30, 2003. The vast majority of this increase ($553,000) represents the tax-free net proceeds from a life insurance policy American River Bankshares received in June of 2004 as a result of the death of a former executive officer. The primary traditional sources of noninterest income for American River Bankshares are service charges on deposit accounts, accounts receivable servicing fees, merchant credit card fees and income from residential lending. Without the life insurance proceeds, noninterest income would have shown a decrease of $96,000. The decrease in noninterest income for the quarter can be attributed to decreases in fees from lease brokerage services (down $104,000 or 92.0%) and a decrease in residential lending fee income (down $46,000 or 51.1%). The decrease in lease brokerage services results from a decision by American River Bankshares, which became effective on January 7, 2004, to discontinue American River Bankshares' leasing subsidiary operations through first source capital, as a subsidiary of American River Bankshares and commence similar leasing operations at American River Bank. The majority of the leases originated by American River Bankshares are now recorded on the books of American River Bankshares as opposed to receiving fee income for brokering to outside funding sources. In addition, overall lease volume has decreased (from $1,086,000 in the second quarter of 2004 to $1,120,000 in the second quarter of 2003) as a result of the change from a nationwide lessor to a lessor that does business in California counties that are proximate to our branch locations. The residential lending division experienced a decrease in loan volume as a result of a slight increase in mortgage rates, which caused the number of refinances to decrease.

        For the six months ended June 30, 2004, noninterest income was up $360,000 (33.0%) to $1,451,000. Much of this increase ($553,000) represents the tax-free net proceeds from a life insurance policy American River Bankshares received in June of 2004 as a result of the death of a former executive officer. Without the life insurance proceeds, noninterest income would have shown a decrease of $193,000. The decrease in noninterest income for the six-month period can be attributed to decreases in fees from lease brokerage services (down $206,000 or 100.0%) and a decrease in residential lending fee income (down $96,000 or 54.2%).

        Noninterest Expense

        Salaries and benefits, which include commissions, were $6,233,000 (up $638,000 or 11.4%) for 2003 as compared to $5,595,000 in 2002. The increase is primarily the result of increased salaries ($335,000 or 7.7%) and commissions ($53,000 or 30.6%) mainly as a result of expenses related to employee departures, normal salary adjustments, cost of living increases and higher commissions paid to employees in the Residential Lending Division of American River Bank. The remainder of the increase relates to higher incentive accruals ($122,000 or 16.9%), higher employer taxes ($26,000 or 7.4%) and an increase in benefits ($129,000 or 23.0%), mainly due to higher health related and workers compensation insurance premiums. At the end of 2003, the full-time equivalent staff was 101, up two from the 99 at the end of 2002.

        Occupancy expense decreased $23,000 (2.7%) during 2003 to $817,000, down from $840,000 in 2002. The decrease represents new lease terms, which included less space, at the building that houses American River Bank's Windsor Office. Furniture and equipment expense was $653,000 in 2003 compared to $620,000 in 2002, representing a $33,000 (5.3%) increase. The increase relates to the depreciation of technology related equipment purchased over the past twelve months.

        Other expenses were $2,669,000 (up $335,000 or 14.4%) for 2003 as compared to $2,334,000 for 2002. Professional fees increased $73,000 (27.9%) from $262,000 during 2002 to $336,000 in 2003. The increase in professional fees in 2003 resulted from a recovery of legal fees ($86,000) in 2002 related to the resolution of a problem loan credit that did not reoccur in 2003. In addition, directors expenses increased $105,000 (42.3%) from $248,000 during 2002 to $353,000 in 2003. The increase related to higher amounts accrued under the Gross-Up Plan (the "Plan"). The Plan compensates for the tax effects of the exercise of nonstatutory stock options. The Plan named certain non-employee Directors as participants and applies only to those options granted on August 25, 1995. The Plan encourages participating optionees to retain shares acquired through the exercise of nonstatutory stock options by American River Bankshares paying to the participating optionee an amount equal to the taxable income resulting from an exercise of a nonstatutory stock option multiplied by American River Bankshares' effective tax rate, subject to the optionee's agreement to hold the shares acquired for a minimum of one (1) year. American River Bankshares also recognized a recovery of an operating loss in 2002 in the amount of $80,000. The loss was originally recognized in 2001 and did not reoccur in 2003. The overhead efficiency ratio on a taxable equivalent basis for 2003 was 53.8% as compared to 53.5% in 2002.

        Salaries and benefits were $5,595,000 (up $261,000 or 4.9%) for 2002 as compared to $5,334,000 in 2001. The increase is primarily the result of higher incentive accruals ($720,000 in 2002 as compared to $277,000 in 2001). The increased incentive was due to the American River Bankshares exceeding its performance goals by a greater margin for 2002 than in 2001. The increased incentive was offset by lower commissions paid to employees in the REDNCB (down $115,000). At the end of 2002, the full-time equivalent staff was 99, down one from the 100 at the end of 2001.

        Occupancy expense increased $30,000 (3.7%) during 2002 to $840,000, up from $810,000 in 2001. The increase represents annual rent adjustments under the existing lease agreements and higher utility costs passed on to American River Bankshares from its landlords. Furniture and equipment expense was $620,000 in 2002 compared to $564,000 in 2001, representing a $56,000 (9.9%) increase. This increase relates to technology upgrades made during 2002, including upgrades to the network and improvements to the network and internet security and the network power stability system. In addition the expense includes a full year of depreciation related to the purchase of a new core banking system in the second quarter of 2001.

        Other expenses were $2,334,000 (down $460,000 or 16.5%) for 2002 as compared to $2,794,000 for 2001. Professional fees accounted for $149,000 (32.4%) of the decrease in other expense. The decrease in professional fees results from a recovery of legal fees ($48,000) related to the resolution of a problem loan credit and lower legal fees paid to resolve problem loan credits. American River Bankshares also recognized a recovery of an operating loss in 2002 in the amount of $80,000. The loss was originally recognized in 2001. The overhead efficiency ratio on a taxable equivalent basis for 2002 was 53.5% as compared to 55.6% in 2001.

        Noninterest expenses increased $1,007,000 (41.0%) to a total of $3,463,000 in the second quarter of 2004 versus the second quarter of 2003. A substantial portion of this increase can be attributed to American River Bankshares' decision to create a charitable foundation ($503,000) known as the American River Bankshares Foundation (the "Foundation"), the cost associated with the new banking office in Downtown Sacramento ($177,000) located at 520 Capitol Mall, Suite 100, Sacramento, CA 95814, and the expense of benefits related to the death of a former American River Bank executive ($82,000). Salary and employee benefits, which include commissions, increased $120,000 (8.2%) from $1,460,000 during the second quarter of 2003 to $1,580,000 during the second quarter of 2004. Salaries, which include commissions, increased $35,000 mainly as a result of normal salary adjustments and cost of living increases and salaries associated with the new banking office in Downtown Sacramento ($40,000), these increases were offset by lower commissions paid out in the Residential Lending Division of American River Bank. The remainder of the increase relates to higher employer taxes and an increase in benefits, mainly due to higher health related insurance premiums and higher 401(k) plan employer matching. On a quarter-over-quarter basis, occupancy increased $45,000 (22.3%) and furniture and equipment increased $29,000 (18.4%). The new location contributed $38,000 to the increased occupancy expense and $15,000 to the increased furniture and equipment expense. Other expense increased $813,000 (127.8%) to a total of $1,449,000 in the second quarter of 2004 versus the second quarter of 2003. $585,000 of the increase relates to the funding of the Foundation and the benefit payments related to the death of a former American River Bank executive as mentioned above. The remaining increase in other expense can be attributed to Professional fees (up $49,000 or 58.3%) and directors expenses (up $58,000 or 76.3%). Professional fees, which includes accounting, legal and other professional services, was up primarily due to retainer fees paid to a deposit gathering relationship established earlier in 2004 ($38,000). The increase in director fees relates to higher amounts accrued under the Gross-Up Plan (the "Plan"). The Plan compensates for the tax effects of the exercise of nonstatutory stock options. The Plan named certain non-employee Directors as participants and applies only to those options granted on August 25, 1995. The Plan encourages participating optionees to retain shares acquired through the exercise of nonstatutory stock options by American River Bankshares paying to the participating optionee an amount equal to the taxable income resulting from an exercise of a nonstatutory stock option multiplied by American River Bankshares' effective tax rate, subject to the optionee's agreement to hold the shares acquired for a minimum of one (1) year. The efficiency ratios (fully taxable equivalent) for the 2004 and 2003-second quarters were 60.7% and 50.1%, respectively.

        Noninterest expense for the six-month period ended June 30, 2004 was $6,212,000 versus $5,115,000 for the same period in 2003 for an increase of $1,097,000 (21.4%). Salaries and benefits increased $28,000 (0.9%) in 2004 as compared to 2003. Full time equivalent employees ("FTE's") increased to 102 at June 30, 2004 from 96 at June 30, 2003. The increase in the FTE's in part relates to the staff at the new Downtown office, which employed five FTE's as of June 30, 2004. Occupancy increased $45,000 (11.1%) and furniture and equipment increased $53,000 (16.9%). The increase in occupancy and furniture and equipment relates to the opening of the new location in Downtown Sacramento--the office contributed $39,000 to the increased occupancy expense and $22,000 to the increased furniture and equipment expense. The remainder of the furniture and equipment increase is related to the depreciation of technology related equipment purchased by American River Bankshares over the past twelve months. Other expense increased $971,000 (76.6%). The increase in other expense relates to the Foundation ($503,000) and the benefit payments related to the death of a former American River Bankshares' executive ($82,000), Professional fees (up $75,000) and director expenses (up $100,000). The overhead efficiency (fully taxable equivalent) ratio for the first six months of 2004 was 58.6% as compared to 53.7% in the same period of 2003.

        Provision for Income Taxes

        The effective tax rate on income was 39.2%, 39.4% and 39.3% in 2003, 2002 and 2001, respectively. The effective tax rate was greater than the federal statutory tax rate due to state tax expense (net of federal tax effect) of $538,000, $501,000 and $465,000 in these years. Tax-exempt income of $475,000,
$460,000 and $464,000 from investment securities in these years helped to reduce the effective tax rate. The effective tax rate for the second quarter and first six months of 2004 was 27.4% and 33.2%, respectively, versus 40.4% and 40.0%, respectively, for the same two periods of 2003. The decrease in the effective tax rate is related to the tax-free nature of the above-referenced life insurance proceeds.

        Balance Sheet Analysis

        American River Bankshares' total assets were $397,393,000 at December 31, 2003 as compared to $342,563,000 at December 31, 2002, representing an increase of 16.0%. The average balances of total assets during 2003 were $363,175,000 which represents an increase of $53,601,000 (17.3%) over the December 31, 2002 total of $309,574,000.

        American River Bankshares' total assets were $431,097,000 at June 30, 2004 as compared to $397,393,000 at December 31, 2003, representing an increase of 8.5%. The average balances of total assets for the six months ended June 30, 2004 was $409,232,000 which represents an increase of $59,095,000 or 16.9% over the $350,137,000 during the six month period ended June 30, 2003.

        Loans and Leases

        American River Bankshares concentrates its lending activities in the following principal areas: 1) commercial; 2) commercial real estate; 3) multi-family real estate; 4) real estate construction (both commercial and residential); 5) residential real estate; 6) lease financing receivable; 7) agriculture; and 8) consumer loans. At June 30, 2004, these categories accounted for approximately 21%, 54%, 1%, 14%, 1%, 4%, 3% and 2%, respectively, of American River Bankshares' loan portfolio. This mix was relatively unchanged compared to December 31, 2003. Continuing economic activity in American River Bankshares' market area, new borrowers developed through American River Bankshares' marketing efforts and additional credit extensions to existing borrowers, offset by normal loan paydowns and payoffs, resulted in net increases in balances for commercial real estate ($3,368,000 or 2.4%), real estate construction ($1,761,000 or 4.7%), residential real estate ($181,000 or 12.0%), lease financing receivable ($1,457,000 or 15.7%), agriculture ($452,000 or 5.6%) and consumer ($1,094,000 or 18.4%). American River Bankshares experienced a slight decrease in commercial ($1,258,000 or 2.2%), and multi-family real estate ($2,643,000 or 49.9%) as a result of normal paydowns. At December 31, 2003, these categories accounted for approximately 22%, 53%, 2%, 14%, 1%, 3%, 3% and 2%, respectively, of American River Bankshares' loan portfolio. This mix was relatively unchanged compared to 21%, 52%, 3%, 14%, 1%, 3%, 4% and 2% at December 31, 2002. Continuing economic activity in American River Bankshares' market area, new borrowers developed through American River Bankshares' marketing efforts and credit extensions expanded to existing borrowers, offset by normal loan and lease paydowns and payoffs, resulted in net increases in balances for commercial ($8,115,000 or 15.5%), commercial real estate ($22,272,000 or 18.6%), real estate construction ($5,049,000 or 15.6%), and lease financing receivable ($2,510,000 or 37.1%). Despite the new borrowers, American River Bankshares experienced decreases in multi-family real estate ($2,272,000 or 30.0%), residential real estate ($153,000 or 9.2%), agriculture ($797,000 or 9.0%) and consumer loans ($421,000 or 6.6%) as a result of normal paydowns.

        Table Five below summarizes the composition of the loan portfolio as of the dates indicated.

Table Five: Loan and Lease Portfolio Composition

                              June 30,                                December 31,
                             ----------    ------------------------------------------------------------------
(dollars in thousands)          2004          2003          2002          2001          2000          1999
-------------------------------------------------------------------------------------------------------------
Commercial                   $   56,088    $   57,346    $   49,231    $   43,619    $   52,726    $   42,148
Real estate:
  Commercial                    145,617       142,249       119,977        99,355        96,840        71,655
  Multi-family                    2,658         5,301         7,573           803           550           487
  Construction                   39,195        37,434        32,385        30,821        27,182        25,784
  Residential                     1,689         1,508         1,661         3,119         8,085         6,234
Agriculture                       8,479         8,027         8,824        10,251        10,764         7,200
Consumer                          7,044         5,950         6,371         7,598         6,413         5,896
Lease financing receivable       10,733         9,276         6,766         2,499         1,150           122
-------------------------------------------------------------------------------------------------------------
                                271,503       267,091       232,788       198,065       203,710       159,526
Deferred loan fees, net            (633)         (678)         (583)         (425)         (598)         (420)
Allowance for loan and
 lease losses                    (4,233)       (3,949)       (3,197)       (2,614)       (2,454)       (2,062)
-------------------------------------------------------------------------------------------------------------
Total net loans and leases      266,637    $  262,464    $  229,008    $  195,026    $  200,658    $  157,044
=============================================================================================================

        A significant portion of American River Bankshares' loans and leases are direct loans and leases made to individuals and local businesses. American River Bankshares relies substantially on local promotional activity and personal contacts by bank officers, directors and employees to compete with other financial institutions. American River Bankshares makes loans and leases to borrowers whose applications include a sound purpose and a viable primary repayment source, generally supported by a secondary source of repayment. Commercial loans consist of credit lines for operating needs, loans for equipment purchases, working capital, and various other business loan products. Consumer loans include a range of traditional consumer loan products such as personal lines of credit and loans to finance purchases of autos, boats, recreational vehicles, mobile homes and various other consumer items. Construction loans are generally comprised of commitments to customers within American River Bankshares' service area for construction of commercial properties, multi-family properties and custom and production-type single-family residences. Other real estate loans consist primarily of loans secured by first trust deeds on commercial and residential properties typically with maturities from 3 to 10 years and original loan to value ratios generally from 65% to 75%. Agriculture loans consist primarily of vineyard loans and development loans to plant vineyards. In general, except in the case of loans under SBA programs or Farm Services Agency guarantees, American River Bankshares does not make long-term mortgage loans; however, American River Bank has a residential lending division to assist customers in securing most forms of longer term single-family mortgage financing. American River Bank acts as a broker between American River Bank's customers and the loan wholesalers. American River Bank receives an origination fee for loans closed.

RISK ELEMENTS

        American River Bankshares assesses and manages credit risk on an ongoing basis through a total credit culture that emphasizes excellent credit quality, extensive internal monitoring and established formal lending policies. Additionally, American River Bankshares contracts with an outside loan review consultant to periodically review the existing loan and lease portfolio. Management believes its ability to identify and assess risk and return characteristics of American River Bankshares' loan and lease portfolio is critical for profitability and growth. Management strives to continue its emphasis on credit quality in the loan and lease approval process, active credit administration and regular monitoring. With this in mind, management has designed and implemented a comprehensive loan and lease review and grading system that functions to assess the credit risk inherent in the loan and lease portfolio.

        Ultimately, underlying trends in economic and business cycles may influence credit quality. American River Bank's business is concentrated in the Sacramento Metropolitan Statistical Area, which is a diversified economy, but with a large State of California government presence and employment base, and in Sonoma County through North Coast Bank, a division of American River Bank. American River Bankshares' business in Sonoma County is focused mainly on commercial and real estate enterprises within the three communities in which it has offices (Santa Rosa, Windsor, and Healdsburg). The economy of Sonoma County is diversified with professional services, manufacturing, agriculture and real estate investment and construction.

        American River Bankshares has significant extensions of credit and commitments to extend credit that are secured by real estate. The ultimate repayment of these loans is generally dependent on personal or business cash flows or the sale or refinancing of the real estate. American River Bankshares monitors the effects of current and expected market conditions and other factors on the collectability of real estate loans. The more significant factors management considers involve the following: lease rate and terms, absorption and sale rates; real estate values and rates of return; operating expenses; inflation; and sufficiency of repayment sources independent of the real estate including, in some instances, personal guarantees.

        In extending credit and commitments to borrowers, American River Bankshares generally requires collateral and/or guarantees as security. The repayment of such loans is expected to come from cash flow or from proceeds from the sale of selected assets of the borrowers. American River Bankshares' requirement for collateral and/or guarantees is determined on a case-by-case basis in connection with management's evaluation of the creditworthiness of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing properties, residences and other real property. American River Bankshares secures its collateral by perfecting its security interest in business assets, obtaining deeds of trust, or outright possession among other means.

        In management's judgment, a concentration exists in real estate loans which represented approximately 69.7% of American River Bankshares' loan and lease portfolio at June 30, 2004. Although management believes this concentration to have no more than the normal risk of collectability, a substantial decline in the economy in general, or a decline in real estate values in American River Bankshares' primary market areas in particular, could have an adverse impact on the collectability of these loans and require an increase in the provision for loan and lease losses which could adversely affect American River Bankshares' future prospects, results of operations, profitability and stock price. Management believes that its lending policies and underwriting standards will tend to minimize losses in an economic downturn, however, there is no assurance that losses will not occur under such circumstances. American River Bankshares' loan policies and underwriting standards include, but are not limited to, the following: (1) maintaining a thorough understanding of American River Bankshares' service area and originating a significant majority of its loans within that area, (2) maintaining a thorough understanding of borrowers' knowledge, capacity, and market position in their field of expertise, (3) basing real estate loan approvals not only on market demand for the project, but also on the borrowers' capacity to support the project financially in the event it does not perform to expectations (whether sale or income performance), and (4) maintaining conforming and prudent loan-to-value and loan-to-cost ratios based on independent outside appraisals and ongoing inspection and analysis by American River Bankshares' lending officers.

        Nonaccrual, Past Due and Restructured Loans and Leases

        Management generally places loans on nonaccrual status when they become 90 days past due, unless the loan is well secured and in the process of collection. Loans are charged off when, in the opinion of management, collection appears unlikely. Table Six below sets forth nonaccrual loans and loans past due 90 days or more as of June 30, 2004 and December 31, 2003, 2002, 2001, 2000 and 1999.

Table Six:  Non-Performing Loans and Leases

                                               June 30,                       December 31,
                                               --------   ----------------------------------------------------
(dollars in thousands)                           2004       2003       2002       2001       2000       1999
--------------------------------------------------------------------------------------------------------------
Past due 90 days or more and still accruing:
   Commercial                                  $      -   $      2   $      2   $      -   $      -   $      -
   Real estate                                        -          -          -          -          -          -
   Consumer and other                                 -          -          -          -          -          -
--------------------------------------------------------------------------------------------------------------
Nonaccrual:
   Commercial                                         -          -         42        534        225         30
   Real estate                                        -          -        160        314        449          -
   Lease financing receivable                        80        179          -          -          -          -
   Consumer and other                                 -          -          2          8          -          -
--------------------------------------------------------------------------------------------------------------
Total non-performing loans and leases          $     80   $    181   $    206   $    856   $    674   $     30
==============================================================================================================

        The recorded investments in loans and leases that were considered to be impaired totaled $80,000, $181,000 and $206,000 at June 30, 2004, December 31,
2003 and 2002, respectively. The related allowance for losses for these loans and leases at June 30, 2004, December 31, 2003 and December 31, 2002 was $40,000, $59,000 and $51,000, respectively. Management believes that the allowance allocations are adequate for the inherent risk of those loans and leases. The average recorded investment in impaired loans and leases for the years ended December 31, 2003, 2002 and 2001 was $148,000, $472,000 and
$733,000; respectively, through the first six months of 2004 the amount was $152,000 and for the second quarter of 2004 the amount was $119,000.

        Interest due but excluded from interest income on nonaccrual loans and leases was not material during 2004, 2003, 2002 and 2001. In 2004, 2003, 2002 and 2001, interest income recognized from payments received on nonaccrual loans and leases was also not material.

        At June 30, 2004, non-performing loans and leases were 0.03% of total loans and leases, compared to .07%, .09% and .43% as of December 31, 2003, 2002 and 2001, respectively.

        There were no loan concentrations in excess of 10% of total loans not otherwise disclosed as a category of loans as of June 30, 2004 or December 31, 2003, 2002 or 2001. Management is not aware of any potential problem loans, which were accruing interest at June 30, 2004, December 31, 2003 or December 31, 2002, where serious doubt exists as to the ability of the borrower to comply with the present repayment terms.

        Allowance for Loan and Lease Losses Activity

        American River Bankshares maintains an allowance for loan and lease losses ("ALLL") to cover potential losses inherent in the loan and lease portfolio, which is based upon management's estimated range of those losses. The ALLL is established through a provision for loan and lease losses and is increased by provisions charged against current earnings and recoveries and reduced by charge-offs. Actual losses for loans and leases can vary significantly from this estimate. The methodology and assumptions used to calculate the allowance are periodically reviewed as to their appropriateness given the most recent losses realized and other factors that influence the estimation process. The model assumptions and resulting allowance level are adjusted accordingly as these factors change. The ALLL totaled $4,233,000 or 1.56% of total loans and leases at June 30, 2004, $3,949,000 or 1.48%, 3,197,000 or 1.38%, and $2,614,000 or 1.32% at December 31, 2003, 2002, and 2001,
respectively. Net charge-offs to average loans and leases were 0.14% (on an annualized basis) for the second quarter of 2004 and .11% (on an annualized basis) for the six-month period ended June 30, 2004. Net charge-offs (recoveries) to average loans and leases were (0.25%) (on an annualized basis) for the second quarter of 2003 and .09% (on an annualized basis) for the six-month period ended June 30, 2003. Net charge-offs to average loans and leases were .08%, .03% and .31% for 2003, 2002 and 2001, respectively.

        Table Seven below summarizes, for the periods indicated, the activity in the allowance for loan and lease losses.

Table Seven: Allowance for Loan and Lease Losses

                                                                 Three Months                     Six Months
                                                                    Ended                           Ended
                                                                   June 30,                        June 30,
                                                         -----------------------------------------------------------
(In thousands, except for percentages)                       2004            2003            2004            2003
--------------------------------------------------------------------------------------------------------------------
Average loans and leases outstanding                     $   271,484     $   252,166     $   270,108     $   243,993
--------------------------------------------------------------------------------------------------------------------
Allowance for possible loan and lease losses at
 beginning of period                                     $     4,098     $     3,431     $     3,949     $     3,197
Loans and leases charged off:
  Lease financing receivable                                     (98)           (164)           (201)           (164)
  Consumer                                                        (1)            (12)             (1)            (14)
--------------------------------------------------------------------------------------------------------------------
Total                                                            (99)           (176)           (202)           (178)
--------------------------------------------------------------------------------------------------------------------
Recoveries of loans and leases previously charged off:
  Commercial                                                       -              20              54              20
  Real estate                                                      -               -               -              47
  Lease financing receivable                                       3               -               3               -
--------------------------------------------------------------------------------------------------------------------
Total                                                              3              20              57              67
--------------------------------------------------------------------------------------------------------------------
Net loans (charged off)                                          (96)           (156)           (145)           (111)

Additions to allowance charged
 to operating expenses                                           231             223             429             412
--------------------------------------------------------------------------------------------------------------------
Allowance for possible loan and lease
 losses at end of period                                 $     4,233     $     3,498     $     4,233     $     3,498
--------------------------------------------------------------------------------------------------------------------
Ratio of net charge-offs to average
 loans and leases outstanding (annualized)                       .14%            .25%            .11%            .09%
Provision of allowance for possible
 loan and lease losses to average loans
 and leases outstanding (annualized)                             .34%            .35%            .32%            .34%
Allowance for possible loan and lease losses to
 loans and leases net of deferred fees at end of
 period                                                         1.56%           1.39%           1.56%           1.39%

                                                                              Year Ended December 31,
                                                         -------------------------------------------------------------
(in thousands, except for percentages)                      2003         2002         2001         2000         1999
----------------------------------------------------------------------------------------------------------------------
Average loans and leases outstanding                     $ 248,342    $ 209,133    $ 202,624    $ 175,134    $ 148,369
----------------------------------------------------------------------------------------------------------------------

Allowance for possible loan & lease
 losses at beginning of period                           $   3,197    $   2,614    $   2,454    $   2,062    $   1,693

Loans and leases charged off:
  Commercial                                                    13           44          556          265          214
  Real estate                                                    -           59           85            -            -
  Consumer                                                       8           48           13            1            3
  Lease financing receivable                                   333            -           57            -           14
----------------------------------------------------------------------------------------------------------------------
Total                                                          354          151          711          266          231
----------------------------------------------------------------------------------------------------------------------
Recoveries of loans and leases previously charged off:
  Commercial                                                   113            1            9           23           15
  Real estate                                                   47           85            -            -            -
  Consumer                                                       -            4            -            4            3
  Lease financing receivable                                     -            -           71            -            -
----------------------------------------------------------------------------------------------------------------------
Total                                                          160           90           80           27           18
----------------------------------------------------------------------------------------------------------------------
Net loans and leases charged off                               194           61          631          239          213
Amount transferred for accounts
 receivable servicing valuation
 reserve                                                         -            -            -          (41)           -
Additions to allowance charged
 to operating expenses                                         946          644          791          672          582
----------------------------------------------------------------------------------------------------------------------
Allowance for possible loan and
 lease losses at end of period                           $   3,949    $   3,197    $   2,614    $   2,454    $   2,062

Ratio of net charge-offs to average
 loans and leases outstanding                                  .08%         .03%         .31%         .14%         .14%

Provision for possible loan and
 lease losses to average loans and
 leases outstanding                                            .38%         .31%         .39%         .38%         .39%

Allowance for possible loan and
 lease losses to loans and leases,
 net of deferred fees, at end of
 period                                                       1.48%        1.38%        1.32%        1.21%        1.30%

        The adequacy of the ALLL and the level of the related provision for loan and lease losses is determined based on management's judgment after consideration of numerous factors including but not limited to: (i) local and regional economic conditions, (ii) borrowers' financial condition, (iii) loan impairment and the related level of expected charge-offs, (iv) evaluation of industry trends, (v) industry and other concentrations, (vi) loans which are contractually current as to payment terms but demonstrate a higher degree of risk as identified by management, (vii) continuing evaluations of the performing loan portfolio, (viii) ongoing review and evaluation of problem loans identified as having loss potential, (ix) quarterly review by the board of directors, and
(x) assessments by banking regulators and other third parties. Management and the board of directors evaluate the ALLL and determine its desired level considering objective and subjective measures, such as knowledge of the borrowers' business, valuation of collateral, the determination of impaired loans or leases and exposure to potential losses.

        American River Bankshares establishes general reserves in accordance with Statement of Accounting Standards ("SFAS") No. 5., Accounting for Contingencies, and specific reserves in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan. The ALLL is maintained by categories of the loan portfolio based on loan type and loan rating; however, the entire allowance is available to cover actual loan and lease losses. While management uses available information to recognize possible losses on loans and leases, future additions to the allowance may be necessary, based on changes in economic conditions and other matters. In addition, various regulatory agencies, as an integral part of their examination process, periodically review American River Bankshares' ALLL. Such agencies may require American River Bankshares to provide additions to the allowance based on their judgment of information available to them at the time of their examination. The adequacy of the ALLL is determined based on three components. First is the dollar weighted risk rating of the loan portfolio, including all outstanding loans and leases. Every extension of credit has been assigned a loan type and risk rating based upon a comprehensive definition intended to measure the inherent risk of lending money. Each type and rating has an assigned risk factor expressed as a reserve percentage. Second, established specific reserves consistent with SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" are assigned to individually impaired loans. These are estimated potential losses associated with specific borrowers based upon estimated cash flows or collateral value and events affecting the risk rating. Third, American River Bankshares maintains a reserve for qualitative factors that may affect the portfolio as a whole, such as those factors described above, including a reserve for model imprecision consistent with SFAS No. 5 "Accounting for Contingencies." Table Eight below summarizes the allocation of the allowance for loan and lease losses for the periods indicated. The allocation presented should not be interpreted as an indication that charges to the allowance for loan and lease losses will be incurred in these amounts or proportions, or that the portion of the allowance allocated to each loan and lease category represents the total amounts available for charge-offs that may occur within these categories.

Table Eight:  Allowance for Loan and Lease Losses by Loan Category

                                     June 30, 2004                December 31, 2003              December 31, 2002
                              -------------------------------------------------------------------------------------------
                                          Percent of loans               Percent of loans                Percent of loans
(in thousands,                            in each category               in each category                in each category
except percentages)             Amount    to total loans      Amount     to total loans        Amount    to total loans
-------------------------------------------------------------------------------------------------------------------------
Commercial                    $     872         20.7%        $     865        21.5%         $      660        21.1%
Real estate                       2,699         69.6%            2,579        69.8%              2,173        69.5%
Agriculture                                      3.1%              201         3.0%                            3.8%
                                    215                                                            116
Consumer                            123          2.6%               91         2.2%                152         2.9%
Lease financing receivable          324          4.0%              213         3.5%                 96         2.7%
-------------------------------------------------------------------------------------------------------------------------
Total allocated               $   4,233        100.0%        $   3,949       100.0%         $    3,197       100.0%
-------------------------------------------------------------------------------------------------------------------------

                                   December 31, 2001              December 31, 2000              December 31, 1999
                              -------------------------------------------------------------------------------------------
                                          Percent of loans               Percent of loans                Percent of loans
                                          in each category               in each category                in each category
                                 Amount   to total loans       Amount    to total loans        Amount    to total loans
                              -------------------------------------------------------------------------------------------
Commercial                    $     923         22.0%        $     781        25.9%         $      642        26.4%
Real estate                       1,288         67.7%            1,392        65.1%              1,252        65.3%
Agriculture                                      5.3%              105         5.3%                 78         4.5%
                                    147
Consumer                            206          3.8%              153         3.1%                 88         3.7%
Lease financing receivable           50          1.2%               23          .6%                  2          .1%
-------------------------------------------------------------------------------------------------------------------------
Total allocated               $   2,614        100.0%        $   2,454       100.0%         $    2,062       100.0%
-------------------------------------------------------------------------------------------------------------------------

        Other Real Estate

        At June 30, 2004, December 31, 2003, 2002 and 2001, American River Bankshares did not have any other real estate ("ORE") properties.

DEPOSITS

        At June 30, 2004, total deposits were $350,022,000 representing an increase of $27,515,000 (8.5%) from the December 31, 2003 balance of $322,507,000. Noninterest-bearing deposits increased $7,801,000 (7.6%) while interest-bearing deposits increased $19,714,000 (9.0%). Interest checking, money market and savings accounts increased $21,070,000 (14.2%) while time deposits decreased $1,356,000 (1.9%). At December 31, 2003, total deposits were $322,507,000 representing an increase of $46,711,000 (16.9%) over the December 31, 2002 balance of $275,796,000. The deposit growth in 2003 can be attributed to a concentrated effort to increase noninterest-bearing demand, interest-bearing money market and NOW accounts and savings accounts. As a result, these accounts increased 24.8%, 23.7% and 13.1%, respectively, in 2003. During 2002, deposits increased $20,908,000 (8.2%) from the total of $254,888,000 at December 31, 2001.

OTHER BORROWED FUNDS

        Other borrowings outstanding as of June 30, 2004, December 31, 2003, 2002 and 2001, consist of advances (both long-term and short-term) from the FHLB and overnight borrowings from correspondent banks. The following table summarizes these borrowings (in thousands):

                            June 30, 2004        December 31, 2003      December 31, 2002      December 31, 2001
                         ----------------------------------------------------------------------------------------
                          Amount      Rate       Amount      Rate       Amount      Rate       Amount      Rate
                         ----------------------------------------------------------------------------------------
Short-Term borrowings:
  FHLB advances          $ 38,800       1.61%   $ 25,000       1.40%   $ 24,000       1.71%   $      -          -
  Advances from
   correspondent banks          -          -       9,600       1.44%      6,550       1.75%          -          -
-----------------------------------------------------------------------------------------------------------------
Total Short-Term
 Borrowings              $ 38,800       1.61%   $ 34,600       1.41%   $ 30,550       1.72%   $      -          -
-----------------------------------------------------------------------------------------------------------------
Long-Term Borrowings:
  FHLB advances          $  1,916       6.13%   $  1,942       6.13%   $  1,992       6.13%   $  2,039       6.13%
-----------------------------------------------------------------------------------------------------------------

        The maximum amount of short-term borrowings at any month-end during 2004, 2003, 2002 and 2001 was $45,800,000, $38,100,000 $33,900,000, and
$12,390,000, respectively. There were no advances from correspondent banks at June 30, 2004. The FHLB advances are collateralized by loans and securities pledged to the FHLB. The following is a breakdown of rates and maturities on FHLB advances as of June 30, 2004 (dollars in thousands):

                              Short Term     Long Term
                             ------------    ---------
           Amount            $     38,800    $   1,916
           Maturity          2004 to 2006         2007
           Average rates             1.61%        6.13%

        American River Bankshares has also been issued a total of $333,000 in letters of credit by the FHLB which have been pledged to secure Local Agency Deposits. The letters of credit act as a guarantee of payment to certain third parties in accordance with specified terms and conditions. The letters of credit were not drawn upon in 2004, 2003, 2002, or 2001, and management does not expect to draw upon these lines in the future.

CAPITAL RESOURCES

        The current and projected capital position of American River Bankshares and the impact of capital plans and long-term strategies is reviewed regularly by management. American River Bankshares' capital position represents the level of capital available to support continuing operations and expansion.

        American River Bankshares and American River Bank are subject to certain regulations issued by the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation, which require maintenance of certain levels of capital. Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on American River Bankshares' consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the American River Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. American River Bankshares' and American River Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. At June 30, 2004, shareholders' equity was $37,509,000, representing an increase of $2,052,000 (5.8%) from $35,457,000 at
December 31, 2003. In 2003, shareholders' equity increased by $3,731,000 (11.8%) from $31,726,000 at December 31, 2002. In 2002, shareholders' equity increased $3,800,000 (13.5%) from 2001. The ratio of total risk-based capital to risk adjusted assets was 13.4% at June 30, 2004, 12.9% at December 31, 2003 and 13.0% at December 31, 2002. Tier 1 risk-based capital to risk-adjusted assets was 12.2% at June 30, 2004, 11.6% at December 31, 2003 and 11.8% at December 31,
2002.

        Table Nine below lists American River Bankshares' actual capital ratios at June 30, 2004 and December 31, 2003 and 2002, as well as the minimum capital ratios for capital adequacy.

Table Nine:  Capital Ratios

                                                                                    Minimum
Capital to Risk-                          At December 31,   At December 31,   Regulatory Capital
Adjusted Assets        At June 30, 2004        2003              2003            Requirements
------------------------------------------------------------------------------------------------
Leverage ratio                8.9%            9.0%              8.9%               4.00%

Tier 1 Risk-Based
 Capital                     12.2%           11.6%             11.8%               4.00%

Total Risk-Based
 Capital                     13.4%           12.9%             13.0%               8.00%

        On September 20, 2001, American River Bankshares announced a plan to repurchase, as conditions warrant, up to 5% annually of American River Bankshares' common stock. During the first six months of 2004, American River Bankshares repurchased 9,300 shares; during 2003, American River Bankshares repurchased 1,500 shares; during 2002, American River Bankshares repurchased 65,627 shares and in 2001, American River Bankshares repurchased 33,705 shares under the repurchase plan.

        Capital ratios are reviewed on a regular basis to ensure that capital exceeds the prescribed regulatory minimums and is adequate to meet future needs. Management believes that both American River Bankshares and American River Bank met all their capital adequacy requirements as of June 30, 2004 and December 31, 2003 and 2002. Management believes that the American River Bankshares' capital is adequate to support current operations and anticipated growth, cash dividends and future capital requirements of the American River Bankshares and its subsidiaries.

OFF-BALANCE SHEET ITEMS

        American River Bankshares is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

        American River Bankshares' exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. American River Bankshares uses the same credit policies in making commitments and letters of credit as it does for loans included on the consolidated balance sheet. As of June 30, 2004 and December 31, 2003 and 2002, commitments to extend credit and letters of credit were the only financial instruments with off-balance sheet risk. American River Bankshares has not entered into any contracts for financial derivative instruments such as futures, swaps, options or similar instruments. Loan commitments and letters of credit were $68,564,000, $72,599,000 and $65,382,000 at June 30, 2004, December 31, 2003 and 2002,
respectively. As a percentage of net loans and leases these off-balance sheet items represent 25.7%, 27.7% and 28.6%, respectively.

        American River Bankshares has certain ongoing commitments under operating leases. These commitments do not significantly impact operating results.

        Certain financial institutions have elected to use special purpose vehicles ("SPV") to dispose of problem assets. The SPV is typically a subsidiary company with an asset and liability structure and legal status that makes its obligations secure even if the parent corporation goes bankrupt. Under certain circumstances, these financial institutions may exclude the problem assets from their reported impaired and non-performing assets. American River Bankshares does not use these vehicles or any other structures to dispose of problem assets.

CONTRACTUAL OBLIGATIONS

        American River Bankshares leases certain facilities at which it conducts its operations. Future minimum lease commitments under non-cancelable operating leases are noted in Table Ten below. Table Ten below presents certain of American River Bankshares' contractual obligations as of December 31, 2003.

Table Ten: Contractual Obligations

                                                                Payments due by period
                                               --------------------------------------------------------
                                                          Less than                           More than
(dollars in thousands)                         Total        1 year    1-3 years   3-5 years    5 years
-------------------------------------------------------------------------------------------------------
Long-Term Debt                                 $  1,942   $      54   $     117   $   1,771   $       -
Capital Lease Obligations                             -           -           -           -           -
Operating Leases                                  4,271         673       1,410       1,070       1,118
Purchase Obligations                                  -           -           -           -           -
Other Long-Term Liabilities Reflected on the
 Balance Sheet under GAAP                           615           -           -           -         615
-------------------------------------------------------------------------------------------------------
Total                                          $  6,828   $     727   $   1,527   $   2,841   $   1,733
=======================================================================================================

        Included in Table Ten, above, are amounts payable under American River Bankshares' Deferred Compensation and Deferred Fees Plans. These amounts represented $615,000 and are anticipated to be primarily payable at least five years in the future. There were no material changes reflected at June 30, 2004 compared to December 31, 2003.

OTHER MATTERS

        Effects of Terrorism

        The terrorist actions on September 11, 2001 and thereafter and the current military conflict in Iraq have had significant adverse effects upon the United States economy. Whether the terrorist activities in the future and the actions of the United States and its allies in combating terrorism on a worldwide basis will adversely impact American River Bankshares and the extent of such impact is uncertain. However, such events have had and may continue to have an adverse effect on the economy in American River Bankshares' market areas. Such continued economic deterioration could adversely affect American River Bankshares' future results of operations by, among other matters, reducing the demand for loans and other products and services offered by American River Bankshares, increasing nonperforming loans and the amounts reserved for loan and lease losses, and causing a decline in American River Bankshares' stock price.

        Website Access

        American River Bankshares maintains a website where certain information about American River Bankshares is posted. Through the website, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments thereto are available as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. These reports are free of charge and can be accessed through the address www.amrb.com/financial.html by clicking on the SEC Filings link located at that address.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Market Risk Management

        Overview. Market risk is the risk of loss from adverse changes in market prices and rates. American River Bankshares' market risk arises primarily from interest rate risk inherent in its loan, investment and deposit functions. The goal for managing the assets and liabilities of American River Bankshares is to maximize shareholder value and earnings while maintaining a high quality balance sheet without exposing American River Bankshares to undue interest rate risk. The board of directors has overall responsibility for the interest rate risk management policies. American River Bankshares has a Risk Management Committee, made up of American River Bankshares management that establishes and monitors guidelines to control the sensitivity of earnings to changes in interest rates.

        Asset/Liability Management. Activities involved in asset/liability management include but are not limited to lending, accepting and placing deposits and investing in securities. Interest rate risk is the primary market risk associated with asset/liability management. Sensitivity of earnings to interest rate changes arises when yields on assets change in a different time period or in a different amount from that of interest costs on liabilities. To mitigate interest rate risk, the structure of the balance sheet is managed with the goal that movements of interest rates on assets and liabilities are correlated and contribute to earnings even in periods of volatile interest rates. The asset/liability management policy sets limits on the acceptable amount of variance in net interest margin and market value of equity under changing interest environments. American River Bankshares uses simulation models to forecast earnings, net interest margin and market value of equity.

        Simulation of earnings is the primary tool used to measure the sensitivity of earnings to interest rate changes. Using computer-modeling techniques, American River Bankshares is able to estimate the potential impact of changing interest rates on earnings. A balance sheet forecast is prepared quarterly using inputs of actual loans, securities and interest bearing liabilities (i.e. deposits/borrowings) positions as the beginning base. The forecast balance sheet is processed against three interest rate scenarios. The scenarios include a 200 basis point rising rate forecast, a flat rate forecast and a 200 basis point falling rate forecast which take place within a one year time frame. The net interest income is measured during the year assuming a gradual change in rates over the twelve-month horizon. American River Bankshares' net interest income, as forecast below, was modeled utilizing a forecast balance sheet projected from balances as of the date indicated. Table Eleven below summarizes the effect on net interest income (NII) of a +/-200 basis point change in interest rates as measured against a constant rate (no change) scenario.

Table Eleven:  Interest Rate Risk Simulation of Net Interest as of June 30, 2004
               and December 31, 2003

                                            $ Change in NII    $ Change in NII
                                              from Current       from Current
                                            12 Month Horizon   12 Month Horizon
  (In thousands)                             June 30, 2004     December 31, 2003
  ---------------------------------------   ----------------   -----------------
  Variation from a constant rate scenario
  +200bp                                        $  535            $  427
  -200bp                                        $ (444)           $ (592)

        The simulations of earnings do not incorporate any management actions, which might moderate the negative consequences of interest rate deviations. Therefore, they do not reflect likely actual results, but serve as conservative estimates of interest rate risk.

Interest Rate Sensitivity Analysis

        Interest rate sensitivity is a function of the repricing characteristics of the portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest-bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity. Interest rate sensitivity management focuses on the maturity of assets and liabilities and their repricing during periods of changes in market interest rates. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in the current portfolio that are subject to repricing at various time horizons. The differences are known as interest sensitivity gaps.

        A positive cumulative gap may be equated to an asset sensitive position. An asset sensitive position in a rising interest rate environment will cause a bank's interest rate margin to expand. This results as floating or variable rate loans reprice more rapidly than fixed rate certificates of deposit that reprice as they mature over time. Conversely, a declining interest rate environment will cause the opposite effect. A negative cumulative gap may be equated to a liability sensitive position. A liability sensitive position in a rising interest rate environment will cause a bank's interest rate margin to contract, while a declining interest rate environment will have the opposite effect.

        As reflected in Table Twelve below, at June 30, 2004 and December 31, 2003, the cumulative gap through the one-year time horizon indicates a slightly liability sensitive position.

Table Twelve:  Interest Rate Sensitivity
June 30, 2004

Assets and Liabilities
 which mature or reprice within (days):
                                                                                             Non-
(dollars in thousands)           0-90          91-180        181-365        Over 365       repricing       Total
--------------------------------------------------------------------------------------------------------------------
Assets:
  Investment securities      $      3,228   $      3,314   $      8,684   $    111,924   $          -   $    127,150
  Loans and leases                131,437         24,298         36,943         73,959              -        266,637
  Other assets                          -              -              -              -         37,310         37,310
--------------------------------------------------------------------------------------------------------------------
    Total assets             $    134,665   $     27,612   $     45,627   $    185,883   $     37,310   $    431,097
====================================================================================================================
Liabilities:
  Noninterest bearing        $          -   $          -   $          -   $          -   $    110,109   $    110,109
  Interest bearing:
    Transaction                    15,552          6,221          4,666          4,666              -         31,105
    Money market                   57,285         22,914         17,186         17,186              -        114,571
    Savings                        11,986          4,794          2,397          4,794              -         23,971
    Time certificates              31,488         13,388         12,248         13,142              -         70,266
  Short-term borrowings             7,500         10,900         12,400          8,000              -         38,800
  Long-term borrowings                  6              6             12         1,892               -          1,916
  Other liabilities                     -              -              -              -          2,850          2,850
  Shareholders' equity                  -              -              -              -         37,509         37,509
--------------------------------------------------------------------------------------------------------------------
    Total liabilities
     and shareholders'
     equity                  $    123,817   $     58,223   $     48,909   $     49,680   $    150,468   $    431,097
====================================================================================================================
Interest rate
 sensitivity gap             $     10,848   $    (30,611)  $     (3,282)  $    136,203   $   (113,158)
Cumulative interest
 rate sensitivity gap        $     10,848   $    (19,763)  $    (23,045)  $    113,158              -

December 31, 2003

Assets and Liabilities
 which mature or reprice within (days):
                                                                                             Non-
(dollars in thousands)           0-90          91-180        181-365        Over 365       repricing       Total
--------------------------------------------------------------------------------------------------------------------
Assets:
  Investment securities      $      3,657   $      1,703   $      6,582   $     84,100   $          -   $     96,042
  Loans and leases                139,584         26,256         20,359         76,265              -        262,464
  Other assets                          -              -              -              -         38,887         38,887
--------------------------------------------------------------------------------------------------------------------
    Total assets             $    143,241   $     27,959   $     26,941   $    160,365   $     38,887   $    397,393
====================================================================================================================
Liabilities:
  Noninterest bearing        $          -   $          -   $          -   $          -   $    102,308   $    102,308
  Interest bearing:
    Transaction                    14,203          5,681          4,261          4,261              -         28,406
    Money market                   51,213         20,547         15,409         15,409              -        102,578
    Savings                         8,797          3,519          1,759          3,519              -         17,594
    Time certificates              33,350         16,020         12,229         10,022              -         71,621
  Short-term borrowings            20,600         14,000              -              -              -         34,600
  Long-term borrowings                  5              5             12          1,920              -          1,942
  Other liabilities                     -              -              -              -          2,887          2,887
  Shareholders' equity                  -              -              -              -         35,457         35,457
--------------------------------------------------------------------------------------------------------------------
    Total liabilities
     and shareholders'
     equity                  $    128,168   $     59,772   $     33,670   $     35,131   $    140,652   $    397,393
====================================================================================================================
Interest rate
 sensitivity gap             $     15,073   $    (31,813)  $     (6,729)  $    125,234   $   (101,765)
Cumulative interest
 rate sensitivity gap        $     15,073   $    (16,740)  $    (23,469)  $    101,765              -

INFLATION

        The impact of inflation on a financial institution differs significantly from that exerted on manufacturing, or other commercial concerns, primarily because its assets and liabilities are largely monetary. In general, inflation primarily affects American River Bankshares and it subsidiaries through its effect on market rates of interest, which affects American River Bankshares' ability to attract loan customers. Inflation affects the growth of total assets by increasing the level of loan demand, and potentially adversely affects capital adequacy because loan growth in inflationary periods can increase at rates higher than the rate that capital grows through retention of earnings which may be generated in the future. In addition to its effects on interest rates, inflation increases overall operating expenses. Inflation has not had a material effect upon the results of operations of American River Bankshares and its subsidiaries during the periods ended June 30, 2004 and December 31, 2003, 2002 and 2001.

LIQUIDITY

        Liquidity management refers to American River Bankshares' ability to provide funds on an ongoing basis to meet fluctuations in deposit levels as well as the credit needs and requirements of its clients. Both assets and liabilities contribute to American River Bankshares' liquidity position. Federal funds lines, short-term investments and securities, and loan repayments contribute to liquidity, along with deposit increases, while loan funding and deposit withdrawals decrease liquidity. American River Bankshares assesses the likelihood of projected funding requirements by reviewing historical funding patterns, current and forecasted economic conditions and individual client funding needs. Commitments to fund loans and outstanding letters of credit at June 30, 2004 and December 31, 2003 were approximately $62,083,000 and $1,933,000 and $71,858,000 and $741,000, respectively. Such loans relate primarily to revolving lines of credit and other commercial loans, and to real estate construction loans. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

        American River Bankshares' sources of liquidity consist of cash and due from correspondent banks, overnight funds sold to correspondent banks, unpledged marketable investments and loans held for sale and/or pledged for secured borrowings. On June 30, 2004, consolidated liquid assets totaled $55.3 million or 12.8% of total assets compared to $56.8 million or 14.3% of total assets on December 31, 2003 and $49.7 million or 14.5% of total assets on December 31, 2002. In addition to liquid assets, American River Bankshares maintains short-term lines of credit in the amount of $38,000,000 with correspondent banks. At June 30, 2004, American River Bankshares had $38,000,000 available under these credit lines. Additionally, American River Bank is member of the Federal Home Loan Bank (the "FHLB"). At June 30, 2004, American River Bank could have arranged for up to $56,068,000 in secured borrowings from the FHLB. These borrowings are secured by pledged mortgage loans and investment securities. At June 30, 2004, American River Bankshares had advances borrowings and commitments outstanding of $41,049,000, leaving $15,019,000 available under these secured borrowing arrangements. American River Bank also has informal agreements with various other banks to sell participations in loans, if necessary. American River Bankshares serves primarily a business and professional customer base and, as such, its deposit base is susceptible to economic fluctuations. Accordingly, management strives to maintain a balanced position of liquid assets to volatile and cyclical deposits.

        Liquidity is also affected by portfolio maturities and the effect of interest rate fluctuations on the marketability of both assets and liabilities. American River Bankshares can sell any of its unpledged securities held in the available-for-sale category to meet liquidity needs. Due to the falling interest rate environment throughout the last half of 2000 and continuing through the end of 2003, much of the investment portfolio experienced price appreciation, which has resulted in unrealized gains. During the last part of the second half of the second quarter of 2004, the bond market experienced an overall drop in price due to the increase in rates; however, the investment portfolio maintained a large part of the unrealized gains. These unrealized gains allow American River Bankshares the ability to sell these securities should the liquidity needs arise. These securities are also available to pledge as collateral for borrowings if the need should arise. American River Bank has established a master repurchase agreement with a correspondent bank to enable such transactions. American River Bank can also pledge securities to borrow from the Federal Reserve Bank of San Francisco and the FHLB. The principal cash requirements of American River Bankshares are for expenses incurred in the support of administration and operations. For nonbanking functions, American River Bankshares is dependent upon the payment of cash dividends from its subsidiaries to service its commitments. American River Bankshares expects that the cash dividends paid by the subsidiaries to American River Bankshares will be sufficient to meet this payment schedule.

        The principal cash requirements of American River Bankshares are for expenses incurred in the support of administration and operations. For nonbanking functions, the American River Bankshares is dependent upon the payment of cash dividends from its subsidiaries to service its commitments. The American River Bankshares expects that the cash dividends paid by its subsidiaries to the American River Bankshares will be sufficient to meet this payment schedule. The maturity distribution of certificates of deposit in denominations of $100,000 or more is set forth in Table Thirteen below for the periods presented. These deposits are generally more rate sensitive than other deposits and, therefore, are more likely to be withdrawn to obtain higher yields elsewhere if available.

Table Thirteen:  Maturities of Certificates of Deposits Over $100,000

(dollars in thousands)                  June 30, 2004    December 31, 2003
--------------------------------------------------------------------------
Three months or less                      $   20,497        $   21,668
Over three months through six months           9,729            11,391
Over six months through twelve months          7,904             8,479
Over twelve months                            10,589             7,545
--------------------------------------------------------------------------
Total                                     $   48,719        $   49,083
==========================================================================

        Loan and lease demand also affects the American River Bankshares' liquidity position. Table Fourteen below presents the maturities of loans and leases for the period indicated.

Table Fourteen:  Loan and Lease Maturities (Gross Loans and Leases)

                         One year    One year through      Over
(dollars in thousands)   or less        five years      five years      Total
-------------------------------------------------------------------------------
June 30, 2004
  Commercial            $   29,776      $   20,366      $    5,946   $   56,088
  Real estate               47,064          30,954         111,141      189,159
  Agriculture                1,000           6,091           1,388        8,479
  Consumer                   1,305           3,010           2,729        7,044
  Leases                       369          10,105             259       10,733
-------------------------------------------------------------------------------
  Total                 $   79,514      $   70,526      $  121,463   $  271,503
===============================================================================

December 31, 2003
  Commercial            $   28,699      $   22,345      $    6,302   $   57,346
  Real estate               41,096          37,110         108,286      186,492
  Agriculture                  943           5,681           1,403        8,027
  Consumer                     658           2,993           2,299        5,950
  Leases                       278           8,905              93        9,276
-------------------------------------------------------------------------------
  Total                 $   71,674      $   77,034      $  118,383   $  267,091
===============================================================================

        Loans and leases shown above with maturities greater than one year include $161,264,000 of floating interest rate loans and $30,725,000 of fixed rate loans and leases at June 30, 2004, and $166,132,000 of floating interest rate loans and $26,108,000 of fixed rate loans and leases at December 31, 2003.

        The carrying amount, maturity distribution and weighted average yield of the American River Bankshares' investment securities available-for-sale and held-to-maturity portfolios are presented in Table Fifteen below. The yields on tax-exempt obligations have been computed on a tax equivalent basis.

Table Fifteen:  Securities Maturities and Weighted Average Yields

(Taxable Equivalent Basis)
                                                      June 30, 2004         December 31, 2003
                                                  ---------------------------------------------
                                                               Weighted                Weighted
                                                  Carrying     Average     Carrying    Average
(dollars in thousands)                             Amount       Yield       Amount      Yield
-----------------------------------------------------------------------------------------------
AVAILABLE-FOR-SALE SECURITIES:
U.S. Treasury and agency securities
  Maturing within 1 year                          $   4,823        3.43%  $   3,573        3.70%
  Maturing after 1 year but within 5 years           18,409        3.73%     17,877        3.75%
State & political subdivisions
  Maturing within 1 year                                805        6.48%        452        6.17%
  Maturing after 1 year but within 5 years              825        4.14%        967        5.69%
  Maturing after 5 years but within 10 years          6,735        6.85%      6,188        7.18%
  Maturing after 10 years                             3,929        6.89%      4,454        7.44%
Government sponsored mortgage-backed
 securities                                          45,315        4.46%     26,757        4.47%
Other
  Maturing within 1 year                                514        3.83%      1,514        1.84%
  Maturing after 1 year but within 5 years                -           -         273        3.94%
  Non maturing                                          608        6.39%        631        6.64%
-----------------------------------------------------------------------------------------------
Total investment securities                       $  81,963        4.55%  $  62,686        4.55%
===============================================================================================

HELD-TO-MATURITY SECURITIES:
State & political subdivisions
  Maturing within 1 year                          $     200        6.77%  $     200        6.77%
Government sponsored mortgage-backed
 securities                                          37,131        4.11%     26,960        4.06%
-----------------------------------------------------------------------------------------------
Total investment securities                       $  37,331        4.12%  $  27,160        4.08%
===============================================================================================

(Taxable Equivalent Basis)
                                                    December 31, 2002       December 31, 2001
                                                  ---------------------------------------------
                                                               Weighted                Weighted
                                                  Carrying     Average     Carrying    Average
(dollars in thousands)                             Amount       Yield       Amount      Yield
-----------------------------------------------------------------------------------------------
AVAILABLE-FOR-SALE SECURITIES:
U.S. Treasury and agency securities
  Maturing within 1 year                          $   4,907        6.46%  $   6,024        6.31%
  Maturing after 1 year but within 5 years           15,660        4.26%     12,479        5.30%
State & political subdivisions
  Maturing within 1 year                                779        6.89%          -           -
  Maturing after 1 year but within 5 years            1,139        6.48%      1,889        6.65%
  Maturing after 5 years but within 10 years          3,215        7.46%      1,903        7.62%
  Maturing after 10 years                             5,475        7.55%      6,148        7.49%
Government sponsored mortgage-backed
 securities                                          29,280        4.57%      1,104        5.26%
Other
  Maturing within 1 year                                254        7.40%      4,533        3.67%
  Maturing after 1 year but within 5 years              816        3.55%        789        4.62%
  Non maturing                                          351        6.61%        594        7.54%
-----------------------------------------------------------------------------------------------
Total investment securities                       $  61,876        5.13%  $  35,463        5.86%
===============================================================================================

HELD-TO-MATURITY SECURITIES:
State & political subdivisions
  Maturing within 1 year                          $   1,133        6.53%  $       -           -
  Maturing after 1 year but within 5 years              200        6.77%      1,323        6.51%
  Maturing after 5 years but within 10 years              -            -         16       15.84%
Government sponsored mortgage-backed
 securities                                          10,852        5.05%     11,770        5.92%
-----------------------------------------------------------------------------------------------
Total investment securities                       $  12,185        5.22%  $  13,109        5.99%
===============================================================================================

        The carrying values of available-for-sale securities includes net unrealized gains of $291,000, $1,430,000, $2,149,000 and $796,000 at June 30,
2004 and December 31, 2003, 2002 and 2001, respectively. The carrying values of held-to-maturity securities do not include unrealized gains, however, the net unrealized gains at June 30, 2004 and December 31, 2003, 2002 and 2001 were $31,000, $56,000, $201,000 and $125,000, respectively. Table Fifteen does not include FHLB or FRB Stock, which do not have stated maturity dates or readily available market values. The balance in FHLB and FRB Stock at June 30, 2004 and December 31, 2003, 2002 and 2001 was $2,116,000, $1,546,000, $1,562,000 and
$340,000, respectively.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        There has been no change in the independent registered public accounting firm engaged to audit the financial statements of American River Bankshares and its subsidiaries during the last two fiscal years ended December 31, 2003. There have been no disagreements with American River Bankshares' independent registered public accounting firm during the last two fiscal years ended December 31, 2003, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                        INFORMATION ABOUT BANK OF AMADOR

GENERAL DEVELOPMENT OF BUSINESS

        Bank of Amador is a California state chartered bank that opened for business on November 21, 1983, and serves the individuals, merchants, small and medium-sized businesses, and professionals located in and adjacent to Amador County. Bank of Amador operates out of its main office at 422 Sutter Street, Jackson, California 95642. Branch offices are located at 26675 Tiger Creek Road, Pioneer, California 95666 and 66 Main Street, Ione, California 95640. Bank of Amador also operates a data processing center at 933 South Highway 49, Jackson, California 95642. Bank of Amador employed an equivalent of 35 full-time employees as of June 30, 2004.

        Bank of Amador offers a full range of commercial banking services including acceptance of demand, savings and time deposits, as well as the making of commercial, real estate (including residential construction and mortgage), Small Business Administration, personal, home improvement, automobile, and other installment and term loans. Bank of Amador sells cashier's checks, travelers' checks, and money orders. Bank of Amador also offers night depository, notary services, telephone and wire transfers, federal tax depository services, and MasterCard and Visa services. Bank of Amador does not offer trust or international banking services, but will arrange for such services through a correspondent bank. Bank of Amador operates an on-site computer system that provides independent processing of the Bank of Amador's deposits, loans, and financial accounting.

        Bank of Amador obtains market penetration from the services referred to above and by the personal solicitation by its officers, directors, and shareholders. Bank of Amador's deposits are attracted primarily from individuals, merchants, small and medium-sized businesses, and professionals. The loss of any single depositor or group of affiliated depositors would not have a materially adverse effect on the business of Bank of Amador, nor is a material portion of Bank of Amador's deposits concentrated within a single industry or group of related industries.

        As of June 30, 2004, Bank of Amador had total deposits of $113,009,000. Of this total, $23,601,000 were noninterest-bearing demand deposits; $11,470,000 were interest-bearing demand deposits; and $77,938,000 were interest-bearing savings and time deposits.

        The principal source of Bank of Amador's revenues are: (i) interest and fees on loans, which account for 79%; (ii) interest on Federal Funds sold, which account for 2%; and (iii) interest on investments, which account for 12%. The remaining revenues were from service charges on deposit accounts and fees for other services.

        The common stock of Bank of Amador is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended and is subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, which include, but are not limited to, the filing of annual, quarterly, and other current reports with the Federal Deposit Insurance Corporation. Its common stock is not listed on any exchange and is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "BNKA." Bank of Amador is licensed by the California Department of Financial Institutions; its deposits are insured by the Federal Deposit Insurance Corporation; and it has chosen not to become a member of the Federal Reserve System, although it is still subject to certain regulations promulgated by the Federal Reserve Board. Bank of Amador has no subsidiaries. Bank of Amador is subject to the supervision of, and is regularly examined by, the California Department of Financial Institutions and the Federal Deposit Insurance Corporation. Such supervision and regulation include comprehensive reviews of all major aspects of its business and condition, including its capital ratios, allowance for possible loan losses, and other factors. However, no inference should be drawn that such authorities have approved any such factors. Bank of Amador is required to file reports with the California Department of Financial Institutions and the Federal Deposit Insurance Corporation and to provide such additional information as the California Department of Financial Institutions and the Federal Deposit Insurance Corporation may require.

COMPETITION

        At June 30, 2003, based on the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report at that date, the competing commercial and savings banks had 13 offices in the cities of Jackson, Ione and Pioneer, California, where Bank of Amador has its 3 banking offices. Bank of Amador also competes with savings and loan associations and, to a lesser extent, credit unions, finance companies, and other financial service providers for deposit and loan customers.

        Bank of Amador's service area primarily encompasses Amador County. The economy of Bank of Amador's service area is predominantly dependent upon government, services, retail trade, and manufacturing industries. Consequently, Bank of Amador competes with other financial institutions for deposits from and loans to individuals and companies who are also dependent upon these industries.

        Commercial banks compete with savings and loan associations, credit unions, other financial institutions and other entities for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for loans with savings and loan associations, credit unions, consumer finance companies, mortgage companies and other lending institutions.

        Banking is a business that depends on interest rate differentials. In general, the difference between the interest rate paid by a bank to obtain deposits and other borrowings and the interest rate received by a bank on loans extended to customers and on securities held in a bank's portfolio comprise the major portion of a bank's earnings.

        The interest rate differentials of a bank, and therefore its earnings, are affected not only by general economic conditions, both domestic and foreign, but also by the monetary and fiscal policies of the United States as set by statutes and as implemented by federal agencies, particularly the Federal Reserve Board. The Federal Reserve Board can and does implement national monetary policy, such as seeking to curb inflation and combat recession, by its open market operations in United States government securities, adjustments in the amount of interest free reserves that banks and other financial institutions are required to maintain, and adjustments to the discount rates applicable to borrowing by banks from the Federal Reserve Board. These activities influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and timing of any future changes in monetary policies and their impact on Bank of Amador is not predictable.

        Larger banks may have a competitive advantage because of higher lending limits and major advertising and marketing campaigns. They also perform services, such as trust services, international banking, discount brokerage and insurance services, which Bank of Amador is not authorized nor prepared to offer currently. Bank of Amador has made arrangements with its correspondent banks and with others to provide some of these services for its customers. For borrowers requiring loans in excess of Bank of Amador's legal lending limits, Bank of Amador has offered, and intends to offer in the future, such loans on a participating basis with its correspondent banks and with other community banks, retaining the portion of such loans which is within its lending limits. As of June 30, 2004, Bank of Amador's aggregate legal lending limits to a single borrower and such borrower's related parties were $2,369,000 on an unsecured basis and $3,948,000 on a fully secured basis based on capital and reserves of $15,792,000.

        Based upon the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report dated June 30, 2003, there were 13 operating commercial and savings bank offices in Amador County with total deposits of $552,000,000. This was an increase of $45,000,000 over the June 30, 2002 balances. Bank of Amador held a total of $96,000,000 in deposits, representing approximately 17% of total commercial and savings banks deposits in Amador County as of June 30, 2003.

        In 1996, pursuant to Congressional mandate, the Federal Deposit Insurance Corporation reduced bank deposit insurance assessment rates to a range from $0 to $0.27 per $100 of deposits, dependent upon a bank's risk. Based upon the risk-based assessment rate schedule, Bank of Amador's current capital ratios and levels of deposits, Bank of Amador anticipates no change in the assessment rate applicable to it during 2004 from that in 2003.

PROPERTIES

        Bank of Amador conducts operations at its main office located at 422 Sutter Street, Jackson, California which consists of approximately 6,400 square feet and is leased from the United States Postal Service. The lease has a five
(5) year term expiring on May 31, 2006. The monthly lease rate is $7,000.

        Bank of Amador also leases or owns the following premises:

        o North Main Street, Lot #20, Jackson, California. The lot is leased as an employee parking lot for the Jackson branch office. The lease is for a five (5) year term that began on January 1, 2000, and will expire on December 31, 2004, at a monthly cost of $550.

        o 26675 Tiger Creek Road, Pioneer, California. The Buckhorn branch office is housed in a modular building owned by Bank of Amador consisting of approximately 2,460 square feet. The ground upon which the branch is situated is leased at $600 per month until the lease expires on June 1, 2007.

        o 66 Main Street, Ione, California. The Ione branch office building consists of approximately 2,576 square feet, with approximately 9,700 square feet of land. The building was purchased in April 1995, at a cost of $167,500.

        o 933 South Highway 49, Jackson, California. Bank of Amador's Data Processing Department is located in separate quarters in Jackson. The 2,500 square foot facility is rented at $2,266 per month on a month-to-month basis.

        Management believes that the facilities are appropriate and adequate for the operation of the business of Bank of Amador as it is currently structured.

        The foregoing summary descriptions of leased premises are qualified in their entirety by reference to the lease agreements. For more information, see "Where You Can Find More Information" on page 188.

LEGAL PROCEEDINGS

        Other than routine litigation incidental to the ordinary course of the its business, Bank of Amador is not a party to nor is its property the subject of any material legal proceedings. Bank of Amador believes that the ultimate disposition of all currently pending matters will not have a material adverse affect on Bank of Amador's financial condition or the results of its operations. As a result of certain business combination discussions, Bank of Amador cancelled a technology services agreement which related to processing Bank of Amador's customer transactions as well as website development and hosting. Because they believed that Bank of Amador would be entering into a business combination, the board of directors decided to cancel the technology services agreement for the following mitigating reasons: (1) if the business combination was consummated, the acquiring bank would provide its own data processing; (2) an upgrade had not yet taken place; and (3) the liquidation penalty under the technology services agreement was substantial and Bank of Amador wanted to minimize its exposure. As a result of the cancellation, Bank of Amador and the vendor are currently in discussions concerning the technology services agreement.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

        As of the record date, the following table sets forth information regarding the beneficial ownership of Bank of Amador common stock by: (i) each Bank of Amador director; (ii) each executive officer(1); (iii) all Bank of Amador directors and executive officers as a group; and (iv) each 5% shareholder of Bank of Amador.

Name and address of Beneficial                                  Amount and Nature of    Percent of
Owner (2)                                 Position              Beneficial Ownership       Class
------------------------------    -------------------------     --------------------    ----------
Edward T. Bamert, II                      Director                  45,373 (3)             2.9%
Kenneth H. Deaver                         Director                  27,813 (4)             1.8%
Jerome F. Forster                         Director                 116,176 (5)             7.4%
Jerry W. Jones                            Director                  69,528 (6)             4.4%
Nicholas P. Kovacevich                    Director                  69,712 (7)             4.5%
Gerry Ninnis                              Director                  96,272 (8)             6.1%
Larry D. Standing                    President and Chief            81,000 (9)             5.2%
                                      Executive Officer
Richard P. Vinson                         Director                  45,931 (10)            2.9%
Ned Vukovich                              Director                  51,473 (11)            3.3%
Thomas L. Walker                 Senior Vice President and
                                   Chief Financial Officer          35,526 (12)            2.3%
All director and executive officers as a group (10 persons)        638,804 (13)           40.8%

----------

(1) As used in this joint proxy statement-prospectus, the term "executive officer" of the Bank includes the President and Chief Executive Officer and Senior Vice President/Chief Financial Officer.
(2) The address for beneficial owners is c/o Bank of Amador, 422 Sutter Street, Jackson, California 95642.
(3) Mr. Bamert has shared voting and investment powers as to 32,038 shares. Includes 230 shares held in Mr. and Mrs. Bamert's IRAs and 13,335 shares subject to stock options exercisable within 60 days of the record date.
(4) Mr. Deaver has shared voting and investment powers as to 15,296 shares. Includes 6,807 shares subject to stock options exercisable within 60 days of the record date.
(5) Includes 16,986 shares subject to stock options exercisable within 60 days of the record date.
(6) Includes 17,826 shares subject to stock options exercisable within 60 days of the record date.
(7) Includes 23,940 shares subject to stock options exercisable within 60 days of the record date.
(8) Mr. Ninnis has shared voting and investment powers as to 54,054 shares. Includes 21,540 shares subject to stock options exercisable within 60 days of the record date.
(9) Mr. Standing has shared voting and investment powers as to 40,030 shares. Includes 1,470 shares held by Mr. Standing's spouse. Also includes 39,500 shares subject to stock options exercisable within 60 days of the record date.
(10) Mr. Vinson has shared voting and investment powers as to 27,213 shares. Includes 18,718 shares subject to stock options exercisable within 60 days of the record date.
(11) Includes 4,586 shares held in trust for his daughter and 23,940 shares subject to stock options exercisable within 60 days of the record date.
(12) Mr. Walker has shared voting and investment powers as to 9,102 shares. Includes 26,424 shares subject to stock options exercisable within 60 days of the record date.
(13) Includes 209,016 shares subject to stock options exercisable within 60 days of the record date.

BACKGROUND AND BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

        Directors

        The following table sets forth the names of and certain information, as of the record date, concerning the directors of the Bank of Amador.

         Name and Title                                                  Principal Occupation
     In Addition to Director         Age   Director Since               During the Past Five Years
-----------------------------        ---   --------------   -------------------------------------------------
Edward T. Bamert, II (1)(3)          64         1983        Farmer-Rancher, Tom Bamert Ranches.

Kenneth H. Deaver (1)(2)             56         1983        Grape grower and Rancher.

Jerome F. Forster (1)(3)             71         1983        Owner of Vaquero Supplement Co. (a feed stock
                                                            company).

Jerry W. Jones (2)(3)                65         1983        President and owner of J & S Wholesale, Inc., a
                                                            sporting goods distributor.

Nicholas P. Kovacevich (2)(3)        66         1989        Surgeon.

Gerry Ninnis, Vice Chairman (1)(2)   67         1983        Retired.

Larry D. Standing (2)                61         1991        President and Chief Executive
                                                            Officer of Bank of Amador.

Richard P. Vinson, Chairman          76         1983        Retired business owner. Mr. Vinson is a member of
 (1)(2)                                                     the Amador County Board of Supervisors.

Ned Vukovich (3)                     74         1992        Retired insurance manager.

   (1)  Member of Audit Committee.
   (2)  Member of Personnel Committee.
   (3)  Member of Nominating Committee.

        No directors were selected pursuant to any arrangement or understanding. No director or officer of the Bank of Amador serves as a director of any company that has a class of securities registered under, or is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

        No directors were subject to any legal proceedings involving violations of securities laws, convictions in a criminal proceeding (excluding traffic violations and minor offences) or had a petition under bankruptcy laws filed against themselves or an affiliate within the last five years.

        Executive Officers

        The following table sets forth, as of the record date, information concerning the Bank of Amador's executive officers:

                           Executive Officer        Principal Occupation
      Name           Age         Since           During the Past Five Years
-----------------    ---   -----------------   -------------------------------
Larry D. Standing    61         1983           President and Chief Executive
                                               Officer of the Bank of Amador.
Thomas L. Walker     60         1996           Senior Vice President/Chief
                                               Financial Officer of Bank of
                                               Amador.

        No officers were selected pursuant to any arrangement or understanding. There are no family relationships between any of the directors and executive officers of Bank of Amador.

COMPENSATION OF DIRECTORS

        Attendance Fees

        Non-employee members of the board of directors of Bank of Amador are paid $1,500 a month for serving on the board of directors and their respective committees. Directors may miss up to four board of directors and committee meetings per year without losing their director fees. After four absences in a year, directors lose $750 per board of directors or committee meeting missed. Directors may also participate in the 1998 Stock Option Plan as discussed below.

        Director Retirement and Consulting Agreements

        In July 2003, the board of directors adopted director retirement and consulting agreements. The agreements provide annual retirement benefits or service compensation in the amount of $18,000 per year for each current member of the board of directors for ten years after the director's retirement from the board. Under the agreements, such benefits will also be accelerated and be paid upon a change of control of Bank of Amador. The estimated value of retirement benefits will accrue from August 2003 through each director's expected retirement date. In the event a director dies or is disabled, the plan provides for the payment of benefits corresponding to specified amounts accrued for the retirement benefits described above. The expense recognized under these arrangements totalled $61,037 for the year ended December 31, 2003.

        As of December 31, 2003, the future contractual obligations created by these retirement and consulting agreements are specified below:

Total        Less than 1 year   1-3 years    3-5 years   more than 5 years
----------   ----------------   ---------   ----------   -----------------
$1,620,000     $  12,000        $  72,000   $  160,500   $  1,375,500

        In connection with the implementation of these agreements, Bank of Amador invested $1,839,000 in single premium life insurance policies which policies had an aggregate cash surrender values totalling $1,876,000 at December 31, 2003. On the balance sheet, the cash surrender values are included in other assets. Income earned on these policies, net of expenses, totalled $37,168 for the year ended December 31, 2003.

EXECUTIVE COMPENSATION

        Summary Table

        The following table shows the compensation paid for the past three years to the Bank of Amador's Chief Executive Officer, and each of the officer whose compensation exceed $100,000 for the past year.

                           Summary Compensation Table

                                                                       Long Term Compensation
                                                                -----------------------------------
                   Annual Compensation                                   Awards             Payouts
-------------------------------------------------------------   -------------------------   -------
                                                                              Securities
                                                       Other    Restricted    Underlying      LTIP     All Other
      Name and               Salary       Bonus ($)    Annual      Stock     Options/SARs   Payouts   Compensation
 Principal Position   Year   ($)(1)          (2)      Comp($)    Award(s)        (#)          ($)        ($)(3)
-------------------   ----   ----------   ---------   -------   ----------   ------------   -------   ------------
Larry D. Standing
President and         2003   $  136,443   $  33,366                                                     $  9,030
Chief Executive       ----   ----------   ---------                                                   -----------
Officer               2002   $  124,545   $  20,000                                                     $  8,136
                      ----   ----------   ---------                                                   -----------
                      2001   $  119,535   $  38,323                                                     $  8,056
                      ----   ----------   ---------                                                   -----------

Thomas L. Walker
Senior Vice           2003   $  118,227   $  18,537                                                     $  6,663
President/Chief       ----   ----------   ---------                                                   -----------
Financial Officer     2002   $  109,606   $  11,000                                                     $  6,231
                      ----   ----------   ---------                                                   -----------
                      2001   $  105,227   $  19,161                                                     $  6,013
                      ----   ----------   ---------                                                   -----------

Richard J. Roy
Senior Vice           2003   $  114,221   $  14,829                                                     $  6,824
President/Credit      ----   ----------   ---------                                                   -----------
Administrator (4)     2002   $  106,320   $   9,000                                                     $  6,413
                      ----   ----------   ---------                                                   -----------
                      2001   $  102,200   $  19,161                                                     $      -
                      ----   ----------   ---------                                                   -----------

----------

(1) Amounts shown include cash and non-cash compensation earned and received by executive officers, as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.

(2) Amounts indicated as bonus payments for performance earned during the prior years.

(3) Amounts shown for each named executive officer are 401(k) matching contributions, life insurance premiums, and, in the case of Mr. Standing, an automobile allowance, for the year indicated. Generally, all Bank of Amador employees are eligible to participate in the 401(k) Plan. Participating employees may defer a portion of their compensation in the 401(k) Plan, and the Bank, at its option, may make matching contributions on participants' deferrals, which for 2003 was at a rate of 5%.

(4)   Mr. Roy retired as of February 3, 2004.

        Options Granted in Last Fiscal Year

        There were no options grants made during the past fiscal year.

        1998 Stock Option Plan

        The Bank of Amador 1998 Stock Option Plan (the "1998 Plan") was approved by shareholders at the 1999 annual meeting held on May 13, 1999. Pursuant to the 1998 Plan, incentive and nonstatutory stock options may be granted Bank of Amador employee directors, officers, and employees, and nonstatutory options may be granted to non-employee directors.

        Options granted become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Upon a change in control of Bank of Amador, options do not become fully vested and exercisable, but may be assumed, or equivalent options may be substituted by a successor corporation. Options are adjusted to protect against dilution in the event of certain changes in the Bank of Amador's capitalization, including stock splits and stock dividends. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of Bank of Amador's Common Stock on the date of grant.

        The total number of shares reserved for issuance under the 1998 Plan was 376,743, subject to adjustment if the outstanding shares of Bank of Amador's common stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of Bank of Amador, through a reorganization, merger, recapitalisation, reclassification, stock split, reverse stock split, stock dividend, stock consolidation, or otherwise, without consideration to Bank of Amador. During 2003, no options were issued. Currently, 16,813 shares remain available for future issuance under the 1998 Plan.

        Aggregated Option/SAR Exercises and FY-End Option/SAR Values

        The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information concerning options exercised during 2003 and Fiscal Year-End Values:

                                                        Number of Securities
                                                       Underlying Unexercised         Value of Unexercised In-the-
                       Shares                             Options/SARs at               Money Options/SARs at FY-
                     Acquired on        Value                FY-End (#)                           End ($)
      Name          Exercise (#)   Realized ($) (1)    Exercisable/Unexcercisable     Exercisable/Unexercisable (2)
-----------------   ------------   ---------------     --------------------------   --------------------------------
Larry D. Standing       1,912         $  20,700              37,790/3,672                   $  869,170/84,456

Thomas L. Walker        1,200         $  13,200              25,200/2,520                   $  579,600/57,960

Richard J. Roy          2,000         $  19,800              24,327/2,448                   $  557,521/56,304

----------

(1) The aggregate value has been determined based upon the closing price for a share of Bank of Amador's Common Stock at December 31, 2003, minus the exercise price.

(2) The closing price for a share of the of Bank of Amador's Common Stock as of December 31, 2003 was $23.00.

        Employee Survivor Benefit Plan

        In July 2003, Bank of Amador implemented an Employee Survivor Benefit Plan to provide death benefits ranging from $20,000 to $60,000 to the beneficiaries of certain Bank of Amador employees including executive officers. In connection with the implementation of the plan, Bank of Amador invested $1,327,000 in single premium life insurance policies on the lives of these employees which policies had an aggregate cash surrender values totalling $1,354,000 at the end of 2003. Although the employees are named as insureds, Bank of Amador is the owner and beneficiary under these policies however, sub-agreements provide for Bank of Amador to split any death payments with the beneficiaries of the covered employee in pre-arranged amounts. Bank of Amador can discontinue or limit the availability of this insurance benefit at any time. On the balance sheet, the cash surrender values are included in other assets. Income earned on these policies, net of expenses, totalled $26,820 for the year ended December 31, 2003 and is included on the balance sheet in other assets.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         On April 1, 2004, Bank of Amador entered into agreements to provide post-retirement benefits to Larry D. Standing and Thomas L. Walker. The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of $32,000 to Mr. Standing and $36,000 to Mr. Walker. The annual retirement benefit amount is payable in equal monthly installments over a ten
(10) year period. In the event of an employee's death, all remaining amounts due are anticipated to be paid to the employee's designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b) termination following a "change of control," in which case the employee is entitled to receive a lump sum payment of the lesser of the annual benefit payment under the employee's agreement or an amount equal to one dollar less than the amount that would trigger the excise tax under Section 280G of the Internal Revenue Code of 1986, as amended, taking into account all change in control payments due to the employee under agreements with Bank of Amador. In connection with the agreements, Bank of Amador purchased insurance policies on the lives of Messrs. Standing and Walker, paying the premiums for these insurance policies with a lump-sum premium payment of approximately $500,000. The Bank is the owner and beneficiary under the policies.

EQUITY COMPENSATION PLAN INFORMATION

        The following table set forth information regarding Bank of Amador's equity compensation plan as of December 31, 2003.

                                                                                       Number of securities remaining
                                   Number of securities to     Weighted-average        available for future issuance
                                   be issued upon exercise    exercise price of       under equity compensation plans
                                   of outstanding options,   outstanding options,   (excluding securities reflected in
Plan Category                        warrants and rights     warrants and rights                 column (a))
Stock Option                                 (a)                      (b)                           (c)
-------------------------------    -----------------------   --------------------   ----------------------------------
Equity compensation plans
 approved by security holders               286,767                   13.65                         16,813

Equity compensation plans not
 approved by security holders                   -0-                      --                             --
                                   -----------------------   --------------------   ----------------------------------
Total                                       286,767                   13.65                         16,813
                                   -----------------------   --------------------   ----------------------------------

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        Some of Bank of Amador's directors and officers, and the companies with which those directors and officers are associated, are customers of Bank of Amador and have had banking transactions in the ordinary course of Bank of Amador's business. Bank of Amador expects to have banking transactions with such persons/entities in the future. In the opinion of Bank of Amador's management, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. On January 1, 2003, loans and credit extensions and undisbursed commitments to all Bank of Amador directors, officers, and principal shareholders and their associates totalled $935,984. During the period commencing January 1, 2003 and ending December 31, 2003 new loans and disbursements on existing loans totalled $1,052,500 while amounts repaid on loans and credit extensions were $1,012,028. At December 31, 2003, total loans, credit extensions and undisbursed commitments were $976,456 which amount constituted 6.52% of the equity capital accounts of the Bank of Amador at that time. As of June 1, 2004, the total aggregate amount of loans and credit extensions were $914,586, representing 6.14% of the equity capital accounts of the Bank of Amador at that time.

        Mr. Vinson, a director of Bank of Amador, in his capacity as a consultant to Bank of Amador also received $500 per month for consulting services.

INDEBTEDNESS OF MANAGEMENT

        The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (i) extending or maintaining credit; (ii) arranging for the extension of credit; or
(iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Bank of Amador. Namely, this prohibition does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Bank of Amador's officers and directors by Bank of Amador are made in conformity with the Federal Reserve Act and regulation promulgated thereunder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Bank of Amador's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of Bank of Amador's equity securities, to file reports of ownership and changes in ownership with the Federal Deposit Insurance Corporation. Such persons are required by Federal Deposit Insurance Corporation regulations to furnish Bank of Amador with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by Bank of Amador, or written representations from certain reporting persons that no Forms F-8A were required for those persons, Bank of Amador believes that, during 2003, its Executive Officers, directors, and shareholders beneficially owning more than ten percent of Bank of Amador's outstanding common stock complied with all filing requirements applicable to them.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                     RESULTS OF OPERATIONS OF BANK OF AMADOR

        The following discussion is designed to provide a better understanding of significant changes in income and expense accounts, the financial condition and results of operations of Bank of Amador for the years ended December 31, 2003, 2002 and 2001 and the three and six months ended June 30, 2004 and 2003.

        Certain matters described in "Management's Discussion and Analysis of Financial Condition and Results of Operations," are forward-looking statements that are subject to risks and uncertainties that could impact financial performance, including, among others: (1) competitive pressures in the banking industry; (2) changes in the interest rate environment; (3) general economic conditions, nationally, regionally, and in our operating areas, including a decline in real estate values in Bank of Amador's market areas; (4) changes in the regulatory environment; (5) changes in business conditions and inflation;
(6) changes in securities markets; (7) the California power shortage; and (8) the effects of terrorism, including the events of September 11, 2001 and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth therein should be carefully considered when evaluating the business prospects of the Bank of Amador.

OVERVIEW

        Net income for the three months ended June 30, 2004 was $502,000 or basic earnings per share of $.32 compared to $509,000, or basic earnings per share of $.34 for the comparable period in 2003. The diluted earnings per share for the three months ended June 30, 2004 was $.31 per share compared to $.32 per share for the three-month period ended June 30, 2003. Net income for the six months ended June 30, 2004 was $974,000 or basic earnings per share of $.63 compared to $1,033,000, or basic earnings per share of $.68 for the comparable period in 2003. The diluted earnings per share for the six months ended June 30, 2004 was $.60 per share compared to $.65 per share for the six-month period ended June 30, 2003. Bank of Amador earned net income of $2,064,000 for the year ended December 31, 2003, representing an increase of $267,000, or 14.9%, over 2002 net income of $1,797,000. Net income reported for 2002 represented an increase of $361,000, or 25.1%, from 2001 net income of $1,436,000. On a basic earnings-per-share basis, net income for 2003 was $1.36 compared to $1.21 and $.97 per share for the preceding two years. The increase in net income for 2003 was primarily due to an increase in interest income and a decrease in interest expense on deposits. As a result, net interest income increased by $531,000, or 10.9%.

        Shareholders' equity increased to $15,077,000 at June 30, 2004, up $104,000 for December 31, 2003. Shareholders' equity increased by $1,329,000 during 2003 to $14,973,000 at December 31, 2003 through the retention of earnings and exercise of stock options. In 2002 and 2001, common shareholders' equity increased by $1,309,000 and $27,000, respectively, primarily through retention of earnings and the exercise of stock options.

        During the six months ended June 30, 2004, cash dividends totaling $.46 per share were paid. During 2003, cash dividends totaling $.92 per share were paid. Cash dividends totaling $.88 per share were paid in 2002 and cash dividends totaling $.86 per share were paid in 2001.

RESULTS OF OPERATIONS

        Net Interest Income

        Net interest income refers to the difference between the interest paid on deposits and borrowings and the interest earned on loans and investments. It is the primary component of the net earnings of a financial institution. The primary factors to consider in analyzing the net interest income are the composition and volume of earning assets and interest-bearing liabilities, the amount of non-interest bearing liabilities and nonaccrual loans, and changes in market interest rates.

        Net interest income for the three months ended June 30, 2004 was $1,346,000, representing a decrease of $24,000 from $1,370,000 for the comparable period in 2003. The decrease in net interest income is primarily the result of a decrease in interest rates earned offset by an increase in the volume of loans and investment securities outstanding during the period. The components of net interest income are discussed below.

        Interest and fees on loans increased 3.0% from $1,416,000 for the quarter ended June 30, 2003 compared to $1,458,000 for the quarter ended June 30, 2004. This increase was due primarily to an increase in the average loans outstanding for the quarter ended June 30, 2004.

        Interest on investment securities decreased 16.0% to $194,000 compared to $231,000 for the comparable period of 2003. The decrease was due primarily to a decrease in yields on securities and was partially offset by an increase in the amount of securities held.

        Total interest income in the three months ended June 30, 2004 was $1,682,000, representing an increase of $8,000 over interest income of $1,674,000 for the same period of 2003. The increase in total interest income was primarily due to an increase in the average loans outstanding. This increase resulted in an increase in interest on loans and an increase in average yield on average earning assets.

        Earning assets averaged $117,234,000 in the three months ended
June 30, 2004 compared to $102,663,000 in the same period in 2003. The increase in earning assets included an increase in average loans of $5,430,000 and an increase in average investment securities of $9,141,000.

        Net interest income for the six months ended June 30, 2004 was $2,684,000, representing an increase of $20,000 over $2,664,000 for the comparable period in 2003. The increase in net interest income is primarily the result of an increase in the volume of average loans outstanding during the period. Interest and fees on loans for the first six months of 2004 was $2,920,000, representing an increase of $211,000, or 7.8% over interest and fee income of $2,709,000 for the same period of 2003. This increase was primarily due to an increase in the average loans outstanding for the period ended
June 30, 2004.

        Interest on investment securities and Federal funds sold decreased 21.4% to $426,000 for the first six months of 2004 from $542,000 for the comparable period in 2003 reflecting a decrease in investment securities during the first six months of 2004.

        Total interest income in the six months ended June 30, 2004 was $3,346,000, representing an increase of $95,000 over interest income of $3,251,000 for the same period of 2003. The increase in total interest income was due primarily to an increase in loan volume.

        Earning assets averaged $115,709,000 in the six months ended
June 30, 2004, compared to $100,512,000 in the same period in 2003, representing an increase of $15,197,000, or 15.1%. The increase in average earning assets included an increase in average loans of $7,642,000 and an increase in average investment securities of $7,555,000. The yield on earning assets was 5.8% for the first six months of 2004 as compared to 6.5% during the same period in 2003. The decrease in yield was due primarily to a decrease in the yields on investment securities. The net interest margin for the first six months of 2004 was 4.6% and compares to 5.3% in the same period one year earlier.

        Interest income for 2003 was $6,628,000, an increase of 7.7% compared to $6,153,000 for 2002 and a 7.4% decrease compared to $7,158,000 for 2001.
Interest income segments changed in 2003 as follows: Interest and fees on loans increased by 21% and interest on Federal funds sold decreased by 31% and interest in investment securities decreased by 35%. The overall increase in interest income in 2003 was primarily due to an increase in average loans. Average loans in 2003 were $71,896,000, representing an increase of $16,232,000 from 2002 average loans of $55,664,000. Average investments in 2003 were $18,492,000, representing a decrease of $9,158,000 from 2002 average investments of $27,650,000. The decrease resulted from securities maturing or being called before maturity. Average Federal funds sold in 2003 were $14,815,000, representing an increase of $2,475,000 from average Federal funds sold of $12,340,000. Average earnings assets were $105,203,000 in 2003, representing an increase of 10% over average earnings assets of $95,654,000 in 2002, and 15% over 2001 average earnings assets of $91,449,000.

        Interest expense for the three months ended June 30, 2004 and June 30, 2003 was $336,000 and $304,000, respectively. During the three months ended June 30, 2004, the average rate paid on interest-bearing liabilities was 1.5% as compared to 1.6% for the same period last year. Average interest-bearing deposits were $88,788,000 in the three months ended June 30, 2004 compared to $74,506,000 for the same period in 2003. Average non-interest bearing demand deposits of $22,731,000 for the quarter ended June 30, 2004 compared to $19,714,000 for the quarter ended June 30, 2003.

        Interest expense for the six months ended June 30, 2004 was $662,000 and represented an increase of $74,000, or 12.6%, over $588,000 for the comparable period in 2003. The increase in interest expense for the first six months of 2004 reflects the increase in deposits during the period. The average rate paid during the six months ended June 30, 2004 was 1.5% as compared to 1.6% for the six-month period ended June 30, 2003. Average interest bearing deposits in the six months ended June 30, 2004 were $87,740,000 compared to $73,398,000 for the same period in 2003. Average noninterest bearing deposits totaled $21,950,000 for the six months ended June 30, 2004, as compared to $18,720,000 for the same period one year earlier.

        Interest expense was $1,213,000 in 2003, representing a decrease of $56,000, or 4.4%, from $1,269,000 in 2002. The decrease in interest expense was a result of a decrease in interest rates paid on deposits. Interest expense for 2002 was $1,269,000, representing a decrease of $1,382,000, or 52.1%, from $2,651,000 in 2001. The decrease in interest expense from 2001 to 2002 was primarily a result of a decrease in interest rates paid on deposits.

        The following table sets forth average balance sheet information, interest income and expense, average yields and rates, and net interest income and margin for the three and six months ended June 30, 2004 and for the years ended December 31, 2003, 2002, and 2001.

Table I Net Interest Income and Margin
---------------------------------------------------------------------------------------------------------------------
                                                                          (Unaudited)
                                                                  Three months ended June 30,
---------------------------------------------------------------------------------------------------------------------
(in thousands,
except for percentages)                                   2004                                   2003
---------------------------------------------------------------------------------------------------------------------
                                              Avg                       Avg          Avg                      Avg
                                            Balance     Interest     Yield (1)     Balance     Interest    Yield (1)
---------------------------------------------------------------------------------------------------------------------
Assets
Earning assets:
  Loans (2)(3)                            $   76,986   $    1,458          7.6%  $   71,556   $    1,416          7.9%
  Investment securities and Federal
   funds sold                                 40,248          224          2.2%      31,107          258          3.3%
                                          ----------   ----------                ----------   ----------
Total earning assets                         117,234        1,682          5.7%     102,663        1,674          6.5%
                                                       ----------                             ----------
Cash and due from banks                        4,548                                  4,176
Bank premises and equipment                      313                                    350
Other assets                                   4,896                                    989
                                          ----------                             ----------
Total assets                              $  126,991                             $  108,178
                                          ==========                             ==========

Liabilities and Shareholders' Equity
Interest bearing liabilities:
  Demand deposits                         $   11,083            5          0.2%  $   10,133            8          0.3%
  Savings deposits                            38,156           81          0.8%      31,005           75          1.0%
  Time deposits                               39,549          250          2.5%      33,368          221          2.6%
                                          ----------   ----------                ----------   ----------
Total interest bearing liabilities            88,788          336          1.5%      74,506          304          1.6%
                                                       ----------                             ----------
Demand deposits                               22,731                                 19,714
Other liabilities                                788                                    579
                                          ----------                             ----------
Total liabilities                            112,307                                 94,799
Shareholders' equity                          14,684                                 13,379
                                          ----------                             ----------
Total liabilities and
  shareholders' equity                    $  126,991                             $  108,178
                                          ==========                             ==========

Net interest income
  and margin (4)                                       $    1,346          4.6%               $    1,370          5.3%
                                                       ==========          ===                ==========          ===
---------------------------------------------------------------------------------------------------------------------

1.      Annualized.
2. Loan interest includes loan fees of $136,805 and $137,669 for the three-month periods ended June 30, 2004 and 2003, respectively.
3. Average balances of loans included average allowance for credit losses of $809,000 and $745,000 and average deferred loan fees of $244,000 and $225,000 for the three-month periods ended June 30, 2004 and 2003, respectively.
4. Net interest margin is computed by dividing net interest income by total average earning assets.

                                                                          (Unaudited)
                                                                   Six months ended June 30,
---------------------------------------------------------------------------------------------------------------------
(in thousands,
except for percentages)                                   2004                                   2003
---------------------------------------------------------------------------------------------------------------------
                                              Avg                       Avg          Avg                      Avg
                                            Balance     Interest     Yield (1)     Balance     Interest    Yield (1)
---------------------------------------------------------------------------------------------------------------------
Assets:
Earning assets:
  Loans (2)(3)                            $   76,469   $    2,920          7.6%  $   68,827   $    2,709          7.9%
  Investment securities and Federal
   funds sold                                 39,240          426          2.2%      31,685          542          3.4%
                                          ----------   ----------                ----------   ----------
Total earning assets                         115,709        3,346          5.8%     100,512        3,251          6.5%
                                                       ----------                ----------   ----------
Cash and due from banks                        4,311                                  4,133
Bank premises and equipment                      326                                    324
Other assets                                   4,578                                    966
                                          ----------                             ----------
Total assets                              $  124,924                             $  105,935
                                          ==========                             ==========

Liabilities and Shareholders' Equity
Interest bearing:
  Demand deposits                         $   10,779           11          0.2%  $    9,978           16          0.3%
  Savings                                     37,925          160          0.8%      31,248          149          1.0%
  Time deposits                               39,036          491          2.5%      32,172          423          2.6%
                                          ----------   ----------                ----------   ----------
Total interest bearing liabilities            87,740          662          1.5%      73,398          588          1.6%
                                                       ----------                ----------   ----------
Demand deposits                               21,950                                 18,720
Other liabilities                                696                                    560
                                          ----------                             ----------
Total liabilities                            110,386                                 92,678
Shareholders' equity                          14,538                                 13,257
                                          ----------                             ----------
Total liabilities and
 shareholders' equity                     $  124,924                             $  105,935
                                          ==========                             ==========

Net Interest Income and Margin                         $    2,684          4.6%               $    2,663          5.3%
                                                       ==========                             ==========
---------------------------------------------------------------------------------------------------------------------

1.      Annualized.
2. Loan interest income includes fee income of $287,349 and $275,705 for the six-month periods ended June 30, 2004 and 2003, respectively.
3. Includes the average allowance for credit losses of $813,000 and $731,000 and average deferred loan fees of $240,000 and $230,000 for the six-month periods ended June 30, 2004 and 2003, respectively.
4. Net interest margin is computed by dividing net interest income by total average earning assets.

     (in thousands                                           Year Ended December 31,
except for percentages)
                                                     2003                                2002
                                       ---------------------------------   ---------------------------------
                                          Avg.                    Avg.        Avg.                    Avg.
                                        Balance     Interest     Yield      Balance    Interest      Yield
                                       ---------------------------------   ---------------------------------
Assets:
Interest earning:
  Loans (1)(2)                         $  71,896   $   5,672        7.89%  $  55,664   $   4,700        8.44%
  Investment securities                   18,492         838        4.53%     27,650       1,281        4.63%
  Federal funds sold                      14,815         118         .80%     12,340         172        1.40%
                                       ---------   ---------               ---------   ---------
  Total interest earning assets          105,203       6,628        6.30%     95,654       6,153        6.43%
                                       ---------   ---------               ---------   ---------

  Cash & due from banks                    4,384                               3,906
  Bank premises & equipment                  353                                 307
  Other assets                             2,363                               1,022
                                       ---------                           ---------
  Total assets                         $ 112,303                           $ 100,889
                                       =========                           =========

Liabilities & Shareholders' Equity:
Interest bearing:
  Demand deposits                      $  10,318          29         .28%  $   9,861   $      32         .32%
  Savings                                 33,171         294         .89%     29,382         297        1.01%
  Time deposits                           34,345         890        2.59%     31,015         940        3.03%
                                       ---------   ---------               ---------   ---------
Total interest bearing liabilities        77,834   $   1,213        1.56%     70,258       1,269        1.81%
                                                   ---------                           ---------
Demand deposits                           20,213                              17,590
Other liabilities                            662                                 598
                                       ---------                           ---------
Total liabilities                         98,709                              88,446
Shareholders' equity                      13,594                              12,443
                                       ---------                           ---------
                                       $ 112,303                           $ 100,889
                                       =========                           =========

Net interest income and margin (3)                 $   5,415        5.15%              $   4,884        5.11%
                                                   =========                           =========

     (in thousands                           Year Ended December 31,
except for percentages)
                                                     2001
                                       ---------------------------------
                                          Avg.                    Avg.
                                        Balance     Interest     Yield
                                       ---------------------------------
Assets:
Interest earning:
  Loans (1)(2)                         $  57,034   $   5,692        9.98%
  Investment securities                   18,877         943        5.00%
  Federal funds sold                      15,538         523        3.37%
                                       ---------   ---------
  Total interest earning assets           91,449       7,158        7.83%
                                       ---------   ---------

  Cash & due from banks                    3,323
  Bank premises & equipment                  386
  Other assets                             1,292
                                       ---------
  Total assets                         $  96,450
                                       =========

Liabilities & Shareholders' Equity:
Interest bearing:
  Demand deposits                      $   9,454   $     154        1.63%
  Savings                                 22,527         500        2.22%
  Time deposits                           36,868       1,997        5.42%
                                       ---------   ---------
Total interest bearing liabilities        68,849       2,651        3.85%
                                                   ---------
Demand deposits                           14,873
Other liabilities                            669
                                       ---------
Total liabilities                         84,391
Shareholders' equity                      12,059
                                       ---------
                                       $  96,450
                                       =========

Net interest income and margin (3)                 $   4,507        4.93%
                                                   =========

--------------------------------------------------------------------------------
1. Loan interest includes loan fees of $590,420, $419,043, and $404,363 in 2003, 2002, and 2001, respectively.
2. Average balances of loans included average allowance for loan losses of $758,035, $692,889, and $753,579, and average deferred loan fees of $261,148, $218,158, and $170,509 for the years ended December 31, 2003,
        2002, and 2001, respectively.
3. Net interest margin is computed by dividing net interest income by total average earning assets.

        Noninterest Income

        Bank of Amador's noninterest income consists primarily of fees earned for deposit-related customer services, gains on the sale of Small Business Administration ("SBA") loans, packaging of mortgage loans and fees for miscellaneous services. Total noninterest income was $179,000 for the three months ended June 30, 2004, as compared to $103,000 in the same period one year earlier. The increase in noninterest income was primarily the result of increased fees from the packaging and sale of mortgage loans. Total noninterest income was $314,000 for the six months ended June 30, 2004, as compared to $245,000 in the same period one year earlier. The increase in noninterest income is primarily attributed to an increase in fees on the packaging and sale of mortgage loans.

        Total noninterest income was $522,000 for 2003, $354,000 for 2002, and $349,000 for 2001. The increase in non-interest income primarily resulted from changes in the gains on the sale and packaging of loans that totaled $149,000 for 2003, $74,000 in 2002, and $61,000 in 2001.

        Noninterest Expense

        Bank of Amador's noninterest expense reflects the costs of products, services, systems, facilities, and personnel. Noninterest expense increased $60,000, or 9.2%, to $712,000 in the quarter ended June 30, 2004, from $652,000 in the same quarter for 2003. The increase in non-interest expenses was primarily due to increases in other expenses which include director and executive officer retirement plans, professional fees, director fees and other administrative expenses. As a percentage of average earning assets, other expenses, on an annualized basis, were 2.4% in the three-month period ended June 30, 2004 and 2.5% for the three-month period ended June 30, 2003.

        Salary and benefits expense was $226,000 for the three months ended June 30, 2004 compared to $323,000 for the same period one year earlier, a decrease of $97,000, or 30.0%. This decrease was in part the result of an increase in loan origination expenses, which offset salary and benefit expenses. There was also a reduction in staff during the current quarter as compared to the same quarter last year.

        Occupancy expense for the quarter ended June 30, 2004 was $98,000 and represented an increase of $2,000 from $96,000 for the same period last year.

        Other expenses for the quarter ended June 30, 2004 increased to $388,000, or $155,000, from $233,000 for the same period one year earlier. The increase was primarily due to the adoption of a director retirement and consulting plan in July 2003. The expense recognized under these plans totaled $155,000 for the quarter ended June 30, 2004 as compared to none for the same period in 2003. Other expenses include professional fees, director fees and other administrative expenses.

        Noninterest expense increased to $1,424,000 for the six-month period ended June 30, 2004, from $1,226,000 for the same period in 2003. The increase in non-interest expense is primarily due to increases in director and officer retirement plans, correspondent bank charges, director fees and internet banking costs. As a percentage of average earning assets on an annualized basis, non-interest expenses were 2.5% in the first six months of 2004 and 2003.

        Salary and benefits expense was $572,000 in the six months ended June 30, 2004, compared to $615,000 in the same period one year earlier. The decrease in salary and benefits expense was in part due to an increase in loan origination expenses, which offset salary and benefit expenses. There was also a reduction in staff during the first six months of 2004 as compared to the first six months of 2003.

        Occupancy expense for the six months ended June 30, 2004 was $199,000, compared to $184,000 for the same period one year earlier.

        Other expenses increased to $653,000 for the first six months of 2004, from $427,000 for the same period in 2003. The increase was primarily due to the adoption of a director retirement and consulting plan in July 2003. The expense recognized under these plans totaled $186,000 for the six months ended June 30, 2004 as compared to none for the same period in 2003. Other expenses also include correspondent bank fees, professional fees, director fees and other administrative expenses.

        Non-interest expense increased to $2,574,000 in the year ended December 31, 2003 from $2,339,000 in 2002 and $2,549,000 in 2001.

        Salaries and employee benefits expense for 2003 was $1,224,000, a decrease of 1.8% from $1,246,000 in 2002. Salary and employee benefits expense for 2002 represented a decrease of 12.1% from $1,418,000 in 2001. The decrease in salary and benefits for 2003 and 2002 was the result of increased loan origination expenses which offset salaries and benefits and is amortized to interest income.

        Occupancy expense was $387,000 in 2003, as compared to $358,000 in 2002 and $344,000 in 2001. The increase in occupancy expense was the result of increased maintenance and repair costs.

        Other non-interest expenses were $963,000 in 2003, consisting primarily of legal fees, accounting fees, director fees, deferred compensation costs, and other operating expenses compared to 2002 expenses of $736,000. Other non-interest expenses for 2001 were $787,000.

        Provision for Income Taxes

        Bank of Amador's effective income tax rate was 37.1% for the second quarter of 2004, compared to 36.2% in the second quarter of 2003. For the first six months of 2004 the effective income tax rate was 36.7% compared to 36.6% in the first six months of 2003. The effective income tax rate was 36.7% for 2003, 35.8% for 2002, and 36.0% for 2001. The increase in the effective tax rate was primarily due to a decrease in tax-exempt interest income on obligations of state and political subdivisions.

        Balance Sheet Analysis

        At June 30, 2004, total assets of Bank of Amador were $129,008,000, an increase of $6,229,000, or 5.1%, from December 31, 2003 total assets of $122,779,000. Average total assets for the six months ended June 30, 2004 and 2003 were $124,924,000 and $105,935,000, respectively.

        Total assets of Bank of Amador at December 31, 2003 were $122,779,000, compared to $104,323,000 in 2002 and $100,999,000 in 2001, representing increases of 17.7% over 2002 and 21.6% over 2001. Based on average balances, total assets of $112,303,000 in 2003 represent an increase of $11,414,000, or 11.3%, over $100,889,000 in 2002. Average total assets in 2002 represent an increase of $4,439,000, or 4.6%, over 2001 average total assets of $96,450,000.

        Loan Portfolio

        The following table summarizes the composition of the loan portfolio as of June 30, 2004 and as of the past five years as at December 31:

Table II Analysis of Loans Outstanding by Type (in thousands)

                                 June 30,                         December 31,
-----------------------------------------------------------------------------------------------------
                                  2004        2003        2002        2001        2000        1999
-----------------------------------------------------------------------------------------------------
  Real Estate:
    Construction                $  50,504   $  47,644   $  39,149   $  29,493   $  35,727   $  31,100
    Other                          23,835      20,657      18,383      15,497      18,622      17,880
  Commercial                        5,274       6,874       6,618       6,111       6,459       7,158
  Installment                         869         802         950       1,580       1,657       1,907
-----------------------------------------------------------------------------------------------------
  Total Loans                      80,482      75,977      65,100      52,681      62,465      58,045
    Allowance for loan losses        (835)       (808)       (705)       (595)       (732)       (715)
  Deferred loan fees                 (280)       (270)       (241)       (167)       (217)       (236)
-----------------------------------------------------------------------------------------------------
  Total                         $  79,367   $  74,899   $  64,154   $  51,919   $  61,516   $  57,094
=====================================================================================================

        Bank of Amador continued to emphasize real estate and real estate construction lending activities. Net loans at June 30, 2004 were $79,367,000 compared to $74,899,000 at December 31, 2003, an increase of $4,468,000 or 6.0%. The increase in net loans is primarily the result of an increase in construction loans and other real estate loans. During 2003, Bank of Amador focused on real estate construction lending in order to take advantage of the current building trend in its service areas. Average net loans in 2003 were $71,896,000, representing an increase of $16,232,000, or 29.2%, from 2002. Average net loans of $55,664,000 in 2002 represented a decrease of $1,370,000, or 2.4%, over $57,034,000 in 2001. Average net loans comprised 68.3% of average earning assets in 2003, compared to 58.2% and 62.4% in 2002 and 2001, respectively.

RISK ELEMENTS

        Bank of Amador assesses and manages credit risk on an ongoing basis through stringent credit review and approval policies, extensive internal monitoring, and established formal lending policies. Bank of Amador also contracts with an outside party to periodically review the existing loan portfolio. Management believes that its ability to identify and assess risk and return characteristics of the Bank of Amador's loan portfolio is critical for profitability, safety and growth. Management strives to continue the historically low level of credit losses by continuing its emphasis on credit quality in the loan approval process, active credit administration, and regular monitoring. Management has implemented a loan review and grading system that functions to continually assess the credit risk inherent in the loan portfolio.

        In extending credit and commitments to real estate and commercial borrowers, Bank of Amador generally requires collateral and/or guarantees as security. The repayment of such loans is expected to come from cash flow or from proceeds from the sale of selected assets of the borrowers. Bank of Amador's requirement for collateral and/or guarantees is determined on a case-by-case basis in connection with management's evaluation of the creditworthiness of the borrower. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, income-producing properties, residences, and other real property.

        Management believes that its lending policies and underwriting standards will tend to mitigate losses in an economic downturn; however, there is no assurance that losses will not occur under such circumstances. The Bank of Amador's loan policies and underwriting standards include, but are not limited to, the following: (1) maintaining a thorough understanding of Bank of Amador's service area and limiting investments outside this area; (2) maintaining a thorough understanding of borrowers' knowledge and capacity in their field of expertise; (3) basing real estate construction loan approval not only on salability of the project, but also on completion within the original projected time period; and (4) maintaining conforming and prudent loan-to-value and loan-to-cost ratios based on independent outside appraisals and ongoing inspection and analysis by the Bank of Amador's construction lending officers. In addition, Bank of Amador strives to diversify the risk inherent in the construction portfolio by avoiding concentrations to individual borrowers and on any one project.

        In management's judgment, a concentration exists in real estate construction loans which represented approximately 63%,63% and 60% of the loan portfolio at June 30, 2004, December 31, 2003 and 2002, respectively. Approximately 92%, 92% and 93% of the real estate construction loans were for planned owner-occupied, single-family residences at June 30, 2004, December 31, 2003 and 2002, respectively. Although management believes the concentration of real estate loans to have no more than normal risk of collectibility, the continuing depressed economy in general, or a decline in real estate values in the Bank's primary market areas in particular, could have an adverse impact on the collectibility of these loans and require an increase in the provision for loan loss that could adversely affect the Bank of Amador's future prospects and results of operations.

        Nonaccrual Loans, Past Due 90 Days and OREO

        Management generally places loans on nonaccrual status when they become 90 days past due, unless the loan is well-secured and in the process of collection. Loans are charged off when, in the opinion of management, collection appears unlikely. The following table sets forth nonaccrual loans and loans past due 90 days or more for June 30, 2004 and December 31, 2003, 2002, 2001, 2000 and 1999:

Table III Non-Performing Loans  (in thousands)

                           June 30,            December 31,
-------------------------------------------------------------------------
                             2004    2003    2002    2001    2000    1999
-------------------------------------------------------------------------
Past due 90 days or more
 and still accruing:
  Real estate                                               $   1
  Commercial                                                        $  99
Nonaccrual:
  Real estate               $ 515   $ 450   $ 103   $  25     357     485
  Commercial                   90      13                      23      59
  Installment and other
-------------------------------------------------------------------------
Total nonperforming loans   $ 605   $ 463   $ 103   $  25   $ 381   $ 643
=========================================================================

        At June 30, 2004 and December 31, 2003, there were no loans that were considered impaired, troubled debt restructurings, or loan concentrations in excess of 10% of total loans not otherwise disclosed. Management is not aware of any potential problem loans that were accruing and current at June 30, 2004 or December 31, 2003, where serious doubt exists as to the ability of the borrower to comply with the current repayment terms.

        Bank of Amador has in the past owned "other real estate" which includes real estate acquired in full or partial settlement for loan obligations. There was no such real estate owned by the Bank of Amador at June 30, 2004, December 31, 2003 or December 31, 2002.

        Provision and Allowance for Loan Losses

        The provision for loan losses is based upon management's evaluation of the adequacy of the existing allowance for loans outstanding. This allowance is increased by provisions charged to expense and reduced by loan charge-offs net of recoveries.

        The allowance for loan losses totaled $835,000 or 1.04% of total loans as of June 30, 2004 as compared to $808,000, or 1.07% of total loans at

December 31, 2003, $705,000, or 1.09%, at December 31, 2002, and $595,000, or
1.24%, at December 31, 2001. It is the policy of management to maintain the allowance for loan losses at a level deemed adequate for known and anticipated risks inherent in the loan portfolio. The allowance for loan losses is based on estimates, and ultimate losses may vary from current estimates. These estimates are reviewed periodically, and adjustments, as they become necessary, are reported in earnings in the period that they become known.

        In addition to the allowance for loan losses, Bank of Amador maintains a separate reserve for losses related to undisbursed loan commitments. Management estimates anticipated losses from loan commitments using historical data. The reserve totaled $70,000 as of June 30, 2004 and December 31, 2003, and $54,000 for the years ended December 31, 2002 and 2001.

        Investment Portfolio

        All investment securities held by Bank of Amador were designated as available-for-sale at June 30, 2004 and were carried at an estimated market value of $23,912,000. The amortized cost of the available-for-sale portfolio at quarter end was $23,625,000 compared to $14,725,000 at December 31, 2003. During the six months ended June 30, 2004, Bank of Amador made securities purchases totaling $12,415,000. Securities totaling $3,500,000 were called or matured during the six months ended June 30, 2004. At December 31, 2003, unrealized gains on available-for-sale investment securities totaling $745,000 were recorded, net of $253,000 in tax liabilities, as "Accumulated other comprehensive income" within shareholders' equity. This line item decreased from $524,379 in 2002 to $491,621 in 2003. The available-for-sale portfolio at June 30, 2004 and December 31, 2003, consists of securities issued by U. S. government-sponsored agencies, securities issued by state and political subdivisions, and corporate debt securities rated in one of the four highest grades issued by a nationally recognized rating firm, with ratings such as AAA, AA, A, BBB or Baa.

        At June 30, 2004 and December 31, 2003, investment securities with estimated market values totaling $11,755,700 and $1,993,723, respectively, were in a loss position for less than twelve months. No investment securities held as of June 30, 2004 and December 31, 2003 were in a loss position for twelve months or more.

        Other earning assets were Federal funds sold which amounted to $15,227,000 at June 30, 2004 represent a decrease of $8,679,000 from the balance of $23,906,000 at December 31, 2003. The decrease in Federal funds sold was a result of an increase in investment securities. Federal funds sold
December 31, 2003 increased $13,866,000 from $10,040,000 recorded on December 31, 2002 to $23,906,000 on December 31, 2003.

DEPOSITS

        Deposits represent the Bank's principal source of funds for investment. The Bank's deposits are primarily core deposits in that they are demand, savings, and time deposits under $100,000 generated from local businesses and individuals. These sources are considered to be relatively stable, long-term deposit relationships, thereby enhancing steady growth of the deposit base without major fluctuations in overall deposit balances. Total deposits were $113,009,000 at June 30, 2004, which represents an increase of $5,776,000 from total deposits of $107,233,000 at December 31, 2003. The increase in deposits is reflected primarily in time deposits which increased 4.1%. Total deposits for the period ended June 30, 2003 were $96,477,000 or 17.1% less than the period ended June 30, 2004.

        The increase in 2003 year-end total deposits is reflected in all types of deposits but primarily in money market deposits and other time deposits. Average total deposits of $98,047,000 in 2003 represented an increase of $10,199,000, or 11.6%, over 2002 average total deposits of $87,848,000. Deposits at December 31, 2003 were $107,233,000 reflecting an increase of approximately $17,032,000 compared to total deposits of $90,201,000 at the end of 2002. Bank of Amador experienced increases in every category of deposit accounts during 2003. Total deposits in 2002 reflected a 2.5% increase compared to total deposits at December 31, 2001. The table below presents the composition of the deposit mix at June 30, 2004 and December 31, 2003, 2002, 2001, 2000 and 1999:

Table IV Composition of Deposits (in thousands)

                           June 30,                          December 31,
-----------------------------------------------------------------------------------------------
                            2004        2003        2002        2001        2000        1999
-----------------------------------------------------------------------------------------------
Demand, non-interest      $  23,601   $  22,064   $  18,126   $  15,729   $  14,908   $  11,525
Demand, interest             11,470      10,506       9,492       9,846       8,819       8,250
Savings                      16,047      15,833      15,615      13,767      12,448      12,555
Money market                 22,723      21,209      16,201      12,054       8,238       7,425
Time, $100,000 or more        9,764       9,144       6,309       6,793       4,412       5,601
Other time                   29,404      28,476      24,457      29,807      27,178      27,021
-----------------------------------------------------------------------------------------------
         Total            $ 113,009   $ 107,233   $  90,201   $  87,996   $  76,002   $  72,378
-----------------------------------------------------------------------------------------------

LIQUIDITY

        Liquidity management refers to the Bank of Amador's ability to provide funds on an ongoing basis to meet fluctuations in deposit levels as well as the credit needs and requirements of its customers. Both assets and liabilities contribute to the Bank of Amador's liquidity position. Federal funds lines, short-term investments and securities, and loan repayments contribute to liquidity, along with deposit increases, while loan funding and deposit withdrawals decrease liquidity. Commitments to fund loans at June 30, 2004 and December 31, 2003, were approximately $39,250,000 and $35,700,000, respectively. Such loans relate primarily to revolving lines of credit and other commercial loans and to real estate construction loans.

        The Bank of Amador's sources of liquidity consist of its available-for-sale securities, deposits with other banks and overnight funds sold to correspondent banks. On June 30, 2004, liquid assets totaled $44,548,000, or 34.5% of total assets, as compared with $43,611,000, or 35.5% of total assets, on December 31, 2003 and $39,200,000, or 37.6% of total assets on December 31, 2002. Bank of Amador also maintains a line of credit with a correspondent bank for up to $3,000,000, which is available on a short-term basis.

        The following table sets forth the distribution of the expected maturities of interest-earning assets and interest-bearing liabilities as of December 31, 2003, as well as the fair value of these instruments. Expected maturities are based on contractual agreements. Savings accounts and interest-bearing transaction accounts that have no stated maturity are included in the 2004 maturity category.

        It is management's objective to maintain stability in the net interest margin in times of fluctuating interest rates by maintaining an appropriate mix of interest-sensitive assets and liabilities. Bank of Amador strives to achieve this goal through the composition and maturities of the investment portfolio and by adjusting pricing of its interest-bearing liabilities; however, as noted above, the ability to manage its interest rate exposure may be constrained by competitive pressures.

Table V Expected Maturities
---------------------------

(Dollars in thousands)
(Unaudited)                            2004       2005        2006        2007        2008      Thereafter     Total     Fair Value
                                    ---------   ---------   ---------   ---------   ---------   ----------   ---------   ----------
Federal funds sold                  $  23,906                                                                $  23,906   $   23,906
  Weighted average rate                  0.53%                                                                    0.53%

Investment securities (1)           $   1,530   $   2,521   $     999   $     193   $   1,735   $    8,492   $  15,470   $   15,740
  Weighted average rate                  6.00%       2.87%       2.70%       4.66%       4.66%        4.36%       4.20%

Fixed rate loans                    $  45,804   $   4,252   $   2,084   $   3,687   $   3,323   $    2,389   $  61,539   $   62,205
  Weighted average rate                  6.62%       7.86%       7.93%       7.40%       7.37%        7.80%       6.89%

Variable rate loans (2)             $  14,420   $       1               $      17                            $  14,438   $   15,551
  Weighted average rate                  6.13%      18.00%                  10.50%                                6.13%

Total interest-bearing assets       $  85,660   $   6,774   $   3,083   $   3,897   $   5,058   $   10,881   $ 115,353   $  117,402

Savings deposits (3)                $  47,549                                                                $  47,549   $   47,550
  Weighted average rate                   .67%                                                                    0.67%

Time Deposits                       $  18,863   $   6,473   $  12,284                                        $  37,620   $   38,072
  Weighted average rate                  1.73%       3.29%       3.22%                                            2.49%

Total interest-bearing liabilities  $  66,412   $   6,473   $  12,284   $       0   $       0   $        0   $  85,169   $   85,622

----------
(1) Interest rates on tax-exempt obligations have not been tax effected to include the related tax benefit in calculating the weighted average yield.
(2)  Of the total variable rate loans, 99% reprice in one year or less.
(3)  Savings deposits include interest-bearing transaction accounts.

CAPITAL RESOURCES

        Bank of Amador's total shareholders' equity was $15,077,000 at June 30, 2004, compared to $14,973,000 at December 31, 2003, $13,644,123 at
December 31, 2002 and $12,334,618 at December 31, 2001. Bank of Amador is subject to regulations issued by the Federal Deposit Insurance Corporation, which require a certain level of capital. Quantitative measures established by regulation to ensure capital adequacy require Bank and of Amador to maintain minimum amounts and ratios of total and Tier l capital to risk-weighted assets and of Tier l capital to average assets. Management believes that the Bank of Amador meets all of its capital adequacy requirements as of June 30, 2004 and December 31, 2003.

        The table below presents the Bank of Amador's capital and leverage ratios as of June 30, 2004 and for the last three years as of December 31:

Table VI Capital and Leverage Ratios
------------------------------------

                                               June 30, 2004          December 31, 2003
                                             Amount      Ratio       Amount        Ratio
----------------------------------------------------------------------------------------
Risk-Based Capital Ratios
Tier l Capital                           $  14,887,092    15.7%  $  14,481,538     16.6%
Total Capital                            $  15,792,367    16.7%  $  15,359,159     17.6%
Total risk-adjusted assets               $  94,657,000           $  87,061,704

Leverage Ratio
Tier l Capital to average total assets   $  14,887,092    11.7%  $  14,481,538     12.0%
Average total assets                     $ 126,991,000           $ 120,739,000

----------------------------------------------------------------------------------------
                                             December 31, 2002        December 31, 2001
                                             Amount      Ratio       Amount        Ratio
----------------------------------------------------------------------------------------
Risk-Based Capital Ratios
Tier l Capital                           $  13,119,744    17.3%  $  12,105,751     18.2%
Total Capital                            $  13,878,705    18.3%  $  12,754,556     19.2%
Total risk-adjusted assets               $  75,958,000           $  69,556,000

Leverage Ratio
Tier l Capital to average total assets   $  13,119,744    12.7%  $  12,105,751     12.6%
Average total assets                     $ 103,581,000           $  96,450,400
----------------------------------------------------------------------------------------

        The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised banking regulations and established a framework for determination of capital adequacy of financial institutions. Under the FDICIA, financial institutions are placed into one of five capital adequacy categories as follows: (1) "well capitalized," consisting of institutions with a total risk-based capital ratio of 10% or greater, a Tier l risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive; (2) "adequately capitalized," consisting of institutions with a total risk-based capital ratio of 8% or greater, a Tier l risk-based capital ratio of 4% or greater and a leverage ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution; (3)

"undercapitalized," consisting of institutions with a total risk-based capital ratio less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or a leverage ratio of less than 4%; (4) "significantly undercapitalized," consisting of institutions with a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%; and, (5) "critically undercapitalized," consisting of an institution with a ratio of tangible equity to total assets that is equal to or less than 2%. Based upon the above criteria, at June 30, 2004 and December 31, 2003, Bank of Amador would be classified "well capitalized".

        Financial institutions classified as undercapitalized, or below, are subject to various limitations including, among other matters, certain supervisory actions by bank regulatory authorities and restrictions related to
(i) growth of assets, (ii) payment of interest on subordinated indebtedness, and
(iii) payment of dividends or other capital distributions. The FDICIA requires the bank regulatory authorities to initiate corrective action regarding financial institutions that fail to meet minimum capital requirements. Such action may, among other matters, require that the financial institution augment capital and reduce total assets. Critically undercapitalized financial institutions may also be subject to appointment of a receiver or conservator unless the financial institution submits an adequate capitalization plan.

INFLATION

        The impact of inflation on a financial institution differs significantly from that exerted on manufacturing or other commercial concerns primarily because financial institutions' assets and liabilities are largely monetary. In general, inflation primarily affects Bank of Amador indirectly through its effect on market rates of interest and thus the ability of the Bank of Amador to attract loan customers. Inflation affects the growth of total assets by increasing the level of loan demand and potentially adversely affects the Bank of Amador's capital adequacy because loan growth in inflationary periods can increase at rates higher than the rate that capital grows through retention of earnings that the Bank of Amador may generate in the future. In addition to its effects on interest rates, inflation directly affects the Bank of Amador by increasing operating expenses. The effects of inflation were not material to the Bank of Amador's results of operations during the six months ended June 30, 2004 and the years ended December 31, 2003 and 2002.

COMMITMENTS, CONTINGENT LIABILITIES AND OFF-BALANCE SHEET ARRANGEMENTS

        Off-balance sheet commitments are comprised of the unused portions of commitments to extend credit and letters of credit. Included are loan proceeds that Bank of Amador is obligated to advance such as loan draws, construction progress payments and advances under prearranged lines of credit. Bank of Amador holds no off balance sheet derivatives and engages in no hedging activities. The following table shows the amounts and expected maturities of significant commitments as of June 30, 2004 and December 31, 2003.

Table VII Off-Balance Sheet Items

                                    One Year or     One to      Three To Five    Over Five
June 30, 2004 (in thousands)            Less      Three Years       Years          Years          Total
----------------------------------------------------------------------------------------------------------
Commercial loans and
    lines of credit                 $     2,847                                                $     2,847
Real estate loan                         36,105             -               -              -        36,105
Letters of credit                         1,265                                                      1,265
                                    -----------   -----------   -------------   ------------   -----------
                                    $    40,217                                                $    40,217

                                    One Year or     One to      Three To Five    Over Five
December 31, 2003 (in thousands)        Less      Three Years       Years          Years          Total
----------------------------------------------------------------------------------------------------------
Commercial loans and
    lines of credit                 $     2,217                                                $     2,217
Real estate loan                         33,480             -               -              -        33,480
Letters of credit                         1,273                                                      1,273
                                    -----------   -----------   -------------   ------------   -----------
                                    $    36,970                                                $    36,970

        Commitments to extend credit do not necessarily represent future cash requirements, as these commitments may expire without being drawn on based upon the historical experience.

        Aggregate Contractual Obligations

Table VIII Aggregate Contractual Obligations

                                                       Maturity by Period
                                    ---------------------------------------------------------
                                                  Greater than
                                    Less than 1    1 year to 3   Greater than 3
June 30, 2004 (in thousands)           Year           years             years        Total
---------------------------------------------------------------------------------------------
Deposits                            $    90,802   $     22,207                    $   113,009
Lease commitments                            98             94                            192
                                    ---------------------------------------------------------
  Total                             $    90,900   $     22,301                    $   113,201
                                    =========================================================

                                                       Maturity by Period
                                    ---------------------------------------------------------
                                                  Greater than
                                    Less than 1    1 year to 3   Greater than 3
December 31, 2003 (in thousands)       Year           years             years        Total
---------------------------------------------------------------------------------------------
Deposits                            $    88,476   $     18,757                    $   107,233
Lease commitments                            98            143                            241
                                    ---------------------------------------------------------
Total                               $    88,574   $     18,900                    $   107,474
                                    =========================================================

        Deposits represent noninterest bearing, money market, savings, NOW, certificates of deposit, brokered and all other deposits held by the Bank of Amador. Amounts that have an undetermined maturity period are included in the less than one-year category above. Lease commitments represent the total minimum lease payments under noncancelable operating leases.

OTHER MATTERS

        Effects of Terrorism

        The terrorist actions on September 11, 2001 and thereafter have had significant adverse effects upon the United States economy. For example, in October 2001, the USA Patriot Act of 2001 was enacted (the "Patriot Act"). The Patriot Act is intended to strengthen U.S. law enforcement to combat terrorism and has a potentially significant and wide ranging impact on financial institutions. The Patriot Act imposes new anti-laundering and financial transparency laws as well as new reporting obligations.

        Whether the terrorist activities in the future and the actions of the United States and its allies in combating terrorism on a worldwide basis will adversely impact the Bank and the extent of such impact is uncertain. However, such events have had and may continue to have an adverse effect on the economy in the Bank of Amador's market areas. Such continued economic deterioration could adversely affect the Bank of Amador's future results of operations by, among other matters, reducing the demand for loans and other products and services offered by the Bank of Amador, increasing nonperforming loans and the amounts reserved for loan losses, and causing a decline in the Bank of Amador's stock price.

        Corporate Reform Legislation

        On July 20, 2002, the President signed into law the Sarbanes-Oxley Act of 2002 implementing legislative reforms intended to address corporate and accounting fraud. In addition to the establishment of a new accounting oversight board which will enforce auditing, quality control and independence standards and will be funded by fees from all publicly traded companies, the bill restricts provisions of both auditing and consulting services by accounting firms. To ensure auditor independence, any non-audit services being provided to an audit client will require pre-approval by the company's audit committee members. In addition, the audit partners must be rotated. The Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission ("SEC"), subject to civil and criminal penalties if they knowingly or willfully violate this certification requirement. In addition, under the Act, legal counsel will be required to report evidence of a material violation of the securities laws or a breach of fiduciary duty by a company to its chief executive officer or its chief legal officer, and, if such officer does not appropriately respond, to report such evidence to the audit committee or other similar committee of the board of directors or the board itself.

        Longer prison terms and increased penalties will also be applied to corporate executives who violate federal securities laws, the period during which certain types of suits can be brought against a company or its officers has been extended, and bonuses issued to top executives prior to restatement of a company's financial statements are not subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan "blackout" periods, and loans to company executives are restricted. The Act accelerates the time frame for disclosures by public companies, as they must immediately disclose any material changes in their financial condition or operations. Directors and executive officers must also provide information for most changes in ownership in their company's securities within two business days of the change.

        The Act also prohibits any officer or director of a company or any other person acting under their direction from taking any action to fraudulently influence, coerce, manipulate or mislead any independent public or certified accountant engaged in the audit of the company's financial statements for the purpose of rendering the financial statements materially misleading. The Act also requires the SEC to prescribe rules requiring inclusion of an internal control report and assessment by management in the annual report to stockholders. In addition, the Act requires that each financial report required to be prepared in accordance with (or reconciled to) accounting principles generally accepted in the United States of America and filed with the SEC reflect all material correcting adjustments that are identified by a "registered public accounting firm" in accordance with accounting principles generally accepted in the Unites States of America and the rules and regulations of the SEC.

        Effective August 29, 2002, as directed by Section 302(a) of Sarbanes-Oxley, the Company's chief executive officer and chief financial officer are each required to certify that the Company's Quarterly and Annual Reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: They are responsible for establishing, maintaining and regularly evaluating the effectiveness of the Company's internal controls; they have made certain disclosures to the Company's auditor and the audit committee of the Board of Directors about the Company's internal controls; and they have included information in the Company's Quarterly and Annual Reports about their evaluation and whether there have been significant changes in the Company's internal controls or in other factors that could significantly affect internal controls subsequent to the evaluation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Market risk is the risk of loss from adverse changes in market prices and rates. Market risk arises primarily from interest rate risk inherent in its loan and deposit functions, and management actively monitors and manages this interest rate risk exposure. Management uses several different tools to monitor the interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. In addition, management uses interest rate shock simulations to estimate the effect of certain hypothetical rate changes. Based upon these simulations, net interest income is expected to rise with increasing rates and decline with declining rates.

        Interest Rate Sensitivity

        Interest rate sensitivity is a measure of the exposure to fluctuations in the Bank of Amador's future earnings caused by fluctuations in interest rates. Such fluctuations result from the mismatch in repricing characteristics of assets and liabilities at a specific time. This mismatch, or interest rate sensitivity gap, represents the potential mismatch in the change in the rate of accrual of interest revenue and interest expense from a change in market interest rates. Mismatches in interest rate repricing among assets and liabilities arise primarily from the interaction of various customer businesses (i.e. types of loans versus the types of deposits maintained) and from management's discretionary investment and funds gathering activities. Bank of Amador attempts to manage its exposure to interest rate sensitivity, but due to its size and direct competition from the major banks, it must offer products that are competitive in the market place, even if its interest rate exposure is less than optimal.

        The following table quantifies the Bank of Amador's interest rate exposure at June 30, 2004 and December 31, 2003 based upon the known repricing dates of certain assets and liabilities and the assumed repricing dates of others. This table displays a static view of the Bank's interest rate sensitivity position and does not consider the dynamics of the balance sheet and interest rate movements.

Table IX Interest Rate Sensitivity

June 30, 2004 (in thousands, except ratios)

                                                Over three
                                  Next day        months        Over one
Assets and liabilities           and within     and within     and within        Over
which mature or reprice         three months     one year      five years     five years       Total
-------------------------------------------------------------------------------------------------------
Interest earning assets:
  Federal funds sold            $     15,227                                                $    15,227
  Investment securities                  500   $      1,511   $     13,908   $      7,993        23,912
  Loans                               39,244         28,283         10,599          2,356        80,482
Total                                 54,971         29,794         24,507         10,349       119,621
-------------------------------------------------------------------------------------------------------
Interest bearing liabilities:
  Interest bearing demand             11,470                                                     11,470
  Savings                             38,770                                                     38,770
  Time certificates                    4,876         12,084         22,208                       39,168
-------------------------------------------------------------------------------------------------------
Total                           $     55,116   $     12,084   $   22,208                    $    89,408
-------------------------------------------------------------------------------------------------------
Interest rate sensitivity gap   $       (145)  $     17,710   $      2,299   $     10,349   $    30,213
Cumulative interest
   rate sensitivity gap         $       (145)  $     17,565   $     19,864   $     30,213

Ratios:
Interest rate
   sensitivity gap                      1.00           2.47           1.10
Cumulative interest
   rate sensitivity gap                 1.00           1.26           1.22           1.34

December 31, 2003 (in thousands, except ratios)

                                                Over three
                                  Next day        months        Over one
Assets and liabilities           and within     and within     and within        Over
which mature or reprice         three months     one year      five years     five years       Total
-------------------------------------------------------------------------------------------------------
Interest earning assets:
 Federal funds sold             $     23,906                                                $    23,906
  Investment securities                        $      1,530   $      5,448   $      8,492        15,470
  Loans                               35,692         24,532         13,364          2,389        75,977
-------------------------------------------------------------------------------------------------------
Total                           $     59,598   $     26,062   $     18,812   $     10,881   $   115,353
-------------------------------------------------------------------------------------------------------
Interest bearing liabilities:
  Interest bearing demand       $     31,716                                                $    31,716
  Savings                             15,833                                                     15,833
  Time certificates                    7,152   $     11,710   $     18,758                       37,620
-------------------------------------------------------------------------------------------------------
Total                           $     54,701   $     11,710   $     18,758                  $    85,169
-------------------------------------------------------------------------------------------------------
Interest rate
   sensitivity gap              $      4,897   $     14,352   $         54   $     10,881   $    30,184
Cumulative interest
   rate sensitivity gap         $      4,897   $     19,249   $     19,303   $     30,184

Ratios:
Interest rate
   sensitivity gap                      1.09           2.23           1.00
Cumulative interest
   rate sensitivity gap                 1.09           1.29           1.23           1.35
-------------------------------------------------------------------------------------------------------

        It is management's objective to maintain stability in the net interest margin in times of fluctuating interest rates by maintaining an appropriate mix of interest sensitive assets and liabilities. Bank of Amador strives to achieve this goal through the composition and maturities of the investment portfolio and by adjusting pricing of its interest bearing liabilities; however, as noted above, the ability to manage its interest rate exposure may be constrained by competitive pressures.

        The table does not necessarily indicate the impact of general interest rate movements on the net interest margin, since the repricing of various categories of assets and liabilities is subject to competitive pressures. Additionally, this table does not take into consideration changing balances in forward periods as a result of normal amortization, principal paydowns, changes in deposit mix, or other such movement of funds as a result of changing interest rate environments.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        There has been no change in the independent registered public accounting firm engaged to audit the financial statements of Bank of Amador and its subsidiaries during the last two fiscal years ended December 31, 2003. There have been no disagreements with Bank of Amador's independent registered public accounting firm during the last two fiscal years ended December 31, 2003, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                   THE MERGER

        The following summary of the material terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement by and among American River Bankshares, American River Bank and Bank of Amador, dated as of July 8, 2004. The merger agreement is attached as Annex A to this joint proxy statement-prospectus and is incorporated by reference herein.

GENERAL

        The boards of directors of Bank of Amador and American River Bankshares have unanimously approved the merger agreement providing for the merger of Bank of Amador with and into American River Bank, a California banking corporation and wholly-owned subsidiary of American River Bankshares, to facilitate the merger. American River Bank will be the surviving entity in the merger, and upon completion of the merger, will continue as a wholly-owned subsidiary of American River Bankshares and conduct operations at the former offices of Bank of Amador under the name "Bank of Amador, a division of American River Bank." The merger is expected to be completed in the fourth quarter of 2004. Larry D. Standing, President and Chief Executive Officer and director of Bank of Amador and one other director of Bank of Amador to be selected by mutual agreement of American River Bankshares and Bank of Amador will become directors of American River Bank after the merger. Mr. Standing will also be appointed as the President of the division of American River Bank to be known as "Bank of Amador, a division of American River Bank" after the merger and be appointed as a member of the executive management committee of American River Bankshares.

        The current incumbent directors and executive officers of American River Bank will continue as directors and executive officers of American River Bank after the merger. The board of directors of American River Bankshares immediately after the merger will be composed of the same directors as immediately prior to the merger.

BACKGROUND OF THE MERGER

        The following is a brief description of events that resulted in the execution of the merger agreement on July 8, 2004, among American River Bankshares, American River Bank, and Bank of Amador.

American River Bankshares

        On May 24, 2004, David T. Taber, President and Chief Executive Officer of American River Bankshares and Chief Executive Officer of American River Bank, met with Larry D. Standing, President and Chief Executive Officer of Bank of Amador to discuss the possible acquisition of Bank of Amador by American River Bankshares through the merger of Bank of Amador with and into American River Bank.

        On May 25, 2004, Mr. Taber contacted Mr. Standing to discuss the structure of the acquisition, the relative economic strengths and weaknesses of Sacramento and Amador counties, and prospects for the future.

        On May 28, 2004, Mr. Taber and Mr. Standing toured locations in which Bank of Amador has branch offices and sites of current and future development in Amador County. Mr. Taber and Mr. Standing discussed American River Bank's and Bank of Amador's operations and lending activities and the compatibility of their operations and lending philosophy. Mr. Taber thereafter advised Mr. Standing that he would arrange a meeting with the executive committee of the American River Bankshares board of directors to recommend pursuing discussions for a possible merger with the Bank of Amador.

        On June 2, 2004, the executive committee of the American River Bankshares board of directors, met to discuss the proposed acquisition of Bank of Amador. The executive committee reviewed information on Amador County, the history of Bank of Amador, its current and historical financial results, and an overview of Bank of Amador's loans and deposits. The executive committee discussed the advantages and disadvantages of acquiring the Bank of Amador including the fact that Amador County is not as fast growing as the greater Sacramento area or Sonoma County, the potential cost savings, and various pricing models showing the impact to American River Bankshares at various price levels, including $19, $20, and $21 per share assuming 70% of the price to be paid consisted of stock and 30% consisted of cash. After an extensive discussion and review of the information and analysis provided to the executive committee, the members of the executive committee voted unanimously to authorize Mr. Taber to prepare an expression of interest letter to Bank of Amador for a possible merger transaction based on a proposed price range of $19 to $20 per Bank of Amador share with a combination of stock not to exceed 70% in American River Bankshares common stock and the balance payable in cash, subject to customary due diligence and other conditions including the approval by the board of directors of American River Bankshares.

        On June 7, 2004, the American River Bankshares board of directors met to discuss the merger proposal. During the meeting, the board of directors was told that the executive committee completed an extensive review of a proposed merger with Bank of Amador and had authorized Mr. Taber to deliver an expression of interest letter to Mr. Standing, subject to approval of the board of directors. Mr. Taber reviewed with the board of directors various pricing options and responded to questions relative to the pricing and market conditions of Amador County, the integration of Bank of Amador with and into American River Bank, whether or not there would be requirements for additional capital, and potential developments in Amador County. After extensive review of the prospects for a successful integration of Bank of Amador and benefits anticipated to be derived from a potential merger, the full board of directors unanimously authorized Mr. Taber to deliver to Bank of Amador the expression of interest letter on the terms previously approved by the executive committee.

        On June 8, 2004, Mr. Taber and Mr. Standing met and Mr. Taber delivered the expression of interest letter outlining a proposed merger between American River Bankshares, American River Bank and Bank of Amador. The letter proposed that Bank of Amador merge with and into American River Bank, operate as a division of American River Bank and be branded as a division of American River Bank in Amador County. The letter also proposed that Mr. Standing would remain as the president of Bank of Amador. The economic terms of the letter stated that Bank of Amador shareholders would receive the equivalent of $19 per share with 70% in American River Bankshares common stock and 30% in cash. As part of the purchase price, Bank of Amador would be required to expense $2,730,000 in costs prior to closing in order to purchase all outstanding stock options, accelerate directors retirement benefits, set aside an amount for a dispute between Bank of Amador and a technology firm, and set aside an amount for severance paid to potentially terminated employees. Mr. Standing and Mr. Taber discussed the letter and Mr. Taber presented a PowerPoint summary which explained the history, business focus and financial performance of American River Bankshares and American River Bank.

        Between June 11 and June 18, 2004, due diligence was conducted by American River Bankshares and Bank of Amador, which included a full review of the operations of Bank of Amador, including its loan portfolio, financial information, employee benefits, litigation, accounting reports, regulatory compliance, and the status of its technology and contractual obligations.

        On June 18, 2004, Mr. Taber delivered a draft of a proposed purchase agreement to Mr. Standing and they discussed the relevant terms.

        On June 22, 2004, Mr. Taber met with the board of directors of the Bank of Amador, at the corporate offices of the Bank of Amador in Jackson, California. At the meeting, Mr. Taber discussed the proposed merger and presented a PowerPoint review of the history and business of American River Bank and American River Bankshares. After the meeting through July 1, 2004, discussions continued between Mr. Standing and Mr. Taber regarding the terms of a proposed merger with advice from their respective counsel and investment banking advisors, and with consultation from their respective boards of directors.

        On July 1, 2004, Mr. Taber and Mr. Standing again discussed some of the terms of the proposed merger and in particular, the pricing proposed by American River Bankshares. Thereafter, Mr. Standing and Mr. Taber agreed that a conference call should be held the next day among Mr. Taber, Mr. Standing, and their respective investment banking advisors to discuss the terms in greater detail.

        On July 2, 2004, Mr. Taber and Mr. Standing, and their respective investment banking advisors, participated in a telephone conference call to discuss various terms including the pricing of the proposed merger. Discussions continued throughout the day including separate conferences held by Mr. Taber and Mr. Standing with their respective investment banking advisors. Late in the day, some of the unresolved terms were agreed upon, subject to board review and approval, particularly those terms affecting the pricing formula and termination provisions. Thereafter, counsel for American River Bankshares and Bank of Amador were instructed to prepare a proposed merger agreement for review and approval by the respective boards of directors of American River Bankshares, American River Bank and Bank of Amador. Discussions among the parties and their advisors continued during the period from July 2, 2004 through July 8, 2004, regarding the terms of the proposed merger agreement including matters related to the pricing adjustments for Bank of Amador stock options, retirement benefit arrangements, a dispute with a technology firm and severance for terminated employees, and the scope and coverage of the representations and warranties, covenants and conditions to be included in the merger agreement as adjusted to reflect any matters that arose in the course of the due diligence reviews conducted by the parties.

        On July 8, 2004, the boards of directors of American River Bankshares and American River Bank met to review the proposed final form of merger agreement negotiated among the parties. The board of directors of Bank of Amador met the same day to review the proposed merger agreement. Each of the respective boards of directors reviewed the due diligence reports, the oral and written reports from their respective investment banking advisors including their respective opinions related to the fairness from a financial point of view of the proposed merger consideration, to American River Bankshares and to the shareholders of Bank of Amador, respectively, and the proposed merger agreement including the exhibits and accompanying agreements. Late in the evening of July 8, each board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement including the merger of Bank of Amador with and into American River Bank and authorized the signing of the merger agreement. Each board of directors reviewed and approved a form of press release to announce the signing of the merger agreement and authorized its release before the trading markets opened on July 9, 2004.

        On July 9, 2004, American River Bankshares issued a press release at 3:05 A.M. Pacific Time announcing the signing of the merger agreement.

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

Bank of Amador

        Bank of Amador was formed in 1983 to fill a void of community banking that existed in the area since Wells Fargo Bank acquired the old Bank of Amador County in 1965. Since that time, Bank of Amador has received a number of unsolicited inquiries dating back to the mid and late 1980's from other banks, including American River Bankshares. In each case, Bank of Amador decided not to pursue the inquiry, believing that it could obtain greater shareholder value by operating as an independent bank.

        In February 2004, Bank of Amador President, Larry Standing, received an unsolicited call from Western Sierra Bancorp President, Gary Gall. At a subsequent lunch meeting, Mr. Gall indicated his desire for Bank of Amador to join Western Sierra Bancorp's growing list of community banks in its service area. After extensive discussion at the Bank of Amador board of directors meeting on March 24, 2004, the members of the board of directors agreed to travel to Western Sierra's headquarters in Cameron Park, California on March 31, 2004 to hear Mr. Gall's proposal. Under Western Sierra Bancorp's proposal, Western Sierra Bancorp would pay $6,500,000 and issue 750,083 shares of its common stock for all of the outstanding shares of Bank of Amador. The cash portion of the purchase price was subject to adjustment depending on the average trading price for a share of Western Sierra Bancorp for a stated period. Based on the then approximate trading price for a share of Western Sierra Bancorp and under the Western Sierra Bancorp proposal, the estimated value of the proposal was $29 million. After a lengthy presentation that evening, the board of directors of Bank of Amador approved the signing of a confidentiality agreement by President Standing with Western Sierra Bancorp that would govern an exchange of pertinent information by both banks. During this process, Bank of Amador consulted its investment bankers, Hoefer & Arnett Incorporated, to assist in the evaluation of the Western Sierra Bancorp proposal.

        At its April 14, 2004 meeting, the board of directors directed President Standing to cancel a February 2, 2004 Information Technology Services Agreement (the "Technology Services Agreement"), which related to processing Bank of Amador's customer transactions as well as web site development and hosting. In light of the indication of interest raised by Western Sierra, the board of directors decided to cancel the Technology Services Agreement for the following reasons: (1) if the business combination was consummated, Western Sierra would provide its own data processing; (2) the upgrade had not yet taken place but was scheduled for June 2004; and (3) the liquidation penalty under the Technology Services Agreement was substantial and the Bank of Amador wanted to minimize its exposure. As result of the cancellation, Bank of Amador and the vendor are currently in discussions concerning the Technology Services Agreement.

        Western Sierra commenced due diligence of Bank of Amador on May 10, 2004, which continued for two and one-half days. On May 14, 2004, President Standing received a call from Mr. Gall who stated that Western Sierra was no longer interested in acquiring Bank of Amador. Thereafter, no further discussions took place.

        Several weeks later, President Standing received a telephone call from David Taber, President of American River Bankshares expressing an interest in Bank of Amador. Mr. Taber stated that American River Bankshares had followed Bank of Amador's success for many years and might be ready to make an acquisition. Mr. Taber also indicated that greater familiarization with Amador County would be helpful. On Friday, May 28, 2004, President Standing gave David Taber an extensive tour of Amador County and Bank of Amador's branch office locations. Mr. Taber followed up with an "expression of interest" letter dated June 8, 2004 which was presented to the board of directors on June 9, 2004. The board of directors of Bank of Amador agreed to press forward with the expression of interest with the stipulation that Mr. Taber attend the next full board meeting with a presentation of merits of the proposed transaction. On June 9, 2004, Bank of Amador and American River Bankshares entered into a confidentiality agreement.

On June 11, 2004 through June 18, 2004, American River Bankshares conducted its due diligence on the Bank of Amador. Bank of Amador, through its investment bankers, subsequently conducted its due diligence. On June 15, 2004, Bank of Amador engaged the law firm of Bartel Eng & Schroder to assist in reviewing the proposal, and on June 18, 2004, Bank of Amador received the first draft of the merger agreement. On June 22, 2004, David Taber attended a Bank of Amador board of directors meeting and made a presentation to and answered questions from directors.

        On June 29, 2004, the board of directors met to review and discuss the proposal made by American River Bankshares. Also at the meeting were representatives of Perry-Smith LLP, Bartel Eng & Schroder, and Hoefer & Arnett Incorporated. The board of directors discussed the proposed financial terms of the transaction and the potential growth and strategies of American River Bankshares and the potential effects of the proposed transaction on Bank of Amador's customers and employees. The board of directors discussed in further detail the terms of the offer and in particular the exchange ratio for shares of American River Bankshares. The board of directors then requested President Standing to discuss further with American River Bankshares the exchange ratio for the share consideration portion of the purchase price of the transaction and in particular, the effect of fluctuations in the market price of American River Bankshares on the merger price.

        At the June 29, 2004 board of directors meeting, it was also disclosed that on June 28, 2004, PremierWest Bank had submitted an unsolicited letter of expression of interest to President Standing indicating that it may be willing to acquire the Bank of Amador for cash and stock in the range of $20 to $22 per share, subject to due diligence. The board of directors discussed in detail PremierWest Bank's letter of interest and weighed it in light of the substantial due diligence, discussions and negotiations throughout June 2004 with American River Bankshares, including the anticipated execution of a definitive agreement, against the fact that PremierWest Bank had not yet done any due diligence and had never met with members of the board of directors of Bank of Amador. After discussion, including discussion with its professional advisors, the board of directors decided not to further pursue PremierWest Bank's expression of interest primarily for the following reasons: (1) The board of directors considered the specific synergies that would arise from being part of the American River Bankshares family, including local brand recognition and immediate geographic distance to its headquarters, (2) Bank of Amador's shareholders would be able to participate in the long-term growth of American River Bankshares by receiving partial equity consideration in the transaction, and (3) based on Bank of Amador's prior business relationships and familiarity with American River Bankshares and its executives, in particular Mr. Taber, the board of directors and senior management believed that the two banks would present a strategic operational fit and would result in greater shareholder value. In addition, the substantial progression toward a transaction with American River Bankshares concerned the Bank of Amador board of directors that it could potentially lose the opportunity to be acquired at all, especially in light of the termination of earlier discussions with Western Sierra, and because PremierWest Bank was unaware of the discussions related to the cancellation of the Technology Service Agreement and potential liability based on the cancellation, the Bank of Amador board of directors believed that PremierWest Bank had an inadequate basis for determining a valuation for the shares of Bank of Amador. Finally, in light of its termination of the Technology Services Agreement, Bank of Amador wished to move swiftly to resolve its data processing issue.

        Subsequent to the June 29, 2004 board of directors meeting, President Standing, along with Hoefer & Arnett Incorporated, had a series of conversations with Mr. Taber and American River Bankshares' investment advisor, Sandler O'Neill & Partners, L.P., to discuss, among other things, the exchange ratio effect on the purchase price of the merger. These discussions, then led to the negotiated merger consideration.

        On July 6, 2004, the board of directors met to analyze and discuss the changes to the proposed merger, to review the findings of senior management and to receive the advice and recommendations of its financial advisor, Hoefer & Arnett Incorporated. The representative of Hoefer & Arnett advised the board of directors of their conclusion and opinion that the proposed transaction was fair from a financial point of view to the shareholders of the Bank of Amador. After additional discussion and evaluation of a draft of the merger agreement prepared by American River Bankshares with the participation of Bartel Eng & Schroder, the board of directors concluded that a combination with American River Bankshares would be in the best interests of the Bank of Amador shareholders. Based upon the proposed terms of the transaction set forth in the draft merger agreement, the board of directors of the Bank of Amador unanimously approved the proposed merger and the execution and delivery of the merger agreement in the form attached as Annex A, which was signed on July 8, 2004. Execution of the merger agreement was publicly announced by a joint press release of American River Bankshares and the Bank of Amador on Friday, July 9, 2004.

REASONS FOR THE MERGER AND RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

American River Bankshares

        The strategy of the board of directors of American River Bankshares for enhancing long-term value for American River Bankshares shareholders recognizes that further consolidation will occur in the banking and financial services industry in the United States and that American River Bankshares must be in a position to take advantage of this change. Under this strategy, management of American River Bankshares, at the direction of the board of directors of American River Bankshares, continually explores and evaluates acquisition opportunities, such as the acquisition of Bank of Amador through the merger of Bank of Amador with and into American River Bank. In reaching the conclusion that the merger is fair and in the best interests of the shareholders of American River Bankshares, the board of directors of American River Bankshares considered numerous factors, including:

        o the board of directors' familiarity with and review of Bank of Amador's business, results of operations, prospects and financial condition and the willingness of the board of directors of Bank of Amador to consider a merger with American River Bank;

        o Sandler O'Neill & Partners, L.P. has rendered an opinion, dated July 8, 2004 and updated to ________, 2004, to the American River Bankshares board of directors, that the merger agreement, the merger and the consideration to be paid by American River Bankshares to Bank of Amador shareholders under the merger agreement is fair, from a financial point of view, to American River Bankshares, as of the date of the opinion;

        o economic conditions and prospects for the markets in which American River Bankshares and Bank of Amador operate, and competitive pressures in the financial services industry in general and the banking industry in particular;

        o the enhancement of American River Bankshares competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of the merger;

        o information concerning the business, results of operations, asset quality and financial condition of American River Bankshares and Bank of Amador on a stand-alone and combined basis, and the future growth prospects of American River Bankshares and Bank of Amador following the merger. In this regard, the board of directors of American River

                Bankshares gave consideration to the results of the initial review, conducted by American River Bankshares' management with respect to Bank of Amador's business and operations, including, in particular, its asset quality and related conditions in the merger agreement. That review included an assessment of the opportunities to achieve increased market penetration in its existing market and to expand into Bank of Amador's market area in Northern California;

        o the revenue enhancements, cost savings and operational synergies which the management of American River Bankshares believes may be achieved as a result of the merger through the elimination of duplicative efforts;

        o an assessment that, in the current economic environment, expansion through acquisition of another financial institution is most economically advantageous to American River Bankshares' shareholders when compared to other alternatives such as de novo branch openings or branch acquisitions;

        o the geographic and business fit of American River Bankshares and Bank of Amador and the complementary nature of their respective businesses, including the compatibility of their existing branch structures;

        o information with respect to historical trading ranges and multiples for American River Bankshares common stock and Bank of Amador common stock, and possible trading ranges and multiples for each on a stand-alone basis and for the two companies on a combined basis and the evaluation by the board of directors of American River Bankshares of the financial terms of the merger and their effect on the shareholders of American River Bankshares and the belief of the American River Bankshares board of directors that those terms are fair to American River Bankshares and its shareholders;

        o the expectation that for federal income tax purposes the merger will constitute a tax-free reorganization to American River Bankshares and American River Bank;

        o the terms and conditions of the merger agreement and the related agreements;

        o the likelihood of the merger being approved by the appropriate regulatory authorities; and

        o the structure of the merger and the resulting corporate entities.

        The board of directors of American River Bankshares did not assign any relative or specific weights to the factors considered and individual directors may have assigned different weights to the above factors.

        The board of directors of American River Bankshares unanimously recommends that the merger agreement, the related agreements, the transactions contemplated by the merger agreement, including the merger and the issuance of American River Bankshares common stock in connection with the merger, be approved by the American River Bankshares shareholders.

Bank of Amador

        The board of directors of Bank of Amador believes that the proposed merger will provide Bank of Amador shareholders with the opportunity for liquidity and provide a growth opportunity through

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

combination with a profitable and well-positioned financial institution with a presence in local communities in the northern part of California. The board of directors believes that some operational cost savings and increased leverage from a combined entity will benefit Bank of Amador shareholders and that the proposed transaction is fair, from a financial point of view, to Bank of Amador shareholders and is in their best interests. In reaching its decision to approve the merger agreement and unanimously recommend approval of the merger by its shareholders, the board of directors of Bank of Amador consulted with its financial and legal advisors, as well as its management, and considered many factors. These factors include:

        o the board of directors of Bank of Amador considered and discussed the proposed consideration of cash and American River Bankshares common stock to be paid to Bank of Amador shareholders in the merger. The board of directors then sought the opinion of Hoefer & Arnett that such consideration was fair, from a financial point of view, to the shareholders of Bank of Amador;

        o the board of directors of Bank of Amador considered whether Bank of Amador as an independent enterprise could produce the earnings necessary to result in a value comparable to the value to be received by shareholders in the merger. The board of directors considered the constraint upon Bank of Amador's growth resulting from the challenges of achieving increased operating efficiencies for a financial institution of its size. The board of directors considered the analysis of Hoefer & Arnett of Bank of Amador's historical earnings and anticipated growth. The board of directors also considered the value to American River Bankshares of an extension of its franchise in the Northern California market, the capital position of American River Bankshares and the resulting ability of American River Bankshares to expand its franchise in the Northern California market, and the liquidity of the trading market for American River Bankshares' common stock. The board of directors also considered the expected dividend payout on the shares of American River Bankshares common stock that would be received by Bank of Amador's shareholders in the merger;

        o the information reviewed by the Bank of Amador board of directors included, but was not limited to, historical stock price performance of American River Bankshares, publicly available financial information with respect to Bank of Amador and American River Bankshares, information with respect to selected merger transactions announced recently and the pro forma effects of the merger as presented by Hoefer & Arnett;

        o the Bank of Amador board of directors considered the Hoefer & Arnett opinion included in this joint proxy statement-prospectus as Annex C, that, as of ________, 2004, the merger consideration under the merger agreement was fair, from a financial point of view, to the shareholders of Bank of Amador;

        o the Bank of Amador board of directors considered that the merger is intended to be tax-free for federal income tax purposes to Bank of Amador shareholders to the extent they receive shares of American River Bankshares common stock;

        o the Bank of Amador board of directors considered the general impact of the merger on the various constituencies served by Bank of Amador, including its customers, employees and communities. In this regard, the board of directors took into account information about American River Bankshares' approach to its customers, employees and the communities in which it operates;

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

        o the board of directors of Bank of Amador considered that the operating philosophies and corporate cultures of Bank of Amador and American River Bankshares are similar and complementary. Historically, Bank of Amador has focused on commercial loans and business as has American River Bankshares. The board of directors also considered that it will have two representatives on American River Bank's board of directors after the merger; and

        o the board of directors of Bank of Amador also contemplated other factors that could be considered disadvantages of a transaction with American River Bankshares and American River Bank, including the execution of risk of integration, effects on current and potential customers, the performance of American River Bankshares while the proposed transaction is pending, the need to obtain regulatory approvals, transactions with other potential acquirors, and the effects of the cancellation of the technology services agreement. See also the discussion in "Risk Factors" for other factors considered by the board of directors.

        The foregoing discussion of information and factors considered by the Bank of Amador board of directors is not intended to be exhaustive, but is believed to include the material factors considered by the board of directors. The Bank of Amador board of directors did not assign relative or specific weights to the individual factors, and the individual directors may have given varying weight to different factors.

CONSIDERATION TO BE RECEIVED IN THE MERGER

        When the transactions contemplated by the merger agreement, including the merger, are completed, each share of Bank of Amador common stock issued and outstanding immediately prior to the effective time of the merger, except dissenting shares, will be converted into the right to receive the following:

        o       cash in the amount of $6.825; and

        o a number of shares of American River Bankshares common stock equal to:

                o 0.6851 shares of American River Bankshares common stock if the American River Bankshares measuring price is $18.50 or lower;

                o 0.5394 shares of American River Bankshares common stock if the American River Bankshares measuring price is $23.50 or higher; or

                o the number of shares of American River Bankshares common stock equal to 12.675 divided by the American River Bankshares measuring price if the American River Bankshares measuring price is between $18.50 and $23.50.

        The "American River Bankshares measuring price" means the average closing price of American River Bankshares common stock as traded on the Nasdaq National Market over the twenty (20) consecutive trading day period ending on the second business day prior to the closing date.

        The aggregate cash payment to be made by American River Bankshares under the merger agreement based on the above conversion formula is subject to the holdback from payment by American River Bankshares of an aggregate amount of $1,362,000 until the earlier of (i) the payment in full of the balance due, or
(ii) the final determination of the amount of loss, if any, related to a construction loan held in the loan portfolio of Bank of Amador. In the event that the conditions described for release of the

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

holdback amount are not satisfied by the closing date, the holdback amount will be withheld on a prorata basis among all Bank of Amador shareholders otherwise entitled to receipt of their prorata portion of the cash payable to them under the above conversion formula until the conditions are satisfied. See "The Merger--Consideration to be Received in the Merger" on page 126 and sections 2.1 and 2.8 of the merger agreement.

        No fractional shares of American River Bankshares common stock will be issued to holders of Bank of Amador common stock. Instead, each holder entitled to a fraction of a share will receive, at the time of surrender of the certificate or certificates representing the holder's shares, an amount in cash equal to the American River Bankshares measuring price multiplied by the amount of a fractional share.

        Do not return your certificates representing shares of Bank of Amador common stock with the enclosed proxy card. The stock certificates should only be forwarded to the exchange agent with the Letter of Transmittal to be mailed after the special meeting.

        Following consummation of the merger and upon surrender of all of the certificates representing shares of Bank of Amador common stock registered in your name, or a satisfactory indemnity if any of such certificates are lost, stolen or destroyed, together with a properly completed Letter of Transmittal, the exchange agent will mail to you the cash and American River Bankshares common stock to which you are entitled, less the amount of any required withholding taxes. You will not receive interest on any cash.

        Declaration of dividends by American River Bankshares after the effective time of the merger will include dividends on all American River Bankshares common stock issued in the merger, but no dividend or other distribution payable to the holders of record of American River Bankshares common stock at or as of any time after the completion of the merger will be paid to holders of Bank of Amador common stock who receive American River Bankshares common stock in the merger until they physically surrender all certificates as described above. After the completion of the merger, the stock transfer books of Bank of Amador will close, and there will be no further transfers recorded on the transfer books of Bank of Amador.

BANK OF AMADOR STOCK OPTION PLAN

        If you hold one or more options to purchase Bank of Amador common stock pursuant to the Bank of Amador 1998 Stock Option Plan and you are not a director or executive officer of Bank of Amador, you will have the right to either:

     (i) exercise any vested portion of the Bank of Amador stock option to acquire Bank of Amador common stock prior to the effective date; or

     (ii) surrender the option agreement to Bank of Amador prior to the effective time of the merger, in which event Bank of Amador will purchase the option thereunder at a price equal to (A) the difference between (1) the Per Share Consideration and (2) the per share exercise price applicable to such Bank of Amador Option; (B) multiplied by the total number of Bank of Amador Shares subject to such Bank of Amador Option. Bank of Amador shall pay the holders of Bank of Amador Options pursuant to this subparagraph (ii) immediately prior to the effective time of the merger.

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

OPINIONS OF FINANCIAL ADVISORS

American River Bankshares

        Sandler O'Neill & Partners, L.P. was engaged by American River Bankshares to advise its board of directors as to the fairness to American River Bankshares, from a financial point of view, of the consideration to be paid by American River Bankshares to Bank of Amador shareholders under the merger agreement.

        Opinion of American River Bankshares' Financial Advisor

        By letter dated June 14, 2004, American River Bankshares retained Sandler O'Neill & Partners, L.P. to act as its financial advisor in connection with a possible business combination with Bank of Amador. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

        Sandler O'Neill acted as financial advisor to American River Bankshares in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement. At the July 8, 2004 meeting at which American River Bankshares' board considered and approved the merger agreement, Sandler O'Neill delivered to the board its oral opinion, subsequently confirmed in writing, that, as of such date, the merger consideration was fair to American River Bankshares from a financial point of view.

        Sandler O'Neill has confirmed its July 8th opinion by delivering to the board a written opinion dated the date of this joint proxy statement-prospectus. In rendering its updated opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion by reviewing the assumptions upon which their analyses were based, performing procedures to update certain of their analyses and reviewing the other factors considered in rendering its opinion. THE FULL TEXT OF SANDLER O'NEILL'S UPDATED OPINION IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT-PROSPECTUS. THE OPINION OUTLINES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SANDLER O'NEILL IN RENDERING ITS OPINION. THE DESCRIPTION OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. WE URGE YOU TO READ THE ENTIRE OPINION CAREFULLY IN CONNECTION WITH YOUR CONSIDERATION OF THE PROPOSED MERGER.

        SANDLER O'NEILL'S OPINION SPEAKS ONLY AS OF THE DATE OF THE OPINION. THE OPINION WAS DIRECTED TO THE AMERICAN RIVER BANKSHARES' BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO AMERICAN RIVER BANKSHARES FROM A FINANCIAL POINT OF VIEW. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF AMERICAN RIVER BANKSHARES TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND IS NOT A RECOMMENDATION TO ANY AMERICAN RIVER BANKSHARES' SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER.

        In connection with rendering its opinions, Sandler O'Neill reviewed and considered, among other things:

        (1)     the merger agreement;

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

        (2) certain publicly available financial statements and other historical financial information of American River Bankshares that Sandler O'Neill deemed relevant;

        (3) certain publicly available financial statements and other historical financial information of Amador that Sandler O'Neill deemed relevant;

        (4) internal financial projections for American River Bankshares for the year ending December 31, 2004 prepared by and reviewed with senior management of American River Bankshares and estimates of earnings per share growth for subsequent years furnished by and discussed with senior management of American River Bankshares;

        (5) internal financial projections for Bank of Amador for the year ending December 31, 2004 prepared by and reviewed with senior management of Bank of Amador and estimates of earnings per share growth for subsequent years furnished by and discussed with senior management of Bank of Amador and American River Bankshares;

        (6) the pro forma financial impact of the merger on American River Bankshares, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of American River Bankshares and Bank of Amador;

        (7) the publicly reported historical price and trading activity for American River Bankshares' and Bank of Amador's common stock, including a comparison of certain financial and stock market information for American River Bankshares and Bank of Amador with similar publicly available information for certain other companies the securities of which are publicly traded;

        (8) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

        (9) the current market environment generally and the banking environment in particular; and

        (10) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

        Sandler O'Neill also discussed with certain members of senior management of American River Bankshares the business, financial condition, results of operations and prospects of American River Bankshares, and held similar discussions with certain members of senior management of Bank of Amador regarding the business, financial condition, results of operations and prospects of Bank of Amador.

        In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of American River Bankshares and Bank of Amador that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify the accuracy or completeness of any of such information and they did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of American River Bankshares or Bank of Amador or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of American River Bankshares or Bank of Amador, nor did it review any individual credit files relating to American River Bankshares or Bank of Amador. With American River Bankshares' consent, Sandler O'Neill assumed that the respective allowances for loan losses for both American River Bankshares and Bank of Amador were adequate to cover such losses. In addition, Sandler O'Neill did not conduct any physical inspection of the properties or facilities of American River Bankshares or Bank of Amador.

        Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party to such agreements would perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement were not waived. Sandler O'Neill also assumed, with American River Bankshares' consent, that there had been no material change in American River Bankshares' and Bank of Amador's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them; that American River Bankshares and Bank of Amador would remain as going concerns for all periods relevant to its analyses; and that the merger would qualify as a tax-free reorganization for federal income tax purposes. Finally, with American River Bankshares' consent, Sandler O'Neill relied upon the advice American River Bankshares received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the agreement.

        In rendering its July 8, 2004 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. IN ORDER TO FULLY UNDERSTAND THE FINANCIAL ANALYSES, THESE TABLES MUST BE READ TOGETHER WITH THE ACCOMPANYING TEXT. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES.

        The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to American River Bankshares or Bank of Amador, and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of American River Bankshares or Bank of Amador and the companies to which they are being compared.

        The earnings projections for American River Bankshares and Bank of Amador used and relied upon by Sandler O'Neill in its analyses were based upon internal financial projections provided by each company. With respect to such financial projections and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger furnished to Sandler O'Neill by American River Bankshares and Bank of Amador, American River Bankshares' and Bank of Amador's managements confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of such managements of the future financial performance of American River Bankshares and Bank of Amador, respectively, and Sandler O'Neill assumed for purposes of its analyses that such performances would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections for American River Bankshares and Bank of Amador were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

        In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of American River Bankshares, Bank of Amador and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the American River Bankshares' board of directors at the July 8th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of American River Bankshares' common stock or Bank of Amador's common stock or the prices at which American River Bankshares' or Bank of Amador's common stock may be sold at any time.

        Summary of Financial Terms of the Merger. Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon the closing price of American River Bankshares' common stock on July 7, 2004 of $19.99 and the implied resulting merger consideration of $6.825 in cash and 0.6341 shares of American River Bankshares stock, Sandler O'Neill calculated an implied transaction value of $19.50 per Bank of Amador share. Based upon Bank of Amador's financial information as of and for the period ending March 31, 2004, Sandler O'Neill calculated the following ratios for the transaction:

        Transaction price / LTM EPS                            15.9x
        Transaction price / Book value (1)                    200.6%
        Transaction price / Tangible book value (1)           200.6%
        Tangible book premium/Core deposits (2)                15.6%
        Premium (discount) to current market price (3)         (8.2%)
        ----------
(1) Reflects Bank of Amador's stated book value and tangible book value of $9.72 per share.
(2) Core deposits exclude all jumbo (balance >$100,000) and brokered certificates of deposit.
(3) Based on closing price of Bank of Amador common stock on July 7, 2004 of $21.25.

        The aggregate transaction value was approximately $30.5 million, based upon 1,565,818 shares of Bank of Amador common stock outstanding.

        Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of the common stock of Bank of Amador and American River Bankshares and the relationship between the movements in the prices of the common stock of Bank of Amador and American River Bankshares, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, Standard & Poor's Bank Index, the Nasdaq Bank Index and the weighted average performance (based upon market capitalization) of a peer group of publicly traded commercial banks selected by Sandler O'Neill for Bank of Amador and American River Bankshares, respectively. The composition of the respective peer groups is discussed under "Comparable Company Analysis" below.

        During the period beginning on July 3, 2003 and ended July 7, 2004, Bank of Amador's common stock underperformed the Bank of Amador peer group and each of the indices to which it was compared. During the period beginning on July 6, 2001 and ended July 7, 2004, Bank of Amador's common stock

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

outperformed each of the indices to which it was compared, but underperformed the Bank of Amador peer group.

------------------------------------------------------------------------
                                 Bank of Amador's Stock Performance
------------------------------------------------------------------------
                            Beginning Index Value    Ending Index Value
                                July 3, 2003           July 7, 2004
                            --------------------------------------------
Bank of Amador                       100.0%                 88.7%
Bank of Amador Peer Group            100.0                 141.2
Nasdaq Bank Index                    100.0                 115.6
S&P Bank Index                       100.0                 113.3
S&P 500 Index                        100.0                 113.5

                            Beginning Index Value    Ending Index Value
                                July 6, 2001           July 7, 2004
                            --------------------------------------------
Bank of Amador                      100.00%               140.8%
Bank of Amador Peer Group           100.00                205.2
Nasdaq Bank Index                   100.00                139.4
S&P Bank Index                      100.00                117.4
S&P 500 Index                       100.00                 93.9

        During the one-year period and three-year periods ended July 7, 2004, American River Bankshares' common stock outperformed each of the indices to which it was compared and the American River Bankshares peer group.

------------------------------------------------------------------------
                 American River Bankshares' Stock Performance
------------------------------------------------------------------------
                            Beginning Index Value    Ending Index Value
                                July 3, 2003           July 7, 2004
                            --------------------------------------------
American River Bankshares            100.0%                129.5%
American River Bankshares            100.0                 119.7
Peer Group
Nasdaq Bank Index                    100.0                 115.6
S&P Bank Index                       100.0                 113.3
S&P 500 Index                        100.0                 113.5
                            Beginning Index Value    Ending Index Value
                                July 6, 2001           July 7, 2004
                            --------------------------------------------
American River Bankshares           100.0%                204.7%
American River Bankshares           100.0                 174.7
Peer Group
Nasdaq Bank Index                   100.0                 139.4
S&P Bank Index                      100.0                 117.4
S&P 500 Index                       100.0                  93.9

        Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information for Bank of Amador and American River Bankshares and a comparable group of commercial banks selected by Sandler O'Neill for the respective institutions. The Bank of Amador peer group consisted of the following publicly traded institutions that had total assets ranging from $115.2 million to $211.1 million:

Greater Sacramento Bancorp             Service 1st Bancorp
Liberty Bancorp                        Sonoma Valley Bancorp
Norcal Community Bancorp               Valley Community Bank
Pacific State Bancorp

        The analysis compared publicly available financial information for Amador with the median data for the Bank of Amador peer group as of and for each of the years ended December 31, 1999 through

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

2003 and as of and for the twelve months ended March 31, 2004. The table below sets forth the data for Bank of Amador and the median data for the Bank of Amador peer group as of and for the period ended March 31, 2004 (except as indicated below), with pricing data as of July 7, 2004.

                   Bank of Amador Comparable Company Analysis

                                                                Peer
                                                Amador        Group (1)
                                              -----------    -----------
        Total assets (in millions)            $     125.7    $     181.6
        Tangible equity/tangible assets             12.00%          7.06%
        LTM return on average assets                 1.72%          0.73%
        LTM return on average equity                14.47%          9.92%
        Price/tangible book value per share        218.51%        187.11%
        Price/LTM earnings per share                17.28x         20.88x
        Market capitalization (in millions)   $      32.9    $      24.0
        ----------

        (1) Norcal Community Bancorp data as of or for the 12 months ended December 31, 2003.

        The American River Bankshares peer group consisted of the following publicly traded commercial banking institutions that had total assets ranging from $327.5 million to $729.6 million:

Bank of Commerce Holdings                  FNB Bancorp
Bank of Marin                              North Bay Bancorp
BWC Financial Corp.                        North Valley Bancorp
Central Valley Community Bancorp           Plumas Bancorp
Community Valley Bancorp                   Redwood Empire Bancorp
First Financial Bancorp                    United Security Bancshares
First Northern Community Bancorp

        The analysis compared publicly available financial information for American River Bankshares with that of each of the institutions in the peer group as of or for the year ended March 31, 2004. The table below sets forth the data for American River Bankshares and the median data for the American River Bankshares peer group, with pricing data as of July 7, 2004.

             American River Bankshares Comparable Company Analysis

                                               American River
                                                 Bankshares       Peer Group
                                               --------------   --------------
        Total assets (in millions)             $        404.9   $        488.1
        Tangible equity/tangible assets                  9.26%            8.31%
        LTM return on average assets                     1.29%            1.11%
        LTM return on average equity                    14.08%           13.03%
        Price/tangible book value per share            224.75%          222.24%
        Price/LTM earnings per share                    17.85x           18.18x
        Market capitalization (in millions)    $         84.2   $         87.2

        Bank of Amador Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill performed an analysis that estimated the future stream of after-tax dividend flows of Bank of Amador through December 31, 2008 under various circumstances, assuming Bank of Amador's projected dividend stream and that Bank of Amador performed in accordance with the internal financial projections for 2004 prepared by and reviewed with Bank of Amador's senior management. For periods after 2004, Sandler O'Neill assumed an annual earnings per share growth rate of approximately 5.0% as discussed with senior managements of Bank of Amador and American River Bankshares. To approximate the terminal value of Bank of Amador's common stock at December 31, 2008, Sandler O'Neill applied price/last twelve months' earnings multiples ranging from 10x to 24x, price to projected earnings multiples ranging from 6x to 20x and multiples of tangible book value ranging from 150% to 325%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 8% to 14% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Bank of Amador common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of Bank of Amador common stock of $10.81 to $27.34 when applying the price/last twelve months' earnings multiples, $7.94 to $24.43 when applying the price/projected earnings multiples and $13.23 to $30.46 when applying multiples of price/tangible book value. The implied transaction value of the merger as calculated by Sandler O'Neill was $19.50 per share.

                                   Price / Last Twelve Months' Earnings Multiples
---------------------------------------------------------------------------------------------------------------------
Discount Rate       10x          12x          14x          16x          18x          20x          22x          24x
---------------------------------------------------------------------------------------------------------------------
     8%         $    13.42   $    15.40   $    17.39   $    19.38   $    21.37   $    23.36   $    25.35   $    27.34
     9%              12.93        14.83        16.74        18.65        20.56        22.47        24.37        26.28
    10%              12.46        14.29        16.12        17.96        19.79        21.62        23.45        25.28
    11%              12.02        13.78        15.53        17.29        19.05        20.81        22.57        24.33
    12%              11.60        13.28        14.97        16.66        18.35        20.04        21.73        23.42
    13%              11.19        12.82        14.44        16.06        17.68        19.30        20.93        22.55
    14%              10.81        12.37        13.93        15.49        17.05        18.60        20.16        21.72
---------------------------------------------------------------------------------------------------------------------

                                        Price / Projected Earnings Multiples
---------------------------------------------------------------------------------------------------------------------
Discount Rate        6x          8x           10x          12x         14x           16x          18x          20x
---------------------------------------------------------------------------------------------------------------------
     8%         $     9.76   $    11.86   $    13.95   $    16.05   $    18.14   $    20.24   $    22.34   $    24.43
     9%               9.42        11.43        13.44        15.45        17.46        19.47        21.49        23.50
    10%               9.10        11.03        12.96        14.89        16.82        18.75        20.68        22.61
    11%               8.79        10.64        12.49        14.35        16.20        18.05        19.90        21.76
    12%               8.49        10.27        12.05        13.83        15.61        17.39        19.17        20.95
    13%               8.21         9.92        11.63        13.34        15.05        16.76        18.47        20.18
    14%               7.94         9.59        11.23        12.87        14.52        16.16        17.80        19.45
---------------------------------------------------------------------------------------------------------------------

                                        Price / Tangible Book Value Multiples
---------------------------------------------------------------------------------------------------------------------
Discount Rate       150%        175%         200%         225%         250%         275%         300%         325%
---------------------------------------------------------------------------------------------------------------------
     8%         $    16.47   $    18.47   $    20.47   $    22.47   $    24.47   $    26.46   $    28.46   $    30.46
     9%              15.87        17.78        19.70        21.62        23.53        25.45        27.36        29.28
    10%              15.29        17.13        18.96        20.80        22.64        24.48        26.32        28.16
    11%              14.73        16.50        18.27        20.03        21.80        23.56        25.33        27.10
    12%              14.21        15.90        17.60        19.30        20.99        22.69        24.38        26.08
    13%              13.71        15.33        16.96        18.59        20.22        21.85        23.48        25.11
    14%              13.23        14.79        16.36        17.92        19.49        21.06        22.62        24.19
---------------------------------------------------------------------------------------------------------------------

        American River Bankshares Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill performed an analysis that estimated the future stream of after-tax dividend flows of American River Bankshares through December 31, 2008 under various circumstances, assuming American River Bankshares' projected dividend stream and that American River Bankshares performed in accordance with the internal financial projections for 2004 prepared by and reviewed with senior management of American River Bankshares. For periods after 2004, Sandler O'Neill assumed an annual earnings per share growth rate of approximately 14% as discussed with senior management of American River Bankshares. To approximate the terminal value of American River Bankshares common stock at December 31, 2008, Sandler O'Neill applied price/last twelve months' earnings multiples ranging from 10x to 24x, price/projected earnings multiples ranging from 6x to 20x and multiples of tangible book value ranging from 150% to 325%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 8% to 14% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of American River Bankshares common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of American River Bankshares common stock of $13.35 to $37.28 when applying the multiples of price/last twelve months' earnings multiples, $9.75 to $35.59 when applying the multiples of price/projected earnings multiples and $14.24 to $35.47 when applying the multiples of price/tangible book value. The closing price of American River Bankshares' common stock on July 7, 2004 was $19.99.

                                   Price / Last Twelve Months' Earnings Multiples
---------------------------------------------------------------------------------------------------------------------
Discount Rate       10x          12x          14x          16x          18x          20x          22x          24x
---------------------------------------------------------------------------------------------------------------------
     8%         $    13.42   $    15.40   $    17.39   $    19.38   $    21.37   $    23.36   $    25.35   $    27.34
     9%              12.93        14.83        16.74        18.65        20.56        22.47        24.37        26.28
    10%              12.46        14.29        16.12        17.96        19.79        21.62        23.45        25.28
    11%              12.02        13.78        15.53        17.29        19.05        20.81        22.57        24.33
    12%              11.60        13.28        14.97        16.66        18.35        20.04        21.73        23.42
    13%              11.19        12.82        14.44        16.06        17.68        19.30        20.93        22.55
    14%              10.81        12.37        13.93        15.49        17.05        18.60        20.16        21.72
---------------------------------------------------------------------------------------------------------------------

                                        Price / Projected Earnings Multiples
---------------------------------------------------------------------------------------------------------------------
Discount Rate        6x          8x           10x          12x         14x           16x          18x          20x
---------------------------------------------------------------------------------------------------------------------
     8%         $     9.76   $    11.86   $    13.95   $    16.05   $    18.14   $    20.24   $    22.34   $    24.43
     9%               9.42        11.43        13.44        15.45        17.46        19.47        21.49        23.50
    10%               9.10        11.03        12.96        14.89        16.82        18.75        20.68        22.61
    11%               8.79        10.64        12.49        14.35        16.20        18.05        19.90        21.76
    12%               8.49        10.27        12.05        13.83        15.61        17.39        19.17        20.95
    13%               8.21         9.92        11.63        13.34        15.05        16.76        18.47        20.18
    14%               7.94         9.59        11.23        12.87        14.52        16.16        17.80        19.45
---------------------------------------------------------------------------------------------------------------------

                                        Price / Tangible Book Value Multiples
---------------------------------------------------------------------------------------------------------------------
Discount Rate       150%        175%         200%         225%         250%         275%         300%         325%
---------------------------------------------------------------------------------------------------------------------
     8%         $    16.47   $    18.47   $    20.47   $    22.47   $    24.47   $    26.46   $    28.46   $    30.46
     9%              15.87        17.78        19.70        21.62        23.53        25.45        27.36        29.28
    10%              15.29        17.13        18.96        20.80        22.64        24.48        26.32        28.16
    11%              14.73        16.50        18.27        20.03        21.80        23.56        25.33        27.10
    12%              14.21        15.90        17.60        19.30        20.99        22.69        24.38        26.08
    13%              13.71        15.33        16.96        18.59        20.22        21.85        23.48        25.11
    14%              13.23        14.79        16.36        17.92        19.49        21.06        22.62        24.19
---------------------------------------------------------------------------------------------------------------------

        In connection with its analyses, Sandler O'Neill considered and discussed with the American River Bankshares' board of directors how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to earnings. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Analysis of Selected Merger Transactions. Sandler O'Neill reviewed 58 merger transactions announced nationwide from January 1, 2004 through July 7, 2004 involving commercial banks as acquired institutions with transaction values greater than $15.0 million. Sandler O'Neill also reviewed 10 merger transactions announced in the western region during the same period involving commercial banks as acquired institutions with transaction values greater than $15.0 million. Sandler O'Neill reviewed the multiples of transaction price at announcement to last twelve months' earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits and premium to market price one day prior to transaction announcement for each transaction and computed high, low, mean and median multiples and premiums for both groups of transactions. The median multiples were applied to financial information for Bank of Amador as of and for the year ended

March 31, 2004. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of Bank of Amador common stock of $22.55 to $29.16 based upon the median multiples for nationwide commercial bank transactions and of $23.04 to $28.91 based upon the median multiples for the western region commercial bank transactions. The implied transaction value of the transaction as calculated by Sandler O'Neill as of July 7, 2004 was $19.50 per share.

                                                  Nationwide Transactions    Western Transactions
                                                  -----------------------   -----------------------
                                                    Median      Implied       Median      Implied
                                                   Multiple      Value       Multiple      Value
                                                  ---------    ----------   ---------    ----------
Transaction price / LTM EPS                           23.62x   $    29.16       23.42x   $    28.91
Transaction price / Book value (1)                    255.6%   $    24.61       267.3%   $    25.73
Transaction price / Tangible book value (1)           276.9%   $    26.66       268.1%   $    25.82
Tangible book premium/Core deposits (2)               20.15%   $    22.55       20.90%   $    23.04
Premium (discount) to current market price (3)        23.91%   $    26.33       35.14%   $    28.72

------------------------

(1) Reflects Bank of Amador's stated book value and tangible book value of $9.63 per share as of June 30, 2004.
(2) Core deposits exclude all jumbo (balance>$100,000) and brokered certificates of deposit.
(3) For the merger, based on closing market price of Bank of Amador common stock on July 7, 2004 of $21.25. For comparable transactions, based on market price one day prior to announcement of transaction.

        Pro Forma Merger Analysis. Sandler O'Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger closes in the fourth quarter of 2004, (2) outstanding options to purchase Bank of Amador common stock are, prior to the merger, exchanged for cash equal to the per share transaction value less the applicable option strike price, and (3) purchase accounting adjustments, charges and transaction costs associated with the merger and cost savings determined by senior management of American River Bankshares and Bank of Amador. This analysis was performed using three potential exchange ratios for the stock portion of the consideration determined pursuant to the merger agreement based upon the American River Bankshares measuring price (with the cash portion of the consideration fixed at $6.825 per share of Bank of Amador). In order to illustrate the pro forma accretive/dilutive impact of the transaction at those exchange ratios, Sandler O'Neill used American River Bankshares measuring prices equal to $19.99 (the closing price of American River Bankshares' common stock as of July 7, 2004), $18.50 and $23.50. The results of the analyses illustrate the number of shares issuable in the merger at the closing price of American River Bankshares' common stock as of July 7, 2004, and the maximum and minimum, respectively, potential number of American River Bankshares' shares issuable in the merger and the related accretion to earnings per share at December 31, 2005 (the first full year following completion of the merger) and dilution to tangible book value at December 31, 2004 (the assumed closing date of the merger). The following tables show the results of those analyses at the alternative exchange ratios:

 American River
   Bankshares      Exchange    Shares     Transaction   12/31/05 EPS   12/31/04 TBV
Measuring Price     Ratio      Issued       Value        Accretion     Accretion
-----------------------------------------------------------------------------------
     $ 19.99         0.6341     992,834   $     19.50        5.9%        (17.7%)
     $ 18.50         0.6851   1,072,797   $     19.50        4.4%        (18.9%)
     $ 23.50         0.5394     844,542   $     19.50        8.9%        (15.3%)
-----------------------------------------------------------------------------------

        The actual results achieved by the combined company may vary from projected results and the variations may be material.

        American River Bankshares has paid Sandler O'Neill a fee of $75,000 in connection with rendering its services related to the merger and the delivery of its opinion. American River Bankshares has also agreed to reimburse certain of Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

        In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to American River Bankshares and Bank of Amador and their respective affiliates and may actively trade the debt and/or equity securities of American River Bankshares and Bank of Amador and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Bank of Amador

        Hoefer & Arnett Incorporated was engaged by Bank of Amador to advise Bank of Amador's board of directors as to the fairness to Bank of Amador, from a financial point of view, of the merger agreement, the merger and the consideration to be paid by American River Bankshares to Bank of Amador shareholders under the merger agreement.

        Bank of Amador's board of directors retained Hoefer & Arnett as its financial advisor because Hoefer & Arnett is a nationally recognized investment banking firm with substantial expertise in transactions similar to the proposed transaction and is familiar with Bank of Amador and its business. The firm is a member of the National Association of Securities Dealers (NASD) with direct access to inter-dealer markets in NASD Automated Quotation (NASDAQ) and Over-the-Counter (OTC) securities, and makes markets in securities under its symbol HOFR. As part of its investment banking activities, Hoefer & Arnett is regularly engaged in the independent valuation of financial institutions and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

        Hoefer & Arnett rendered to the board of directors of Bank of Amador an oral opinion on June 28, 2004. On July 8, 2004 the parties entered into the merger agreement. Hoefer & Arnett confirmed its oral opinion by delivery of its written opinion, that pursuant to the terms of the merger agreement and subject to various assumptions, matters considered and limitations described therein, the American River Bankshares' common stock and cash to be received is fair, from a financial point of view, to the shareholders of Bank of Amador. A copy of Hoefer & Arnett's opinion dated as of the date of this joint proxy statement-prospectus is attached as Appendix C to this proxy statement-prospectus and should be read in its entirety.

        No limitations were imposed by Bank of Amador's board of directors upon Hoefer & Arnett with respect to the investigations made or procedures followed in rendering its opinion. Hoefer & Arnett's fairness opinion is based on the financial analysis described below. Hoefer & Arnett's fairness opinion is for the use and benefit of Bank of Amador's board of directors in connection with its consideration of the proposed transaction. Hoefer & Arnett's fairness opinion is not intended to be and does not constitute a recommendation to any Bank of Amador shareholder as to how such shareholder should vote with respect to the proposed transaction. Hoefer & Arnett's fairness opinion does not address Bank of Amador's underlying business decision to proceed with the proposed transaction.

        In arriving at its opinion, Hoefer & Arnett reviewed and analyzed, among other things, the following:

        o       the merger agreement;

        o annual reports to shareholders and annual reports on Form 10-K of Bank of Amador for December 31, 2003, December 31, 2002 and December 31, 2001; quarterly Reports on Form 10-Q of Bank of Amador for the quarters ended March 31, 2004, September 30, 2003, June 30, 2003 and March 31, 2003;
        o annual reports to shareholders and annual reports on Form 10-K of American River Bankshares for December 31, 2003, December 31, 2002 and December 31, 2001; quarterly Reports on Form 10-Q of American River Bankshares for the quarters ended March 31, 2004, September 30, 2003, June 30, 2003 and March 31, 2003;
        o certain other information relating to Bank of Amador and American River Bankshares, including financial forecasts provided to Hoefer & Arnett or discussed with Hoefer & Arnett by Bank of Amador and American River Bankshares and met with the managements of Bank of Amador and American River Bankshares to discuss past and current operations, financial condition and prospects, as well as the results of regulatory examinations;
        o the publicly reported historical prices and trading activity for Bank of Amador and American River Bankshares stock;
        o the nature and financial terms of certain other merger and acquisition transactions involving banks and bank holding companies; and
        o certain other information, financial studies, analyses and investigations and financial, economic and market criteria which Hoefer & Arnett deemed relevant.

        In conducting its review and in rendering its opinion, Hoefer & Arnett relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the same. Hoefer & Arnett relied upon the management of Bank of Amador and American River Bankshares as to the reasonableness of the financial and operating forecasts, and projections (and the assumptions and bases therefor) provided to it, and Hoefer & Arnett assumed that such forecasts and projections reflect the best currently available estimates and judgments of Bank of Amador and American River Bankshares management.

        Neither Bank of Amador nor American River Bankshares publicly disclose internal management forecasts, projections or estimates of the type furnished to Hoefer & Arnett in connection with its analysis of the financial terms of the proposed transaction, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of Bank of Amador or American River Bankshares, including without limitation to, the general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

        Hoefer & Arnett did not make or obtain any evaluations or appraisals of the assets or liabilities of Bank of Amador or American River Bankshares. Hoefer & Arnett is not an expert in the valuation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of either Bank of Amador or American River Bankshares, nor did it review any individual loan credit files. Hoefer & Arnett assumed that the aggregate allowance for loan losses set forth in the financial statements of Bank of Amador and American River Bankshares is adequate to cover such losses. For purposes of its opinion, Hoefer & Arnett assumed that the reorganization would have the tax, accounting and legal effects described in the merger agreement. Hoefer & Arnett's opinion as expressed herein is limited to the fairness, from a financial point of view, to the shareholders of Bank of

Amador with respect to the terms of the proposed merger of Bank of Amador with and into American River Bankshares.

        The opinion expressed by Hoefer & Arnett was based upon market, economic and other relevant considerations as they existed and have been evaluated as of the date of the opinion and the information made available to it through that date. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Bank of Amador or American River Bankshares could materially affect the assumptions used in preparing the opinion. Hoefer & Arnett assumed that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived.

        The following is a summary of the material financial analyses performed by Hoefer & Arnett in connection with the preparation of its opinion and does not purport to be a complete description of all the analyses performed by Hoefer & Arnett. The summary includes information presented in tabular format, which should be read together with the text that accompanies those tables. Hoefer & Arnett believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Hoefer & Arnett made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Bank of Amador, American River Bankshares and Hoefer & Arnett. Any estimates contained in Hoefer & Arnett's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

        Summary of Proposal. Hoefer & Arnett reviewed the financial terms of the proposed transaction.

        Based on 1,566,281 shares of Bank of Amador common stock outstanding and a market price of $19.90 per share for American River Bankshares common stock, the transaction value for Bank of Amador shareholders equals $19.50 per common share or $30,542,479 in aggregate.

Implied Per Share Transaction Value                         $  19.50
Transaction Value to March 31, 2004 Book Value                  2.01x
Transaction Value to March 31, 2004 Tangible Book Value         2.01x
Transaction Value to Estimated 2004 Earnings                   15.85x
Transaction Value to March 31, 2004 Assets                     24.31%
Transaction Value to March 31, 2004 Core Deposits              15.53%

        Analysis of Selected Bank Merger Transactions. Hoefer & Arnett reviewed selected commercial bank transactions announced between January 1, 2003 and June 30, 2004 in which the acquired banking organization was located in California and had total assets under $250 million (the "California Transactions"). Hoefer & Arnett compared financial performance ratios at Bank of Amador with financial performance ratios of the banking organizations making up the California Transactions.

        The following table compares selected performance and financial ratios of Bank of Amador at March 31, 2004 with the median ratios for the California
Transactions:

                                      Amador            California Transactions
                              -----------------------   -----------------------
Total Assets                      $  125.7 million          $ 101.6 million
Return on Assets                      1.54%                    0.75%
Return on Equity                     13.12%                   10.03%
Equity to Assets                     12.00%                    8.15%

        Hoefer & Arnett reviewed the multiples of transaction value to stated book value, transaction value to tangible book, transaction value to 2003 earnings and estimated 2004 earnings, transaction value to assets and tangible book premium to core deposits and calculated high, low, mean and median multiples for the California Transactions. The median multiples were then applied to Bank of Amador's balance sheet information as of March 31, 2004, 2003 earnings and estimated 2004 earnings to derive an imputed range of values per share of Bank of Amador's common stock. The following table sets forth the mean multiples as well as the imputed values based upon those median multiples.

                                             California        Implied
                                           Median Multiple      Value
                                           ---------------    --------
Transaction Value/Book Value                    2.27x         $  22.06
Transaction Value/Tangible Book Value           2.27x         $  22.06
Transaction Value/2003 Earnings                22.65x         $  28.99
Transaction Value/Est. 2004 Earnings           22.65x         $  27.86
Transaction Value/Assets                       18.25%         $  14.82
Tangible Premium/Core Deposits                 13.43%         $  18.26

        As illustrated in the above table, Hoefer & Arnett derived a range of imputed values per share of Bank of Amador's common stock of $14.82 and $28.99 per share, based upon the median multiples for the California Transactions.

        Present Value Analysis. Hoefer & Arnett calculated the present value of theoretical future earnings of Bank of Amador and compared the transaction value to the calculated present value of Bank of Amador's stock on a stand-alone basis. Based on projected earnings for Amador for 2004 through 2008, discount rates ranging from 10% to 14%, and including a residual value, the stand-alone present value of Bank of Amador's stock ranged from $10.85 to $15.41 per share.

        Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Hoefer & Arnett estimated the net present value of the future streams of after-tax cash flow that Bank of Amador could produce to benefit a potential acquiror, referred to as dividendable net income, and added a terminal value. Based on projected earnings for Bank of Amador for 2004 through 2008, we calculated assumed after-tax distributions to a potential acquiror such that its tier 1 leverage ratio would be maintained at 7.00%. The terminal values for Bank of Amador were calculated based on Bank of Amador's projected 2008 equity and earnings, the median price to book and price to earnings multiples paid in the California Transactions and utilized a discount rate of 10%. This discounted cash flow analysis indicated implied values of $17.96 and $28.08.

        Accretion/Dilution Analysis. Hoefer & Arnett analyzed the financial implications of the merger to the Bank of Amador stockholders. This analysis indicated the level of accretion to earnings per share and equity per share that a stockholder of Bank of Amador would achieve on a pro forma equivalent basis, based on the above mentioned terms of the transaction and including assumed cost savings and revenue enhancement opportunities. Such cost savings and revenue enhancements were assumed to equal

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approximately 29% of Bank of Amador's total overhead expenses in 2003. The table below summarizes these results:

                                                 Est. 2004    Est. 2005
                                                  Earnings     Earnings
                                                 ---------   ----------
          Bank of Amador Standalone              $    1.23    $    1.30
          Pro Forma Equivalent                   $    1.22    $    1.52
          % Accretion                                -0.81%       16.92%

        Stock Trading History. Hoefer & Arnett reviewed the closing per share market prices and volumes for BNKA and AMRBK common stock on a daily basis from June 30, 2004 1, 2004 to June 30, 2004. Although BNKA's common stock is listed for trading on the OTC Bulletin Board the trading volume in BNKA common stock has been limited. For the last twelve months, the average daily trading volume for BNKA was 400 shares and on many days there were no trades in BNKA's common stock. AMRBK is listed for trading on Nasdaq and for the previous twelve months, the average daily trading volume for AMRBK was 3,226 shares. Hoefer & Arnett compared the stock price performance for BNKA and AMRBK to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Bank Index and the median performance of publicly traded banking organizations located in the West. During the one year period ended June 30, 2004, BNKA's common stock underperformed each of the indices to which it was compared. During the one year period ended June 30, 2004, AMRBK's common stock outperformed each of the indices to which it was compared (Source: SNL Financial).

                    Beginning Index Value   Ending Index Value
                        June 30, 2003         June 30, 2004
                    ---------------------   ------------------
BNKA                        100.00%                84.00%
AMRBK                       100.00%               120.61%
Western Banks               100.00%               119.51%
Nasdaq Bank Index           100.00%               118.37%
S&P 500 Index               100.00%               117.07%

        Hoefer & Arnett compared selected financial information, ratios and multiples for AMRBK to corresponding financial information, ratios and multiples of publicly traded California banking organizations with total assets greater than $300 million. The table below and Section VIII set forth the comparative data as of March 31, 2004 with pricing data as of June 30, 2004 (Source: SNL Financial).

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                                                              Median for
                                           AMRBK           California Group
                                         ----------        ----------------
Total assets                             $    404.9            $   904.5
Equity to assets                               9.27%                8.43%
LTM Return on average assets                   1.17%                1.27%
LTM Return on average equity                  12.88%               14.32%
Efficiency Ratio                              56.15%               60.31%
NPAs/Total Assets                              0.03%                0.31%
Dividend Yield                                 2.31%                0.89%
Price to book value per share                  2.23x                2.33x
Price to tangible book value per share         2.24x                2.50x
Price to LTM earnings per share                17.5x                17.8x

        Hoefer & Arnett has not previously provided investment banking and financial advisory services to Bank of Amador. Hoefer & Arnett provided investment banking and financial advisory services to American River Bankshares in 2000 for which it received compensation. Hoefer & Arnett Incorporated provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may effect transactions and hold securities of Bank of Amador and American River Bankshares for its own account and for the accounts of customers.

        In its engagement letter, dated June 21, 2004, Bank of Amador agreed to pay Hoefer & Arnett a fee in connection with Hoefer & Arnett's acting as financial advisor and rendering its opinion, which is contingent upon the consummation of the merger. In addition, Bank of Amador has agreed to indemnify Hoefer & Arnett against certain liabilities and expenses arising out of or incurred in connection with its engagement, including liabilities and expenses which may arise under the federal securities laws.


INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

American River Bankshares

        American River Bankshares directors and executive officers have interests in the merger in addition to their interests as American River Bankshares shareholders. The American River Bankshares board of directors is aware of these interests and considered them, among other matters, in recommending approval of the merger proposal.

        As of the record date, the directors and executive officers of American River Bankshares owned an aggregate of 465,843 shares, or 10.9% of the shares of American River Bankshares common stock outstanding (excluding 175,649 shares subject to options exercisable currently or within 60 days of the record date). As of the record date, none of the directors or executive officers of Bank of Amador owned any shares of American River Bankshares common stock. See "Information about American River Bankshares and American River Bank -- Security Ownership of Directors, Executive Officers and 5% Shareholders" on page 38.

Bank of Amador

        Bank of Amador directors and executive officers have interests in the merger in addition to their interests as Bank of Amador shareholders. The Bank of Amador board of directors is aware of these interests and considered them, among other matters, in recommending approval of the merger proposal.

        As of the record date, the directors and executive officers of Bank of Amador owned an aggregate of 429,798 shares, or 27.4% of the shares of Bank of Amador common stock outstanding (excluding 209,016 shares subject to options exercisable currently or within 60 days of the record date). As of the record date, none of the directors or executive officers of American River Bankshares owned any shares of Bank of Amador common stock, except Mitchell A. Derenzo who owned 525 shares and Douglas E. Tow who owned 210 shares held in his spouse's IRA account. See "Information about Bank of Amador -- Security Ownership of Directors, Executive Officers and 5% Shareholders" on page 91.

        Under the merger agreement, American River Bankshares has agreed to appoint two current directors of Bank of Amador, consisting of Bank of Amador's current President and Chief Executive Officer, Larry D. Standing, and a second Bank of Amador director to be determined by mutual agreement of American River Bankshares and Bank of Amador, to the American River Bank board of directors. The non-employee director to be determined will be entitled to receive the directors' fees which American River Bank extends to its directors. Mr. Standing will also be appointed as the President of the division

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of American River Bank to be known as "Bank of Amador, a division of American
River Bank," and as a member of the executive management committee of American River Bankshares. Mr. Standing's existing retirement benefits under a director retirement agreement and a salary continuation agreement will be assumed by American River Bankshares. Mr. Standing will also enter into an employment agreement substantially in the form of Exhibit F to the merger agreement attached as Annex A to this joint proxy statement-prospectus. Consequently, Mr. Standing will also be entitled to participate in the benefits described in his employment agreement.

        Following the effective time of the merger, American River Bankshares is obligated to indemnify present and former directors and officers of Bank of Amador in connection with any claim arising out of actions or omissions occurring at or prior to the effective time to the fullest extent that Bank of Amador is permitted to indemnify its directors and officers. In addition, American River Bankshares is obligated for three years from the effective time, to provide the portion of directors and officers liability insurance that serves to reimburse the present and former directors and officers of Bank of Amador on terms and conditions comparable to those provided by Bank of Amador; provided, however, that American River Bankshares is not required to spend on an aggregate basis more than 150% of the current annual amount spent by Bank of Amador to procure such insurance coverage.

        Immediately prior to the closing of the merger, the eight non-employee directors and the Senior Vice President and Chief Financial Officer will also receive cash payments in connection with the termination of their respective retirement plans in the approximate aggregate amount of $1,317,994. The Senior Vice President and Chief Financial Officer will also receive a cash severance payment in the approximate amount of $40,128. In addition, all of the directors and executive officers holding vested stock options of Bank of Amador will receive cash payments in connection with the cancellation of their outstanding stock options in an amount equal to the difference between the American River Bankshares measuring price used to calculate the share exchange conversion ratio in the merger and the stock option exercise price. Bank of Amador's directors and executive officers hold vested stock options to acquire 209,016 shares of Bank of Amador common stock in the aggregate with an average exercise price of $13.78 per share. Based on an assumed American River Bankshares measuring price of $19.50 per share, it is anticipated that Bank of Amador's directors and executive officers will receive an approximate amount of $1,195,401 in the aggregate for the cancellation of their stock options if the merger is consummated.

        The members of the Bank of Amador board of directors have each entered into Shareholder Agreements with American River Bankshares, pursuant to which they have agreed to vote the shares of Bank of Amador common stock owned or controlled by them in favor of, and to approve the merger agreement and the principal terms of the merger. The Shareholder Agreements also prohibit the directors from entering into any agreement to sell, transfer or otherwise dispose of their shares of Bank of Amador stock and require the directors, subject to their fiduciary duties to the shareholders of Bank of Amador, to use their best efforts to recommend and obtain the approval of the shareholders of Bank of Amador of the merger agreement, the principal terms of the merger, and any other matters contemplated by the merger agreement which requires approval of the shareholders of Bank of Amador. The directors agree not to exercise any outstanding Bank of Amador stock options held by them prior to the closing.

CONDUCT OF BUSINESS PENDING THE MERGER

        Under the merger agreement, American River Bankshares and Bank of Amador have agreed that, during the period from the date of the merger agreement to the effective time of the merger, each will:

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

        o carry on its business in the ordinary course as conducted prior to the execution of the merger agreement and in compliance with safe and sound banking practices and applicable laws and regulations;

        o consult with the other parties as to decisions or actions not in the ordinary course of business;

        o preserve its business and business organizations intact, and preserve the goodwill of its customers and others having business relations with it;

        o maintain its properties in customary repair, working order and condition;

        o comply with all applicable laws, regulations, decrees and regulatory requirements, promptly forward to each party all communications received from any regulatory agency that are not prohibited by the regulatory agency from being disclosed, and inform each party of any material restrictions imposed by any regulatory agency on its business;

        o use its best efforts to keep in force at not less than its present limits all insurance policies (including deposit insurance of the Federal Deposit Insurance Corporation) to the extent reasonably practicable;

        o use its reasonable best commercial efforts to keep available the services of its present officers and employees;

        o timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

        o prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that any hazardous material was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of at or from the property, conduct an environmental audit and provide the results of the audit to and consult with each party regarding the significance of the audit;

        o not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the ordinary course of its business, for adequate value, without recourse and consistent with its customary practice;

        o not take any action with respect to its investments or risk management arrangements which are inconsistent with the policies established by its board of directors;

        o not take any action to create, locate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;

        o not take any action to file, answer, settle or compromise any litigation or other proceeding involving an amount in excess of $50,000;

        o not amend its articles of incorporation or bylaws or the articles of incorporation or bylaws of any subsidiary; make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant

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

                or issue any stock option relating to or right to acquire shares of its capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided in the merger agreement; except for issuance of shares upon exercise of options granted under the American River Bankshares 1995 and 2000 Stock Option Plans, or the Bank of Amador 1998 Stock Option Plan and outstanding at the time the merger agreement was executed; and

        o not declare, set aside or pay any dividend or other distribution in respect of its common stock other than regular quarterly cash dividends on its common stock in amounts substantially equivalent to cash dividends paid in the years prior to the date of the merger agreement.

        In addition, Bank of Amador has agreed that it will:

        o take all necessary action to terminate the Bank of Amador 1998 Stock Option Plan at the effective time of the merger and to allow the exercise or surrender (in exchange for the cash payment) of Bank of Amador options outstanding thereunder prior to the effective time of the merger;

        o pending consummation of the merger, not make, approve, or grant to any of its directors, officers, employees or agents with annual salaries in excess of $75,000: (1) any increase in the compensation payable or to become payable by it (including, but not limited to, compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement; (2) any bonus payment or any agreement to make a bonus payment; (3) any stock option, warrant or other right to acquire capital stock (except as provided in the merger agreement); (4) any employment or consulting agreement, unless American River Bankshares has given its prior written consent, and except for payments to officers and employees of Bank of Amador of regular salary increases, consistent with past practices in connection with regular salary reviews or bonuses consistent with past practices, as disclosed to American River Bankshares;

        o not cause, allow or suffer its officers or agents to commit to any loan or renewal which does not comply in all material respects with its credit policies in effect and as disclosed to American River Bankshares prior to the date of the merger agreement, provided, however, that all new stand-alone extensions of credit over $250,000 and $500,000 for real estate secured loans, except for conforming FHLMC and FNMA loans, will be subject to American River Bankshares' prior written consent. The prior written consent of American River Bankshares will be deemed waived for any new stand-alone extension of credit that is below $250,000 and $500,000 for real estate secured loans and where the new stand-alone extension of credit or real estate secured loan is either in compliance with Bank of Amador credit policy and the approving officer has the requisite lending authority or has (have) been approved by the Bank of Amador loan committee or equivalent committee of the Bank of Amador board of directors performing that function. Notwithstanding the foregoing, all loans and extensions of credit, and any renewals, extensions or modifications thereof by Bank of Amador to Bank of Amador directors, officers, employees or their family members, related interests, or affiliates, shall be subject to the prior written consent of American River Bankshares;

        o notify American River Bankshares promptly in writing upon the occurrence of: (1) the classification of any loan as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful" or "Loss," or (2) the filing or commencement of any legal action or other proceeding or investigation against Bank of Amador, and will provide to

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                American River Bankshares on request reports on specified loans as described in the merger agreement; and

        o subject to specified exceptions, incur or commit to any capital expenditures for more than $50,000 in the aggregate. Bank of Amador shall expense and record in its financial records not later than the date of the Effective Date, the amount of Three Million One Hundred Forty-Eight Thousand One Hundred Six Dollars ($3,148,106). Such amount shall be used to (i) pay optionholders in accordance with Section 2.6 hereof, (ii) pay the cost of accelerated retirement benefits for directors and officers who resign their positions as of the Effective Date, (iii) reserve an amount agreed upon by American River Bankshares and American River Bank for a pending data processing contract dispute between Bank of Amador and a third party vendor, and (iv) reserve an amount agreed upon by American River Bankshares and Bank of Amador for severance payments.

        Additionally, American River Bankshares has agreed that it will:

        o take all necessary action to list American River Bankshares' common stock exchanged in the merger for trading on the Nasdaq National Market, to be effective as soon as practicable following the effective time of the merger.

        o appoint Larry D. Standing and a second director of Bank of Amador (selected by mutual agreement of American River Bankshares and Bank of Amador) to the American River Bank board of directors. Mr. Standing will also be appointed as the President of "Bank of Amador, a division of American River Bank" and as a member of the executive management committee of American River Bankshares.

ADDITIONAL AGREEMENTS

        No Solicitations. Subject to the fiduciary duty of Bank of Amador board of directors, prior to the effective time of the merger, Bank of Amador has agreed not to enter into a transaction or series of transactions with any third persons or groups providing for the acquisition of all or a substantial part of Bank of Amador, whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination"). Bank of Amador has also agreed not to acquire or agree to acquire any of its own capital stock or the capital stock or assets (except in a fiduciary capacity or in the ordinary course of business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them, solicit or encourage any inquiries, discussions or proposals for any Business Combination with any third party. Bank of Amador has also agreed not to disclose, directly or indirectly, any nonpublic information to any group concerning Bank of Amador's business, properties, books or records or otherwise encourage any person, having any actual or prospective role with respect to any Business Combination. However, in the event the Bank of Amador board receives a bona fide unsolicited offer for a Business Combination of Bank of Amador with another entity, and reasonably determines, upon advice of counsel, that as a result of the offer, any duty to act or to refrain from doing any act under the merger agreement is inconsistent with the continuing fiduciary duties of the board to its shareholders, subject to the provisions of the merger agreement, including payment of a termination fee to American River Bankshares, a violation of Bank of Amador's covenants described above will be excused, and the violation will not constitute the failure of any condition or a breach of the merger agreement. If the merger is terminated because Bank of Amador breaches the agreement against entering into a Business Combination, Bank of Amador is required to pay to American River Bankshares a termination fee. See "--Termination Fees" on page 152.

        Filings and Other Actions. In the merger agreement, American River Bankshares and Bank of Amador have each agreed to use all reasonable efforts:

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        o       to take all actions necessary to comply promptly with all legal requirements which may be imposed on each party or its subsidiaries with respect to the transactions contemplated by the merger agreement;

        o to obtain (and to cooperate with the other party to obtain) any governmental or private consent, authorization, order, exemption or approval which is required to be obtained or made by each party or any of its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement; and

        o to use its best efforts to take all actions necessary and proper or advisable to complete, as soon as practicable, the transactions contemplated by the merger agreement.

        Indemnification; Directors' And Officers' Insurance. Under the merger agreement, from and after the effective date, American River Bankshares and Bank of Amador will each indemnify and hold harmless each present or former officer or director of the other against all losses, claims, damages, liabilities, costs, expenses or judgments or amounts that are paid in the settlement of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of any untrue statement or alleged untrue statement of any material fact contained in this joint proxy statement-prospectus.

        Additionally, from and after the effective date, American River Bankshares will include in its director and officer insurance policy persons who served as directors and officers of Bank of Amador or obtain extended coverage under Bank of Amador's director and officer insurance policy to cover claims made for a period of three years after the effective date of the merger regarding acts or omissions of Bank of Amador's directors or officers prior to the effective date of the merger. However, American River Bankshares will not be obligated to make annual premium payments for the insurance to the extent the premiums exceed 150% of the premiums paid by Bank of Amador for the insurance, as previously disclosed to American River Bankshares.

REPRESENTATIONS AND WARRANTIES

        The merger agreement contains customary mutual representations by each of American River Bankshares and Bank of Amador relating to, among other things
(1) corporate organization, existence and power to enter into the merger agreement and consummate the merger, (2) capitalization, (3) due authorization, execution, delivery, performance and enforceability of the merger agreement, (4) required governmental and third party consents and approvals and that neither the merger agreement nor the transactions contemplated by the merger agreement violate either party's organizational documents, applicable law and specified material agreements, (5) financial statements, (6) compensation of officers and employees, (7) the accuracy of the information provided by each of American River Bankshares and Bank of Amador for inclusion in this joint proxy statement-prospectus, (8) compliance with applicable laws and possession of requisite governmental permits and licenses, (9) filing of tax returns, payment of taxes and related matters, (10) material contracts, (11) employee benefit plans and agreements, (12) title to properties, (13) transactions with affiliates, (14) the absence of material litigation, (15) insurance, (16) bank regulatory matters, (17) the absence of material changes or events since March 31, 2004, (18) the absence of undisclosed liabilities, (19) retention of brokers, (20) ownership of intellectual property, (21) adequacy of loan reserves, (22) compliance with the Community Reinvestment Act, (23) review and performance of Bank of Amador loans, (24) absence of restrictions on ability to dispose of investments, (25) absence of collective bargaining agreements, (26) validity and prudence of risk management instruments, (27) accuracy of information in governmental filings to be made in connection with the merger, and (28) accuracy of representations and warranties as of the closing date.

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

        The representations and warranties of American River Bankshares and Bank of Amador terminate as of the effective time of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

        The merger will occur only if specified conditions are satisfied, unless the board of directors of American River Bankshares or the board of directors of Bank of Amador, as applicable, waives any condition that is not satisfied. It is not certain when or if the conditions to the merger will be satisfied or waived, or if the merger will be consummated.

        Each party's obligation to complete the merger is subject to various conditions which include the following, in addition to other customary closing conditions:

        o The merger agreement must be approved by the affirmative vote or consent of shareholders holding at least a majority of the outstanding shares of American River Bankshares common stock and Bank of Amador common stock.

        o All necessary governmental filings must have been made and all necessary governmental approvals must have been obtained and be in effect. In addition, no governmental approval must require either of American River Bankshares or Bank of Amador to divest or cease any of its present businesses or operations or impose any other condition or requirement which it, in its reasonable judgment, considers to be materially burdensome.

        o No legal, administrative, arbitration, investigatory or other proceeding by any governmental or regulatory authority which seeks to restrain or prohibit the merger must have been commenced or be threatened.

        o Each of American River Bankshares and Bank of Amador must have received a tax opinion based on customary assumptions and exceptions and factual statements and representations provided by the parties, substantially to the effect that, under federal income tax law and California income and franchise tax law: (a) the merger will not result in any recognized gain or loss to American River Bankshares or Bank of Amador; (b) except for cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Bank of Amador common stock who receive shares of American River Bankshares common stock in exchange for the shares of Bank of Amador common stock they hold; (c) the holding period for the shares of American River Bankshares common stock issued in exchange for the shares of Bank of Amador common stock in the merger will include the holding period of the shares of the Bank of Amador common stock for which they are exchanged, assuming that the shares of Bank of Amador common stock are capital assets in the hands of the Bank of Amador shareholder at the effective date of the merger;
                (d) the basis of the shares of American River Bankshares common stock received by the Bank of Amador shareholders in the merger will be the same as the basis of the shares of Bank of Amador common stock for which they are exchanged, less any basis attributable to fractional shares for which cash is received; and (e) any Bank of Amador shareholder who dissents to the merger and receives cash for his or her shares of Bank of Amador common stock will be treated as having received a distribution in redemption of his or her shares of Bank of Amador common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

        o The representations and warranties made by the parties in the merger agreement must remain true and correct in all material respects as of the closing date and effective time of the merger,

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

                and each party must have performed and complied, in all material respects, with all of the agreements made in the merger agreement at or prior to the effective time of the merger.

        o Each party must have received a certificate signed by the other party's president and chief financial officer to the effect that the representations and warranties of each party set forth in the merger agreement, subject to the disclosure schedules delivered by each party to the other party on or prior to the closing date, are true and correct in all material respects as of the closing date.

        o Holders of not more than ten percent (10%) of the outstanding shares of American River Bankshares common stock and Bank of Amador common stock must have perfected their dissenter's rights in the manner required under Chapter 13 of the California General Corporation Law, as applicable.

        o Each party must have received from the other party the certificates and other closing documents that their counsel reasonably requires in order to close the merger.

        o The directors and executive officers of the Bank of Amador must have delivered to American River Bankshares and the directors and executive officers of American River Bankshares must have delivered to the Bank of Amador, a signed director-shareholder agreement, before this joint proxy statement-prospectus is mailed, under which each director and officer agrees to vote his or her shares of common stock, and to recommend to other shareholders of Bank of Amador and American River Bankshares, respectively, that they also vote in favor of the merger.

        The obligation of American River Bankshares to consummate the merger is subject to the following additional conditions:

        o No material adverse change must have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of Bank of Amador, and Bank of Amador must not have become a party to or threatened with any litigation or governmental proceeding that was not previously disclosed to American River Bankshares.

        o American River Bankshares must have received a legal opinion from Bartel Eng & Schroder, counsel to Bank of Amador, dated the effective date of the merger and in form and substance reasonably acceptable to American River Bankshares and its counsel.

        o Not later than five business days prior to the effective date, Bank of Amador will have furnished to American River Bankshares a copy of its most recently prepared unaudited month-end consolidated financial statements for the month ended at least 10 business days prior to the effective date of the merger.

        o Bank of Amador must have received, or American River Bankshares must be satisfied that Bank of Amador will receive, all consents from third parties as may be required to close the merger, and the consents must remain in effect at the closing date.

        o American River Bankshares must have received signed affiliate agreements from each person who, in its opinion, might be deemed to be an affiliate of Bank of Amador under Rule 144 or Rule 145 of the Securities Act of 1933, as amended. The affiliate agreements include provisions restricting specified actions by the affiliates of Bank of Amador.

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        o       Bank of Amador shall have entered into an employment agreement with Larry D. Standing, substantially in the form attached to the merger agreement.

        o The board of directors of American River Bankshares shall have received a fairness opinion from Sandler O'Neill & Partners, L.P. as to the fairness of the merger consideration, from a financial point of view, to American River Bankshares, and such opinion shall not have been withdrawn.

        o As of the closing date, Bank of Amador shall have a minimum shareholders equity of $12,800,000.

        o Bank of Amador shall have paid the severance and retirement benefits due to the directors, officers and employees with agreements regarding the same.

        o Bank of Amador shall have obtained the written consent of each person holding an option for shares of Bank of Amador common stock to accept payment in lieu of the exercise of such option and waiving the right to exercise such option.

        o Bank of Amador shall have obtained a written waiver of the right to be paid benefits in connection with the merger agreement with American River Bankshares from Larry D. Standing and each other director, officer and employee of Bank of Amador who has a salary continuation agreement with a change of control provision.

        The obligation of Bank of Amador to consummate the merger is subject to the following additional conditions:

        o No material adverse change must have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of American River Bankshares and American River Bank, taken together, and American River Bankshares must not have become a party to or threatened with any litigation or governmental proceeding which, in Bank of Amador's reasonable judgment, could have a material adverse effect on the business, financial condition, results of operations or assets of American River Bankshares and American River Bank taken together.

        o Bank of Amador must have received a legal opinion from Dodd Mason George LLP, counsel to American River Bankshares, dated the effective date of the merger and in form and substance reasonably acceptable to Bank of Amador and its counsel.

        o Not later than five business days prior to the effective date, American River Bankshares will have furnished to Bank of Amador a copy of its most recently prepared unaudited month-end consolidated financial statements for the month ended at least 10 business days prior to the effective date of the merger.

        o American River Bankshares must have received, or Bank of Amador must be satisfied that American River Bankshares will receive, all consents from third parties as may be required to close the merger, and the consents must remain in effect at the closing date.

        o The board of directors of Bank of Amador shall have received a fairness opinion from Hoefer & Arnett as to the fairness of the merger consideration, from a financial point of view, to Bank of Amador and its shareholders, and such opinion shall not have been withdrawn.

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TERMINATION OF THE MERGER AGREEMENT

        American River Bankshares, American River Bank and Bank of Amador can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of American River Bankshares and Bank of Amador have approved it. Also, the merger agreement can be terminated either by mutual agreement or by any party if specified events occur. If the merger agreement is terminated, the merger will not occur.

        Either American River Bankshares or Bank of Amador can terminate the merger agreement if any of the following events occurs:

        o If the merger is not completed by March 31, 2005, or another date that is approved by the board of directors of American River Bankshares and Bank of Amador; provided, however, that if the only conditions to the closing that remain unsatisfied at March 31, 2005 (or other date that is approved by the board of directors of American River Bankshares and Bank of Amador) are the receipt of any requisite governmental approvals or the expiration of any legally required waiting periods, then the closing will be automatically extended to June 30, 2005, or other date the parties approve.

        o 30 days after any governmental agency denies or refuses to grant an approval, consent or qualification that is required for the merger, unless the parties agree, during the 30 day period, to appeal the denial or refusal or we agree to file an amended application for the governmental approval, consent or qualification.

        o The shareholders of American River Bankshares or Bank of Amador fail to approve the merger agreement and related transactions, by the required vote.

        American River Bankshares can elect to terminate the merger agreement if any of the following events occur:

        o Any of the conditions to American River Bankshares' obligations to complete the merger under the merger agreement have not been satisfied or waived by March 31, 2005 (or other date that it may approve).

        o A material adverse change has occurred since March 31, 2004, in the business, financial condition, results of operations or assets of Bank of Amador.

        o Bank of Amador or any of its affiliates enters into a transaction or series of transactions with one or more third persons providing for the acquisition of all or a substantial part of Bank of Amador or its subsidiaries, whether by way of merger, exchange or stock, sale of assets, or otherwise.

        o Bank of Amador breaches or fails to satisfy any of its agreements in the merger agreement which would materially impair the benefits reasonably expected to be derived by American River Bankshares and American River Bank from the merger, unless the breach or failure is waived by American River Bankshares or cured by Bank of Amador within 45 days after American River Bankshares gives Bank of Amador written notice of the breach or failure.

        o Bank of Amador fails to deliver to American River Bankshares, the employment agreement of Larry D. Standing, the severance and retirement benefits agreements, the optionholder's consents, the shareholder agreements, affiliates agreements, officer's certificate or opinion of

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                Bank of Amador's legal counsel which are required by the merger agreement or if those documents are not in a form that is reasonably acceptable to American River Bankshares.

        Bank of Amador can elect to terminate the merger agreement if any of the following events occur:

        o Any of the conditions to Bank of Amador's obligations to complete the merger under the merger agreement have not been satisfied or waived by March 31, 2005 (or other date that it may approve).

        o A material adverse change has occurred since March 31, 2004, in the business, financial condition, results of operations or assets of American River Bankshares.

        o American River Bankshares breaches or fails to satisfy any of its agreements in the merger agreement which would materially impair the benefits reasonably expected to be derived by Bank of Amador from the merger, unless the breach or failure is waived by Bank of Amador or cured by American River Bankshares within 45 days after Bank of Amador gives American River Bankshares written notice of the breach or failure.

        o American River Bankshares fails to deliver to Bank of Amador the shareholder's agreements, the officer's certificate or opinion of American River Bankshares' legal counsel which are required by the merger agreement or if those documents are not in a form that is reasonably acceptable to Bank of Amador.

        Any termination described above must be made by written notice from the party seeking termination to the other party. In the event the merger agreement is terminated, it will become void and have no effect, except that the termination will not affect the provisions regarding payment of expenses, confidentiality, payment of any termination fees if applicable or any relevant general provisions of the merger agreement. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party for its breach.

TERMINATION FEES

        Bank of Amador is required to pay American River Bankshares $1.2 million in liquidated damages if American River Bankshares terminates the merger agreement for any of the following reasons:

        o If Bank of Amador or its affiliates enters into an agreement by which Bank of Amador or its subsidiaries would be acquired by another entity;

        o If Bank of Amador willfully or deliberately breaches any covenant, condition to closing or agreement in the merger agreement which materially impairs the benefit of the merger to American River Bankshares, provided that compliance was not beyond the reasonable control of Bank of Amador, or unless Bank of Amador cures the breach within 45 days after written notice from American River Bankshares; or

        o If Bank of Amador willfully or deliberately refuses to deliver to American River Bankshares closing documents required by the merger agreement, provided that compliance was not beyond the reasonable control of Bank of Amador.

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        American River Bankshares is required to pay Bank of Amador $400,000 in liquidated damages if Bank of Amador terminates the merger agreement for any of the following reasons:

        o If American River Bankshares willfully or deliberately breaches any covenant in the merger agreement which materially impairs the benefit of the merger to Bank of Amador, provided that compliance was not beyond the reasonable control of American River Bankshares, or unless American River Bankshares cures the breach within 45 days after written notice from Bank of Amador; or

        o If American River Bankshares willfully or deliberately refuses to deliver to Bank of Amador closing documents required by the merger agreement, provided that compliance was not beyond the reasonable control of American River Bankshares.

EXPENSES OF THE MERGER

        Other than in the situations described above and in the following paragraphs, whether or not the merger is completed in accordance with the merger agreement, all fees, costs and expenses (including legal and accounting fees) incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

AMENDMENT

        The merger agreement may be amended by mutual written agreement of the parties at any time before or after approval of the merger agreement by the shareholders of Bank of Amador and American River Bankshares. However, after the approval by the shareholders of Bank of Amador and American River Bankshares, no amendment will be made which by law requires further approval by those shareholders without that further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

EXTENSION; WAIVER

        At any time prior to the closing of the merger, the parties, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and (3) waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

        Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if set forth in a written instrument signed on behalf of the party.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

        Upon the consummation of the merger, the separate corporate existence of Bank of Amador will cease and Bank of Amador will be merged with and into American River Bank. All rights, franchises and interests of Bank of Amador will be assumed by and vested in American River Bank and the resulting bank will continue as a subsidiary of American River Bankshares and conduct operations at the former offices of Bank of Amador under the name "Bank of Amador, a division of American River Bank." The directors and executive officers of American River Bank prior to the effective date will be the directors and executive officers of American River Bank following the merger. Larry D. Standing and a second director of Bank of Amador to be determined by mutual agreement of American River Bankshares and

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Bank of Amador will be appointed to the board of directors of American River
Bank, and Mr. Standing will be appointed as President of the division of American River Bank to be known as "Bank of Amador, a division of American River Bank," and he will be appointed to serve on the executive management committee of American River Bankshares.

REQUIRED GOVERNMENT APPROVALS

        Federal Reserve Board. The merger is subject to receipt from the Federal Reserve Board of (a) confirmation of exemption from the required notification under Section 3 of the Bank Holding Company Act of 1956, as amended, or (b) approval of the required notification application by American River Bankshares to acquire Bank of Amador pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended. In reviewing a notification application, the Federal Reserve Board takes into consideration, among other things, competition, the financial and managerial resources and future prospects of the companies, and the convenience and needs of the communities to be served. Federal law prohibits the Federal Reserve Board from approving the merger if the merger would result in undue concentration of resources or decreased or unfair competition, unless the anti-competitive effects of the merger are clearly outweighed by the benefits to the public.

        The Federal Reserve Board has the authority to deny American River Bankshares' application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the Federal Reserve Board must also evaluate the records of American River Bankshares and American River Bank in meeting the credit needs of its community, including low- and moderate-income neighborhoods, consistent with safe and sound operation. American River Bankshares and American River Bank have satisfactory Community Reinvestment Act evaluations.

        American River Bankshares submitted its request for an exemption from the notification application requirements of Section 3 of the Bank Holding Company Act of 1956, as amended, for Federal Reserve Board approval. The exemption request was submitted on September 3, 2004. In response to the exemption request, the Federal Reserve Bank of San Francisco, acting on delegated authority from the Federal Reserve Board, issued a letter dated September 13, 2004 addressed to American River Bankshares, confirming that it will not require the filing of an application under Section 3 of the Bank Holding Company of 1956, as amended, and will not object to the consummation of the transactions contemplated by the merger agreement as described in the exemption request filed by American River Bankshares. The determination by the Federal Reserve Bank of San Francisco is subject to approval of the transactions contemplated by the merger agreement by the California Department of Financial Institutions and the Federal Deposit Insurance Corporation as described below.

        California Department of Financial Institutions. The approval of the California Department of Financial Institutions is required to effect the merger. In determining whether to approve the merger and the transactions contemplated by the merger agreement, the California Department of Financial Institutions must determine, among other things, that:

        o       the merger will not result in a monopoly;

        o the merger will not have the effect of substantially lessening competition;

        o the shareholders' equity of American River Bankshares and American River Bank will be adequate and will not jeopardize the surviving bank's financial condition;

        o the directors and executive officers of the surviving bank after the merger will be satisfactory;

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        o       the merger will afford a reasonable promise of successful
                operation and that the surviving bank will be operated in a safe and sound manner, in compliance with all applicable laws;

        o       the merger will be fair, just and equitable; and

        o the merger will not adversely affect the total availability of financing for housing in any market area of Bank of Amador in California.

        The application for approval of the merger was submitted to the California Department of Financial Institutions on September 3, 2004, and is currently pending.

        Federal Deposit Insurance Corporation. The approval of the Federal Deposit Insurance Corporation is required in order to effect the merger of Bank of Amador with and into American River Bank. The Federal Deposit Insurance Corporation evaluates deposit insurance applications based upon the risk that a new institution poses to the deposit insurance fund. In evaluating risk to the deposit insurance fund for a new institution, the Federal Deposit Insurance Corporation takes into consideration, among other things, management, capital adequacy, liquidity, likelihood of success, business plan and adequacy of policies. It is also anticipated that the merger will be approved after evaluation by the Federal Deposit Insurance Corporation of various factors including the foregoing factors and various additional competitive factors related to the merging institutions, other depository institutions, and other providers of similar or equivalent services in the relevant product and geographic markets including the following:

        o the type and extent of competition that exists and that will be eliminated, reduced, or enhanced by the proposed merger transaction;

        o the competitive impact of providers located outside a relevant geographic market where it is shown that such providers individually or collectively influence materially the nature, pricing, or quality of services offered by the providers currently operating within the geographic market;

        o the share of the banking business in the relevant geographic markets held by the merging institutions and the various other participants with offices in the relevant geographic markets;

        o the degree of concentration within the relevant geographic markets and, as applicable, analysis of various competitive dynamics including (i) the number, size, financial strength, quality of management, and aggressiveness of the various participants in the market, (ii) the likelihood of new participants entering the market based on its attractiveness in terms of population, income levels, economic growth, and other features, (iii) any legal impediments to entry or expansion, and
                (iv) definite entry plans by specifically identified entities,
                (v) the likelihood that new entrants might enter the market by less direct means, and (vi) the extent to which the proposed merger transaction likely would create a stronger, more efficient institution able to compete more vigorously in the relevant geographic markets; and

        o consideration of the public interest including whether (i) the overall effect of the proposed merger transaction would be to reduce existing competition substantially be limiting the service and price options available to the public in the relevant geographic markets, and (ii) the anticompetitive effects of the proposed merger transaction are clearly outweighed in the public interest by the convenience and needs of the community to be served.

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

        The merger application has been submitted for Federal Deposit Insurance Corporation approval. The application was accepted by the Federal Deposit Insurance Corporation on September 3, 2004, and is currently pending.

        Statutory Waiting Period. Under federal banking laws, a 30-day waiting period must expire following the Federal Reserve Board's approval of the merger. Within that 30-day waiting period the Department of Justice may file objections to the merger under federal antitrust laws. The Federal Reserve Board may reduce the waiting period to 15 days with the concurrence of the Department of Justice. The Department of Justice could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser can be made. If the Department of Justice commences an action challenging the merger on antitrust grounds during either the 30-day or 15-day waiting periods, commencement of that action would stay the effectiveness of the government approvals, unless a court of competent jurisdiction specifically orders otherwise.

        The merger cannot proceed in the absence of the government approvals and the expiration of the statutory waiting period. American River Bankshares and Bank of Amador are not aware of any reasons why government approvals will not be received. American River Bankshares and Bank of Amador have agreed to use their reasonable best efforts to obtain all necessary government approvals. However, there can be no assurance that approvals will be obtained, nor can there be assurance as to the date of any approval. There also can be no assurance that any approvals will not contain unacceptable conditions or requirements.

ACCOUNTING TREATMENT

        American River Bankshares must account for the merger under the purchase method of accounting for financial reporting purposes under accounting principles generally accepted in the United States of America. Under this method, American River Bankshares' purchase price will be allocated to Bank of Amador's assets acquired and liabilities assumed based upon their estimated fair values as of the consummation of the merger. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed will be recorded as goodwill and periodically evaluated for impairment. American River Bankshares' financial statements issued after consummation of the merger will reflect these values, but historical data are not restated retroactively to reflect the combined historical financial position or results of operations of American River Bankshares and Bank of Amador.

RESALES OF AMERICAN RIVER BANKSHARES COMMON STOCK

        Currently outstanding shares of the common stock of American River Bankshares are listed and traded on the Nasdaq National Market under the symbol "AMRB." In accordance with the terms of the merger agreement, American River Bankshares will take appropriate action to list all of the shares of common stock which are issued to the shareholders of Bank of Amador (upon consummation of the merger) for trading on the Nasdaq National Market.

        The shares of American River Bankshares common stock issued in the merger will be freely tradable and transferable under the Securities Act of 1933, as amended, except for shares issued to any Bank of Amador shareholder who may be deemed to be an "affiliate" of American River Bankshares for purposes of Rule 145 under the Securities Act of 1933, as amended, which will be subject to certain trading restrictions. Each director and executive officer of Bank of Amador is deemed to be an "affiliate" for purposes of Rule 145 and has entered into a form of Affiliate Agreement with American River

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Bankshares. Pursuant to the terms of the Affiliate Agreement, each "affiliate"
has acknowledged and agreed that all shares of American River Bankshares common stock received by the "affiliate" in the merger are received subject to the condition that the "affiliate" will not dispose of any shares in violation of the '33 Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder and, accordingly, that any public offering or sale of such shares will require either registration under the '33 Act or compliance with the resale provisions of Rule 145, or the availability of another exemption from the registration requirements of the '33 Act. All shares of American River Bankshares common stock subsequently acquired by an "affiliate" of American River Bankshares will be subject to similar resale restrictions (under Rule 144 of the Securities and Exchange Commission), regardless of how or when those shares are acquired. A legend will be placed on all certificates evidencing shares issued to "affiliates," setting forth the above-described restrictions on transfer and appropriate stop-transfer instructions will be given to the transfer agent for the common stock of American River Bankshares with respect to such certificates.

        The common stock of American River Bankshares is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, American River Bankshares is required to file periodic and other reports with the Securities and Exchange Commission pursuant to
Section 13 of the Exchange Act. Each director or executive officer of Bank of Amador who becomes a director or executive officer of American River Bankshares will be required to file individual ownership reports with the Securities and Exchange Commission, pursuant to Section 16 of the Exchange Act, with regard to his or her personal holdings (including purchases and sales) of shares of American River Bankshares common stock, so long as he or she remains a director or executive officer of American River Bankshares.

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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion addresses the material federal income tax considerations of the merger that are generally applicable to Bank of Amador shareholders. It does not address the tax consequences of the merger under foreign, state, or local tax laws or the tax consequences of transactions completed before or after the merger, such as the exercise of options to purchase Bank of Amador common stock in anticipation of the merger. Also, the following discussion does not deal with all federal income tax considerations that may be relevant to certain Bank of Amador shareholders in light of their particular circumstances, such as shareholders who:

         o        are dealers in securities;
         o        are insurance companies, or tax-exempt organizations;
         o        are subject to alternative minimum tax;
         o hold their shares as part of a hedge, straddle, or other risk reduction transaction;
         o        are foreign persons;
         o        dissent from the merger; or
         o acquired their Bank of Amador common stock through the exercise of stock options or otherwise as compensation.

         YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO YOU BASED ON YOUR OWN CIRCUMSTANCES, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES.

         The following discussion is based on the Internal Revenue Code of 1986, as amended, referred to as the Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, as of the date of this joint proxy statement-prospectus, all of which are subject to change. Any such change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to American River Bankshares, Bank of Amador and Bank of Amador shareholders.

TAX OPINION OF PERRY-SMITH LLP

         Neither American River Bankshares nor Bank of Amador has requested nor will they request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. Instead, as a condition to the closing of the merger, Perry-Smith LLP, independent registered public accounting firm to each of American River Bankshares and Bank of Amador individually, will render its opinion to American River Bankshares and Bank of Amador to the effect that:

         o the merger constitutes a "reorganization" within the meaning of Code Section 368(a)(1)(A) by reason of the application of Code Section 368(a)(2)(D);
         o American River Bankshares, American River Bank and Bank of Amador are each a "party" to a reorganization within the meaning of Code Section 368(b);
         o neither American River Bankshares, American River Bank nor Bank of Amador will recognize federal taxable gain or loss as a result of the merger;
         o the federal income tax basis and holding periods of the assets exchanged between the parties to the merger will be the same as the federal income tax basis and holding periods of those assets prior to the merger;

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         o        to the extent that Bank of Amador shareholders receive a
                  combination of cash and shares of American River Bankshares common stock in the merger (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized,
                  (ii) gain, if any, will be recognized in an amount equal to the lesser of (1) the difference between the fair market value of all consideration received in the exchange (shares of American River Bankshares common stock plus cash) and the basis in the shares of Bank of Amador common stock surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the shares of American River Bankshares common stock received by holders of shares of Bank of Amador common stock in the merger will be equal to the total federal income tax basis of the shares of Bank of Amador common stock exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the shares of American River Bankshares common stock received in the merger will include the holding period for which holders of shares of Bank of Amador common stock held their shares of Bank of Amador common stock provided, that such shares of Bank of Amador common stock were held as a capital asset; and
         o to the extent that cash is received by holders of shares of Bank of Amador common stock in lieu of fractional share interests in shares of American River Bankshares common stock, the cash will be treated as being received by the holders of shares of Bank of Amador common stock as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

         Perry-Smith LLP's opinion will be based upon the assumption that the merger will take place in the manner described in the merger agreement and will also assume the truth and accuracy of certain factual representations that have been made by American River Bankshares and Bank of Amador and which are customarily given in transactions of this nature.

CONSEQUENCES TO BANK OF AMADOR SHAREHOLDERS

         Based on the assumption that the merger will constitute a tax-free reorganization, and subject to the limitations and qualifications referred to in this discussion, the following federal income tax consequences will result from the merger.

         Consequences to Bank of Amador Shareholders Receiving Partly Stock and Partly Cash

         If you exchange your shares of Bank of Amador common stock and receive partly stock and partly cash, including cash in lieu of fractional share interests, the tax treatment of the cash portion of your consideration will depend on whether you pass or fail the dividend equivalence tests of Internal Revenue Code Section 302 (as more fully described below).

         If the provisions of Section 302 are satisfied, you will be treated as having sold your stock, or a portion thereof, for cash and any gain recognized in the sale will be capital gain, provided the Bank of Amador stock was held as a capital asset.

         If the provisions of Section 302 are not satisfied, you will be treated as having received an ordinary cash distribution in respect of your Bank of Amador stock, the tax consequences of which are discussed below.

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         Sale of Stock or Dividend Equivalence Under Section 302

         If you exchange your shares of Bank of Amador common stock and receive partly stock and partly cash, the Internal Revenue Service will: (1) treat you as having exchanged your Bank of Amador common stock for American River Bankshares common stock; and then (2) treat you as having sold back all or a portion of that stock to American River Bankshares in exchange for cash. The exchange of stock for cash in this fashion is known as a "redemption." Gain recognized by you in a redemption will be treated as a capital gain if, after giving effect to the constructive ownership rules of the Code, either:

         o your receipt of cash is "substantially disproportionate" to your equity interest in Bank of Amador; or
         o        the redemption is "not essentially equivalent to a dividend."

         Additionally, to receive capital gain treatment, you must have held your Bank of Amador common stock as a capital asset immediately before the merger. This capital gain would be treated as long-term capital gain if your holding period for the Bank of Amador common stock was more than one year at the effective time of the merger.

         Each of the two alternative tests given above, "substantially disproportionate" and "not essentially equivalent to a dividend," is predicated on the notion that a shareholder receiving cash for his or her shares should not receive capital gain treatment unless that shareholder experiences a significant decrease in corporate voting power as a result of a partial redemption of his or her share holdings. In making this determination, the Code's constructive ownership rules must be taken into account. Under these rules, a former Bank of Amador shareholder is treated as owning, in addition to the American River Bankshares common stock he or she receives, or is treated as having received in the merger, those shares of American River Bankshares common stock that are held or controlled by certain related individuals and entities. Specifically a shareholder who is:

         o an individual, is treated as owning the shares owned, directly or indirectly, by his or her spouse, children, grandchildren, and parents;
         o a partner in a partnership, a shareholder of an S corporation, or a beneficiary of an estate or trust, is treated as owning those shares owned, directly or indirectly, by the relevant entity, in proportion to his or her ownership interest in the relevant entity;
         o considered the "owner" of any portion of a so-called "grantor trust," is treated as owning those shares owned, directly or indirectly, by that portion of the trust;
         o directly or indirectly, the owner of 50% or more of the value of the stock of a corporation, is treated as owning those shares owned, directly or indirectly, by the corporation, in proportion to his or her ownership interest in the corporation;
         o        a partnership or an S corporation, is treated as owning those shares owned, directly or indirectly, by its owners;
         o        an estate, is treated as owning those shares owned, directly or indirectly, by its beneficiaries;
         o a trust, is generally treated as owning those shares owned, directly or indirectly, by its beneficiaries, other than any beneficiary whose interest in the trust is contingent and worth no more than 5% of the value of the trust property, computed actuarially;
         o a corporation, other than an S corporation, is treated as owning those shares owned, directly or indirectly, by its shareholders who own, directly or indirectly, 50% or more of the value of the stock of the corporation; or
         o someone who has an option to acquire American River Bankshares common stock (or any option to acquire such an option), is treated as owning that stock.

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         Once a shareholder computes the total number of shares that he or she is treated as owning, after giving effect to the constructive ownership rules, the shareholder must determine whether the deemed redemption satisfies the requirements of either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test.

         To qualify as "substantially disproportionate" with respect to a particular shareholder, a redemption must meet three requirements, in each case taking into account the constructive ownership rules described above. The three requirements are that, immediately after the redemption:

         o the shareholder must own less than 50% of the total voting power of the outstanding American River Bankshares common stock;
         o the shareholder must own less than 80% of the percentage of voting power of the American River Bankshares common stock he or she owned or was treated as owning before the redemption; and
         o the shareholder must own less than 80% of the percentage of American River Bankshares common stock measured by fair market value he or she owned or was treated as owning before the redemption.

         If a shareholder fails any part of the "substantially disproportionate test," the redemption may still qualify as "not essentially equivalent to a dividend." In order to meet this test, there must be a "meaningful reduction" of the shareholder's proportionate interest in Bank of Amador. This is a highly subjective standard. Accordingly, neither American River Bankshares nor Bank of Amador can provide any substantial assurance that a particular redemption will or will not qualify as a meaningful reduction in the Bank of Amador shareholder's proportionate interest in Bank of Amador. However, based on a published ruling of the Internal Revenue Service, a shareholder with a relatively minimal interest in Bank of Amador and no ability to exercise any substantial measure of control over Bank of Amador's corporate affairs is likely to be treated as having experienced a meaningful reduction of his or her proportionate interest in Bank of Amador as a result of the deemed redemption.

         Sale or Exchange of Bank of Amador Stock (Section 302 provisions are satisfied)

         If you exchange your shares of Bank of Amador common stock, receive a combination of American River Bankshares common stock and cash and the provisions of Section 302 are satisfied, you will recognize gain in an amount equal to the lesser of the amount of cash received in the exchange or of the difference between (1) the fair market value of all American River Bankshares common stock and cash received in the exchange and (2) your basis in the Bank of Amador common stock. You will not be permitted to recognize a loss in the exchange.

         If you are a dissenting shareholder, exchange your shares of Bank of Amador common stock solely for cash and the provisions of Section 302 are satisfied, you will recognize gain or loss equal to the difference between the amount of cash received and your basis in your Bank of Amador common stock.

         Dividend Equivalent (Section 302 provisions are not satisfied)

         If you exchange your shares of Bank of Amador common stock, receive partly stock and partly cash and the provisions of Section 302 are not satisfied, the full amount of cash received will be characterized as a corporate distribution with respect to your stock and not as a sale or exchange. Corporate distributions are generally taxed as ordinary dividends. A Corporate shareholder that receives a dividend may be eligible to claim a dividend-received deduction.

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         Tax Basis of American River Bankshares Stock

         The total initial tax basis of the American River Bankshares common stock received by you in the merger will be equal to the total tax basis of the Bank of Amador common stock exchanged, decreased by the amount of cash received in the exchange and increased by the amount of gain recognized in the exchange.

         Holding Period of American River Bankshares Stock

         The holding period of the American River Bankshares common stock you receive in the merger will include the period for which you held your Bank of Amador common stock, provided that you held your Bank of Amador common stock as a capital asset at the time of the merger.

         Withholding

         Payments in respect of Bank of Amador common stock or a fractional share of American River Bankshares common stock may be subject to the information reporting requirements of the Internal Revenue Service and to a 28% backup withholding tax. Backup withholding will not apply to a payment made to you if you complete and sign the substitute Form W-9 that will be included as part of the transmittal letter and notice from American River Bankshares' exchange agent, or you otherwise prove to American River Bankshares and its exchange agent that you are exempt from backup withholding.

         Reporting and Record Keeping

         If you exchange shares of Bank of Amador common stock in the merger for a combination of American River Bankshares common stock and cash, you are required to retain records of the transaction, and to attach to your federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the nonrecognition of gain or loss upon the exchange. At a minimum, the statement must include:

         o        your tax basis in the Bank of Amador common stock surrendered;
                  and
         o the amount of cash and the fair market value, as of the effective date of the merger, of the American River Bankshares common stock received in exchange.

         Federal Income Tax Treatment of Dissenters

         If you effectively dissent from the merger and receive cash for your shares, you will recognize a gain (or loss) for federal income tax purposes equal to the amount by which the cash received for those shares exceeds (or is less than) your federal income tax basis for the shares. The amount of that gain (or loss), if any, will be treated as ordinary income (or loss) or long-term or short-term capital gain (or loss) depending on:

         o        the length of time you held the shares;
         o        whether you held the shares as a capital asset; and
         o whether you actually own American River Bankshares common stock or are deemed to own shares of Bank of Amador common stock or American River Bankshares common stock pursuant to the constructive ownership rules previously discussed.

         In certain circumstances, you can be deemed for tax purposes to own shares that are actually owned by a nondissenter who is related to you, or to own shares of American River Bankshares common stock, with the possible result that the cash received upon the exercise of your rights could be treated as a

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dividend received pursuant to a corporate distribution rather than as an amount received pursuant to a sale or exchange of Bank of Amador common stock.

WARNING REGARDING FEDERAL INCOME TAX OPINIONS

         The opinion of Perry-Smith LLP is not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service were to successfully assert that the merger is not a reorganization within the meaning of Section 368(a) of the Code, then you would be required to recognize gain or loss equal to the difference between:

         o the fair market of all American River Bankshares common stock and cash received in the exchange; and
         o your federal income tax basis in the Bank of Amador common stock surrendered.

         In such an event, your total initial tax basis in the American River Bankshares common stock received would be equal to its fair market value, and your holding period for the American River Bankshares common stock would begin the day after the merger. The gain or loss would be a long-term capital gain or loss if your holding period for the Bank of Amador common stock was more than one year and the Bank of Amador common stock was a capital asset in your hands.

         THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX CONSEQUENCES OF THE MERGER THAT MAY BE RELEVANT TO A PARTICULAR BANK OF AMADOR SHAREHOLDER. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS.

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                               DISSENTERS' RIGHTS

American River Bankshares

        Dissenters' rights will be available to the American River Bankshares shareholders only if the holders of five percent (5%) or more of American River Bankshares common stock make a written demand upon American River Bankshares for the purchase of dissenting shares in accordance with Chapter 13 of the California Corporations Code. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CORPORATIONS CODE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

        The information set forth below is a general summary of dissenters' rights as they apply to American River Bankshares shareholders and is qualified in its entirety by reference to Chapter 13 of the Corporations Code which is attached to this joint proxy statement-prospectus as Annex D.

        Fair Market Value of Shares. If the holders of five percent (5%) or more of American River Bankshares common stock make a written demand upon American River Bankshares for the purchase of dissenting shares in accordance with Chapter 13 of the California Corporations Code and the merger is consummated, American River Bankshares shareholders who dissent from the merger by complying with the procedures set forth in Chapter 13 of the Corporations Code would be entitled to receive an amount equal to the fair market value of their shares as of July 8, 2004, the last business day before the public announcement of the merger. American River Bankshares believes that the fair market value for dissenters' rights purposes is $20.40 per share which represents the closing price for a share of American River Bankshares common stock as quoted on the Nasdaq Stock Market on July 8, 2004.

        Voting Procedure. In order to be entitled to exercise dissenters' rights, the shares of American River Bankshares common stock which are outstanding and are entitled to be voted at the special meeting must not have been voted by the holder of such shares "FOR" the merger. Thus, any American River Bankshares shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes at the special meeting must not vote "FOR" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, or votes in person or by proxy at the special meeting "FOR" the merger, his or her shares will be counted as votes in favor of the merger and the shareholder will lose any dissenters' rights.

        Written Demand. Furthermore, in order to preserve his or her dissenters' rights, a American River Bankshares shareholder must make a written demand upon American River Bankshares for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of July 8, 2004. The demand must be addressed to American River Bankshares, 1545 River Park Drive, Suite 107, Sacramento, California 95815; Attention: Corporate Secretary, and the demand must be received by American River Bankshares not later than 30 days after the date on which the written notice of approval, described below, is sent to shareholders who have not voted "FOR" approval of the merger. A vote "AGAINST" the merger does not constitute the written demand.

        Notice of Approval. If the merger is approved by the American River Bankshares shareholders, American River Bankshares will have 10 days after the approval to send to those shareholders who have not voted "FOR" approval of the merger, a written notice of the approval accompanied by a copy of Sections 1300 through 1304 of the Corporations Code, a statement of the price determined by American River Bankshares to represent the fair market value of the dissenting shares as of July 8, 2004, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights.

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        Surrender of Certificates. Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to American River Bankshares, at the office designated in the notice of approval, both the written demand and the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of American River Bankshares common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

        Agreement on Price and Payment. If American River Bankshares and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares will be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefore, unless provided otherwise by agreement.

        Disagreement on Price and Court Determination. If American River Bankshares denies that the shares surrendered are dissenting shares, or American River Bankshares and the dissenting shareholder fail to agree upon a fair market value of the shares of American River Bankshares common stock, then the dissenting shareholder of American River Bankshares must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

        Withdrawal of Demand. A dissenting shareholder may not withdraw his or her dissent or demand for payment unless American River Bankshares consents to the withdrawal.

Bank of Amador

        Dissenters' rights will be available to the Bank of Amador shareholders in accordance with Chapter 13 of the California Corporations Code. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CORPORATIONS CODE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

        The information set forth below is a general summary of dissenters' rights as they apply to Bank of Amador shareholders and is qualified in its entirety by reference to Chapter 13 of the Corporations Code which is attached to this joint proxy statement-prospectus as Annex D.

        Fair Market Value of Shares. If the merger is consummated, Bank of Amador shareholders who dissent from the merger by complying with the procedures set forth in Chapter 13 of the Corporations Code would be entitled to receive an amount equal to the fair market value of their shares as of July 8, 2004, the last business day before the public announcement of the merger. Bank of Amador believes that the fair market value for dissenters' rights purposes is $21.02 per share which represents the closing price for a share of Bank of Amador common stock as quoted on the OTC Bulletin Board on July 8, 2004.

        Voting Procedure. In order to be entitled to exercise dissenters' rights, the shares of Bank of Amador common stock which are outstanding and are entitled to be voted at the special

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meeting must not have been voted by the holder of such shares "FOR" the merger.
Thus, any Bank of Amador shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes at the special meeting must not vote "FOR" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, or votes in person or by proxy at the special meeting "FOR" the merger, his or her shares will be counted as votes in favor of the merger and the shareholder will lose any dissenters' rights.

        Written Demand. Furthermore, in order to preserve his or her dissenters' rights, a Bank of Amador shareholder must make a written demand upon Bank of Amador for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of July 8, 2004. The demand must be addressed to Bank of Amador, 422 Sutter Street, Jackson, California 95642; Attention: Corporate Secretary, and the demand must be received by Bank of Amador not later than 30 days after the date on which the written notice of approval, described below, is sent to shareholders who have not voted "FOR" approval of the merger. A vote "AGAINST" the merger does not constitute the written demand.

        Notice of Approval. If the merger is approved by the Bank of Amador shareholders, Bank of Amador will have 10 days after the approval to send to those shareholders who have not voted "FOR" approval of the merger, a written notice of the approval accompanied by a copy of Sections 1300 through 1304 of the Corporations Code, a statement of the price determined by Bank of Amador to represent the fair market value of the dissenting shares as of July 8, 2004, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights.

        Surrender of Certificates. Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to Bank of Amador, at the office designated in the notice of approval, both the written demand and the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Bank of Amador common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

        Agreement on Price and Payment. If Bank of Amador and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares will be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefore, unless provided otherwise by agreement.

        Disagreement on Price and Court Determination. If Bank of Amador denies that the shares surrendered are dissenting shares, or Bank of Amador and the dissenting shareholder fail to agree upon a fair market value of the shares of Bank of Amador common stock, then the dissenting shareholder of Bank of Amador must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

        Withdrawal of Demand. A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Bank of Amador consents to the withdrawal.

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                      MARKET PRICE AND DIVIDEND INFORMATION

MARKET QUOTATIONS

American River Bankshares

        American River Bankshares common stock is listed and traded on the Nasdaq National Market under the symbol "AMRB." As of the record date, there were approximately ____ holders of record of American River Bankshares common stock.

        The following chart sets forth the high and low closing prices for American River Bankshares common stock and per share cash dividends declared for the quarters indicated. All per share data has been retroactively restated to give effect to a 5% stock dividend distributed to shareholders in October 2002 and a 3 for 2 stock split distributed to shareholders in October 2003.

Calendar Year                  High          Low        Dividends Declared
------------------------    ---------     ---------     ------------------
   2004
First Quarter               $   21.00     $   19.01        $    0.115
Second Quarter              $   22.25     $   19.88        $    0.115
Third Quarter                       -             -        $    0.115
Fourth Quarter (thru __)            -             -                 -
   2003
First Quarter               $   15.93     $   14.12                 -
Second Quarter              $   17.17     $   14.57        $    0.147
Third Quarter               $   22.90     $   15.35        $    0.115
Fourth Quarter              $   23.65     $   17.25        $    0.150
   2002
First quarter               $   12.22     $    9.97                 -
Second Quarter              $   13.48     $   11.87        $    0.092
Third Quarter               $   13.45     $   11.59        $    0.115
Fourth Quarter              $   15.89     $   11.17        $    0.140

        At the close of business on July 8, 2004, the last trading day immediately prior to the first public announcement of the merger, the high, low and closing prices for American River Bankshares common stock on the Nasdaq National Market were $20.40, $20.24 and $20.40, respectively. As of the record date, the closing price for American River Bankshares common stock on the Nasdaq National Market was $______.

Bank of Amador

        There is limited trading in and no established public trading market for Bank of Amador common stock. Bank of Amador's common stock is not listed on any exchange nor is it quoted by the Nasdaq Stock Market. As of the record date, there were __________ shares of its common stock outstanding. Bank of Amador's common stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "BNKA." The quotations reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions. The high and low bid quotations, as well as dividends declared, for the Bank of Amador's common stock for the periods indicated are listed in the chart below. All per share data has been retroactively restated to give effect for a 5% stock dividend distributed to Bank of Amador shareholders in December 2003.

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

Calendar Year                  High          Low        Dividends Declared
------------------------    ---------     ---------     ------------------
   2004
First Quarter               $   24.00     $   20.25         $    0.23
Second Quarter              $   24.25     $   20.25         $    0.23
Third Quarter                       -             -         $    0.23
Fourth Quarter (thru __)            -             -                 -
   2003
First Quarter               $   20.50     $   16.83         $    0.23
Second Quarter              $   25.51     $   17.46         $    0.23
Third Quarter               $   27.37     $   22.77         $    0.23
Fourth Quarter              $   22.25     $   21.78         $    0.23
   2002
First quarter               $   16.54     $   15.57         $    0.22
Second Quarter              $   17.03     $   15.67         $    0.22
Third Quarter               $   18.01     $   15.86         $    0.22
Fourth Quarter              $   17.01     $   16.28         $    0.22

        At the close of business on July 8, 2004, the last trading day immediately prior to the first public announcement of the merger, the high, low and closing bid prices for Bank of Amador common stock as quoted on the OTC Bulletin Board were $21.75, $21.00 and $21.02, respectively. As of the record date, the closing price for Bank of Amador common stock on the OTC Bulletin Board was $______. As of the record date, there were approximately ____ holders of record of Bank of Amador common stock.

DIVIDENDS AND DISTRIBUTIONS

American River Bankshares

        American River Bankshares' board of directors considers the advisability and amount of proposed dividends each year. Future dividends will be determined after consideration of American River Bankshares' earnings, financial condition, future capital funds, regulatory requirements and other factors as the board of directors may deem relevant. American River Bankshares' primary source of funds for payment of dividends to its shareholders will be receipt of dividends and management fees from American River Bank. The payment of dividends by American River Bank is subject to various state and federal legal and regulatory restrictions.

        American River Bankshares has paid cash dividends to its shareholders since the first quarter of 1992. From 1992 until the first quarter of 2004, American River Bankshares paid cash dividends on a semi-annual basis. Beginning in the second quarter of 2004, American River Bankshares began paying cash dividends on a quarterly basis. American River Bankshares paid cash dividends totaling $.23 per share in 2002, $.30 per share in 2003, and $.345 per share in the first three quarters of 2004. In addition, American River Bankshares distributed a 3 for 2 stock split in October of 2003 and a 5% stock dividend in October of 2002. It is the intention of American River Bankshares to continue paying cash and stock dividends following the merger, subject to regulatory restrictions and depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the American River Bankshares board of directors.

        Holders of American River Bankshares common stock are entitled to receive dividends as and when declared by the board of directors of American River Bankshares out of funds legally available therefor under the laws of the State of California. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The California General Corporation Law further provides

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

that, in the event sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if, after giving effect to the distribution, it meets two conditions, which generally stated are as follows: (i) the corporation's assets must equal at least 125% of its liabilities; and (ii) the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for those fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

        The Federal Reserve Board generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The Federal Reserve Board's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

        American River Bank's ability to pay dividends to its sole shareholder, American River Bankshares, is governed by the California banking laws regarding payments of dividends. The California Financial Code provides that a bank may not make a cash distribution to its shareholders in an amount which exceeds the lesser of (1) the retained earnings or (2) the net income of the bank for its last three fiscal years, less the amount of any distributions made by the bank to its shareholders during such period; however, a bank may, with the approval of the Commissioner, make a distribution to its shareholders in an amount not exceeding the greater of (i) the retained earnings of the bank, (ii) the net income of the bank for its last fiscal year, or (iii) the net income of the bank for its current fiscal year. If the Commissioner finds that the shareholders' equity of a bank is not adequate or that the payment of a dividend would be unsafe or unsound for the bank, the Commissioner may order the bank not to pay any dividend to the shareholders.

        Under the merger agreement, without the prior written consent of Bank of Amador so long as the merger is pending, American River Bankshares is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except regular quarterly cash dividends in an amount substantially equivalent to cash dividends paid prior to the date of the merger agreement.

Bank of Amador

        Bank of Amador's shareholders are entitled to receive dividends when and as declared by its board of directors, out of funds legally available therefore, subject to various legal and regulatory restrictions.

        Bank of Amador's ability to pay dividends is governed by the California banking laws regarding payments of dividends. The California Financial Code provides that a bank may not make a cash distribution to its shareholders in an amount which exceeds the lesser of (1) the retained earnings or (2) the net income of the bank for its last three fiscal years, less the amount of any distributions made by the bank to its shareholders during such period; however, a bank may, with the approval of the Commissioner, make a distribution to its shareholders in an amount not exceeding the greater of (i) the retained earnings of the bank, (ii) the net income of the bank for its last fiscal year, or (iii) the net income of the bank for its current fiscal year. If the Commissioner finds that the shareholders' equity of a bank is not adequate or that the payment of a dividend would be unsafe or unsound for the bank, the Commissioner may order the bank not to pay any dividend to the shareholders.

        Bank of Amador has declared cash dividends to its shareholders on a quarterly basis commencing with the first quarter of 2002 through the third quarter 2004. Bank of Amador declared cash dividends totaling $0.88 per share in 2002, $0.92 per share in 2003 and $0.69 per share for the first three quarters of 2004. Without the prior written consent of American River Bankshares, Bank of Amador is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock under the merger agreement.

CHANGES IN SECURITIES, USE OF PROCEEDS AND ISSUER PURCHASES OF EQUITY SECURITIES

American River Bankshares

        On September 20, 2001, the board of directors of American River Bankshares authorized a stock repurchase program which calls for the repurchase of up to five percent (5%) annually of American River Bankshares' common stock. Each year, American River Bankshares may repurchase up to 5% of the shares outstanding (adjusted for stock splits or stock dividends). The 193,463 shares reported in the table below as shares that may be repurchased under the plan represent shares eligible for the calendar year 2004. The repurchases are to be made from time to time in the open market as conditions allow and will be structured to comply with Securities and Exchange Commission Rule 10b-18. All repurchased shares reflected in the table below were made in open market transactions and then retired. The board of directors has reserved the right to suspend, terminate, modify or cancel this repurchase program at any time for any reason.

                                                                              (c)                         (d)
                                     (a)                            Total Number of Shares         Maximum Number (or
                                 Total Number          (b)           (or Units) Purchased      Approximate Dollar Value)
                                of Shares (or     Average Price       as Part of Publicly      of Shares (or Units) That
                                    Units)        Paid Per Share      Announced Plans or       May Yet Be Purchased Under
         Period                   Purchased         (or Unit)              Programs              the Plans or Programs
---------------------------------------------------------------------------------------------------------------------------
        Month #1
April 1 through April 30, 2004       None              N/A                   None                    196,663 shares
        Month #2
May 1 through May 31, 2004           None              N/A                   None                    196,663 shares
        Month #3
June 1 through June 30, 2004        3,200             $20.55                 3,200                   193,463 shares
---------------------------------------------------------------------------------------------------------------------------
Total                               3,200                                    3,200
---------------------------------------------------------------------------------------------------------------------------

Bank of Amador

        Bank of Amador repurchased its common stock under a stock repurchase program approved by the applicable regulatory agencies. The repurchase program expires on November 5, 2004. During the six month period ended June 30, 2004, Bank of Amador purchased 12,205 shares of its common stock at an average price of $22.53 per share.

                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

        American River Bankshares and Bank of Amador are each incorporated under and subject to the provisions of the California General Corporation Law, and its respective articles of incorporation and bylaws.

        Upon consummation of the merger, except for those persons, if any, who perfect dissenters' rights under the California Corporations Code, the shareholders of Bank of Amador will become shareholders of American River Bankshares. See "Dissenters' Rights" commencing on page 164.

        The following is a general comparison of similarities and material differences between the rights of American River Bankshares and Bank of Amador shareholders under their respective governing articles and bylaws. This discussion is only a summary of selected provisions and is not a complete description of the similarities and differences, and is qualified in its entirety by reference to the California General Corporation Law, the common law thereunder and the full text of the American River Bankshares articles and bylaws, and the Bank of Amador articles and bylaws.

        As public companies, American River Bankshares and Bank of Amador are subject to the periodic and other reporting requirements under the Securities Exchange Act of 1934, as amended. American River Bankshares is also subject to the listing and marketplace rules of the Nasdaq Stock Market. American River Bankshares and Bank of Amador are also subject to the Sarbanes-Oxley Act of 2002.

ANTI-TAKEOVER MEASURES

        Some of the provisions in the American River Bankshares articles and the American River Bankshares bylaws discussed below may deter efforts to obtain control of American River Bankshares on a basis which some shareholders might deem favorable. Those provisions are designed to encourage any person attempting a change in control of American River Bankshares to enter into negotiations with the board of directors of American River Bankshares. For example, the American River Bankshares has eliminated cumulative voting in the election of directors and established a classified board structure which may have the effect of delaying or preventing a change in control of American River Bankshares. See "Cumulative Voting" on page 173 and "Classified Board Provisions--American River Bankshares" on page 175. These anti-takeover measures may decrease the likelihood that a person or group would obtain control of American River Bankshares or may perpetuate incumbent management.

QUORUM REQUIREMENTS

        The American River Bankshares and Bank of Amador bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders will constitute a quorum for the transaction of business.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

        Overview of California Law. Section 317 of the California General Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against liabilities and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that the rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, with respect to liability incurred in connection with any of the following acts for which the liability of directors may not be limited under the California General Corporation Law: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (3) any transaction from which a director derived a personal benefit; (4) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (6) acts or omissions arising out of interested party transactions; or (7) acts in connection with illegal distributions, loans or guarantees.

        With respect to all proceedings other than shareholder derivative actions, Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (1) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, unless the indemnification is approved by the court; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by Section 317, a corporation is obligated by Section 317 to indemnify the person against expenses actually and reasonably incurred by him in connection with the proceeding.

American River Bankshares

        The American River Bankshares articles eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law and obligate American River Bankshares to indemnify its directors, officers and agents through agreements with the persons, bylaw provisions, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject to applicable statutory prohibitions upon indemnification.

        The American River Bankshares articles and bylaws obligate American River Bankshares to indemnify to the maximum extent permitted by California General Corporation Law its directors, officers and other agents against liabilities and expenses incurred in the performance of their duties, subject to the prohibitions of the California General Corporation Law.

        American River Bankshares maintains directors' and officers' liability insurance policies that indemnify its directors and officers against losses in connection with claims made against them for specified wrongful acts.

        The American River Bankshares bylaws and indemnification agreements with its directors entitle the directors of American River Bankshares to be indemnified against liabilities and reasonable expenses incurred in connection with any claims brought against them by reason of the fact that they are or were directors and are expressly stated to be contract rights. American River Bankshares directors have been granted the right to be paid by American River Bankshares the expenses incurred in defending the proceedings specified above in advance of their final disposition, but the directors are required to undertake to return any amounts advanced to the extent that it is ultimately determined that they were not legally entitled to be indemnified by American River Bankshares in the proceeding. The directors are also granted the right to bring suit against American River Bankshares to recover unpaid amounts claimed with respect to indemnification and any expenses incurred in bringing an action. While it is a defense to a suit that indemnification is prohibited by the California General Corporation Law, the burden of proving a defense is on American River Bankshares.

Bank of Amador

        The Bank of Amador articles obligate Bank of Amador to indemnify to the maximum extent permitted by California General Corporation Law its directors, officers and other agents against liabilities and expenses incurred in the performance of their duties, subject to the prohibitions of the California General Corporation Law and Section 1828(k) of Title 12 of the United States Code. Bank of Amador maintains directors' and officers' liability insurance policies that indemnify its directors and officers against losses in connection with claims made against them for specified wrongful acts.

SHAREHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT

American River Bankshares

        The American River Bankshares articles authorize shareholder action by written consent only when first authorized by the board of directors. Additionally, the American River Bankshares bylaws permit a director to be elected at any time to fill a vacancy on the board of directors (that has not been filled by the directors) by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

Bank of Amador

        The Bank of Amador bylaws authorize shareholder action by written consent for the election of directors by persons holding a majority of the outstanding shares entitled to vote for the election of directors. Any other action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting if signed in writing by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

CUMULATIVE VOTING

        Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. The American River Bankshares articles provide that its shareholders are not entitled to cumulate votes in the election of directors. Bank of Amador shareholders are entitled to cumulate votes in the election of directors.

AMENDMENT OF ARTICLES AND BYLAWS

American River Bankshares

        The American River Bankshares articles and bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

        The American River Bankshares bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, provided that any amendment which reduces (1) the number of directors on a fixed-number board, or (2) the minimum number of directors on a variable-number board to a number less than five, cannot be adopted if the votes cast or consents given opposing the action are equal to or more than 16?% of all outstanding shares entitled to vote.

        Subject to the rights of shareholders to amend the bylaws, the American River Bankshares bylaws provide that the bylaws may be adopted, amended or repealed by its board of directors, except that only the shareholders can adopt a bylaw or amendment to the bylaws which (1) specifies or changes the number of directors on a fixed number board, (2) specifies or changes the minimum or maximum number of directors on a variable number board, or (3) changes from a fixed number board to a variable number board or vice versa.

Bank of Amador

        Subject to the California General Corporation Law, Bank of Amador's articles of incorporation may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares unless the vote of a greater amount of shares is required by law, and in that case with the vote or written consent of the greater amount. Bank of Amador's bylaws may be amended, altered or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the Bank of Amador board of directors; provided, however, that the shareholders may not reduce the minimum number of directors to fewer than five, and the board of directors may not adopt, amend or repeal a bylaw fixing or changing the authorized number of directors except to fix the exact number of directors within specified limits.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

American River Bankshares

        The American River Bankshares bylaws provide that vacancies occurring on the board of directors may be filled by a vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting or by unanimous written consent of the outstanding shares entitled to vote. The American River Bankshares bylaws also provide that the shareholders may elect a director at any time to fill any vacancy not filled by the directors, except that any election by written consent, other than to fill a vacancy created by removal of a director, requires the consent of a majority of the outstanding shares entitled to vote.

        In addition, the California General Corporation Law provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, (1) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for the directors may call a special meeting of shareholders, or (2) the California Superior Court of the proper county will, upon application of the shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board of directors.

        The bylaws of American River Bankshares provide for the nomination of directors for election to the board of directors by the board of directors or by any shareholder entitled to vote for the election of directors. Notice of a shareholder's intention to make any nomination must be made in writing to the President of American River Bankshares not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors. Such notification by a shareholder must contain certain information regarding the nominee and his or her background. Nominations not made in accordance with the procedures set forth in the bylaws may, in the discretion of the chairman of the meeting, be disregarded.

Bank of Amador

        Vacancies in the Bank of Amador board of directors, including a vacancy created by the removal of a director by the shareholders pursuant to the California General Corporation Law or by court order, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders.

CLASSIFIED BOARD PROVISIONS

American River Bankshares

        The American River Bankshares articles and bylaws provide for a classified board of directors. The articles and bylaws provide that, in the event that the authorized number of directors is fixed at nine (9) or more, the board of directors will be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal to as nearly as practicable one-third the total number of directors. In such event, each director serves for a term ending at the third annual shareholders meeting following the annual meeting at which the director was elected. If the authorized number of directors is fixed with at least six (6) but less than nine
(9) members, the articles and bylaws provide that the board of directors will be divided into two classes, designated as Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. In that case, each of the successors to the directors of the class whose term will have expired at an annual meeting will be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor will have been duly elected and qualified. The number of directors is currently set in a range between 8 and 15 and the number is fixed at nine (9) with directors divided into three classes. Only directors of the class whose term is expiring are voted upon, and upon election each such director would serve for a three-year term and until his or her successor is duly elected and qualified, subject to any decrease in the total number of authorized directors, as described above. The use of a classified board may have the effect of discouraging takeover attempts.

Bank of Amador

        Bank of Amador's articles do not provide for a classified board of directors.

CALL OF ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS

American River Bankshares

        The American River Bankshares bylaws provide that a special meeting of the shareholders may be called at any time by the board of directors, chairman of the board, president or one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that special meeting.

Bank of Amador

        The Bank of Amador bylaws provide that special meetings of the shareholders may be called at any time by the chairman of the board or the president, or by the board of directors, or by one or more shareholders holding not less than 10% of the votes entitled to be cast at the meeting.

             DESCRIPTION OF AMERICAN RIVER BANKSHARES CAPITAL STOCK

        The authorized capital stock of American River Bankshares consists of 20,000,000 shares of American River Bankshares common stock, without par value. As of June 30, 2004, there were 4,209,881 shares of American River Bankshares common stock issued and outstanding and an additional 776,235 shares of the authorized American River Bankshares common stock were available for future grant and reserved for issuance to holders of outstanding stock options under American River Bankshares' stock option plans.

        Holders of American River Bankshares common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders may not cumulate their votes in the election of directors. Shareholders are entitled to receive ratably dividends as may be legally declared by American River Bankshares' board of directors. There are legal and regulatory restrictions on the ability of American River Bankshares to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Distributions--American River Bankshares" on page 168. In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over American River Bankshares common stock. Shareholders of American River Bankshares common stock have no preemptive, conversion, or redemption rights or applicable sinking fund provisions rights. American River Bankshares common stock is not subject to calls or assessments. The transfer agent and registrar for American River Bankshares common stock is U.S. Stock Transfer Corporation.

                   DESCRIPTION OF BANK OF AMADOR CAPITAL STOCK

        The authorized capital stock of Bank of Amador consists of 10,000,000 shares of common stock, no par value and 500,000 shares of preferred stock, no par value. As of June 30, 2004, there were 1,566,281 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding, and an additional 272,793 shares of the authorized Bank of Amador common stock available for future grant and reserved for issuance to holders of outstanding stock options under Bank of Amador's 1998 Stock Option Plan.

        Holders of Bank of Amador common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that under the Bank of Amador bylaws, shareholders may cumulate their votes in the election of directors. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by him or her, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. No shareholder is entitled to cumulate votes unless the candidate's or candidates' name(s) have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

        Shareholders are entitled to receive ratably dividends as may be legally declared by Bank of Amador's board of directors. There are legal and regulatory restrictions on the ability of Bank of Amador to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Distributions

--Bank of Amador" on page 169. In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over the Bank of Amador common stock. Shareholders of Bank of Amador common stock have no preemptive, conversion or redemption rights or applicable sinking fund provisions. Bank of Amador common stock is not subject to calls or assessments.

                           SUPERVISION AND REGULATION

GENERAL

American River Bankshares and American River Bank

        The common stock of American River Bankshares is subject to the registration requirements of the Securities Act of 1933, as amended, and the qualification requirements of the California Corporate Securities Law of 1968, as amended. American River Bankshares is also subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, annual, quarterly and other current reports with the Securities and Exchange Commission. American River Bankshares is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and is registered as such with, and subject to the supervision of, the Board of Governors of the Federal Reserve System ("Board of Governors").

        American River Bank is licensed by the California Commissioner of Financial Institutions, its deposits are insured by the Federal Deposit Insurance Corporation up to the applicable legal limits, and it has chosen not to become a member of the Federal Reserve System. Consequently, American River Bank is subject to the supervision of, and is regularly examined by, the California Commissioner of Financial Institutions and the Federal Deposit Insurance Corporation. The supervision and regulation includes comprehensive reviews of all major aspects of American River Bank's business and condition, including its capital ratios, allowance for possible loan losses and other factors. However, no inference should be drawn that such authorities have approved any such factors. American River Bankshares and American River Bank are required to file reports with the Board of Governors, the California Commissioner of Financial Institutions, and the Federal Deposit Insurance Corporation and provide the additional information that the Board of Governors, California Commissioner of Financial Institutions, and Federal Deposit Insurance Corporation may require.

        American River Bankshares is required to obtain the approval of the Board of Governors before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, American River Bankshares would own or control more than 5% of the voting shares of such bank. The Bank Holding Company Act prohibits American River Bankshares from acquiring any voting shares of, or interest in, all or substantially all of the assets of, a bank located outside the State of California unless such an acquisition is specifically authorized by the laws of the state in which such bank is located. Any such interstate acquisition is also subject to the provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994.

        American River Bankshares, and any subsidiaries which it may acquire or organize, are deemed to be "affiliates" within the meaning of that term as defined in the Federal Reserve Act. This means, for example, that there are limitations (a) on loans by a subsidiary bank to affiliates, and (b) on investments by a subsidiary bank in affiliates' stock as collateral for loans to any borrower. American River Bankshares and its subsidiaries are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities.

        In addition, regulations of the Board of Governors under the Federal Reserve Act require that reserves be maintained by a subsidiary bank in conjunction with any liability of American River Bankshares under any obligation (promissory note, acknowledgement of advance, banker's acceptance or similar obligation) with a weighted average maturity of less than seven (7) years to the extent that the proceeds of such obligations are used for the purpose of supplying funds to a subsidiary bank for use in its banking business, or to maintain the availability of such funds.

Bank of Amador

        The Common Stock of Bank of Amador is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As such, Bank of Amador is subject to the information, proxy solicitation, insider trading, and other requirements and restrictions of the 1934 Act. Bank of Amador is also subject to the periodic reporting requirements of Section 13 of the 1934 Act which include, but are not limited to, the filing of annual, quarterly, and other current reports with the Federal Deposit Insurance Corporation. Bank of Amador is also subject to the various corporate changes mandated by the Sarbanes-Oxley Act of 2002.

        Bank of Amador is licensed by the California Department of Financial Institutions; its deposits are insured by the Federal Deposit Insurance Corporation; and it has chosen not to become a member of the Federal Reserve System, although it is still subject to certain regulations promulgated by the Federal Reserve Board. Bank of Amador has no subsidiaries. Bank of Amador is subject to the supervision of, and is regularly examined by, the California Department of Financial Institutions and the Federal Deposit Insurance Corporation. Such supervision and regulation include comprehensive reviews of all major aspects of Bank of Amador's business and condition, including its capital ratios, allowance for possible loan losses, and other factors. However, no inference should be drawn that such authorities have approved any such factors. Bank of Amador is required to file reports with the California Department of Financial Institutions and the Federal Deposit Insurance Corporation and to provide such additional information as the California Department of Financial Institutions and the Federal Deposit Insurance Corporation may require.

CAPITAL STANDARDS

        The Board of Governors and the Federal Deposit Insurance Corporation have adopted risk-based capital guidelines for evaluating the capital adequacy of bank holding companies and banks. The guidelines are designed to make capital requirements sensitive to differences in risk profiles among banking organizations, to take into account off-balance sheet exposures and to aid in making the definition of bank capital uniform internationally. Under the guidelines, American River Bankshares, American River Bank and Bank of Amador are required to maintain capital equal to at least 8.0% of its assets and commitments to extend credit, weighted by risk, of which at least 4.0% must consist primarily of common equity (including retained earnings) and the remainder may consist of subordinated debt, cumulative preferred stock, or a limited amount of loan loss reserves.

        Assets, commitments to extend credit, and off-balance sheet items are categorized according to risk and certain assets considered to present less risk than others permit maintenance of capital at less than the 8% ratio. For example, most home mortgage loans are placed in a 50% risk category and therefore require maintenance of capital equal to 4% of those loans, while commercial loans are placed in a 100% risk category and therefore require maintenance of capital equal to 8% of those loans.

        Under the risk-based capital guidelines, assets reported on an institution's balance sheet and certain off-balance sheet items are assigned to risk categories, each of which has an assigned risk weight. Capital ratios are calculated by dividing the institution's qualifying capital by its period-end risk-weighted assets. The guidelines establish two categories of qualifying capital: Tier 1 capital (defined to include common shareholders' equity and noncumulative perpetual preferred stock) and Tier 2 capital which includes, among other items, limited life (and in the case of banks, cumulative) preferred stock, mandatory convertible securities, subordinated debt and a limited amount of reserve for credit losses.

Tier 2 capital may also include up to 45% of the pretax net unrealized gains on certain available-for-sale equity securities having readily determinable fair values (i.e. the excess, if any, of fair market value over the book value or historical cost of the investment security). The federal regulatory agencies reserve the right to exclude all or a portion of the unrealized gains upon a determination that the equity securities are not prudently valued. Unrealized gains and losses on other types of assets, such as bank premises and available-for-sale debt securities, are not included in Tier 2 capital, but may be taken into account in the evaluation of overall capital adequacy and net unrealized losses on available-for-sale equity securities will continue to be deducted from Tier 1 capital as a cushion against risk. Each institution is required to maintain a minimum risk-based capital ratio (including Tier 1 and Tier 2 capital) of 8%, of which at least half must be Tier 1 capital.

        A leverage capital standard was adopted as a supplement to the risk-weighted capital guidelines. Under the leverage capital standard, an institution is required to maintain a minimum ratio of Tier 1 capital to the sum of its quarterly average total assets and quarterly average reserve for loan losses, less intangible assets not included in Tier 1 capital. Period-end assets may be used in place of quarterly average total assets on a case-by-case basis. The Board of Governors and the Federal Deposit Insurance Corporation have also adopted a minimum leverage ratio for bank holding companies as a supplement to the risk-weighted capital guidelines. The leverage ratio establishes a minimum Tier 1 ratio of 3% (Tier 1 capital to total assets) for the highest rated bank holding companies or those that have implemented the risk-based capital market risk measure. All other bank holding companies must maintain a minimum Tier 1 leverage ratio of 4% with higher leverage capital ratios required for bank holding companies that have significant financial and/or operational weakness, a high risk profile, or are undergoing or anticipating rapid growth.

        At June 30, 2004, American River Bankshares, American River Bank and Bank of Amador were in compliance with the risk-weighted capital and leverage ratio guidelines.

PROMPT CORRECTIVE ACTION

        The Board of Governors and Federal Deposit Insurance Corporation have adopted regulations implementing a system of prompt corrective action pursuant to Section 38 of the Federal Deposit Insurance Act and Section 131 of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The regulations establish five capital categories with the following characteristics: (1) "Well capitalized" - consisting of institutions with a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive; (2) "Adequately capitalized" - consisting of institutions with a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and a leverage ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution; (3) "Undercapitalized" - consisting of institutions with a total risk-based capital ratio less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or a leverage ratio of less than 4%; (4) "Significantly undercapitalized" - consisting of institutions with a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%; (5) "Critically undercapitalized" - consisting of an institution with a ratio of tangible equity to total assets that is equal to or less than 2%.

        The regulations established procedures for classification of financial institutions within the capital categories, filing and reviewing capital restoration plans required under the regulations and procedures for issuance of directives by the appropriate regulatory agency, among other matters. The regulations impose restrictions upon all institutions to refrain from certain actions which would cause an institution to be classified within any one of the three "undercapitalized" categories, such as declaration of dividends or other capital distributions or payment of management fees, if following the distribution or payment the institution would be classified within one of the "undercapitalized" categories. In addition, institutions

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which are classified in one of the three "undercapitalized" categories are subject to certain mandatory and discretionary supervisory actions. Mandatory supervisory actions include (1) increased monitoring and review by the appropriate federal banking agency; (2) implementation of a capital restoration plan; (3) total asset growth restrictions; and (4) limitations upon acquisitions, branch expansion, and new business activities without prior approval of the appropriate federal banking agency. Discretionary supervisory actions may include (1) requirements to augment capital; (2) restrictions upon affiliate transactions; (3) restrictions upon deposit gathering activities and interest rates paid; (4) replacement of senior executive officers and directors;
(5) restrictions upon activities of the institution and its affiliates; (6) requiring divestiture or sale of the institution; and (7) any other supervisory action that the appropriate federal banking agency determines is necessary to further the purposes of the regulations. Further, the federal banking agencies may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company under the guaranty is limited to the lesser of (i) an amount equal to 5 percent of the depository institution's total assets at the time it became undercapitalized, and (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were "significantly undercapitalized." The FDICIA also restricts the solicitation and acceptance of and interest rates payable on brokered deposits by insured depository institutions that are not "well capitalized." An "undercapitalized" institution is not allowed to solicit deposits by offering rates of interest that are significantly higher than the prevailing rates of interest on insured deposits in the particular institution's normal market areas or in the market areas in which such deposits would otherwise be accepted.

        Any financial institution which is classified as "critically undercapitalized" must be placed in conservatorship or receivership within 90 days of such determination unless it is also determined that some other course of action would better serve the purposes of the regulations. Critically undercapitalized institutions are also prohibited from making (but not accruing) any payment of principal or interest on subordinated debt without prior regulatory approval and regulators must prohibit a critically undercapitalized institution from taking certain other actions without prior approval, including
(1) entering into any material transaction other than in the usual course of business, including investment expansion, acquisition, sale of assets or other similar actions; (2) extending credit for any highly leveraged transaction; (3) amending articles or bylaws unless required to do so to comply with any law, regulation or order; (4) making any material change in accounting methods; (5) engaging in certain affiliate transactions; (6) paying excessive compensation or bonuses; and (7) paying interest on new or renewed liabilities at rates which would increase the weighted average costs of funds beyond prevailing rates in the institution's normal market areas.

ADDITIONAL REGULATIONS

        Under the FDICIA, the federal financial institution agencies have adopted regulations which require institutions to establish and maintain comprehensive written real estate policies which address certain lending considerations, including loan-to-value limits, loan administrative policies, portfolio diversification standards, and documentation, approval and reporting requirements. The FDICIA further generally prohibits an insured state bank from engaging as a principal in any activity that is impermissible for a national bank, absent Federal Deposit Insurance Corporation determination that the activity would not pose a significant risk to the Bank Insurance Fund, and that the bank is, and will continue to be, within applicable capital standards.

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        The Federal Financial Institution Examination Counsel ("FFIEC") utilizes the Uniform Financial Institutions Rating System ("UFIRS") commonly referred to as "CAMELS" to classify and evaluate the soundness of financial institutions. Bank examiners use the CAMELS measurements to evaluate capital adequacy, asset quality, management, earnings, liquidity and sensitivity to market risk.

        The federal financial institution agencies have established bases for analysis and standards for assessing a financial institution's capital adequacy in conjunction with the risk-based capital guidelines including analysis of interest rate risk, concentrations of credit risk, risk posed by non-traditional activities, and factors affecting overall safety and soundness. The safety and soundness standards for insured financial institutions include analysis of (1) internal controls, information systems and internal audit systems; (2) loan documentation; (3) credit underwriting; (4) interest rate exposure; (5) asset growth; (6) compensation, fees and benefits; and (7) excessive compensation for executive officers, directors or principal shareholders which could lead to material financial loss. If an agency determines that an institution fails to meet any standard, the agency may require the financial institution to submit to the agency an acceptable plan to achieve compliance with the standard. If the agency requires submission of a compliance plan and the institution fails to timely submit an acceptable plan or to implement an accepted plan, the agency must require the institution to correct the deficiency. The agencies may elect to initiate enforcement action in certain cases rather than rely on an existing plan particularly where failure to meet one or more of the standards could threaten the safe and sound operation of the institution.

Community Reinvestment Act ("CRA") regulations evaluate banks' lending to low and moderate income individuals and businesses across a four-point scale from "outstanding" to "substantial noncompliance," and are a factor in regulatory review of applications to merge, establish new branches or form bank holding companies. In addition, any bank rated in "substantial noncompliance" with the CRA regulations may be subject to enforcement proceedings. American River Bank and Bank of Amador each have a rating of "satisfactory" for CRA compliance as of the dates of their most recent examinations.

LIMITATIONS ON DIVIDENDS

        American River Bankshares' ability to pay cash dividends is subject to restrictions set forth in the California General Corporation Law. Funds for payment of any cash dividends by American River Bankshares would be obtained from its investments as well as dividends and/or management fees from its subsidiaries. The payment of cash dividends and/or management fees by American River Bank and Bank of Amador is subject to restrictions set forth in the California Financial Code, as well as restrictions established by the Federal Deposit Insurance Corporation. See "Market Price and Dividend Information" on page 168 for more information regarding cash dividends.

IMPACT OF LEGISLATIVE AND REGULATORY PROPOSALS

        Since 1996, California law implementing certain provisions of prior federal law has (1) permitted interstate merger transactions; (2) prohibited interstate branching through the acquisition of a branch business unit located in California without acquisition of the whole business unit of the California bank; and (3) prohibited interstate branching through de novo establishment of California branch offices. Initial entry into California by an out-of-state institution must be accomplished by acquisition of or merger with an existing whole bank which has been in existence for at least five years.

        In 1999, the Gramm-Leach-Bliley Act (the "GLB Act") was signed into law. The GLB Act eliminates most of the remaining depression-era "firewalls" between banks, securities firms and insurance companies which was established by The Banking Act of 1933, also known as the Glass-Steagall Act ("Glass-Steagall"). Glass-Steagall sought to insulate banks as depository institutions from the perceived risks of securities dealing and underwriting, and related activities. The GLB Act repeals Section 20 of Glass-Steagall which prohibited banks from affiliating with securities firms. Bank holding companies

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that can qualify as "financial holding companies" can now acquire securities firms or create them as subsidiaries, and securities firms can now acquire banks or start banking activities through a financial holding company. The GLB Act includes provisions which permit national banks to conduct financial activities through a subsidiary that are permissible for a national bank to engage in directly, as well as certain activities authorized by statute, or that are financial in nature or incidental to financial activities to the same extent as permitted to a "financial holding company" or its affiliates. This liberalization of United States banking and financial services regulation applies both to domestic institutions and foreign institutions conducting business in the United States. Consequently, the common ownership of banks, securities firms and insurance firms is now possible, as is the conduct of commercial banking, merchant banking, investment management, securities underwriting and insurance within a single financial institution using a "financial holding company" structure authorized by the GLB Act.

        Prior to the GLB Act, significant restrictions existed on the affiliation of banks with securities firms and on the direct conduct by banks of securities dealing and underwriting and related securities activities. Banks were also (with minor exceptions) prohibited from engaging in insurance activities or affiliating with insurers. The GLB Act removes these restrictions and substantially eliminates the prohibitions under the Bank Holding Company Act on affiliations between banks and insurance companies. Bank holding companies which qualify as financial holding companies can now insure, guarantee, or indemnify against loss, harm, damage, illness, disability, or death; issue annuities; and act as a principal, agent, or broker regarding such insurance services.

        In order for a commercial bank to affiliate with a securities firm or an insurance company pursuant to the GLB Act, its bank holding company must qualify as a financial holding company. A bank holding company will qualify if (i) its banking subsidiaries are "well capitalized" and "well managed" and (ii) it files with the Board of Governors a certification to such effect and a declaration that it elects to become a financial holding company. The amendment of the Bank Holding Company Act now permits financial holding companies to engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities. Financial holding companies are also permitted to engage in activities that are complementary to financial activities if the Board of Governors determines that the activity does not pose a substantial risk to the safety or soundness of depository institutions or the financial system in general. These standards expand upon the list of activities "closely related to banking" which have to date defined the permissible activities of bank holding companies under the Bank Holding Company Act.

        One further effect of the GLB Act is to require that federal financial institution and securities regulatory agencies prescribe regulations to implement the policy that financial institutions must respect the privacy of their customers and protect the security and confidentiality of customers' non-public personal information. These regulations require, in general, that financial institutions (1) may not disclose non-public personal information of customers to non-affiliated third parties without notice to their customers, who must have the opportunity to direct that such information not be disclosed; (2) may not disclose customer account numbers except to consumer reporting agencies; and (3) must give prior disclosure of their privacy policies before establishing new customer relationships.

        Neither American River Bankshares, American River Bank nor Bank of Amador have determined whether or when they may seek to acquire and exercise powers or activities under the GLB Act, and the extent to which competition will change among financial institutions affected by the GLB Act has not yet become clear.

        On October 26, 2001, President Bush signed the USA Patriot Act (the "Patriot Act"), which includes provisions pertaining to domestic security, surveillance procedures, border protection, and terrorism laws to be administered by the Secretary of the Treasury. Title III of the Patriot Act entitled, "International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001" includes amendments to the Bank Secrecy Act which expand the responsibilities of financial institutions in regard

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to anti-money laundering activities with particular emphasis upon international money laundering and terrorism financing activities through designated correspondent and private banking accounts.

        Effective December 25, 2001, Section 313(a) of the Patriot Act prohibits any insured financial institution such as the Subsidiary Banks, from providing correspondent accounts to foreign banks which do not have a physical presence in any country (designated as "shell banks"), subject to certain exceptions for regulated affiliates of foreign banks. Section 313(a) also requires financial institutions to take reasonable steps to ensure that foreign bank correspondent accounts are not being used to indirectly provide banking services to foreign shell banks, and Section 319(b) requires financial institutions to maintain records of the owners and agent for service of process of any such foreign banks with whom correspondent accounts have been established.

        Effective July 23, 2002, Section 312 of the Patriot Act created a requirement for special due diligence for correspondent accounts and private banking accounts. Under Section 312, each financial institution that establishes, maintains, administers, or manages a private banking account or a correspondent account in the United States for a non-United States person, including a foreign individual visiting the United States, or a representative of a non-United States person shall establish appropriate, specific, and, where necessary, enhanced, due diligence policies, procedures, and controls that are reasonably designed to detect and record instances of money laundering through those accounts.

        American River Bankshares, American River Bank and Bank of Amador are not currently aware of any account relationships between them and any foreign bank or other person or entity as described above under Sections 313(a) or 312 of the Patriot Act. The terrorist attacks on September 11, 2001 have realigned national security priorities of the United States and it is reasonable to anticipate that the United States Congress may enact additional legislation in the future to combat terrorism including modifications to existing laws such as the Patriot Act to expand powers as deemed necessary. The effects which the Patriot Act and any additional legislation enacted by Congress may have upon financial institutions is uncertain; however, such legislation could increase compliance costs and thereby potentially may have an adverse effect upon the results of operations of American River Bankshares, American River Bank and Bank of Amador.

        Certain legislative and regulatory proposals that could affect American River Bankshares, American River Bank, Bank of Amador and the banking business in general are periodically introduced before the United States Congress, the California State Legislature and Federal and state government agencies. It is not known to what extent, if any, legislative proposals will be enacted and what effect such legislation would have on the structure, regulation and competitive relationships of financial institutions. It is likely, however, that such legislation could subject American River Bankshares, American River Bank and Bank of Amador to increased regulation, disclosure and reporting requirements, competition, and costs of doing business.

        On July 30, 2002, President George W. Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Act") which responds to recent issues in corporate governance and accountability. Among other matters, key provisions of the Act and rules promulgated by the Securities and Exchange Commission pursuant to the Act include the following:

        o Expanded oversight of the accounting profession by creating a new independent public company oversight board to be monitored by the Securities and Exchange Commission.
        o Revised rules on auditor independence to restrict the nature of non-audit services provided to audit clients and to require such services to be pre-approved by the audit committee.
        o Improved corporate responsibility through mandatory listing standards relating to audit committees, certifications of periodic reports by the CEO and CFO and making issuer interference with an audit a crime.

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        o       Enhanced financial disclosures, including periodic reviews for largest issuers and real time disclosure of material company information.
        o Enhanced criminal penalties for a broad array of white collar crimes and increases in the statute of limitations for securities fraud lawsuits.
        o Disclosure of whether a company has adopted a code of ethics that applies to the company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and disclosure of any amendments or waivers to such code of ethics. The ethics code must contain written standards that are reasonably designed to deter wrongdoing and to promote:

                   o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
                   o Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission and in other public communications made by the registrant;
                   o Compliance with applicable governmental laws, rules and regulations;
                   o The prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and
                   o    Accountability for adherence to the code.

        o Disclosure of whether a company's audit committee of its board of directors has a member of the audit committee who qualifies as an "audit committee financial expert." To qualify as an "audit committee financial expert," a person must have:

                   o An understanding of generally accepted accounting principles and financial statements;
                   o The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
                   o Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;
                   o An understanding of internal controls and procedures for financial reporting; and
                   o    An understanding of audit committee functions.

                        A person must have acquired the above listed attributes to be deemed to qualify as an "audit committee financial expert" through any one or more of the following:

                   o Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
                   o Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
                   o Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
                   o    Other relevant experience.

                        The rule contains a specific safe harbor provision to clarify that the designation of a person as an "audit committee financial expert" does not cause that person to be deemed to be an "expert" for any purpose under Section 11 of the Securities Act of 1933, as amended, or impose on such person any duties, obligations or liability greater that the duties, obligations and liability imposed on such person as a member of the audit committee and the board of directors, absent such designation. Such a designation also does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

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        o       A prohibition on insider trading during pension plan black-out periods.
        o       Disclosure of off-balance sheet transactions.
        o       A prohibition on personal loans to directors and officers.
        o Conditions on the use of non-GAAP (generally accepted accounting principles) financial measures.
        o Standards on professional conduct for attorneys requiring attorneys having an attorney-client relationship with a company, among other matters, to report "up the ladder" to the audit committee, another board committee or the entire board of directors certain material violations.
        o Expedited filing requirements for Form 4 reports of changes in beneficial ownership of securities reducing the filing deadline to within 2 business days of the date a transaction triggers an obligation to report.
        o Accelerated filing requirements for Forms 10-K and 10-Q by public companies which qualify as "accelerated filers" to be phased-in over a four year period reducing the filing deadline for Form 10-K reports from 90 days after the fiscal year end to 60 days and Form 10-Q reports from 45 days after the fiscal quarter end to 35 days.
        o Disclosure concerning website access to reports on Forms 10-K, 10-Q and 8-K, and any amendments to those reports, by "accelerated filers" as soon as reasonably practicable after such reports and material are filed with or furnished to the Securities and Exchange Commission.
        o Rules requiring national securities exchanges and national securities associations to prohibit the listing of any security whose issuer does not meet audit committee standards established pursuant to the Act including:

                   o    Independence standards for members;
                   o Responsibility for selecting and overseeing the issuer's independent accountant;
                   o Responsibility for handling complaints regarding the issuer's accounting practices; o Authority to engage advisers; and
                   o Funding requirements for the independent auditor and outside advisers engaged by the audit committee.

        On November 4, 2003, the Securities and Exchange Commission adopted changes to the standards for the listing of issuer securities by the New York Stock Exchange and Nasdaq Stock Market. The revised standards for listing conform to and supplement Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which the Securities and Exchange Commission adopted in April 2003 pursuant to the Act.

        American River Bankshares' securities are listed on the Nasdaq Stock Market. Consequently, in addition to the rules promulgated by the Securities and Exchange Commission pursuant to the Act, American River Bankshares must also comply with revised listing standards applicable to Nasdaq listed companies. The revised Nasdaq listing standards applicable to American River Bankshares include the following:

        o A majority of directors of a listed company must be "independent", which excludes:

                   o Any director who is, or at any time in the past three years was, employed by a listed company, its parent or a subsidiary;
                   o Any director or any family member who received payments in excess of $60,000 in the current year or prior three years from a listed company, its parent or a subsidiary;
                   o Any director whose family member is employed or during the last three years was employed as an executive officer of a listed company, its parent or a subsidiary;
                   o Any director or any family member who is a partner, controlling shareholder or executive officer of an organization to which a listed company made payments or from which a

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                        listed company received payments, for services or
                        property, in the current year or prior three years in excess of the greater of $200,000 or 5% of the recipient's consolidated gross revenues in the year of payment;
                   o Any director or any family member who is employed as an executive officer of another organization where during the current year or prior three years an executive officer of a listed company served on the compensation committee of such organization; and
                   o Any director or any family member who is a partner of the outside auditor of a listed company or was a partner or employee of the listed company's auditor and worked on the company's audit in the prior three years.

        o Independent directors of a listed company must meet alone in executive sessions at least two times annually.
        o Listed companies must certify adoption of a resolution or written charter dealing with nominations of directors and select nominees for election as directors either by determination of a majority of independent directors or by a nominating committee consisting solely of independent directors, with certain exceptions.
        o Compensation of a listed company's chief executive officer must be determined either by a majority of independent directors or by a compensation committee consisting solely of independent directors, with certain exceptions.
        o The audit committee of a listed company, subject to certain exceptions, must comply with requirements that include:

                   o The committee be comprised of at least three independent directors who have not participated in the preparation of financial statements for the company, its parent or subsidiaries during the last three years;
                   o Each director must be able to read and understand financial statements;
                   o At least one director must meet the "financial sophistication" criteria which the company must certify;
                   o    The committee must adopt a written charter; and
                   o The committee is responsible for the review and approval of all related-party transactions, except those approved by another board committee comprised of independent directors.

        o The adoption or amendment of any equity compensation arrangement after June 30, 2003, such as a stock option plan, requires shareholder approval, subject to certain exemptions.
        o A code of conduct must be adopted by May 4, 2004 that (i) complies with the code of ethics requirements of the Act; (ii) covers all directors, officers and employees; (iii) includes an enforcement mechanism; and (iv) permits only the board of directors to grant waivers from or changes to the code of conduct affecting directors and executive officers and requires prompt disclosure thereof on a Form 8-K filing with the Securities and Exchange Commission.

        The effect of the Act upon American River Bankshares and Bank of Amador is uncertain; however, it is likely that American River Bankshares and Bank of Amador will incur increased costs to comply with the Act and the rules and regulations promulgated pursuant to the Act by the Securities and Exchange Commission, Federal Deposit Insurance Corporation, Nasdaq and other regulatory agencies having jurisdiction over American River Bankshares and Bank of Amador or the issuance and listing of their securities. They do not currently anticipate, however, that compliance with the Act and such rules and regulations will have a material adverse effect upon their financial position or results of operations or cash flows.

        On September 28, 2002, California Governor Gray Davis signed into law the California Corporate Disclosure Act (the "CCD Act"), which became effective January 1, 2003. The CCD Act requires publicly traded corporations incorporated or qualified to do business in California to disclose

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information about their past history, auditors, directors and officers. The CCD
Act requires companies like American River Bankshares to disclose:

        o The name of the company's independent auditor and a description of services, if any, performed for the company during the previous 24 months;
        o The annual compensation paid to each director and executive officer, including stock or stock options not otherwise available to other company employees;
        o A description of any loans made to a director at a "preferential" loan rate during the previous 24 months, including the amount and terms of the loans;
        o Whether any bankruptcy was filed by a company or any of its directors or executive officers within the previous 10 years;
        o Whether any director or executive officer of a company has been convicted of fraud during the previous 10 years; and
        o Whether a company violated any federal securities laws or any securities or banking provisions of California law during the previous 10 years for which the company was found liable or fined more than $10,000.

        American River Bankshares does not currently anticipate that compliance with the CCD Act will have a material adverse effect upon its financial position or results of its operations or its cash flows.

        In addition to legislative changes, the various Federal and state financial institution regulatory agencies frequently propose rules and regulations to implement and enforce already existing legislation. It cannot be predicted whether or in what form any such rules or regulations will be enacted or the effect that such regulations may have on American River Bankshares, American River Bank and Bank of Amador.

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                                     EXPERTS

        The consolidated financial statements of American River Bankshares included in this joint proxy statement-prospectus for the year ended December 31, 2003, have been audited by Perry-Smith LLP, independent accountants, as stated in their report and given upon their authority as experts in accounting and auditing.

        The financial statements of Bank of Amador included in this joint proxy statement-prospectus for the year ended December 31, 2003, have been audited by Perry-Smith LLP, independent accountants, as stated in their report and given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

        The validity of the shares of American River Bankshares common stock offered hereby and material legal matters in connection with the merger will be passed upon for American River Bankshares by Dodd Mason George LLP, San Jose, California. Certain federal and California tax matters will be passed upon by Perry-Smith LLP, Sacramento, California.

                       WHERE YOU CAN FIND MORE INFORMATION

        American River Bankshares has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, relating to the shares of American River Bankshares common stock to be issued in connection with the merger. This document also constitutes the prospectus of American River Bankshares filed as part of the registration statement and does not contain all the information set forth in the registration statement and exhibits thereto. You may copy and read the registration statement and its exhibits at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission maintains an Internet Website at "http://www.sec.gov" at which information filed by American River Bankshares will be available. In addition, the registration statement and its exhibits and other information concerning American River Bankshares may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006.

        Bank of Amador files reports, proxy statements and other information with the Federal Deposit Insurance Corporation. You may inspect these reports, proxy statements and other information Bank of Amador has filed with the Federal Deposit Insurance Corporation at its offices located at 550 17th Street, N.W., Washington, D.C. 20429. You may also request copies of these reports, proxy statements and other information under the Freedom of Information Act by contacting the Federal Deposit Insurance Corporation, Attention: Registration, Disclosure and Securities Operations Unit, Division of Supervision, 550 17th Street, N.W., Washington, D.C. 20429. Additionally, you may request copies of such filing from Bank of Amador by contacting Bank of Amador, 422 Sutter Street, Jackson, California 95642, Attention: Corporate Secretary.

        American River Bankshares and Bank of Amador incorporate by reference any additional documents that American River Bankshares may file with the Securities and Exchange Commission and Bank of Amador may file with the Federal Deposit Insurance Corporation between the date of this document and the date of the special meetings of American River Bankshares' and Bank of Amador's shareholders. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

        Any statement incorporated by reference from the above documents will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other document subsequently filed by American River Bankshares and Bank of Amador which also is or is deemed to be incorporated here by this reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

        American River Bankshares has supplied all information contained or incorporated by reference in the document relating to American River Bankshares and American River Bank, and Bank of Amador has supplied all such information relating to Bank of Amador. In deciding how to vote on the transactions contemplated by the merger agreement, including the merger, you should rely only on the information contained or incorporated by reference in this document. Neither American River Bankshares nor Bank of Amador has authorized any person to provide you with any information that is different from what is contained in this document. This document is dated _________, 2004. You should not assume that the information contained in this document is accurate as of any date other than the date of this document, and neither the mailing to you of this document nor the issuance to you of shares of American River Bankshares common stock will create any implication to the contrary. This document does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----

AMERICAN RIVER BANKSHARES AND SUBSIDIARIES FINANCIAL STATEMENTS

Consolidated Balance Sheets (unaudited) as of June 30, 2004 and
 December 31, 2003 .....................................................   F-1
Consolidated Statement of Income for the Six Months Ended
 June 30, 2004 and 2003 (unaudited) ....................................   F-2
Consolidated Statement of Changes in Shareholders' Equity for the
 Six Months Ended June 30, 2004 (unaudited) ............................   F-3
Consolidated Statements of Cash Flows for the Six Months Ended
 June 30, 2004 and 2003 (unaudited) ....................................   F-4
Notes to Unaudited Consolidated Financial Statements ...................   F-6
Independent Auditor's Report of Perry-Smith LLP ........................   F-10
Consolidated Balance Sheets as of December 31, 2003 and 2002 ...........   F-11
Consolidated Statement of Income for the Years Ended
 December 31, 2003, 2002 and 2001 ......................................   F-12
Consolidated Statement of Changes in Shareholders' Equity for
 the Years Ended December 31, 2003, 2002 and 2001 ......................   F-13
Consolidated Statement of Cash Flows for the Years Ended
 December 31, 2003, 2002 and 2001 ......................................   F-14
Notes to Consolidated Financial Statements .............................   F-16

BANK OF AMADOR FINANCIAL STATEMENTS

Balance Sheets (unaudited) as of June 30, 2004 and December 31, 2003 ... F-45 Statement of Income for the Six Months Ended June 30, 2004
 and 2003 (unaudited) ..................................................   F-46
Statement of Changes in Shareholders' Equity for the Six Months
 Ended June 30, 2004(unaudited) ........................................   F-47
Statements of Cash Flows for the Six Months Ended June 30, 2004
 and 2003 (unaudited) ..................................................   F-48
Notes to Unaudited Financial Statements ................................   F-49
Independent Auditor's Report of Perry-Smith LLP ........................   F-55
Balance Sheets as of December 31, 2003 and 2002 ........................   F-56
Statement of Income for the Years Ended December 31, 2003,
 2002 and 2001 .........................................................   F-57
Statement of Changes in Shareholders' Equity for the Years Ended
 December 31, 2003, 2002 and 2001 ......................................   F-58
Statement of Cash Flows for the Years Ended December 31, 2003,
 2002 and 2001 .........................................................   F-60
Notes to Financial Statements ..........................................   F-62

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES
                              FINANCIAL STATEMENTS





                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE PERIOD ENDED JUNE 30, 2004

                                       AND

                      CONSOLIDATED FINANCIAL STATEMENTS AND
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                               FOR THE YEARS ENDED
                        DECEMBER 31, 2003, 2002 AND 2001

                            AMERICAN RIVER BANKSHARES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                     (In thousands, except number of shares)

                                                                     June 30,     December 31,
                                                                       2004           2003
                                                                   ------------   ------------
ASSETS

Cash and due from banks                                            $     27,407   $     29,797
Federal funds sold                                                           --             --
Interest-bearing deposits in banks                                        5,740          4,650
Investment securities:
    Available-for-sale (amortized cost: 2004--$81,672; 2003
    --$61,256)                                                           81,963         62,686
    Held-to-maturity (market value: 2004--$37,362 2003--$27,216)         37,331         27,160
Loans and leases, less allowance for loan and lease
    losses of $4,233 at June 30, 2004 and $3,949 at
    December 31, 2003                                                   266,637        262,464
Premises and equipment, net                                               1,796          1,505
FHLB and FRB stock                                                        2,116          1,546
Accounts receivable servicing receivables, net                            2,040          1,778
Accrued interest receivable and other assets                              6,067          5,807
                                                                   ------------   ------------
                                                                   $    431,097   $    397,393
                                                                   ============   ============

LIABILITIES AND
SHAREHOLDERS' EQUITY

Deposits:
     Noninterest bearing                                           $    110,109   $    102,308
     Interest bearing                                                   239,913        220,199
                                                                   ------------   ------------
          Total deposits                                                350,022        322,507

Short-term borrowed funds (Note 6)                                       38,800         34,600
Long-term debt                                                            1,916          1,942
Accrued interest payable and other liabilities                            2,850          2,887
                                                                   ------------   ------------

          Total liabilities                                             393,588        361,936
                                                                   ------------   ------------

Commitments and contingencies (Note 3)
Shareholders' equity:
     Common stock - no par value; 20,000,000 shares
       authorized; issued and outstanding - 4,209,881
       shares at June 30, 2004 and 4,055,260 at
       December 31, 2003                                                 17,802         16,693
     Retained earnings                                                   19,515         17,900
     Accumulated other comprehensive income (Note 5)                        192            864
                                                                   ------------   ------------

          Total shareholders' equity                                     37,509         35,457
                                                                   ------------   ------------
                                                                   $    431,097   $    397,393
                                                                   ============   ============

See notes to Unaudited Consolidated Financial Statements

                                   AMERICAN RIVER BANKSHARES
                          UNAUDITED CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share data)
For the periods ended June 30,                             Three months          Six months
                                                         2004       2003       2004       2003
                                                      -----------------------------------------
Interest income:
   Interest and fees on loans                         $  4,309   $  4,299   $  8,589   $  8,280
   Interest on Federal funds sold                            6          1          6          2
   Interest on deposits in banks                            31         47         60        103
   Interest and dividends on investment securities:
      Taxable                                              875        593      1,548      1,245
      Exempt from Federal income taxes                     126        117        249        233
      Dividends                                              9          5         17          9
                                                      -----------------------------------------
           Total interest income                         5,356      5,062     10,469      9,872
                                                      -----------------------------------------
Interest expense:
   Interest on deposits                                    530        615      1,086      1,208
   Interest on short-term borrowings                       159        118        264        247
   Interest on long-term debt                               29         30         59         61
           Total interest expense                          718        763      1,409      1,516
                                                      -----------------------------------------

           Net interest income                           4,638      4,299      9,060      8,356

Provision for loan and lease losses                        231        223        429        412
                                                      -----------------------------------------
           Net interest income after provision for
             loan and lease losses                       4,407      4,076      8,631      7,944
                                                      -----------------------------------------

Noninterest income                                       1,022        565      1,451      1,091
                                                      -----------------------------------------

Noninterest expense:
   Salaries and employee benefits                        1,580      1,460      3,155      3,127
   Occupancy                                               247        202        452        407
   Furniture and equipment                                 187        158        367        314
   Other expense                                         1,449        636      2,238      1,267
                                                      -----------------------------------------
          Total noninterest expense                      3,463      2,456      6,212      5,115
                                                      -----------------------------------------

          Income before income taxes                     1,966      2,185      3,870      3,920

Income taxes                                               539        882      1,283      1,568
                                                      -----------------------------------------

          Net income                                  $  1,427   $  1,303   $  2,587   $  2,352
                                                      =========================================

Basic earnings per share (Note 4)                     $    .34   $    .33   $   0.62   $   0.59
                                                      =========================================
Diluted earnings per share (Note 4)                   $    .32   $    .30   $   0.59   $   0.55
                                                      =========================================

Cash dividends per share                              $    .12   $    .15   $    .23   $    .15
                                                      =========================================

            See notes to Unaudited Consolidated Financial Statements

AMERICAN RIVER BANKSHARES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(In thousands, except number of shares) (Unaudited)

                                                                                       Accumulated
                                                Common Stock                             Other
                                         ----------------------------     Retained    Comprehensive   Shareholders'  Comprehensive
                                             Shares        Amount         Earnings    Income (Loss)      Equity         Income
                                         -------------  -------------  -------------  -------------  -------------   -------------
Balance, January 1, 2003                     3,938,883         16,064         14,358          1,304         31,726
Comprehensive income (Note 5):
   Net income                                                                  4,741                         4,741   $       4,741
   Other comprehensive loss,
   net of tax:
       Unrealized losses on
         available-for-sale investment
         securities                                                                            (440)          (440)  $        (440)
                                                                                                                     -------------

         Total comprehensive income                                                                                  $       4,301
                                                                                                                     =============

Cash dividends ($0.30 per share)                                              (1,192)                       (1,192)
Fractional shares redeemed                        (225)                           (7)                           (7)
Stock options exercised                        135,704            653                                          653
Retirement of common stock                     (19,102)           (24)                                         (24)
                                         -------------  -------------  -------------  -------------  -------------

Balance, December 31, 2003                   4,055,260         16,693         17,900            864         35,457

Comprehensive income (Note 5):
   Net income                                                                  2,587                         2,587   $       2,587
   Other comprehensive loss,
   net of tax:
       Unrealized losses on
         available-for-sale investment
         securities                                                                            (672)          (672)           (672)
                                                                                                                     -------------

         Total comprehensive income                                                                                  $       1,915
                                                                                                                     =============

Cash dividends ($0.23 per share)                                                (972)                         (972)
Stock options exercised                        184,357          1,293                                        1,293
Retirement of common stock                     (29,736)          (184)                                        (184)
                                         -------------  -------------  -------------  -------------  -------------

Balance, June 30, 2004                       4,209,881  $      17,802  $      19,515  $         192  $      37,509
                                         =============  =============  =============  =============  =============

See Notes to Unaudited Consolidated Financial Statements

AMERICAN RIVER BANKSHARES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
For the six months ended June 30,

                                                                      2004          2003
                                                                   ----------    ----------
Cash flows from operating activities:
   Net income                                                      $    2,587    $    2,352
   Adjustments to reconcile net income to net cash
      provided by operating activities:
          Provision for loan and lease losses                             429           412
          (Decrease) increase in deferred loan origination
               fees, net                                                  (45)           91
          Depreciation and amortization                                   260           236
          Amortization of investment security
              premiums, net                                               601           399
          Provision for accounts receivable servicing
              asset                                                        --             1
          Gain on sale of securities                                       --            --
          Gain on life insurance death benefit                           (553)           --
          Increase in cash surrender value of life insurance
              polices                                                     (36)           --
          (Increase) decrease in accrued interest receivable
              and other assets                                           (440)           55
          Increase (decrease) in accrued interest payable
              and other liabilities                                        87          (238)
                                                                   ----------    ----------

                  Net cash provided by operating activities             2,890         3,308
                                                                   ----------    ----------

Cash flows from investing activities:
   Proceeds from the sale of available-for-sale
      investment securities                                                --            --
   Proceeds from matured available-for-sale investment
      securities                                                        2,250         4,250
   Proceeds from matured held-to-maturity investment
      securities                                                           --            --
   Purchases of available-for-sale investment securities              (26,199)         (368)
   Purchases of held-to-maturity investment securities                (13,951)       (5,068)
   Proceeds from principal repayments for available-
      for-sale mortgage-related securities                              3,274         4,430
   Proceeds from principal repayments for held-to-
      maturity mortgage-related securities                              3,438         3,301
   Net (increase) decrease in interest-bearing deposits in banks       (1,090)        1,584
   Net increase in loans                                               (4,554)      (19,877)
   Net increase in accounts receivable servicing
      receivables                                                        (262)          (23)
   Death benefit from life insurance policy                             1,236            --
   Purchases of equipment                                                (554)         (111)
   Net increase in FHLB and FRB stock                                    (570)          (36)
                                                                   ----------    ----------

                  Net cash used in investing activities               (36,982)      (11,918)
                                                                   ----------    ----------


Cash flows from financing activities:
   Net increase in demand, interest-bearing and
      savings deposits                                               $   28,871    $   16,035
   Net (decrease) increase in time deposits                              (1,356)        2,666
   Repayment of long-term debt                                              (26)          (24)
   Net increase (decrease) in short-term borrowings                       4,200        (6,550)
   Payment of cash dividends                                             (1,096)         (551)
   Cash paid to repurchase common stock                                    (184)          (24)
   Cash paid for fractional shares                                           --            --
   Exercise of stock options                                              1,293           219
                                                                     ----------    ----------

                  Net cash provided by financing activities              31,702        11,771
                                                                     ----------    ----------

                  (Decrease) increase in cash and cash equivalents       (2,390)        3,161

Cash and cash equivalents at beginning of period                         29,797        25,899
                                                                     ----------    ----------

Cash and cash equivalents at end of period                           $   27,407    $   29,060
                                                                     ==========    ==========

See notes to Unaudited Consolidated Financial Statements

                            AMERICAN RIVER BANKSHARES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2004

1.  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position of American River Bankshares (the "Company") at June 30, 2004 and December 31, 2003, and the results of its operations for the three and six month periods ended June 30, 2004 and 2003 and cash flows for the six month periods ended June 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

Certain disclosures normally presented in the notes to the financial statements prepared in accordance with generally accepted accounting principles have been omitted. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 2003 Annual Report to Shareholders. The results of operations for the three and six month periods ended June 30, 2004 may not necessarily be indicative of the operating results for the full year.

In preparing such financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan and lease losses, the provision for taxes and the estimated fair value of investment securities.

2.  STOCK-BASED COMPENSATION

At June 30, 2004, the Company had two stock-based compensation plans. The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Under APB Opinion No. 25, stock-based compensation cost is only reflected in net income when options granted under these plans have an exercise price less than the market value of the underlying common stock on the date of grant or if the original terms are later modified.

Pro forma adjustments to the Company's consolidated net earnings and earnings per share are disclosed during the years in which the options become vested. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.

                                                         Three Months Ended           Six Months Ended
                                                               June 30,                    June 30,
                                                       ------------------------    ------------------------
                                                          2004          2003          2004          2003
                                                       ----------    ----------    ----------    ----------
(Dollars in thousands, except per share data)
Net income, as reported                                $    1,427    $    1,303    $    2,587    $    2,352
Add: Stock-based compensation expense included
in reported net income, net of tax effect                      --            --            --            20
Deduct: Total stock-based compensation expense
        determined under the fair value based method
        for all awards, net of related tax effects            (14)          (39)          (27)          (70)
                                                       ----------    ----------    ----------    ----------

Pro forma net income                                   $    1,413    $    1,264    $    2,560    $    2,302
                                                       ==========    ==========    ==========    ==========

Basic earnings per share - as reported                 $     0.34    $     0.33    $     0.62    $     0.59
Basic earnings per share - pro forma                   $     0.34    $     0.32    $     0.61    $     0.58
Diluted earnings per share - as reported               $     0.32    $     0.30    $     0.59    $     0.55
Diluted earnings per share - pro forma                 $     0.32    $     0.30    $     0.59    $     0.54

The fair value of each option granted is estimated on the date of grant using an option-pricing model with the following weighted-average assumptions:

Options granted during the periods ended June 30, 2004:             Three Months        Six Months
                                                                    ------------        ----------
Dividend yield                                                          2.15%               2.15%
Expected life                                                           7 years             7 years
Expected volatility                                                    58.16%              58.16%
Risk-free rate                                                          4.01%               4.01%
Weighted average fair value of options granted during the period       $5.17               $5.17

Options granted during the periods ended June 30, 2003:

Dividend yield                                                          1.74%            1.74%-1.88%
Expected life                                                           7 years             7 years
Expected volatility                                                    51.39%          51.39%-56.41%
Risk-free rate                                                          2.91%           2.91%-3.52%
Weighted average fair value of options granted during the period       $5.06               $5.25

3.  COMMITMENTS AND CONTINGENCIES

In the normal course of business there are outstanding various commitments to extend credit which are not reflected in the financial statements, including loan commitments of approximately $66,631,000 and letters of credit of $1,933,000 at June 30, 2004. However, all such commitments will not necessarily culminate in actual extensions of credit by the Company during 2004.

Approximately $18,881,000 of the loan commitments outstanding at June 30, 2004 are for real estate construction loans and are expected to fund within the next twelve months. The remaining commitments primarily relate to revolving lines of credit or other commercial loans, and many of these are expected to expire without being fully drawn upon. Therefore, the total commitments do not necessarily represent future cash requirements. Each potential borrower and the necessary collateral are evaluated on an individual basis. Collateral varies, but may include real property, bank deposits, debt or equity securities or business assets.

Stand-by letters of credit are commitments written to guarantee the performance of a customer to a third party. These guarantees are issued primarily relating to purchases of inventory by commercial customers and are typically short-term in nature. Credit risk is similar to that involved in extending loan commitments to customers and accordingly, evaluation and collateral requirements similar to those for loan commitments are used. Virtually all such commitments are collateralized.

4.  EARNINGS PER SHARE COMPUTATION

Basic earnings per share is computed by dividing net income by the weighted average common shares outstanding for the period (4,211,603 and 4,176,173 shares for the three and six month periods ended June 30, 2004, and 3,978,950 and 3,966,059 shares for the three and six month periods ended June 30, 2003). Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options were exercised. Diluted earnings per share is computed by dividing net income by the weighted average common shares outstanding for the period plus the dilutive effect of options (196,467 and 215,566 shares for the three and six month periods ended June 30, 2004 and 318,719 and 322,205 shares for the three and six month periods ended June 30, 2003). Earnings per share is retroactively adjusted for stock dividends and stock splits for all periods presented.

5.  COMPREHENSIVE INCOME

Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is made up of net income plus other comprehensive income (loss). Other comprehensive income (loss), net of taxes, was comprised of the unrealized gains (losses) on available-for-sale investment securities of $(908,000) and $(672,000), respectively, for the three and six month periods ended June 30, 2004 and $78,000 and $(27,000), respectively, for the three and six month periods ended June 30, 2003. Comprehensive income was $519,000 and $1,915,000, respectively, for the three and six month periods ended June 30, 2004 and $1,381,000 and $2,325,000, respectively, for the three and six month periods ended June 30, 2003.

6.  SHORT-TERM BORROWING ARRANGEMENTS

The Company has a total of $38,000,000 in unsecured short-term borrowing arrangements with four of its correspondent banks. There were no advances outstanding with these correspondent banks at June 30, 2004. An advance totaling $9,600,000 was outstanding from one of its correspondent banks at December 31, 2003, bearing an interest rate of 1.44% and maturing on January 1, 2004.

In addition, the Company has a line of credit available with the Federal Home Loan Bank (the "FHLB") which is secured by pledged mortgage loans and investment securities. Borrowings may include overnight advances as well as loans with terms of up to thirty years. Advances totaling $38,800,000 were outstanding from the FHLB at June 30, 2004, bearing interest rates ranging from 1.12% to 2.66% and maturing between July 26, 2004 and May 5, 2006. Advances totaling $25,000,000 were outstanding from the FHLB at December 31, 2003, bearing interest rates ranging from 1.03% to 1.45% and maturing between January 2, 2004 and November 1, 2004.

7.  INVESTMENT SECURITIES

Investment securities with unrealized losses at June 30, 2004 are summarized and classified according to the duration of the loss period as follows (dollars in thousands):

---------------------------------------------------------------------------------------------------------------------------------
                                                Less than 12 Months        Greater than 12 Months               Total
---------------------------------------------------------------------------------------------------------------------------------
                                              Fair         Unrealized      Fair         Unrealized        Fair        Unrealized
                                              Value           Loss         Value           Loss           Value          Loss
---------------------------------------------------------------------------------------------------------------------------------
Available-for-Sale:
---------------------------------------------------------------------------------------------------------------------------------
  U.S. Treasury securities and agencies   $      6,971   $        (90)  $         --   $         --   $      6,971   $        (90)
---------------------------------------------------------------------------------------------------------------------------------
  Mortgage-backed securities                    39,220           (480)           240             (3)        39,460           (483)
---------------------------------------------------------------------------------------------------------------------------------
  Corporate stock                                  230            (17)            --             --            230            (17)
---------------------------------------------------------------------------------------------------------------------------------
                                          $     46,421   $       (587)           240   $         (3)  $     46,661   $       (590)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Held-to-Maturity:
---------------------------------------------------------------------------------------------------------------------------------
  Mortgage-backed securities              $     13,031   $       (153)  $        240   $         (3)  $     13,271   $       (156)
---------------------------------------------------------------------------------------------------------------------------------

Management periodically evaluates each investment security relying primarily on industry analyst reports, observation of market conditions and interest rate fluctuations. Management believes it will be able to collect all amounts due according to the contractual terms of the underlying investment securities and that the noted decline in fair value is due only to interest rate fluctuations.

8.  SUBSEQUENT EVENTS

On July 9, 2004, the Company and Jackson, California-based Bank of Amador, announced jointly the signing of an Agreement and Plan of Reorganization and Merger on July 8, 2004 whereby the Company will acquire Bank of Amador. Under the terms of the merger agreement, Bank of Amador shareholders could receive $6.825 per share in cash and $12.675 per share in stock in exchange for their Bank of Amador shares so long as the 20-day average closing price of American River Bankshares remains between $18.50-$23.50. Based upon American River Bankshares' closing price of $20.40 as of July 8, 2004, the transaction is currently valued at approximately $19.50 per share, or $30.5 million for Bank of

Amador shareholders. Upon completion of the transaction, Bank of Amador will operate as a division of American River Bank under the name "Bank of Amador, a division of American River Bank." The definitive agreement was unanimously approved by the Board of Directors of both companies. The transaction is subject to regulatory approvals and the approval by the shareholders of American River Bankshares and Bank of Amador. The transaction is expected to close in the fourth quarter of 2004.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------




The Shareholders and Board of Directors
American River Bankshares and Subsidiaries

         We have audited the accompanying consolidated balance sheet of American River Bankshares and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American River Bankshares and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their consolidated cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                              /s/ Perry-Smith LLP





Sacramento, California
February 4, 2004

                          AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                                  CONSOLIDATED BALANCE SHEET

                                  December 31, 2003 and 2002
                                    (Dollars in thousands)

                                                                         2003         2002
                                                                      ----------   ----------

                            ASSETS
Cash and due from banks                                               $   29,797   $   25,899
Interest-bearing deposits in banks                                         4,650        5,938
Investment securities (Notes 3 and 8):
    Available for sale, at fair value                                     62,686       61,876
    Held to maturity, at amortized cost (fair value of $27,216 and
       $12,386 at December 31, 2003 and 2002, respectively)               27,160       12,185
Loans and leases, less allowance for loan and lease losses of
    $3,949 in 2003 and $3,197 in 2002 (Notes 4, 8, 9, 11 and 16)         262,464      229,008
Premises and equipment, net (Note 5)                                       1,505        1,665
Federal Home Loan Bank and Federal Reserve Bank stock                      1,546        1,562
Accounts receivable servicing receivables, net (Note 6)                    1,778        1,396
Accrued interest receivable and other assets (Notes 10 and 15)             5,807        3,034
                                                                      ----------   ----------

                                                                      $  397,393   $  342,563
                                                                      ==========   ==========

                        LIABILITIES AND
                     SHAREHOLDERS' EQUITY

Deposits:
    Noninterest bearing                                               $  102,308   $   81,974
    Interest-bearing (Note 7)                                            220,199      193,822
                                                                      ----------   ----------

              Total deposits                                             322,507      275,796

Short-term borrowings (Note 8)                                            34,600       30,550
Long-term debt (Note 9)                                                    1,942        1,992
Accrued interest payable and other liabilities                             2,887        2,499
                                                                      ----------   ----------

              Total liabilities                                          361,936      310,837
                                                                      ----------   ----------

Commitments and contingencies (Note 11)

Shareholders' equity (Notes 12 and 13):
    Common stock - no par value; 20,000,000 shares authorized;
       issued and outstanding - 4,055,260 shares in 2003 and
       3,938,883 shares in 2002                                           16,693       16,064
    Retained earnings                                                     17,900       14,358
    Accumulated other comprehensive income (Notes 3 and 17)                  864        1,304
                                                                      ----------   ----------

              Total shareholders' equity                                  35,457       31,726
                                                                      ----------   ----------

                                                                      $  397,393   $  342,563
                                                                      ==========   ==========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                             AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF INCOME

                        For the Years Ended December 31, 2003, 2002 and 2001
                           (Dollars in thousands, except per share data)

                                                                  2003         2002         2001
                                                               ----------   ----------   ----------
Interest income:
    Interest and fees on loans and leases                      $   16,744   $   15,400   $   17,883
    Interest on Federal funds sold                                     48           80          202
    Interest on deposits in banks                                     168          267          342
    Interest and dividends on investment securities:
       Taxable                                                      2,312        2,359        1,871
       Exempt from Federal income taxes                               475          460          464
       Dividends                                                       21           19           81
                                                               ----------   ----------   ----------

              Total interest income                                19,768       18,585       20,843
                                                               ----------   ----------   ----------

Interest expense:
    Interest on deposits (Note 7)                                   2,390        3,168        6,042
    Interest on short-term borrowings (Note 8)                        391          220           97
    Interest on long-term debt (Note 9)                               121          124          127
                                                               ----------   ----------   ----------

              Total interest expense                                2,902        3,512        6,266
                                                               ----------   ----------   ----------

              Net interest income                                  16,866       15,073       14,577

Provision for loan and lease losses (Note 4)                          946          644          791
                                                               ----------   ----------   ----------

              Net interest income after provision for loan
                 and lease losses                                  15,920       14,429       13,786
                                                               ----------   ----------   ----------

Noninterest income:
    Service charges                                                   534          563          562
    Gain on sale of available-for-sale investment securities
       (Note 3)                                                        33
    Other income (Note 14)                                          1,686        1,760        1,803
                                                               ----------   ----------   ----------

              Total noninterest income                              2,253        2,323        2,365
                                                               ----------   ----------   ----------

Noninterest expense:
    Salaries and employee benefits (Notes 4 and 15)                 6,233        5,595        5,334
    Occupancy (Notes 5 and 11)                                        817          840          810
    Furniture and equipment (Notes 5 and 11)                          653          620          564
    Other expense (Note 14)                                         2,669        2,334        2,794
                                                               ----------   ----------   ----------

              Total noninterest expense                            10,372        9,389        9,502
                                                               ----------   ----------   ----------

              Income before income taxes                            7,801        7,363        6,649

Income taxes (Note 10)                                              3,060        2,904        2,612
                                                               ----------   ----------   ----------

              Net income                                       $    4,741   $    4,459   $    4,037
                                                               ==========   ==========   ==========


Basic earnings per share (Note 12)                             $     1.19   $     1.13   $     1.01
                                                               ==========   ==========   ==========

Diluted earnings per share (Note 12)                           $     1.10   $     1.05   $      .95
                                                               ==========   ==========   ==========

Cash dividends per share of issued and outstanding common
    stock, adjusted for stock dividends                        $      .30   $      .23   $      .17
                                                               ==========   ==========   ==========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                           AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                                   CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                      For the Years Ended December 31, 2003, 2002 and 2001
                                                     (Dollars in thousands)

                                                                                           Accum-
                                                                                           ulated
                                                                                           Other
                                                    Common Stock                           Compre-       Share-        Compre-
                                               ------------------------     Retained       hensive       holders'      hensive
                                                 Shares        Amount       Earnings       Income        Equity        Income
                                               ----------    ----------    ----------    ----------    ----------    ----------
Balance, January 1, 2001                        3,592,737    $   12,320    $   11,876    $      217    $   24,413
Comprehensive income (Note 17):
   Net income                                                                   4,037                       4,037    $    4,037
   Other comprehensive income, net of tax:
     Unrealized gains on available-for-sale
       investment securities                                                                    268           268           268
                                                                                                                     ----------
         Total comprehensive income                                                                                  $    4,305
                                                                                                                     ==========

Cash dividends ($.17 per share)                                                  (681)                       (681)
5% stock dividend                                 180,797         1,935        (1,935)
Fractional shares redeemed                                                         (7)                         (7)
Stock options exercised                            39,849           265                                       265
Retirement of common stock (Note 12)              (33,807)         (353)                                     (353)
                                               ----------    ----------    ----------    ----------    ----------

Balance, December 31, 2001                      3,779,576        14,167        13,290           485        27,942

Comprehensive income (Note 17):
   Net income                                                                   4,459                       4,459    $    4,459
   Other comprehensive income, net of tax:
     Unrealized gains on available-for-sale
       investment securities                                                                    819           819           819
                                                                                                                     ----------
         Total comprehensive income                                                                                  $    5,278
                                                                                                                     ==========

Cash dividend ($.23 per share)                                                   (914)                       (914)
5% stock dividend                                 186,906         2,469        (2,469)
Fractional shares redeemed                                                         (8)                         (8)
Stock options exercised                            38,911           236                                       236
Retirement of common stock (Note 12)              (66,510)         (808)                                     (808)
                                               ----------    ----------    ----------    ----------    ----------

Balance, December 31, 2002                      3,938,883        16,064        14,358         1,304        31,726

Comprehensive income (Note 17):
   Net income                                                                   4,741                       4,741    $    4,741
   Other comprehensive loss, net of tax:
     Unrealized losses on available-for-sale
       investment securities (Note 3)                                                          (440)         (440)         (440)
                                                                                                                     ----------
         Total comprehensive income                                                                                  $    4,301
                                                                                                                     ==========

Cash dividend ($.30 per share)                                                 (1,192)                     (1,192)
Fractional shares redeemed                           (225)                         (7)                         (7)
Stock options exercised                           135,704           653                                       653
Retirement of common stock (Note 12)              (19,102)          (24)                                      (24)
                                               ----------    ----------    ----------    ----------    ----------

Balance, December 31, 2003                      4,055,260    $   16,693    $   17,900    $      864    $   35,457
                                               ==========    ==========    ==========    ==========    ==========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                 AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                                    CONSOLIDATED STATEMENT OF CASH FLOWS

                            For the Years Ended December 31, 2003, 2002 and 2001
                                           (Dollars in thousands)

                                                                        2003          2002          2001
                                                                     ----------    ----------    ----------
Cash flows from operating activities:
   Net income                                                        $    4,741    $    4,459    $    4,037
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Provision for loan and lease losses                                  946           644           791
       Increase (decrease) in deferred loan and lease origination
         fees, net                                                           95           158          (173)
       Depreciation and amortization                                        484           464           439
       Amortization (accretion) of investment security premiums
         and discounts, net                                                 936           394           (46)
       Provision for (reduction in) accounts receivable servicing
         receivable allowance for losses                                      1           (27)           10
       Gain on sale of available-for-sale investment securities             (33)
       Gain on sale of other real estate                                                  (13)
       Increase in cash surrender value of life insurance policies          (27)
       Deferred tax benefit                                                (474)         (304)         (179)
       (Increase) decrease in accrued interest receivable and
         other assets                                                      (389)          679          (180)
       Increase (decrease) in accrued interest payable
         and other liabilities                                              331           611          (678)
                                                                     ----------    ----------    ----------

           Net cash provided by operating activities                      6,611         7,065         4,021
                                                                     ----------    ----------    ----------

Cash flows from investing activities:
   Proceeds from the sale of available-for-sale investment
     securities                                                           6,274           252         1,979
   Proceeds from called available-for-sale investment
     securities                                                                           250         1,500
   Proceeds from matured available-for-sale investment
     securities                                                           6,840        10,880         9,020
   Proceeds from matured held-to-maturity investment
     securities                                                           1,125                       2,050
   Purchases of available-for-sale investment securities                (24,015)      (39,112)      (13,203)
   Purchases of held-to-maturity investment securities                  (25,432)       (4,249)       (5,193)
   Proceeds from principal repayments for available-for-sale
     mortgage-backed securities                                           8,911         2,399            92
   Proceeds from principal repayments for held-to-maturity
     mortgage-backed securities                                           8,890         5,050         3,378
   Net decrease (increase) in interest-bearing deposits in banks          1,288          (198)         (200)
   Net (increase) decrease in loans and leases                          (34,491)      (34,826)        5,023
   Net (increase) decrease in accounts receivable servicing
     receivables                                                           (383)        1,500           301
   Purchases of equipment                                                  (320)         (222)         (629)
   Net decrease (increase) in FHLB and FRB stock                             16        (1,222)          (25)
   Proceeds from the sale of other real estate                                             61
   Purchase of life insurance policies                                   (1,614)
                                                                     ----------    ----------    ----------

           Net cash (used in) provided by investing activities          (52,911)      (59,437)        4,093
                                                                     ----------    ----------    ----------

                                   (Continued)

                               AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF CASH FLOWS
                                              (Continued)
                          For the Years Ended December 31, 2003, 2002 and 2001
                                         (Dollars in thousands)

                                                                    2003          2002          2001
                                                                 ----------    ----------    ----------
Cash flows from financing activities:
   Net increase in demand, interest-bearing and savings
     deposits                                                    $   47,477    $   24,691    $    7,764
   Net (decrease) increase in time deposits                            (766)       (3,783)        7,812
   Repayment of long-term debt                                          (50)          (47)          (45)
   Increase (decrease) in short-term borrowings                       4,050        30,550       (15,990)
   Exercise of stock options                                            653           236           265
   Cash paid to repurchase common stock                                 (24)         (808)         (353)
   Payment of cash dividends                                         (1,135)         (716)         (640)
   Cash paid for fractional shares in connection with stock
     dividends and stock splits                                          (7)           (8)           (7)
                                                                 ----------    ----------    ----------

           Net cash provided by (used in) financing activities       50,198        50,115        (1,194)
                                                                 ----------    ----------    ----------

           Increase (decrease) in cash and cash
              equivalents                                             3,898        (2,257)        6,920

Cash and cash equivalents at beginning of year                       25,899        28,156        21,236
                                                                 ----------    ----------    ----------

Cash and cash equivalents at end of year                         $   29,797    $   25,899    $   28,156
                                                                 ==========    ==========    ==========

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
     Interest expense                                            $    2,980    $    3,473    $    6,299
     Income taxes                                                $    3,242    $    2,753    $    2,954

Non-cash investing activities:
   Net change in unrealized gain on available-for-sale
     investment securities                                       $     (719)   $    1,353    $      446
   Transfer of corporate debt securities from the held-to-
     maturity category to the available-for-sale category                                    $    3,089
   Other real estate acquired                                                  $       48

Non-cash financing activities:
   Dividends declared and unpaid                                 $      608    $      551    $      353

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       THE BUSINESS OF THE COMPANY

         American River Bankshares (the "Company") was incorporated under the laws of the State of California in 1995. As a bank holding company, the Company is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations thereunder. As a community oriented bank holding company, the principal communities served are located in Sacramento, Placer, Yolo, El Dorado, Sonoma, Napa, Marin and Mendocino counties.

         The Company's active wholly-owned subsidiaries include American River Bank (ARB), First Source Capital and North Coast Bank (NCB). ARB was incorporated in 1983. ARB accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial, secured real estate, and other installment and term loans and offers other customary banking services. ARB operates four banking offices in Sacramento and Placer counties.

         First Source Capital was formed in July 1999 to conduct lease financing activities for most types of business assets. First Source Capital acts as a lease broker and receives a fee for each lease recorded on the books of the party acting as the funding source.

         In January 2004, NCB was merged with and into ARB. NCB will now operate as a division of ARB with three full service banking offices within its primary service area of Sonoma County, in the cities of Healdsburg, Santa Rosa and Windsor.

         The Company also owns one inactive subsidiary, American River
         Financial.

         The deposits of ARB are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to applicable legal limits. ARB does not offer trust services or international banking services and does not plan to do so in the near future.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         General
         -------

         The accounting and reporting policies of the Company and its subsidiaries conform with accounting principles generally accepted in the United States of America and prevailing practices within the financial services industry.

         Reclassifications
         -----------------

         Certain reclassifications have been made to prior years' balances to conform to classifications used in 2003.

         Principles of Consolidation
         ---------------------------

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

         Use of Estimates
         ----------------

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Cash Equivalents
         ----------------

         For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods. There were no Federal funds sold on the consolidated balance sheet at December 31, 2003 or 2002.

         Investment Securities
         ---------------------

         Investments are classified into the following categories:

               o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

               o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

         Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

         Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

         Federal Reserve Bank and Federal Home Loan Bank Stock
         -----------------------------------------------------

         Investments in Federal Reserve Bank (FRB) and Federal Home Loan Bank
         (FHLB) stock are carried at cost and are redeemable at par with certain restrictions. Members of the FRB are required to purchase restricted stock in the FRB. Investments in FHLB are required to participate in FHLB programs.

         Loans and Leases
         ----------------

         Loans and leases are reported at the principal amounts outstanding, adjusted for unearned income, deferred loan origination fees and costs, purchase premiums and discounts, write-downs and the allowance for loan and lease losses. Loan and lease origination fees, net of certain deferred origination costs, and purchase premiums and discounts are recognized as an adjustment to the yield of the related loans and leases.

         The accrual of interest on loans and leases is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed against current income unless the loan or lease is in the process of collection. Interest received on nonaccrual loans and leases is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans and leases are restored to accrual status when the obligation is brought current and has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

         Direct financing leases are carried net of unearned income. Income from leases is recognized by a method that approximates a level yield on the outstanding net investment in the lease.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Loan Sales and Servicing
         ------------------------

         Included in the portfolio are Small Business Administration (SBA) loans and Farmer Mac guaranteed loans that may be sold in the secondary market. Loans held for sale are carried at the lower of cost or market value. Market value is determined by the specific identification method as of the balance sheet date or the date that the purchasers have committed to purchase the loans. At the time the loan is sold, the related right to service the loan is either retained, with the Company earning future servicing income, or released in exchange for a one-time servicing-released premium. A portion of this premium may be required to be refunded if the borrower defaults or the loan prepays within ninety days of the settlement date. There were no sales of loans subject to these recourse provisions at December 31, 2003, 2002 and 2001. Loans subsequently transferred to the loan portfolio are transferred at the lower of cost or market value at the date of transfer. Any difference between the carrying amount of the loan and its outstanding principal balance is recognized as an adjustment to yield by the interest method. There were no loans held for sale at December 31, 2003 and 2002.

         SBA and Farmer Mac loans with unpaid balances of $2,619,000 and $3,970,000 were being serviced for others as of December 31, 2003 and 2002, respectively. The Company also serviced loans that are participated with other financial institutions totaling $7,355,000 and $8,102,000 as of December 31, 2003 and 2002, respectively.

         Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Servicing assets were not considered material for disclosure purposes.

         Allowance for Loan and Lease Losses
         -----------------------------------

         The allowance for loan and lease losses is maintained to provide for possible losses related to impaired loans and leases and other losses on loans and leases identified by management as doubtful, substandard and special mention, as well as losses that can be expected to occur in the normal course of business related to currently performing loans and leases. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan and lease portfolio including concentrations, types of lending, specifically identified problem loans and leases, inherent risk of loss in the portfolio taken as a whole and economic conditions in the Company's service areas.

         Commercial and real estate loans and leases determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, reserve factors are assigned to currently performing loans and leases based on management's assessment of the following for each identified loan and lease type: (1) inherent credit risk, (2) historical losses and, (3) where the Company has not experienced losses, the loss experience of peer banks. Management also computes specific and expected loss reserves for loan and lease commitments. Finally, a residual component is maintained to cover the margin of imprecision inherent in the assumptions used to estimate losses. These estimates are particularly susceptible to changes in the economic environment and market conditions.

         The Company's Loan Committee reviews the adequacy of the allowance for loan and lease losses at least quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance is adjusted based on that review if, in the judgment of the Loan Committee and management, changes are warranted.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Allowance for Loan and Lease Losses (Continued)
         -----------------------------------------------

         The allowance is established through a provision for loan and lease losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after credit losses and loan growth. The allowance for loan and lease losses at December 31, 2003 and 2002, respectively, reflect management's estimate of possible losses in the portfolio.

         Other Real Estate
         -----------------

         Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property is charged against the allowance for loan and lease losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred. There was no other real estate held by the Company at December 31, 2003 and 2002.

         Premises and Equipment
         ----------------------

         Premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful life of the building and improvements is forty years. The useful lives of furniture, fixtures and equipment are estimated to be three to ten years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

         Income Taxes
         ------------

         The Company files its income taxes on a consolidated basis with its subsidiaries. The allocation of income tax expense (benefit) represents each entity's proportionate share of the consolidated provision for income taxes.

         The Company accounts for income taxes using the balance sheet method, under which deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the consolidated balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

         Comprehensive Income
         --------------------

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive
         (loss) income that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Company's available-for-sale investment securities are included in other comprehensive (loss) income, adjusted for realized gains or losses included in net income. Total comprehensive income and the components of accumulated other comprehensive (loss) income are presented in the consolidated statement of changes in shareholders' equity.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Earnings Per Share
         ------------------

         Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. EPS is retroactively adjusted for stock splits and stock dividends for all periods presented.

         Stock-Based Compensation
         ------------------------

         At December 31, 2003, the Company has two stock-based compensation plans, which are described more fully in Note 12. The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Generally, stock-based compensation cost is not reflected in net income, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

         Pro forma adjustments to the Company's consolidated net earnings and earnings per share are disclosed during the years in which the options become vested. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.

                                                                       Year Ended December 31,
                                                              --------------------------------------
                                                                 2003          2002          2001
                                                              ----------    ----------    ----------
                                                                  (Dollars in thousands, except
                                                                         per share data)
         Net income, as reported                              $    4,741    $    4,459    $    4,037
         Add: Stock-based compensation expense included in
           reported net income, net of tax effect                     20
         Deduct: Total stock-based compensation expense
           determined under the fair value based method for
           all awards, net of related tax effects                   (150)         (174)         (126)
                                                              ----------    ----------    ----------

         Pro forma net income                                 $    4,611    $    4,285    $    3,911
                                                              ==========    ==========    ==========

         Basic earnings per share - as reported               $     1.19    $     1.13    $     1.01
         Basic earnings per share - pro forma                 $     1.16    $     1.08    $      .98

         Diluted earnings per share - as reported             $     1.10    $     1.05    $      .95
         Diluted earnings per share - pro forma               $     1.07    $     1.02    $      .92

         Weighted average fair value of options granted
           during the year                                    $     5.25

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Stock-Based Compensation (Continued)
         ------------------------

         The fair value of each option is estimated on the date of grant using an option-pricing model. No options were granted for the years ended December 31, 2002 and 2001.

                                                                       2003
                                                                  --------------

         Dividend yield                                           1.74% to 1.88%
         Expected volatility                                      19.4% to 19.6%
         Risk-free interest rate                                  2.91% to 3.52%
         Expected option life                                            7 years

         Impact of New Financial Accounting Standards
         --------------------------------------------

         In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies the accounting for derivative instruments by providing guidance related to circumstances under which a contract with a net investment meets the characteristics of a derivative as discussed in SFAS No. 133. The Statement also clarifies when a derivative contains a financing component. The Statement is intended to result in more consistent reporting for derivative contracts and must be applied prospectively for contracts entered into or modified after June 30, 2003, except for hedging relationships designated after June 30, 2003. The Company adopted the provisions of this Statement on July 1, 2003 and, in management's opinion, adoption of this Statement did not have a material impact on the Company's consolidated financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For mandatorily redeemable financial instruments of a nonpublic entity, this Statement shall be effective for existing or new contracts for fiscal periods beginning after December 15, 2004. The Company adopted the provisions of this Statement on July 1, 2003 and, in management's opinion, adoption of this Statement did not have a material impact on the Company's consolidated financial position or results of operations.

         In December 2003, the FASB revised FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. FIN 46 requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. The Company adopted FIN 46 on December 31, 2003. In management's opinion, the adoption of this interpretation did not have a material impact on the Company's consolidated financial position or results of operations.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Impact of New Financial Accounting Standards (Continued)
         --------------------------------------------

         In December 2003, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 03-03, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (SOP). This SOP addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes such loans acquired in purchase business combinations and applies to all nongovernmental entities, including not-for-profit organizations. This SOP does not apply to loans originated by the entity. This SOP limits the yield that may be accreted (accretable yield) to the excess of the investor's estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor's initial investment in the loan. This SOP requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. This SOP prohibits investors from displaying accretable yield and nonaccretable difference in the balance sheet. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan's yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment, thereby retaining the accretable yield on the loan as adjusted.

         This SOP prohibits "carrying over" or creation of valuation allowances in the initial accounting for all loans acquired in a transfer that are within the scope of this SOP. The prohibition of the valuation allowance carryover applies to the purchase of an individual loan, a pool of loans, a group of loans, and loans acquired in a purchase business combination.

         This SOP is effective for loans acquired in fiscal years beginning after December 15, 2004. Management has not completed its evaluation of the impact this pronouncement may have on the Company's financial position or results of operations.

3.       INVESTMENT SECURITIES

         The amortized cost and estimated market value of investment securities at December 31, 2003 and 2002 consisted of the following (dollars in thousands):

         Available-for-Sale:
         ------------------

                                                                 2003
                                      -----------------------------------------------------------
                                                        Gross           Gross         Estimated
                                       Amortized     Unrealized       Unrealized        Market
                                          Cost          Gains           Losses          Value
                                      ------------   ------------    ------------    ------------
         U.S. Government agencies     $     20,929   $        535    $        (14)   $     21,450
         Mortgage-backed securities         26,746            117            (106)         26,757
         Obligations of states and
           political subdivisions           11,223            838                          12,061
         Commercial paper                    1,000                                          1,000
         Corporate debt securities             772             15                             787
         Corporate stock and other             586             50              (5)            631
                                      ------------   ------------    ------------    ------------

                                      $     61,256   $      1,555    $       (125)   $     62,686
                                      ============   ============    ============    ============

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


3.       INVESTMENT SECURITIES (Continued)

         Available-for-Sale: (Continued)
         ------------------

                                                                 2002
                                      -----------------------------------------------------------
                                                        Gross           Gross         Estimated
                                       Amortized     Unrealized       Unrealized        Market
                                          Cost          Gains           Losses          Value
                                      ------------   ------------    ------------    ------------
         U.S. Government agencies     $     19,735   $        832                    $     20,567
         Mortgage-backed securities         28,792            490    $         (2)         29,280
         Obligations of states and
           political subdivisions            9,822            786                          10,608
         Corporate debt securities           1,045             25                           1,070
         Corporate stock                       333             19              (1)            351
                                      ------------   ------------    ------------    ------------

                                      $     59,727   $      2,152    $         (3)   $     61,876
                                      ============   ============    ============    ============

         Net unrealized gains on available-for-sale investment securities totaling $1,430,000 were recorded, net of $566,000 in tax liabilities, as accumulated other comprehensive income within shareholders' equity at December 31, 2003. Proceeds and gross realized gains from the sale of available-for-sale investment securities for the year ended December 31, 2003 totaled $6,274,000 and $33,000, respectively. There were no transfers of available-for-sale investment securities during the year ended December 31, 2003.

         Net unrealized gains on available-for-sale investment securities totaling $2,149,000 were recorded, net of $845,000 in tax liabilities, as accumulated other comprehensive income within shareholders' equity at December 31, 2002. Proceeds from the sale of available-for-sale investment securities for the years ended December 31, 2002 and 2001 totaled $252,000 and $1,979,000, respectively. No gains or losses were recognized. There were no transfers of available-for-sale investment securities during the years ended December 31, 2002 and 2001.

         Held-to-Maturity:
         ----------------

                                                                 2003
                                      -----------------------------------------------------------
                                                        Gross           Gross         Estimated
                                       Amortized     Unrealized       Unrealized        Market
                                          Cost          Gains           Losses          Value
                                      ------------   ------------    ------------    ------------
         Obligations of states and
           political subdivisions     $        200   $          4                    $        204
         Mortgage-backed securities         26,960            135    $        (83)         27,012
                                      ------------   ------------    ------------    ------------

                                      $     27,160   $        139             (83)   $     27,216
                                      ============   ============    ============    ============

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


3.       INVESTMENT SECURITIES (Continued)

         Held-to-Maturity: (Continued)
         ----------------

                                                                 2002
                                      -----------------------------------------------------------
                                                        Gross           Gross         Estimated
                                       Amortized     Unrealized       Unrealized        Market
                                          Cost          Gains           Losses          Value
                                      ------------   ------------    ------------    ------------
         Obligations of states and
           political subdivisions     $      1,333   $         37                    $      1,370
         Mortgage-backed securities         10,852            170    $         (6)         11,016
                                      ------------   ------------    ------------    ------------

                                      $     12,185   $        207    $         (6)   $     12,386
                                      ============   ============    ============    ============

         On January 1, 2001, all corporate debt securities were transferred from the held-to-maturity category to the available-for-sale category upon the adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, issued by the Financial Accounting Standards Board. The amortized cost and market value of the transferred securities on the date of the transfer were $3,089,000 and $3,100,000, respectively. Accordingly, unrealized gains of $11,000 were recorded, net of $4,000 in tax liabilities, as accumulated other comprehensive income within shareholders' equity. There were no sales or other transfers of held-to-maturity investment securities for the years ended December 31, 2003, 2002 and 2001.

         The amortized cost and estimated market value of investment securities at December 31, 2003 by contractual maturity are shown below (dollars in thousands). Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Available-for-Sale             Held-to-Maturity
                                              ---------------------------   ---------------------------
                                                              Estimated                     Estimated
                                               Amortized        Market       Amortized        Market
                                                  Cost          Value           Cost          Value
                                              ------------   ------------   ------------   ------------
         Within one year                      $      5,805   $      5,914   $        200   $        204
         After one year through five years          18,503         18,996
         After five years through ten years          5,472          5,934
         After ten years                             4,144          4,454
                                              ------------   ------------   ------------   ------------

                                                    33,924         35,298            200            204

         Investment securities not due at
           a single maturity date:
              Mortgage-backed securities            26,746         26,757         26,960         27,012
              Corporate stock                          586            631
                                              ------------   ------------   ------------   ------------

                                              $     61,256   $     62,686   $     27,160   $     27,216
                                              ============   ============   ============   ============

         Investment securities with amortized costs totaling $36,484,000 and $35,005,000 and market value totaling $36,811,000 and $35,277,000 were pledged to secure treasury tax and loan accounts, State Treasury funds on deposit and short-term borrowing arrangements (see Note 8) at December 31, 2003 and 2002, respectively.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


3.       INVESTMENT SECURITIES (Continued)

         Investment securities with unrealized losses at December 31, 2003 are summarized and classified according to the duration of the loss period as follows (dollars in thousands):

                                                      Less than 12 Months
                                                 ----------------------------
                                                    Fair          Unrealized
                                                    Value           Losses
                                                 ------------    ------------

         Available-for-Sale
         ------------------

         U.S. Treasury securities and agencies   $      7,017    $        (14)
         Mortgage-backed securities                     7,239            (106)
         Corporate stock                                  247              (5)
                                                 ------------    ------------

                                                 $     14,503    $       (125)
                                                 ============    ============

         Held-to-Maturity
         ----------------

         Mortgage-backed securities              $      8,579    $        (83)
                                                 ============    ============

         Management periodically evaluates each investment security relying primarily on industry analyst reports, observation of market conditions and interest rate fluctuations. Management believes it will be able to collect all amounts due according to the contractual terms of the underlying investment securities and that the noted decline in fair value is due only to interest rate fluctuations.

4.       LOANS AND LEASES

         Outstanding loans and leases are summarized as follows (dollars in thousands):

                                                             December 31,
                                                       ------------------------
                                                          2003          2002
                                                       ----------    ----------

         Real estate - commercial                      $  142,249    $  119,977
         Real estate - construction                        37,434        32,385
         Real estate - multi-family                         5,301         7,573
         Real estate - residential                          1,508         1,661
         Commercial                                        57,346        49,231
         Lease financing receivable                         9,276         6,766
         Agriculture                                        8,027         8,824
         Consumer                                           5,950         6,371
                                                       ----------    ----------

                                                          267,091       232,788

         Deferred loan and lease origination fees, net       (678)         (583)
         Allowance for loan and lease losses               (3,949)       (3,197)
                                                       ----------    ----------

                                                       $  262,464    $  229,008
                                                       ==========    ==========

         Certain loans have been pledged to secure borrowing arrangements (see Notes 8 and 9).

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


4.       LOANS AND LEASES (Continued)

         The components of the Company's leases receivable as of December 31 are summarized below (dollars in thousands):

                                                          2003          2002
                                                       ----------    ----------

         Future minimum lease payments                 $    9,828    $    7,226
         Residual interests                                   218           115
         Unearned income                                     (770)         (575)
                                                       ----------    ----------

                                                       $    9,276    $    6,766
                                                       ==========    ==========

         Future minimum lease payments are as follows (dollars in thousands):

                         Year Ending
                         December 31,
                        --------------

                             2004                               $    3,564
                             2005                                    3,107
                             2006                                    1,928
                             2007                                      927
                             2008                                      289
                          Thereafter                                    13
                                                                ----------

                                                                $    9,828
                                                                ==========

         Changes in the allowance for loan and lease losses were as follows (dollars in thousands):

                                                  Year Ended December 31,
                                           ------------------------------------

                                              2003         2002         2001
                                           ----------   ----------   ----------

         Balance, beginning of year        $    3,197   $    2,614   $    2,454
         Provision charged to operations          946          644          791
         Losses charged to allowance             (354)        (151)        (711)
         Recoveries                               160           90           80
                                           ----------   ----------   ----------

                   Balance, end of year    $    3,949   $    3,197   $    2,614
                                           ==========   ==========   ==========

         At December 31, 2003 and 2002, nonaccrual loans and leases totaled $179,000 and $206,000, respectively. Interest foregone on nonaccrual loans for the years ended December 31, 2003, 2002 and 2001 was not material.

         The recorded investment in loans and leases that were considered to be impaired totaled $181,000 and $206,000 at December 31, 2003 and 2002, respectively. The related allowance for loan and lease losses for these loans and leases as determined under loan impairment standards at December 31, 2003 and 2002 was $59,000 and $51,000, respectively. The average recorded investment in impaired loans and leases for the years ended December 31, 2003, 2002 and 2001 was $148,000, $472,000 and
         $733,000, respectively. Interest income recognized on impaired loans and leases using a cash-basis method for the years ended December 31, 2003, 2002 and 2001 was not material.

         Salaries and employee benefits totaling $570,000, $543,000 and $483,000 have been deferred as loan and lease origination costs for the years ended December 31, 2003, 2002 and 2001, respectively.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


5.       PREMISES AND EQUIPMENT

         Premises and equipment consisted of the following (dollars in thousands):

                                                             December 31,
                                                      ------------------------

                                                         2003          2002
                                                      ----------    ----------

         Land                                         $      149    $      149
         Building and improvements                           219           213
         Furniture, fixtures and equipment                 4,346         4,053
         Leasehold improvements                              802           783
                                                      ----------    ----------

                                                           5,516         5,198
                Less accumulated depreciation
                   and amortization                       (4,011)       (3,533)
                                                      ----------    ----------

                                                      $    1,505    $    1,665
                                                      ==========    ==========

         Depreciation and amortization included in occupancy and furniture and equipment expenses totaled $480,000, $464,000 and $439,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

6.       ACCOUNTS RECEIVABLE SERVICING RECEIVABLES

         The Company purchases existing accounts receivable on a discounted basis from selected borrowers and assumes the related billing and collection responsibilities. Accounts receivable servicing fees included in other income totaled $247,000, $294,000 and $459,000 for the years ended December 31, 2003, 2002 and 2001, respectively (see
         Note 14). The valuation allowance for these receivables is not significant.

7.       INTEREST-BEARING DEPOSITS

         Interest-bearing deposits consisted of the following (dollars in thousands):

                                                             December 31,
                                                      ------------------------

                                                         2003          2002
                                                      ----------    ----------

         Savings                                      $   17,594    $   15,562
         Money market                                    102,578        82,362
         NOW accounts                                     28,406        23,511
         Time, $100,000 or more                           49,083        46,363
         Other time                                       22,538        26,024
                                                      ----------    ----------

                                                      $  220,199    $  193,822
                                                      ==========    ==========

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


7.       INTEREST-BEARING DEPOSITS (Continued)

         Aggregate annual maturities of time deposits are as follows (dollars in thousands):

                          Year Ending
                          December 31,
                         --------------

                             2004                          $      58,630
                             2005                                  5,622
                             2006                                  1,577
                             2007                                  2,415
                             2008                                  3,333
                          Thereafter                                  44
                                                           -------------

                                                           $      71,621
                                                           =============

         Interest expense recognized on interest-bearing deposits consisted of the following (dollars in thousands):

                                                  Year Ended December 31,
                                          ------------------------------------
                                             2003         2002         2001
                                          ----------   ----------   ----------

         Savings                          $       35   $       51   $      166
         Money market                            884          901        1,849
         NOW accounts                             28           38          115
         Time, $100,000 or more                  743        1,022        1,917
         Other time                              700        1,156        1,995
                                          ----------   ----------   ----------

                                          $    2,390   $    3,168   $    6,042
                                          ==========   ==========   ==========

8.       SHORT-TERM BORROWING ARRANGEMENTS

         The Company has a total of $31,000,000 in unsecured short-term borrowing arrangements to purchase Federal funds with four of its correspondent banks. An advance totaling $9,600,000 was outstanding from one of its correspondent banks at December 31, 2003, bearing an interest rate of 1.44% and maturing on January 1, 2004. An advance totaling $6,550,000 was outstanding from one of its correspondent banks at December 31, 2002, bearing an interest rate of 1.75% and maturing January 1, 2003.

         In addition, the Company has a line of credit available with the Federal Home Loan Bank which is secured by pledged mortgage loans (see
         Note 9) and investment securities (see Note 3). Borrowings may include overnight advances as well as loans with a term of up to thirty years. Advances totaling $25,000,000 were outstanding from the Federal Home Loan Bank at December 31, 2003, bearing interest rates ranging from 1.03% to 1.45% and maturing between January 2, 2004 and November 1, 2004. Advances totaling $24,000,000 were outstanding from the Federal Home Loan Bank at December 31, 2002, bearing interest rates ranging from 1.57% to 1.87% and maturing between January 28, 2003 and October 30, 2003.

         The Company has also been issued $667,000 in letters of credit by the Federal Home Loan Bank which have been pledged to secure Local Agency Deposits. The letters of credit act as a guarantee of payment to certain third parties in accordance with specified terms and conditions. The letters of credit were not drawn upon in 2003 and management does not expect to draw upon these lines in the future.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


9.       LONG-TERM DEBT

         The Company can borrow up to $14,595,000 from the Federal Home Loan Bank on either a short-term or long-term basis, secured by qualifying mortgage loans with unpaid balances of $26,367,000 at December 31, 2003. Long-term debt consisted of an advance from the Federal Home Loan Bank totaling $1,942,000 and $1,992,000 at December 31, 2003 and 2002,
         respectively, bearing a fixed interest rate of 6.13%, due in monthly installments of approximately $14,000, including principal and interest, with the final principal payment of $1,771,000 due December 21, 2007.

         Future minimum principal payments on long-term debt are as follows (dollars in thousands):

                       Year Ending
                       December 31,
                      --------------

                           2004                                   $         54
                           2005                                             57
                           2006                                             60
                           2007                                          1,771
                                                                  ------------

                                                                  $      1,942
                                                                  ============

10.      INCOME TAXES

         The provision for income taxes for the years ended December 31, 2003, 2002 and 2001 consisted of the following (dollars in thousands):

                                          Federal        State          Total
                                         ----------    ----------    ----------
         2003
         ----

         Current                         $    2,566    $      968    $    3,534
         Deferred                              (332)         (142)         (474)
                                         ----------    ----------    ----------

                  Income tax expense     $    2,234    $      826    $    3,060
                                         ==========    ==========    ==========

         2002
         ----

         Current                         $    2,388    $      820    $    3,208
         Deferred                              (229)          (75)         (304)
                                         ----------    ----------    ----------

                  Income tax expense     $    2,159    $      745    $    2,904
                                         ==========    ==========    ==========

         2001
         ----

         Current                         $    2,000    $      791    $    2,791
         Deferred                              (145)          (34)         (179)
                                         ----------    ----------    ----------

                  Income tax expense     $    1,855    $      757    $    2,612
                                         ==========    ==========    ==========

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


10.      INCOME TAXES (Continued)

         Deferred tax assets (liabilities) consisted of the following (dollars in thousands):

                                                                       December 31,
                                                                 ------------------------

                                                                    2003          2002
                                                                 ----------    ----------
         Deferred tax assets:
              Allowance for loan and lease losses                $    1,561    $    1,207
              Future benefit of State tax deduction                     292           280
              Deferred compensation                                     390           175
              Other                                                      12            27
                                                                 ----------    ----------

                      Total deferred tax assets                       2,255         1,689
                                                                 ----------    ----------

         Deferred tax liabilities:
              Discount on purchased loans                               (10)          (21)
              Future liability of State deferred tax assets            (158)         (110)
              Unrealized gain on available-for-sale investment
                  securities                                           (566)         (845)
              Federal Home Loan Bank stock dividends                    (63)          (36)
              Other                                                     (28)
                                                                 ----------    ----------

                      Total deferred tax liabilities                   (825)       (1,012)
                                                                 ----------    ----------

                      Net deferred tax assets                    $    1,430    $      677
                                                                 ==========    ==========

         The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate of 34% to income before income taxes. The significant items comprising these differences consisted of the following:

                                                                               Year Ended December 31,
                                                                   --------------------------------------------

                                                                       2003            2002            2001
                                                                   ------------    ------------    ------------
         Federal income tax statutory rate                                 34.0 %          34.0 %          34.0 %
         State franchise tax, net of Federal tax effect                     6.9 %           6.8 %           7.0 %
         Tax benefit of interest on obligations of
           states and political subdivisions                               (2.1)%          (2.1)%          (2.2)%
         Other                                                               .4 %            .7 %            .5 %
                                                                   ------------    ------------    ------------

                Total income tax expense                                   39.2 %          39.4 %          39.3 %
                                                                   ============    ============    ============

11.      COMMITMENTS AND CONTINGENCIES

         Leases
         ------

         The Company leases branch facilities, administrative offices and various equipment under noncancelable operating leases which expire on various dates through the year 2014. Certain of the leases have five year renewal options. Two of the branch facilities are leased from current or former members of the Company's Board of Directors (see Note
         16).

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


11.      COMMITMENTS AND CONTINGENCIES (Continued)

         Leases (Continued)
         ------

         Future minimum lease payments are as follows (dollars in thousands):

                       Year Ending
                       December 31,
                      --------------

                           2004                                   $        673
                           2005                                            736
                           2006                                            674
                           2007                                            518
                           2008                                            552
                        Thereafter                                       1,118
                                                                  ------------

                                                                  $      4,271
                                                                  ============

         Rental expense included in occupancy, furniture and equipment expense totaled $600,000, $616,000 and $631,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

         Financial Instruments With Off-Balance-Sheet Risk
         -------------------------------------------------

         The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

         The Company's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and letters of credit as it does for loans included on the consolidated balance sheet.

         The following financial instruments represent off-balance-sheet credit risk (dollars in thousands):

                                                                             December 31,
                                                                       -----------------------

                                                                          2003         2002
                                                                       ----------   ----------
         Commitments to extend credit:
              Revolving lines of credit secured by
                  1-4 family residences                                $    3,017   $    2,431
              Commercial real estate, construction and land
                  development commitments:
                      Secured by real estate                               20,269       18,281
                      Not secured by real estate                            1,800        1,821
              Credit card arrangements                                        483          460
              Other unused commitments, principally commercial loans       46,289       38,721
                                                                       ----------   ----------

                                                                       $   71,858   $   61,714
                                                                       ==========   ==========

         Letters of credit                                             $      741   $    3,668
                                                                       ==========   ==========

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


11.      COMMITMENTS AND CONTINGENCIES (Continued)

         Financial Instruments With Off-Balance-Sheet Risk (Continued)
         -------------------------------------------------

         Real estate commitments are generally secured by property with a loan-to-value ratio of 65% to 80%. In addition, the majority of the Company's commitments have variable interest rates.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each client's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, equipment and deeds of trust on residential real estate and income-producing commercial properties.

         Letters of credit are conditional commitments issued to guarantee the performance or financial obligation of a client to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to clients.

         Significant Concentrations of Credit Risk
         -----------------------------------------

         The Company grants real estate mortgage, real estate construction, commercial, agricultural and consumer loans to clients throughout Sacramento, Placer, Yolo, El Dorado, Sonoma, Napa, Marin and Mendocino counties.

         In management's judgment, a concentration exists in real estate-related loans which represented approximately 69.8% and 69.4%% of the Company's loan portfolio at December 31, 2003 and 2002, respectively. Although management believes such concentrations to have no more than the normal risk of collectibility, a substantial decline in the economy in general, or a decline in real estate values in the Company's primary market areas in particular, could have an adverse impact on collectibility of these loans. However, personal and business income represent the primary source of repayment for a majority of these loans.

         Correspondent Banking Agreements
         --------------------------------

         The Company maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Uninsured deposits totaled $3,552,000 at December 31, 2003.

         Federal Reserve Requirements
         ----------------------------

         Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of their reservable deposits. Reserve balances held with the Federal Reserve Bank totaled $0 and $533,000 at December 31, 2003 and 2002, respectively.

         Contingencies
         -------------

         The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Company.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


12.      SHAREHOLDERS' EQUITY

         Earnings Per Share
         ------------------

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows (dollars and shares in thousands, except per share data):

                                                             Weighted
                                                             Average
                                                            Number of
                                                Net          Shares         Per-Share
                  For the Year Ended           Income      Outstanding       Amount
         --------------------------------   ------------  -------------   ------------
         December 31, 2003
         -----------------

         Basic earnings per share           $      4,741          3,989   $       1.19
                                                                          ============

         Effect of dilutive stock options                           329
                                            ------------   ------------

         Diluted earnings per share         $      4,741          4,318   $       1.10
                                            ============   ============   ============

         December 31, 2002
         -----------------

         Basic earnings per share           $      4,459          3,951   $       1.13
                                                                          ============

         Effect of dilutive stock options                           298
                                            ------------   ------------

         Diluted earnings per share         $      4,459          4,249   $       1.05
                                            ============   ============   ============

         December 31, 2001
         -----------------

         Basic earnings per share           $      4,037          3,993   $       1.01
                                                                          ============

         Effect of dilutive stock options                           254
                                            ------------   ------------

         Diluted earnings per share         $      4,037          4,247   $        .95
                                            ============   ============   ============

         Stock Option Plans
         ------------------

         In 2000 and 1995, the Board of Directors adopted stock option plans under which options may be granted to employees and directors under incentive and nonstatutory agreements. At December 31, 2003, grants outstanding combined with shares available for future grants totaled 960,592 shares under these plans. The plans require that the option price may not be less than the fair market value of the stock at the date the option is granted. The purchase price of exercised options is payable in full in cash or shares of the Company's common stock owned by the optionee at the time the option is exercised. The options expire on dates determined by the Board of Directors, but not later than ten years from the date of grant. Options vest ratably over a five year period. Outstanding options under the 1995 plan are exercisable until their expiration; however, no new options will be granted under this plan.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


12.      SHAREHOLDERS' EQUITY (Continued)

         Stock Option Plans (Continued)
         ------------------

         A summary of the combined activity within the plans follows:

                                            2003                           2002                           2001
                                ----------------------------   ----------------------------   ----------------------------

                                                  Weighted                       Weighted                       Weighted
                                                  Average                        Average                        Average
                                                  Exercise                       Exercise                       Exercise
                                   Shares          Price          Shares          Price          Shares          Price
                                ------------    ------------   ------------    ------------   ------------    ------------
         Options outstanding,
           beginning of year         624,667    $       4.98        664,797    $       5.00        732,816    $       5.03

           Options granted            62,068    $      14.91
           Options exercised        (135,704)   $       4.37        (40,130)   $       4.58        (41,841)   $       4.48
           Options canceled           (1,682)   $       5.23                                       (26,178)   $      10.23
                                ------------                   ------------                   ------------

         Options outstanding,
           end of year               549,349    $       6.39        624,667    $       4.98        664,797    $       5.00
                                ============                   ============                   ============

         Options exercisable,
           end of year               483,807    $       5.25        587,274    $       4.81        561,006    $       4.61
                                ============                   ============                   ============

         A summary of options outstanding at December 31, 2003 follows:

                                                Number of            Weighted             Number of
                                                 Options              Average              Options
                                               Outstanding           Remaining           Exercisable
                                              December 31,          Contractual         December 31,
         Range of Exercise Prices                 2003                 Life                 2003
         ------------------------          ------------------   ------------------   ------------------
         $     3.34                                    41,863            2.8 years               41,863
         $     3.48                                   216,035            1.6 years              216,035
         $     3.71                                     6,273             .2 years                6,273
         $     4.57                                     6,129            2.6 years                6,129
         $     5.23                                    50,238            6.0 years               50,238
         $     5.53                                    44,850            4.7 years               44,850
         $     6.14                                    30,211            3.4 years               30,211
         $     8.85                                    17,364            5.9 years               13,891
         $     9.05                                    13,674            5.0 years               13,674
         $     9.75                                    60,643            4.7 years               60,643
         $    14.89                                    61,342            9.4 years
         $    16.14                                       727            9.5 years
                                           ------------------                        ------------------

                                                      549,349                                   483,807
                                           ==================                        ==================

         Common Stock Repurchase Program
         -------------------------------

         During 1997, the Board of Directors authorized the annual repurchase of up to five percent of the Company's common stock in conjunction with recurring annual distributions of a five percent common stock dividend. Repurchases are generally made in the open market at market prices.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


12.      SHAREHOLDERS' EQUITY (Continued)

         Stock Split
         -----------

         On September 17, 2003, the Board of Directors declared a three-for-two stock split, payable on October 31, 2003 to shareholders of record on October 17, 2003. All per share, shares outstanding and stock option data in the consolidated financial statements have been retroactively restated to reflect the stock split.

13.      REGULATORY MATTERS

         Dividends
         ---------

         Upon declaration by the Board of Directors of the Company, all shareholders of record will be entitled to receive dividends. The California Financial Code restricts the total dividend payment of any state banking association in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. In addition, under applicable laws, the Office of the Comptroller of the Currency (the "OCC") restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the net income for the two preceding years, less distributions made to shareholders during the same three-year period. At December 31, 2003, the subsidiaries had $10,649,000 in retained earnings available for dividend payments to the Company.

         Regulatory Capital
         ------------------

         The Company and its banking subsidiaries are subject to certain regulatory capital requirements administered by the Board of Governors of the Federal Reserve System, the FDIC and OCC. Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the banking subsidiaries must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and its banking subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and its banking subsidiaries to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Company and its banking subsidiaries met all their capital adequacy requirements as of December 31, 2003 and 2002.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


13.      REGULATORY MATTERS (Continued)

         Regulatory Capital (Continued)
         ------------------

         In addition, the most recent notifications from the FDIC and OCC categorized each of the banking subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the banking subsidiaries must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since those notifications that management believes have changed the categories.

                                                                                 December 31,
                                                                  ------------------------------------------
                                                                         2003                   2002
                                                                  -------------------    -------------------

                                                                   Amount     Ratio       Amount     Ratio
                                                                  --------   --------    --------   --------
                                                                             (dollars in thousands)
         Leverage Ratio
         --------------

         American River Bankshares and Subsidiaries               $ 34,529        9.0%   $ 30,350        8.9%
         Minimum regulatory requirement                           $ 15,419        4.0%   $ 12,328        4.0%

         American River Bank                                      $ 28,955        9.5%   $ 24,986       10.0%
         Minimum requirement for "Well-Capitalized" institution   $ 15,251        5.0%   $ 12,521        5.0%
         Minimum regulatory requirement                           $ 12,201        4.0%   $ 10,017        4.0%

         North Coast Bank                                         $  5,663        7.1%   $  5,168        9.0%
         Minimum requirement for "Well-Capitalized" institution   $  4,008        5.0%   $  2,861        5.0%
         Minimum regulatory requirement                           $  3,206        4.0%   $  2,289        4.0%

         Tier 1 Risk-Based Capital Ratio
         -------------------------------

         American River Bankshares and Subsidiaries               $ 34,529       11.6%   $ 30,350       11.8%
         Minimum regulatory requirement                           $ 11,877        4.0%   $ 10,284        4.0%

         American River Bank                                      $ 28,955       12.2%   $ 24,986       11.8%
         Minimum requirement for "Well-Capitalized" institution   $ 14,267        6.0%   $ 12,701        6.0%
         Minimum regulatory requirement                           $  9,511        4.0%   $  8,467        4.0%

         North Coast Bank                                         $  5,663        9.7%   $  5,168       11.2%
         Minimum requirement for "Well-Capitalized" institution   $  3,505        6.0%   $  2,773        6.0%
         Minimum regulatory requirement                           $  2,336        4.0%   $  1,849        4.0%

         Total Risk-Based Capital Ratio
         ------------------------------

         American River Bankshares and Subsidiaries               $ 38,244       12.9%   $ 33,547       13.0%
         Minimum regulatory requirement                           $ 23,773        8.0%   $ 20,568        8.0%

         American River Bank                                      $ 31,928       13.4%   $ 27,555       13.0%
         Minimum requirement for "Well-Capitalized" institution   $ 23,785       10.0%   $ 21,169       10.0%
         Minimum regulatory requirement                           $ 19,028        8.0%   $ 16,935        8.0%

         North Coast Bank                                         $  6,395       10.9%   $  5,746       12.4%
         Minimum requirement for "Well-Capitalized" institution   $  5,858       10.0%   $  4,627       10.0%
         Minimum regulatory requirement                           $  4,687        8.0%   $  3,702        8.0%

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


14.      OTHER NONINTEREST INCOME AND EXPENSE

         Other noninterest income consisted of the following (dollars in thousands):

                                                              Year Ended December 31,
                                                       ------------------------------------

                                                          2003         2002         2001
                                                       ----------   ----------   ----------
         Accounts receivable servicing fees (Note 6)   $      247   $      294   $      459
         Merchant fee income                                  357          344          277
         Income from residential lending division             366          278          274
         Fees from lease brokerage services                   381          459          264
         Financial services income                             69           71           90
         Other                                                266          314          439
                                                       ----------   ----------   ----------

                                                       $    1,686   $    1,760   $    1,803
                                                       ==========   ==========   ==========


         Noninterest expense consisted of the following (dollars in thousands):

                                                              Year Ended December 31,
                                                       ------------------------------------

                                                          2003         2002         2001
                                                       ----------   ----------   ----------

         Professional fees                             $      335   $      262   $      411
         Outsourced item processing                           361          359          385
         Telephone and postage                                275          278          313
         Advertising and promotion                            198          200          275
         Stationery and supplies                              175          212          203
         Directors' compensation                              353          248          209
         Other operating expenses                             972          775          998
                                                       ----------   ----------   ----------

                                                       $    2,669   $    2,334   $    2,794
                                                       ==========   ==========   ==========

15.      EMPLOYEE BENEFIT PLANS

         American River Bankshares 401(k) Plan
         -------------------------------------

         The American River Bankshares 401(k) Plan commenced January 1, 1993 and is available to all employees. Under the plan, the Company will match 50% of each participants' contribution up to a maximum of 6% of their annual compensation. Employer contributions vest at a rate of 20% per year over a five year period and totaled $116,000, $109,000 and $111,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

         Employee Stock Purchase Plan
         ----------------------------

         The Company is the administrator of an Employee Stock Purchase Plan which allows employees to purchase the Company's stock at fair market value as of the date of purchase. The Company bears all costs of administering the Plan, including broker's fees, commissions, postage and other costs actually incurred.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


15.      EMPLOYEE BENEFIT PLANS (Continued)

         American River Bankshares Deferred Compensation Plan
         ----------------------------------------------------

         The Company has established a Deferred Compensation Plan for certain members of the management team and a Deferred Fee Agreement for Non-Employee Directors for the purpose of providing the opportunity for participants to defer compensation. Participants of the management team, who are selected by a Committee designated by the Board of Directors, may elect to defer annually a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their cash bonus. Directors may also elect to defer up to one hundred percent of their monthly fees. The Company bears all administration costs and funds the interest earned on participant deferrals at a rate based on U.S. Government Treasury rates. Deferred compensation, including interest earned, totaled $615,000, $437,000 and $351,000 at December 31, 2003,
         2002 and 2001, respectively.

         Salary Continuation Plan
         ------------------------

         In 2003, the Company entered into agreements to provide certain current executives, or their designated beneficiaries, with annual benefits for up to 15 years after retirement or death. These benefits are substantially equivalent to those available under life insurance policies purchased by the Company on the lives of the executives. The Company accrues for these future benefits from the effective date of the agreements until the executives' expected final payment dates in a systematic and rational manner. At the balance sheet date, the amount of accrued benefits approximates the then present value of the benefits expected to be provided at retirement. The expense recognized under this plan totaled $42,000 for the year ended December 31, 2003.

16.      RELATED PARTY TRANSACTIONS

         During the normal course of business, the Company enters into transactions with related parties, including Directors and affiliates. These transactions include borrowings from the Company with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 2003 (dollars in thousands):

         Balance, January 1, 2003                                   $     4,092

              Disbursements                                               4,988
              Amounts repaid                                                542
                                                                    -----------

         Balance, December 31, 2003                                 $     8,538
                                                                    ===========

         Undisbursed commitments to related parties,
              December 31, 2003                                     $       563
                                                                    ===========

         The Company also leases two branch facilities from current and former members of the Company's Board of Directors. Rental payments to the Directors totaled $109,000, $106,000 and $105,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


17.      OTHER COMPREHENSIVE (LOSS) INCOME

         At December 31, 2003, 2002 and 2001, the Company had other comprehensive loss or income as follows (dollars in thousands):

                                                                             Tax
                                                              Before        Benefit        After
                                                               Tax         (Expense)        Tax
                                                           -----------    -----------    -----------
         For the Year Ended December 31, 2003
         ------------------------------------

         Other comprehensive loss:
           Unrealized holding losses                       $      (686)   $       266    $      (420)
           Less reclassification adjustment for realized
              gains included in net income                          33            (13)            20
                                                           -----------    -----------    -----------

                                                           $      (719)   $       279    $      (440)
                                                           ===========    ===========    ===========

         For the Year Ended December 31, 2002
         ------------------------------------

         Other comprehensive income:
           Unrealized holding gains                        $     1,353    $      (534)   $       819
                                                           ===========    ===========    ===========

         For the Year Ended December 31, 2001
         ------------------------------------

         Other comprehensive income:
           Unrealized holding gains                        $       446    $      (178)   $       268
                                                           ===========    ===========    ===========

18.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

         Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

         The following methods and assumptions were used by the Company to estimate the fair value of its financial instruments at December 31, 2003 and 2002:

         Cash and cash equivalents and short-term borrowings: For cash and cash equivalents and short-term borrowings, the carrying amount is estimated to be fair value.

         Interest-bearing deposits in banks: The fair values of interest-bearing deposits in banks are estimated by discounting their future cash flows using rates at each reporting date for instruments with similar remaining maturities offered by comparable financial institutions.

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


18.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         Investment securities: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

         Loans and leases: For variable-rate loans and leases that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans and leases are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans and leases with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

         FHLB and FRB stock: The carrying amount of FHLB and FRB stock approximates their fair value. These investments are carried at cost and are redeemable at par with certain restrictions.

         Accounts receivable servicing receivables: The carrying amount of accounts receivable servicing receivables approximates their fair value because of the relatively short period of time between the origination of the receivables and their expected collection.

         Cash surrender value of life insurance policies: The fair value of life insurance policies are based on cash surrender values at each reporting date as provided by insurers.

         Deposits: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow analysis using interest rates offered at each reporting date for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

         Long-term debt: The fair value of long-term debt is estimated using a discounted cash flow analysis using interest rates currently available for similar debt instruments.

         Commitments to extend credit: Commitments to extend credit are primarily for variable rate loans. For these commitments, there is no difference between the committed amounts and their fair values. Commitments to fund fixed rate loans and letters of credit are at rates which approximate fair value at each reporting date.

         The carrying amounts and estimated fair values of the Company's financial instruments are as follows (dollars in thousands):

                                                    December 31, 2003           December 31, 2002
                                                -------------------------   -------------------------
                                                               Estimated                   Estimated
                                                 Carrying        Fair        Carrying        Fair
                                                  Amount         Value        Amount         Value
                                                -----------   -----------   -----------   -----------
         Financial assets:
           Cash and due from banks              $    29,797   $    29,797   $    25,899   $    25,899
           Interest-bearing deposits in banks         4,650         4,656         5,938         5,988
           Investment securities                     89,846        89,902        74,061        74,262
           Loans and leases                         262,464       262,360       229,008       229,904
           FHLB and FRB stock                         1,546         1,546         1,562         1,562
           Accounts receivable servicing
              receivables                             1,778         1,778         1,396         1,396
           Accrued interest receivable                1,557         1,557         1,486         1,486
           Cash surrender value of life
              insurance policies                      1,641         1,641

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


18.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

                                                    December 31, 2003           December 31, 2002
                                                -------------------------   -------------------------
                                                               Estimated                   Estimated
                                                 Carrying        Fair        Carrying        Fair
                                                  Amount         Value        Amount         Value
                                                -----------   -----------   -----------   -----------
         Financial liabilities:
           Deposits                             $   322,507   $   322,792   $   275,796   $   276,238
           Short-term borrowings                     34,600        34,600        30,550        30,550
           Long-term debt                             1,942         2,174         1,992         2,089
           Accrued interest payable                     225           225           303           303

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS

                                  BALANCE SHEET

                           December 31, 2003 and 2002
                             (Dollars in thousands)


                                                       2003         2002
                                                    ----------   ----------

                          ASSETS

         Cash and due from banks                    $      402   $      342
         Investment in subsidiaries                     35,731       31,684
         Dividends receivable from subsidiaries            350          851
         Other assets                                      674          126
                                                    ----------   ----------

                                                    $   37,157   $   33,003
                                                    ==========   ==========

                     LIABILITIES AND
                  SHAREHOLDERS' EQUITY

         Liabilities:
           Dividends payable to shareholders        $      608   $      551
           Other liabilities                             1,092          726
                                                    ----------   ----------

                Total liabilities                        1,700        1,277
                                                    ----------   ----------

         Shareholders' equity:
           Common stock                                 16,693       16,064
           Retained earnings                            17,900       14,358
           Accumulated other comprehensive income          864        1,304
                                                    ----------   ----------

                Total shareholders' equity              35,457       31,726
                                                    ----------   ----------

                                                    $   37,157   $   33,003
                                                    ==========   ==========

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                               STATEMENT OF INCOME

              For the Years Ended December 31, 2003, 2002 and 2001
                             (Dollars in thousands)

                                                                  2003          2002         2001
                                                               ----------    ----------   ----------
         Income:
           Dividends declared by subsidiaries -
              eliminated in consolidation                      $      950    $    1,815   $    1,282
           Management fee from subsidiaries - eliminated
              in consolidation                                      1,781         1,242        1,199
           Other income                                                10
                                                               ----------    ----------   ----------

                Total income                                        2,741         3,057        2,481
                                                               ----------    ----------   ----------

         Expenses:
           Salaries and employee benefits                           2,104         1,437        1,228
           Professional fees                                           93            72          100
           Directors' compensation                                    274           176          144
           Other expenses                                             454           393          315
                                                               ----------    ----------   ----------

                Total expenses                                      2,925         2,078        1,787
                                                               ----------    ----------   ----------

                (Loss) income before equity in undistributed
                  income of subsidiaries                             (184)          979          694

         Equity in undistributed income of subsidiaries             4,487         3,169        3,115
                                                               ----------    ----------   ----------

                Income before income taxes                          4,303         4,148        3,809

         Income tax benefit                                           438           311          228
                                                               ----------    ----------   ----------

                Net income                                     $    4,741    $    4,459   $    4,037
                                                               ==========    ==========   ==========

                   AMERICAN RIVER BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                             STATEMENT OF CASH FLOWS

              For the Years Ended December 31, 2003, 2002 and 2001
                             (Dollars in thousands)

                                                                 2003          2002          2001
                                                              ----------    ----------    ----------
         Cash flows from operating activities:
           Net income                                         $    4,741    $    4,459    $    4,037
           Adjustments to reconcile net income to net
              cash provided by operating activities:
                Undistributed earnings of subsidiaries            (4,487)       (3,169)       (3,115)
                Increase in other assets                             (47)         (532)         (240)
                Increase in other liabilities                        366           410           186
                                                              ----------    ----------    ----------

                  Net cash provided by operating activities          573         1,168           868
                                                              ----------    ----------    ----------

         Cash flows from financing activities:
           Cash dividends paid                                    (1,135)         (716)         (640)
           Exercise of stock options                                 653           236           265
           Cash paid to repurchase common stock                      (24)         (808)         (353)
           Cash paid for fractional shares in connection
              with stock dividends and stock splits                   (7)           (8)           (7)
                                                              ----------    ----------    ----------

                  Net cash used in financing activities             (513)       (1,296)         (735)
                                                              ----------    ----------    ----------

                  Net increase (decrease) in cash and cash
                    equivalents                                       60          (128)          133

         Cash and cash equivalents at beginning of year              342           470           337
                                                              ----------    ----------    ----------

         Cash and cash equivalents at end of year             $      402    $      342    $      470
                                                              ==========    ==========    ==========

                                 BANK OF AMADOR
                              FINANCIAL STATEMENTS





                         UNAUDITED FINANCIAL STATEMENTS
                       FOR THE PERIOD ENDED JUNE 30, 2004

                                       AND

                      CONSOLIDATED FINANCIAL STATEMENTS AND
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                               FOR THE YEARS ENDED
                        DECEMBER 31, 2003, 2002 AND 2001

                                          BANK OF AMADOR
                                           BALANCE SHEET
--------------------------------------------------------------------------------------------------
                                                              June 30, 2004      December 31, 2003
                                                               (Unaudited)
--------------------------------------------------------------------------------------------------
Assets
     Cash and due from banks                                $       5,409,071    $       4,235,029
     Federal funds sold                                            15,227,000           23,906,000
--------------------------------------------------------------------------------------------------
         Total cash and equivalents                                20,636,071           28,141,029
     Available-for-sale investment securities (Note 3)             23,912,000           15,470,000
     Loans:
         Commercial                                                 5,273,837            6,874,100
         Real estate - construction                                50,503,552           47,643,663
         Real estate - other                                       23,835,349           20,656,983
         Installment                                                  869,120              802,376
--------------------------------------------------------------------------------------------------
         Total loans                                               80,481,858           75,977,122
         Allowance for loan losses (Note 4)                          (835,275)            (807,621)
         Deferred loan fees, net                                     (279,862)            (270,031)
--------------------------------------------------------------------------------------------------
              Net loans                                            79,366,721           74,899,470
--------------------------------------------------------------------------------------------------
     Premises and equipment, net                                      302,631              351,107
     Accrued interest receivable and other assets                   4,790,831            3,916,988
--------------------------------------------------------------------------------------------------
              Total assets                                  $     129,008,254    $     122,778,594
==================================================================================================
Liabilities and Shareholders' Equity
     Deposits
         Demand, non-interest bearing                       $      23,601,184    $      22,063,840
         Demand, interest bearing                                  11,470,121           10,506,857
         Savings                                                   38,770,296           37,042,549
         Time                                                      39,167,546           37,620,085
--------------------------------------------------------------------------------------------------
              Total deposits                                      113,009,147          107,233,331
     Accrued interest payable and other liabilities                   922,598              572,104
--------------------------------------------------------------------------------------------------
              Total liabilities                                   113,931,745          107,805,435
--------------------------------------------------------------------------------------------------
Commitments and contingencies (Note 6)

Shareholders' equity:
     Serial preferred stock - no par value; authorized
         500,000 shares; issued and outstanding - none
     Common stock - no par value; 10,000,000 shares
         authorized; issued and outstanding - 1,566,281
         shares in 2004 and 1,547,699 shares in 2003                7,157,667            7,008,855
     Retained earnings                                              7,729,425            7,472,683
--------------------------------------------------------------------------------------------------
     Accumulated other comprehensive income, net of taxes             189,417              491,621
--------------------------------------------------------------------------------------------------
              Total shareholders' equity                           15,076,509           14,973,159
--------------------------------------------------------------------------------------------------
              Total liabilities and shareholders' equity    $     129,008,254    $     122,778,594
==================================================================================================
See notes to unaudited condensed financial statements

                                      BANK OF AMADOR
                                    STATEMENT OF INCOME
                                        (unaudited)

                                            Three Months Ended        Six Months Ended
                                                 June 30,                  June 30,
                                            2004         2003         2004         2003
------------------------------------------------------------------------------------------
Interest income
     Interest and fees on loans          $1,457,722   $1,415,908   $2,919,796   $2,709,404
     Interest on investment securities      193,713      230,654      358,681      489,712
     Interest on Federal funds sold          30,484       27,712       67,422       52,414
------------------------------------------------------------------------------------------
         Total interest income            1,681,919    1,674,274    3,345,899    3,251,530

Interest expense on deposits                335,802      304,304      661,828      587,742

         Net interest income              1,346,117    1,369,970    2,684,071    2,663,788

Provision for loan losses (Note 4)           15,000       24,000       35,000       54,000
------------------------------------------------------------------------------------------

         Net interest income after
            provision for loan losses     1,331,117    1,345,970    2,649,071    2,609,788

Other income                                178,523      103,157      313,848      244,516
------------------------------------------------------------------------------------------

Other expenses:
     Salaries and benefits                  225,971      322,783      571,720      614,591
     Occupancy                               98,486       95,655      199,096      183,958
     Other                                  387,673      233,243      652,908      427,117
------------------------------------------------------------------------------------------
         Total other expenses               712,130      651,681    1,423,724    1,225,666
------------------------------------------------------------------------------------------

         Income before income taxes         797,510      797,446    1,539,195    1,628,638

Income taxes                                295,900      288,800      565,300      595,300
------------------------------------------------------------------------------------------

         Net income                      $  501,610   $  508,646   $  973,895   $1,033,338
==========================================================================================

Basic earnings per share (Note 7)        $      .32   $      .34   $      .63   $      .68

Diluted earnings per share (Note 7)      $      .31   $      .32   $      .60   $      .65
==========================================================================================
See notes to unaudited condensed financial statements

                                 BANK OF AMADOR
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (unaudited)

                                                                                         Accumulated
                                                   Common Stock                            Other
                                            ---------------------------     Retained    Comprehensive   Shareholders'  Comprehensive
                                               Shares        Amount         Earnings       Income          Equity         Income
                                            ------------   ------------   ------------   ------------   ------------   ------------
Balance, January 1, 2003                       1,434,257   $  4,617,882   $  8,501,862   $    524,379   $ 13,644,123

Comprehensive income
   Net income                                                                2,064,191                     2,064,191   $  2,064,191
   Other comprehensive loss,
      net of tax:
           Unrealized gains on
             available-for-sale
             investment securities                                                            (32,758)       (32,758)       (32,758)
                                                                                                                       ------------

                 Total comprehensive
                   income                                                                                              $  2,031,433
                                                                                                                       ============

Issuance of common stock dividend                 73,540      1,764,980     (1,764,980)
Fractional shares redeemed                          (387)        (9,278)                                      (9,278)
Cash dividend - $.23 per share                                                (330,246)                     (330,246)
Cash dividend - $.23 per share                                                (330,279)                     (330,279)
Cash dividend - $.23 per share                                                (330,297)                     (330,297)
Cash dividend - $.23 per share                                                (335,568)                     (335,568)
Exercise of stock options and
   related tax benefit                            40,289        635,271                                      635,271
-----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                     1,547,699      7,008,855      7,472,683        491,621     14,973,159

Comprehensive income:
   Net income                                                                  973,895                       973,895   $    973,895
   Other comprehensive income,
      net of tax:
           Unrealized gains on
             available-for-sale
             investment securities                                                           (302,204)      (302,204)      (302,204)
                                                                                                                       ------------

                      Total comprehensive
                        income                                                                                         $    671,691
                                                                                                                       ============

Cash dividend, $.23 per share                                                 (357,015)                     (357,015)
Cash dividend, $.23 per share                                                 (360,138)                     (360,138)
Exercise of stock options and
   related tax benefit                            30,787        434,865                                      434,865
Retirement of Common Stock                       (12,205)      (286,053)                                    (286,053)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2004                         1,566,281   $  7,157,667   $  7,729,425   $    189,417   $ 15,076,509
===================================================================================================================================

See notes to unaudited condensed financial statements

                                             BANK OF AMADOR
                                         STATEMENT OF CASH FLOWS
                                               (unaudited)

--------------------------------------------------------------------------------------------------------
Six months ended June 30,                                                        2004            2003
--------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                                             $    973,895    $  1,033,338
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Provision for loan losses                                                35,000          54,000
         Decrease in deferred loan origination
                     fees and costs, net                                           9,831         (18,701)
         Depreciation and amortization                                            55,175          41,265
         Amortization of investment security premiums                             15,634          40,775
         Accretion of investment security discounts                                 (550)           (833)
         (Increase) decrease in accrued interest receivable and
              other assets                                                      (218,205)         46,934
         Increase in accrued interest payable and
                  other liabilities                                              362,091         189,600
--------------------------------------------------------------------------------------------------------
              Net cash provided by operating activities                        1,232,871       1,386,378
--------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Proceeds from matured or called available-for-sale
         investment securities                                                 3,500,000       5,730,000
     Purchase of available-for-sale investment securities                    (12,414,926)       (385,046)
     Net increase in loans                                                    (4,512,082)     (8,569,736)
     Additions to premises and equipment                                          (6,699)       (177,565)
--------------------------------------------------------------------------------------------------------
       Proceeds on sale of premises and equipment                                                 18,250
     Deposit on single premium cash surrender value life insurance policy       (500,000)
              Net cash used in investing activities                          (13,933,707)     (3,384,097)
--------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Net increase in demand, interest-bearing,
         and savings deposits                                                  4,228,355       2,275,731
     Net increase in time deposits                                             1,547,461       3,999,654
     Proceeds from exercise of stock options                                     423,268         132,921
     Shares repurchased and retired                                             (286,053)
     Cash dividends paid                                                        (717,153)       (660,525)
--------------------------------------------------------------------------------------------------------
              Net cash provided by financing activities                        5,195,878       5,747,781
--------------------------------------------------------------------------------------------------------

         (Decrease) increase in cash and cash equivalents                     (7,504,958)      3,750,062

Cash and cash equivalents, beginning of year                                  28,141,029      15,599,806
--------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                    $ 20,636,071    $ 19,349,868
========================================================================================================
Supplemental disclosure of cash flow information:

Cash paid during the year for:
     Interest expense                                                       $    656,091    $    537,276
     Income taxes                                                           $    229,597    $    537,496
========================================================================================================

See notes to unaudited condensed financial statements

                                 BANK OF AMADOR
                          NOTES TO FINANCIAL STATEMENTS

1. FINANCIAL STATEMENTS

The accompanying unaudited financial statements should be read in conjunction with the financial statements and related notes contained in Bank of Amador's (the "Bank") 2003 Annual Report on Form 10-K. Certain information and footnote disclosures normally presented in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of Management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Bank's financial position at June 30, 2004 and December 31, 2003, and the results of operations for the three and six-month periods ended June 30, 2004 and 2003, and cash flows for the six-month periods ended June 30, 2004 and 2003. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of results to be achieved for the entire year.

In preparing such financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to carrying value of real estate owned and the determination of the allowance for loan losses. (See also forward-looking statements and related risks described in Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations.)

2. STOCK BASED COMPENSATION

No stock-based compensation cost is reflected in net income because the Bank accounts for its plans under the recognition and measurement principles of APB Option No. 25 and all options granted under the Bank's stock option plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

Proforma adjustments to the Bank's net earnings and earnings per share are disclosed during the years in which options become vested. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. Earnings per share have been retroactively adjusted for a 5% stock dividend distributed in December 2003.

                                                            For the three months ended
                                                           ----------------------------
                                                             June 30,        June 30,
                                                               2004            2003
                                                           ------------    ------------
Net income, as reported                                    $    501,610    $    508,646
                                                           ------------    ------------
Deduct:  Total stock-based employee compensation expense
    determined under the fair value based method for all
    awards, net of related tax effects                           (7,368)        (27,310)
                                                           ------------    ------------

Pro forma net income                                       $    494,242    $    481,336
                                                           ------------    ------------

Basic earnings per share - as reported                     $        .32    $        .34
                                                           ------------    ------------
Basic earnings per share - pro forma                       $        .32    $        .32
                                                           ------------    ------------

Diluted earnings per share - as reported                   $        .31    $        .32
                                                           ------------    ------------
Diluted earnings per share - pro forma                     $        .30    $        .30
                                                           ------------    ------------

                                                             For the six months ended
                                                           ----------------------------
                                                             June 30,        June 30,
                                                               2004            2003
                                                           ------------    ------------
Net income, as reported                                    $    973,895    $  1,033,338
                                                           ------------    ------------
Deduct:  Total stock-based employee compensation expense
    determined under the fair value based method for all
    awards, net of related tax effects                          (14,735)        (54,620)
                                                           ------------    ------------

Pro forma net income                                       $    959,159    $    978,718
                                                           ------------    ------------

Basic earnings per share - as reported                     $        .63    $        .68
                                                           ------------    ------------
Basic earnings per share - pro forma                       $        .62    $        .65
                                                           ------------    ------------

Diluted earnings per share - as reported                   $        .60    $        .65
                                                           ------------    ------------
Diluted earnings per share - pro forma                     $        .59    $        .62
                                                           ------------    ------------

3. INVESTMENT SECURITIES

Investments are classified into the following categories:

     o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as a separate component of shareholders' equity.

     o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. In addition, any transfers of securities between categories are accounted for at fair value.

Gains or losses on the sale of securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

The carrying value and approximate market value of securities at June 30, 2004 and December 31, 2003 are as follows:

---------------------------------------------------------------------------------------------------
                                                                                         Estimated
           Available-for-sale              Amortized     Unrealized      Unrealized        Market
                                              Cost          Gain           Losses          Value
---------------------------------------------------------------------------------------------------
June 30, 2004
-------------
U.S. Government agencies                 $ 11,907,448                  $   (151,748)   $ 11,755,700
Obligations of states and political
     subdivisions                          10,716,853   $    426,747                     11,143,600
Corporate debt securities                   1,000,706         11,994                      1,012,700
                                         ------------   ------------   ------------    ------------
      Total investment securities        $ 23,625,007   $    438,741   $   (151,748)   $ 23,912,000
                                         ============   ============   ============    ============
December 31, 2003
-----------------
U.S.  Government Agencies                $  2,500,000   $        127   $     (3,327)   $  2,496,800
Obligations of states and political
     subdivisions                          10,723,235        715,065                     11,438,300
Corporate debt securities                   1,501,898         33,002                      1,534,900
                                         ------------   ------------   ------------    ------------
     Total investment securities         $ 14,725,133   $    748,194   $     (3,327)   $ 15,470,000
===================================================================================================

At June 30, 2004 investment securities with estimated market values totaling $11,755,700 were in a loss position for less than twelve months. No investment securities were in a loss position for twelve months or more. Management periodically evaluates each investment security relying primarily on industry analyst reports, observation of market conditions and interest rate fluctuations. Management believes it will be able to collect all amounts due according to the contractual terms of the underlying investment securities and that the noted decline in fair value is due only to interest rate fluctuations.

4. LOANS AND ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is summarized as follows:

--------------------------------------------------------------------------------------
                                      Three months ended          Six months ended
(in thousands)                             June 30,                   June 30,
--------------------------------------------------------------------------------------
                                      2004          2003         2004          2003
--------------------------------------------------------------------------------------
Beginning balance                  $      814    $      734   $      808    $      705
Provision charged to expense               15            24           35            54
Loans charged off                         (24)           --          (38)           (1)
Recoveries                                 30            --           30            --
--------------------------------------------------------------------------------------
Ending Balance                     $      835    $      758   $      835    $      758
======================================================================================

The allowance for loan losses reflects Management's judgment as to the level that is considered adequate to absorb potential losses inherent in the loan portfolio. This allowance is increased by provisions charged to expense and reduced by loan charge-offs net of recoveries. In accordance with generally accepted accounting principles, the allocation for potential credit losses on off-balance sheet items such as unfunded Letters of Credit and undisbursed loans commitments which total $70,000 and $60,000 at June 30, 2004 and 2003 respectively, is carried in accrued interest and other liabilities.

In determining the overall allowance to be maintained, Management evaluates many factors including prevailing and forecasted economic conditions, regular reviews of the quality of loans, industry experience, historical loss experience, composition, and geographic concentrations of the loan portfolio, the borrowers' ability to repay, and repayment performance and estimated collateral values.

Management believes that the allowance for loan losses at June 30, 2004 is prudent and warranted, based on information currently available. However, no prediction of the ultimate level of loans charged off in future years can be made with any certainty.

Nonperforming assets are comprised of loans delinquent 90 days or more with respect to interest or principal, loans for which the accrual of interest has been discontinued, and other real estate that has been acquired through foreclosure and is awaiting disposition.

Management generally places loans on nonaccrual status when they become 90 days past due, unless the loan is well secured and in the process of collection. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is reversed and the loan is accounted for on the cash or cost recovery method thereafter, until qualifying for return to accrual status. Generally, a loan may be returned to accrual status when all delinquent interest and principal become current in accordance with the terms of the loan agreement and remaining principal is considered collectible or when the loan is both well secured and in process of collection.

Real estate and other assets acquired in satisfaction of indebtedness are recorded at the estimated fair market value ("FMV") of the property. Any difference between the FMV of the property and the recorded loan balance is charged against the allowance for credit losses (or a recovery in the rare instance it exceeds the recorded loan balance). A valuation allowance for losses on acquired property is maintained to provide for temporary declines in value. Costs of maintaining the acquired property and gains or losses on the subsequent sale are reflected in current earnings.

Nonperforming loans and other real estate (foreclosed properties) are summarized below:

--------------------------------------------------------------------------------
 (in thousands)                              June 30, 2004     December 31, 2003
--------------------------------------------------------------------------------
Nonaccrual:
--------------------------------------------------------------------------------
    Real estate                            $             515   $             450
    Commercial                                            90                  13
    Installment
--------------------------------------------------------------------------------
Total nonaccrual loans                     $             605   $             463
================================================================================
Other real estate
================================================================================

As of June 30, 2004, there were no loans past due 90 days or more and still accruing interest. At June 30, 2004 and December 31, 2003, there were no other loans that were considered impaired, troubled debt restructurings, or loan concentrations in excess of 10% of total loans not otherwise disclosed.

In Management's judgment, a concentration exists in real estate construction loans, which represents approximately 63% of the loan portfolio at June 30, 2004 and December 31, 2003. Approximately 92% of the real estate construction loans were for planned owner-occupied single-family residences at June 30, 2004 and December 31, 2003.

Although Management believes the concentration to have no more than normal risk of collectibility, a substantial decline in the economy in general, or a decline in real estate values in the Bank's primary market areas in particular, could have an adverse impact on collectibility of these loans.

5. BANK OWNED LIFE INSURANCE

Salary Continuance Plan
-----------------------

In March 2004, the Bank implemented a Salary Continuation Plan to provide retirement benefits for executive officers and other Bank employees. The plan provides annual retirement benefits in amounts from $12,000 per year to $36,000 per year for periods of 5 years to 10 years. Under the plan, such retirement benefits will also be accelerated and paid upon change of control of the bank. In connection with the implementation of this plan, the Bank has invested $500,000 in single premium life insurance policies on the lives of some of these employees. Although the employees are the named insured, the Bank is the owner and beneficiary under the policies. The expense recognized under these arrangements totaled $21,907 for the six month period ended June 30, 2004.

6. COMMITMENTS AND CONTINGENCIES

In the normal course of business, there are various outstanding commitments to extend credit that are not reflected in the financial statements, including loan commitments of approximately $39,250,000 and letters of credit of $1,265,000 at June 30, 2004. All such commitments, however, will not necessarily culminate in actual extensions of credit by the Bank during 2004.

Approximately $36,105,000 of loan commitments outstanding at June 30, 2004 relate to real estate construction loans. The remainder relates primarily to revolving lines of credit or other commercial loans, and some of these commitments are expected to expire without being drawn upon. Therefore, the total commitments do not necessarily represent future cash requirements.

Letters of credit are commitments written by the Bank to guarantee the performance of a customer to a third party. These guarantees are typically short-term in nature. The credit risks are similar to that involved in extending loan commitments to customers. Accordingly, the Bank uses evaluation and collateral requirements similar to those for loan commitments.

7. EARNINGS PER SHARE COMPUTATION

Basic ("EPS"), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock that shares in the earnings of the Bank. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. Earnings per share have been retroactively adjusted for a 5% stock dividend distributed in December 2003.

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                      Weighted
                                                       Average
                                                      Number of
                                          Net           Shares        Per-Share
For the three-month periods ended:       Income      Outstanding       Amount
----------------------------------    ------------   ------------   ------------

June 30, 2004
-------------

Basic and diluted earnings per share  $    501,610      1,556,528   $        .32
                                                                    ============
Effect of dilutive stock options                           59,925
                                                     ------------
Diluted earnings per share            $    501,610      1,616,453   $        .31
                                      ============   ============   ============

June 30, 2003
-------------

Basic earnings per share              $    508,646      1,511,493   $        .34
                                                                    ============
Effect of dilutive stock options                           90,203
                                                     ------------
Diluted earnings per share            $    508,646      1,601,696   $        .32
                                      ============   ============   ============


                                                      Weighted
                                                       Average
                                                      Number of
                                          Net           Shares        Per-Share
For the six-month periods ended:         Income      Outstanding       Amount
--------------------------------      ------------   ------------   ------------

June 30, 2004
-------------

Basic and diluted earnings per share  $    973,895      1,556,582   $        .63
                                                                    ============
Effect of Dilutive stock options                           72,174
                                                     ------------
Diluted earnings per share            $    973,895      1,628,756   $        .60
                                      ============   ============   ============

June 30, 2003
-------------

Basic earnings per share              $  1,033,338      1,509,654   $        .68
                                                                    ============
Effect of dilutive stock options                           78,307
                                                     ------------
Diluted earnings per share            $  1,033,338      1,587,961   $        .65
                                      ============   ============   ============

8. COMPREHENSIVE INCOME

Total comprehensive income is comprised of net income and net unrealized gains and losses on available-for-sale securities. Total comprehensive income for the three month periods ended June 30, 2004 and 2003 was $136,631 and $723,082, respectively. For the six-month periods ended June 30, 2004 and 2003, total comprehensive income was $671,691 and $1,184,582, respectively.

9. SUBSEQUENT EVENT

On July 8, 2004, the Bank signed a definitive merger agreement with American River Bankshares whereby the Bank of Amador will merge with and into American River Bank, a wholly-owned subsidiary of American River Bankshares. Under the terms of the merger agreement, Bank of Amador shareholders will receive $6.825 per share in cash and $12.675 per share in stock in exchange for each Bank of Amador share provided that the 20-day average closing price of a share of American River Bankshares remains between $18.50 and $23.50. The stock consideration portion of the purchase price is subject to adjustment if the 20-day average for a share of American River Bankshares is equal to or less than or greater than the $18.50 to $23.50 range. Based on the price for a share of American River Bankshares as of the signing date, the transaction was valued at $19.50 per share, or approximately $30.5 million for Bank of Amador. The merger agreement also contains a "Cash Consideration Holdback" of $1,326,000 in connection with a certain construction loan outstanding at the date of the merger agreement. Finally, under the terms of the merger agreement, the Bank is subject to customary covenants and restrictions regarding its operations such as declaring or paying dividends or other distributions in respect to its common stock except for the quarterly cash dividend of $ .23 per share payable August 9, 2004. The transaction is subject to regulatory approvals and the approval by the shareholders of American River Bankshares and Bank of Amador. The transaction is expected to close in the fourth quarter of 2004.

On July 14, 2004 the Board of Directors declared a cash dividend of $.23 per share. The dividend is payable on August 9, 2004, to shareholders of record on July 27, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------




The Board of Directors
   and Shareholders
Bank of Amador

         We have audited the accompanying balance sheet of Bank of Amador as of December 31, 2003 and 2002 and the related statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of Amador as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



                                             /s/ Perry-Smith LLP




January 16, 2004

                                 BANK OF AMADOR

                                  BALANCE SHEET

                           December 31, 2003 and 2002


                                                          2003          2002
                                                      ------------  ------------

                    ASSETS

Cash and due from banks                               $  4,235,029  $  5,559,806
Federal funds sold                                      23,906,000    10,040,000
Available-for-sale investment securities (Note 2)       15,470,000    23,575,700
Loans, less allowance for loan losses of $807,621
   in 2003 and $704,960 in 2002 (Notes 3, 7 and 11)     74,899,470    64,154,165
Bank premises and equipment, net (Note 4)                  351,107       270,615
Accrued interest receivable and other assets
   (Notes 10 and 12)                                     3,916,988  $    722,468
                                                      ------------  ------------

                                                      $122,778,594  $104,322,754
                                                      ============  ============

             LIABILITIES AND
             SHAREHOLDERS' EQUITY

Deposits:
   Non-interest bearing                               $ 22,063,840  $ 18,126,462
   Interest bearing (Note 5)                            85,169,491    72,074,877
                                                      ------------  ------------

       Total deposits                                  107,233,331    90,201,339

Accrued interest payable and other liabilities             572,104       477,292
                                                      ------------  ------------

       Total liabilities                               107,805,435    90,678,631
                                                      ------------  ------------

Commitments and contingencies (Note 7)

Shareholders' equity (Note 8):
   Serial preferred stock - no par value; authorized
     500,000 shares, issued and outstanding - none              --            --
   Common stock - no par value; 10,000,000 shares
     authorized; issued and outstanding - 1,547,699
     shares in 2003 and 1,434,257 shares in 2002         7,008,855     4,617,882
   Retained earnings                                     7,472,683     8,501,862
   Accumulated other comprehensive income, net of
     taxes (Notes 2 and 13)                                491,621       524,379
                                                      ------------  ------------

       Total shareholders' equity                       14,973,159    13,644,123
                                                      ------------  ------------

                                                      $122,778,594  $104,322,754
                                                      ============  ============


                     The accompanying notes are an integral
                       part of these financial statements

                                 BANK OF AMADOR

                               STATEMENT OF INCOME

              For the Years Ended December 31, 2003, 2002 and 2001

                                             2003           2002           2001
                                         ------------   ------------   ------------
Interest income:
   Interest and fees on loans            $  5,672,477   $  4,699,531   $  5,691,633
   Interest on Federal funds sold             117,847        171,826        522,717
   Interest on investment securities:
     Taxable                                  340,080        772,100        523,247
     Exempt from Federal income
       taxes                                  498,224        509,654        420,293
                                         ------------   ------------   ------------

       Total interest income                6,628,628      6,153,111      7,157,890

Interest expense on deposits (Note 5)       1,213,179      1,269,425      2,650,957
                                         ------------   ------------   ------------

       Net interest income                  5,415,449      4,883,686      4,506,933

Provision for loan losses (Note 3)            104,000        102,000         65,000
                                         ------------   ------------   ------------

       Net interest income after
         provision for loan losses          5,311,449      4,781,686      4,441,933
                                         ------------   ------------   ------------

Non-interest income:
   Service charges and fees                   222,276        202,727        204,355
   Gain on sale and packaging of loans        148,768         73,704         61,459
   Other                                      151,279         78,012         82,956
                                         ------------   ------------   ------------

       Total non-interest income              522,323        354,443        348,770
                                         ------------   ------------   ------------

Non-interest expense:
   Salaries and employee benefits
     (Notes 3 and 12)                       1,224,302      1,245,980      1,417,896
   Occupancy and equipment (Notes 4
     and 7)                                   387,222        358,096        344,464
   Outside services (Note 9)                  308,281        255,540        253,517
   Other (Note 9)                             654,776        479,830        533,100
                                         ------------   ------------   ------------

       Total non-interest expense           2,574,581      2,339,446      2,548,977
                                         ------------   ------------   ------------

       Income before income taxes           3,259,191      2,796,683      2,241,726

Income taxes (Note 10)                      1,195,000      1,000,000        806,000
                                         ------------   ------------   ------------

       Net income                        $  2,064,191   $  1,796,683   $  1,435,726
                                         ============   ============   ============

Basic earnings per share (Note 8)        $       1.36   $       1.21   $        .97
                                         ============   ============   ============

Diluted earnings per share (Note 8)      $       1.28   $       1.16   $        .95
                                         ============   ============   ============

   The accompanying notes are an integral part of these financial statements.

                                 BANK OF AMADOR

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 2003, 2002 and 2001

                                                                                         Accumulated
                                               Common Stock                                Other
                                        ----------------------------      Retained      Comprehensive  Shareholders    Comprehensive
                                           Shares          Amount         Earnings         Income         Equity          Income
                                        ------------    ------------    ------------    ------------   ------------    ------------
Balance, January 1, 2001                   1,423,506    $  4,475,230    $  7,730,887    $    101,417   $ 12,307,534

Comprehensive income (Note 13):
   Net income                                                              1,435,726                      1,435,726    $  1,435,726
   Other comprehensive income,
     net of tax:
       Unrealized gains on
         available-for-sale
         investment securities                                                               122,763        122,763         122,763
                                                                                                                       ------------

           Total comprehensive income                                                                                  $  1,558,489
                                                                                                                       ============

Cash dividend - $.21 per share                                              (298,831)                      (298,831)
Cash dividend - $.21 per share                                              (296,705)                      (296,705)
Cash dividend - $.22 per share                                              (310,064)                      (310,064)
Cash dividend - $.22 per share                                              (309,824)                      (309,824)
Exercise of stock options                      2,403          28,836                                         28,836
Retirement of common stock (Note 8)          (22,123)       (344,817)                                      (344,817)
                                        ------------    ------------    ------------    ------------   ------------

Balance, December 31, 2001                 1,403,786       4,159,249       7,951,189         224,180     12,334,618
                                        ------------    ------------    ------------    ------------   ------------

Comprehensive income (Note 13):
   Net income                                                              1,796,683                      1,796,683    $  1,796,683
   Other comprehensive income,
     net of tax:
       Unrealized gains on
         available-for-sale
         investment securities                                                               300,199        300,199         300,199
                                                                                                                       ------------

           Total comprehensive income                                                                                  $  2,096,882
                                                                                                                       ============

Cash dividend - $.22 per share                                              (309,360)                      (309,360)
Cash dividend - $.22 per share                                              (311,645)                      (311,645)
Cash dividend - $.22 per share                                              (311,668)                      (311,668)
Cash dividend - $.22 per share                                              (313,337)                      (313,337)
Exercise of stock options and
   related tax benefit (Note 8)               30,471         458,633                                        458,633
                                        ------------    ------------    ------------    ------------   ------------

Balance, December 31, 2002                 1,434,257       4,617,882       8,501,862         524,379     13,644,123
                                        ------------    ------------    ------------    ------------   ------------

                                   (Continued)

                                 BANK OF AMADOR

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 2003, 2002 and 2001

                                                                                       Accumulated
                                             Common Stock                                Other
                                      ----------------------------      Retained      Comprehensive   Shareholders   Comprehensive
                                         Shares          Amount         Earnings         Income          Equity         Income
                                      ------------    ------------    ------------    ------------    ------------   ------------
Balance, December 31, 2002               1,434,257    $  4,617,882    $  8,501,862    $    524,379    $ 13,644,123

Comprehensive income (Note 13):
   Net income                                                            2,064,191                       2,064,191    $  2,064,191
   Other comprehensive income,
     net of tax:
       Unrealized gains on
         available-for-sale
         investment securities                                                             (32,758)        (32,758)        (32,758)
                                                                                                                      ------------

            Total comprehensive income                                                                                $  2,031,433
                                                                                                                      ============

Issuance of common stock dividend           73,540       1,764,980      (1,764,980)
Fractional shares redeemed                    (387)         (9,278)                                         (9,278)
Cash dividend - $.23 per share                                            (330,246)                       (330,246)
Cash dividend - $.23 per share                                            (330,279)                       (330,279)
Cash dividend - $.23 per share                                            (332,297)                       (332,297)
Cash dividend - $.23 per share                                            (335,568)                       (335,568)
Exercise of stock options and
   related tax benefit (Note 8)             40,289         635,271                                         635,271
                                      ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2003               1,547,699    $  7,008,855    $  7,472,683    $    491,621    $ 14,973,159
                                      ============    ============    ============    ============    ============

                     The accompanying notes are an integral
                       part of these financial statements.

                                 BANK OF AMADOR

                             STATEMENT OF CASH FLOWS

              For the Years Ended December 31, 2003, 2002 and 2001

                                              2003            2002            2001
                                          ------------    ------------    ------------
Cash flows from operating activities:
   Net income                             $  2,064,191    $  1,796,683    $  1,435,726
   Adjustments to reconcile net
     income to net cash provided by
     operating activities:
     Provision for loan losses                 104,000         102,000          65,000
     Increase (decrease) in deferred
       loan origination fees, net               28,905          74,360         (50,272)
     Depreciation and amortization              97,797          84,797         107,705
     Amortization of investment
       security premiums                        62,485         103,848          55,570
     Accretion of investment security
       discounts                                (1,388)         (2,916)         (3,874)
     Loss on sale of other real estate                                          43,873
     Gain on sale of premises and
       equipment                               (18,250)
     Net increase in cash surrender
       value of life insurance policies        (63,988)
     Decrease (increase) in accrued
       interest receivable and other
       assets                                   88,007         242,988         (80,377)
     Increase (decrease) in accrued
       interest payable and other
       liabilities                             174,739        (148,400)         48,110
     Deferred taxes                            (35,000)        (88,000)         92,000
                                          ------------    ------------    ------------

         Net cash provided by
           operating activities              2,501,498       2,165,360       1,713,461
                                          ------------    ------------    ------------

Cash flows from investing activities:
   Proceeds from matured or called
     available-for-sale investment
     securities                             10,880,000      10,368,094       5,630,000
   Purchase of available-for-sale
     investment securities                  (2,885,046)     (4,089,989)    (20,691,177)
   Purchase of other real estate                                              (313,986)
   Proceeds from sale of other real
     estate                                                                    443,537
   Net (increase) decrease in loans        (10,878,210)    (12,411,393)      9,409,161
   Additions to premises and equipment        (178,289)         (7,540)        (20,502)
   Proceeds from sale of premises and
     equipment                                  18,250
   Deposit on single premium life
     insurance policies                     (3,166,648)
                                          ------------    ------------    ------------

         Net cash used in investing
           activities                       (6,209,943)     (6,140,828)     (5,542,967)
                                          ------------    ------------    ------------

                                   (Continued)

                                 BANK OF AMADOR

                             STATEMENT OF CASH FLOWS
                                   (Continued)
              For the Years Ended December 31, 2003, 2002 and 2001

                                                  2003            2002            2001
                                              ------------    ------------    ------------
Cash flows from financing activities:
   Net increase in demand, interest-
     bearing and savings deposits             $ 10,178,170    $  8,039,478    $  6,983,116
   Net increase (decrease) in time
     deposits                                    6,853,822      (5,833,923)      5,010,467
   Proceeds from exercise of stock
     options                                       555,344         416,073          28,836
   Share repurchase and retirement                                                (344,817)
   Fractional shares redeemed                       (9,278)
   Cash dividends paid                          (1,328,390)     (1,246,010)     (1,215,424)
                                              ------------    ------------    ------------

         Net cash provided by financing
           activities                           16,249,668       1,375,618      10,462,178
                                              ------------    ------------    ------------

         Increase (decrease) in cash
           and cash equivalents                 12,541,223      (2,599,850)      6,632,672

Cash and cash equivalents at
   beginning of year                            15,599,806      18,199,656      11,566,984
                                              ------------    ------------    ------------

Cash and cash equivalents at
   end of year                                $ 28,141,029    $ 15,599,806    $ 18,199,656
                                              ============    ============    ============


Supplemental disclosure of cash
   flow information:

   Cash paid during the year for:
     Interest expense                         $  1,134,712    $  1,443,484    $  2,659,808
     Income taxes                             $  1,290,190    $  1,085,236    $    913,513

Non-cash investing activities:
   Real estate acquired through
     foreclosure                                                              $    165,130
   Change in unrealized (loss) gain
     on available-for-sale investment
     securities                               $    (49,649)   $    454,737    $    186,119

Non-cash financing activities:
   Tax benefit from stock options exercised   $     79,927    $     42,560

                     The accompanying notes are an integral
                       part of these financial statements.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         General
         -------

         Bank of Amador (the "Bank") was founded in November 1983 and operates three branches in Amador County. The Banks primary source of revenue is providing loans to customers who are predominately small and middle-market businesses and individuals.

         The accounting and reporting policies of the Bank conform with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         Reclassifications
         -----------------

         Certain reclassifications have been made to prior years balances to conform to classifications used in 2003.

         Cash and Cash Equivalents
         -------------------------

         For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

         Investment Securities
         ---------------------

         Investments are classified into the following categories:

                  o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

                  o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

         Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Investment Securities (Continued)
         ---------------------

         Gains or losses on the sale of securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

         Loans
         -----

         Loans are stated at principal balances outstanding and interest is accrued daily based upon outstanding loan balances. However, when in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

         An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

         Substantially all loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

         Transfers and Servicing of Loans
         --------------------------------

         Sales and participations of loans are recognized when the transferred loans are put beyond the reach of the Bank and its creditors, even in receivership. In addition, servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets and liabilities are periodically evaluated for impairment. Servicing assets and liabilities were not material for the years ended December 31, 2003 and 2002.

         Loans with unpaid balances of approximately $1,711,000 and $2,143,000 were being serviced for others at December 31, 2003 and 2002, respectively.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Allowance for Loan Losses
         -------------------------

         The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area.

         Loans determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, a reserve factor is assigned to currently performing loans based on industry standards and the Bank's historical loss experience. Management also computes specific and expected loss reserves for loan commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

         The Bank's Loan Committee reviews the adequacy of the allowance for loan losses quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance is adjusted based on that review if, in the judgment of the Loan Committee and management, changes are warranted.

         This allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after loan losses and loan growth. The allowance for loan losses at December 31, 2003 and 2002, respectively, reflects management's estimate of possible losses in the portfolio.

         The Bank maintains a separate reserve for losses related to undisbursed loan commitments. The reserve is determined in conjunction with the determination of the allowance for loan losses described above. The reserve totaled $70,000 and $54,000 for the years ended December 31, 2003 and 2002, respectively, and is included in accrued interest payable and other liabilities on the balance sheet.

         Bank Premises and Equipment
         ---------------------------

         Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful life of Bank premises is estimated to be twenty years. The useful lives of furniture, fixtures and equipment are estimated to be three to ten years. Leasehold improvements are amortized over the life of the asset or the life of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Income Taxes
         ------------

         Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

         Earnings Per Share
         ------------------

         Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. Earnings per share have been retroactively adjusted for a 5% stock dividend distributed in December 2003.

         Stock-Based Compensation
         ------------------------

         At December 31, 2003, the Bank has one stock-based employee compensation plan, the Bank of Amador 1998 Stock Option Plan, which is described more fully in Note 8. The Bank accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

         Pro forma adjustments to the Bank's net earnings and earnings per share are disclosed during the years in which options become vested. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                   2003         2002         2001
                                                ----------   ----------   ----------
         Net income, as reported                $2,064,191   $1,796,683   $1,435,726
         Deduct: Total stock-based employee
           compensation expense determined
           under the fair value based method
           for all awards, net of related tax
           effects                                 109,000      109,000      109,000
                                                ----------   ----------   ----------

         Pro forma net income                   $1,955,191   $1,687,683   $1,326,726
                                                ==========   ==========   ==========

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Stock-Based Compensation (Continued)
         ------------------------

                                                           2003            2002             2001
                                                        -----------     -----------      ----------
         Basic earnings per share - as reported         $      1.36     $      1.21      $      .97
         Basic earnings per share - pro forma           $      1.29     $      1.13      $      .89

         Diluted earnings per share - as reported       $      1.28     $      1.16      $      .95
         Diluted earnings per share - pro forma         $      1.22     $      1.10      $      .89

         Impact of New Financial Accounting Standards
         --------------------------------------------

         On April 30, 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies the accounting for derivative instruments by providing guidance related to circumstances under which a contract with a net investment meets the characteristics of a derivative as discussed in SFAS No. 133. The Statement also clarifies when a derivative contains a financing component. The Statement is intended to result in more consistent reporting for derivative contracts and must be applied prospectively for contracts entered into or modified after June 30, 2003, except for hedging relationships designated after June 30, 2003. In management's opinion, adoption of this Statement is not expected to have a material impact on the Bank's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For mandatorily redeemable financial instruments of a nonpublic entity, this Statement shall be effective for existing or new contracts for fiscal periods beginning after December 15, 2004. In management's opinion, adoption of this Statement did not have a material effect on the Bank's financial position or results of operations.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES

         The amortized cost and estimated market value of available-for-sale investment securities at December 31, 2003 and 2002 consisted of the following:

                                                              2003
                                  -----------------------------------------------------------
                                                    Gross           Gross         Estimated
                                   Amortized      Unrealized      Unrealized        Market
                                     Cost           Gains           Losses          Value
                                  ------------   ------------    ------------    ------------
         U.S. Government
             agencies             $  2,500,000   $        127    $     (3,327)   $  2,496,800
         Obligations of states
             and political sub-
             divisions              10,723,235        715,065                      11,438,300
         Corporate debt
             securities              1,501,898         33,002                       1,534,900
                                  ------------   ------------    ------------    ------------

                                  $ 14,725,133   $    748,194    $     (3,327)   $ 15,470,000
                                  ============   ============    ============    ============

         At December 31, 2003, investment securities with estimated market values totaling $1,996,723 were in a loss position for less than twelve months. No investment securities were in a loss position for twelve months or more. Management periodically evaluates each investment security relying primarily on industry analyst reports, observation of market conditions and interest rate fluctuations. Management believes it will be able to collect all amounts due according to the contractual terms of the underlying investment securities and that the noted decline in fair value is due only to interest rate fluctuations.

         Net unrealized gains on available-for-sale investment securities totaling $744,867 were recorded net of $253,246 in tax liabilities as accumulated other comprehensive income within shareholders' equity at December 31, 2003. There were no sales of available-for-sale investment securities during the year ended December 31, 2003.

                                                              2002
                                  -----------------------------------------------------------
                                                    Gross           Gross         Estimated
                                   Amortized      Unrealized      Unrealized        Market
                                     Cost           Gains           Losses          Value
                                  ------------   ------------    ------------    ------------
         U.S. Government
             agencies             $  4,999,964   $     73,136                    $  5,073,100
         Obligations of states
             and political sub-
             divisions              11,237,637        618,563                      11,856,200
         Corporate debt
             securities              6,543,583        102,817                       6,646,400
                                  ------------   ------------    ------------    ------------

                                  $ 22,781,184   $    794,516    $         --    $ 23,575,700
                                  ============   ============    ============    ============

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

         Net unrealized gains on available-for-sale investment securities totaling $794,516 were recorded net of $270,137 in tax liabilities as accumulated other comprehensive income within shareholders equity at December 31, 2002. There were no sales of available-for-sale investment securities during the year ended December 31, 2002 and 2001.

         The amortized cost and estimated market value of available-for-sale investment securities at December 31, 2003 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     Estimated
                                                     Amortized         Market
                                                       Cost            Value
                                                    ------------   ------------

         Within one year                            $  1,500,829   $  1,530,500
         After one year through five years             7,325,628      7,598,900
         After five years through ten years            5,898,676      6,340,600
                                                    ------------   ------------

                                                    $ 14,725,133   $ 15,470,000
                                                    ============   ============

         Investment securities with amortized costs totaling $2,001,000 and $1,500,000 and market values totaling $2,011,000 and $1,529,000 were pledged to secure treasury tax and loan accounts and public deposits at December 31, 2003 and 2002, respectively.

3.       LOANS

         Outstanding loans are summarized as follows:

                                                           December 31,
                                                   ----------------------------

                                                       2003            2002
                                                   ------------    ------------

         Commercial                                $  6,874,100    $  6,617,517
         Real estate - mortgage                      20,656,983      18,383,479
         Real estate - construction                  47,643,663      39,149,302
         Installment                                    802,376         949,953
                                                   ------------    ------------

                                                     75,977,122      65,100,251

         Deferred loan fees, net                       (270,031)       (241,126)
         Allowance for loan losses                     (807,621)       (704,960)
                                                   ------------    ------------

                                                   $ 74,899,470    $ 64,154,165
                                                   ============    ============

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


3.       LOANS (Continued)

         Changes in the allowance for loan losses were as follows:

                                                      Year Ended December 31,
                                           --------------------------------------------

                                               2003            2002            2001
                                           ------------    ------------    ------------
         Balance, beginning of year        $    704,960    $    594,804    $    732,008
         Provision charged to operations        104,000         102,000          65,000
         Losses charged to allowance             (1,409)        (16,884)       (278,166)
         Recoveries                                  70          25,040          75,962
                                           ------------    ------------    ------------

                Balance, end of year       $    807,621    $    704,960    $    594,804
                                           ============    ============    ============

         Nonaccrual loans consisted of the following:

                                                           December 31,
                                                    ---------------------------

                                                        2003           2002
                                                    ------------   ------------

         Commercial                                 $     13,455
         Real estate                                     450,000   $    103,433
                                                    ------------   ------------

                                                    $    463,455   $    103,433
                                                    ============   ============

         Interest foregone on nonaccrual loans totaled $6,500, $3,700 and $800 for the years ended December 31, 2003, 2002 and 2001, respectively.

         The Bank had no significant loans that were considered to be impaired during the years ended December 31, 2003, 2002 and 2001.

         Salaries and employee benefits totaling $847,434, $745,187 and $632,344 have been deferred as loan origination costs for the years ended December 31, 2003, 2002 and 2001, respectively.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


4.       BANK PREMISES AND EQUIPMENT

         Bank premises and equipment consisted of the following:

                                                           December 31,
                                                    --------------------------

                                                       2003           2002
                                                    -----------    -----------

         Land                                       $    56,950    $    56,950
         Building                                       257,201        257,201
         Leasehold improvements                         202,043        202,043
         Furniture, fixtures and equipment              811,008        739,024
                                                    -----------    -----------

                                                      1,327,202      1,255,218
                Less accumulated depreciation
                   and amortization                    (976,095)      (984,603)
                                                    -----------    -----------

                                                    $   351,107    $   270,615
                                                    ===========    ===========

         Depreciation and amortization included in occupancy and equipment expense totaled $97,797, $84,797 and $96,455 for the years ended December 31, 2003, 2002 and 2001, respectively.

5.       INTEREST-BEARING DEPOSITS

         Interest-bearing deposits consisted of the following:

                                                            December 31,
                                                    ---------------------------

                                                        2003           2002
                                                    ------------   ------------

         Savings                                    $ 15,833,163   $ 15,615,391
         Money market                                 21,209,386     16,200,725
         NOW accounts                                 10,506,857      9,492,498
         Time, $100,000 or more                        9,144,009      6,308,963
         Other time                                   28,476,076     24,457,300
                                                    ------------   ------------

                                                    $ 85,169,491   $ 72,074,877
                                                    ============   ============

         Aggregate annual maturities of time deposits are as follows:

                        Year Ending
                        December 31,
                       --------------

                            2004                    $ 18,862,268
                            2005                       6,473,876
                            2006                      12,283,941
                                                    ------------

                                                    $ 37,620,085
                                                    ============

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


5.       INTEREST-BEARING DEPOSITS (Continued)

         Interest expense recognized on interest-bearing deposits consisted of the following:

                                            Year Ended December 31,
                                  ------------------------------------------

                                      2003           2002           2001
                                  ------------   ------------   ------------

         Savings                  $     93,816   $    107,172   $    261,067
         Money market                  200,800        190,083        238,282
         NOW accounts                   28,622         31,939        154,338
         Time, $100,000 or more        212,326        188,299        342,762
         Other time                    677,615        751,932      1,654,508
                                  ------------   ------------   ------------

                                  $  1,213,179   $  1,269,425   $  2,650,957
                                  ============   ============   ============

6.       SHORT-TERM BORROWING ARRANGEMENT

         The Bank has a $3,000,000 unsecured Federal funds borrowing facility with one of its correspondent banks. There were no outstanding borrowings under this arrangement at December 31, 2003 and 2002.

7.       COMMITMENTS AND CONTINGENCIES

         Leases
         ------

         The Bank leases two of its branch offices and its central services center under noncancellable operating leases. There are no renewal options and future minimum lease payments are as follows:

                        Year Ending
                        December 31,
                       --------------

                            2004                    $     97,800
                            2005                          97,800
                            2006                          42,200
                            2007                           3,000
                                                    ------------

                                                    $    240,800
                                                    ============

         Rental expense included in occupancy and equipment expense totaled $125,607, $124,982 and $121,536 for the years ended December 31, 2003,
         2002 and 2001, respectively.

         Federal Reserve Requirements
         ----------------------------

         Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of their reservable deposits. The reserve balances held with the Federal Reserve Bank totaled $856,000 and $710,000 at December 31, 2003 and 2002, respectively.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


7.       COMMITMENTS AND CONTINGENCIES (Continued)

         Financial Instruments With Off-Balance-Sheet Risk
         -------------------------------------------------

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

         The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

         The following financial instruments represent off-balance-sheet credit risk:

                                                           December 31,
                                                    ---------------------------

                                                        2003           2002
                                                    ------------   ------------

         Commitments to extend credit               $ 35,697,000   $ 29,500,000
         Letters of credit                          $  1,273,000   $  1,625,000

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include deposits, accounts receivable, inventory, equipment, income-producing commercial properties and residential real estate.

         Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

         At December 31, 2003, commercial loan commitments represent approximately 6% of total commitments and are generally unsecured and have variable interest rates. Real estate commitments represent approximately 94% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. The majority of real estate commitments are short term and have fixed interest rates.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


7.       COMMITMENTS AND CONTINGENCIES (Continued)

         Significant Concentrations of Credit Risk
         -----------------------------------------

         In management's judgment, a concentration exists in real estate construction loans which represented approximately 63% and 60% of the loan portfolio at December 31, 2003 and 2002, respectively. Approximately 92% and 93% of these real estate construction loans were for owner-occupied single family residences at December 31, 2003 and 2002, respectively.

         Although management believes this concentration to have no more than normal risk of collectibility, a substantial decline in the economy in general, or a decline in real estate values in the Bank's primary market areas in particular, could have an adverse impact on the collectibility of these loans.

         Correspondent Banking Agreements
         --------------------------------

         The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Uninsured deposits totaled $1,001,000 at December 31, 2003.

8.       SHAREHOLDERS' EQUITY

         Share Repurchase Plan
         ---------------------

         The Bank repurchased its common stock under stock repurchase programs approved by the applicable regulatory agencies. During the year ended December 31, 2001, the Bank repurchased a total of 22,123 shares at a total cost of $344,817. No shares were repurchased in 2003 or 2002 and the repurchase program expires on November 5, 2004.

         Dividends
         ---------

         Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive dividends. The California Financial Code restricts the total dividend payment of any bank in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At December 31, 2003, retained earnings of $1,152,681 were free of such restrictions.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.       SHAREHOLDERS' EQUITY (Continued)

         Earnings Per Share
         ------------------

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2003, 2002 and 2001 is shown below. Earnings per share for all years presented have been retroactively adjusted for a 5% dividend distributed in December 2003.

                                                           Weighted
                                                            Average
                                                           Number of
                                               Net           Shares        Per Share
               For the Year Ended             Income       Outstanding       Amount
         --------------------------------   ------------   ------------   ------------
         December 31, 2003
         -----------------

         Basic earnings per share           $  2,064,191      1,519,886   $       1.36
                                                                          ============

         Effect of dilutive stock options                        93,178
                                            ------------   ------------

         Diluted earnings per share         $  2,064,191      1,613,064   $       1.28
                                            ============   ============   ============

         December 31, 2002
         -----------------

         Basic earnings per share           $  1,796,683      1,489,067   $       1.21
                                                                          ============

         Effect of dilutive stock options                        55,489
                                            ------------   ------------

         Diluted earnings per share         $  1,796,683      1,544,556   $       1.16
                                            ============   ============   ============

         December 31, 2001
         -----------------

         Basic earnings per share           $  1,435,726      1,483,460   $        .97
                                                                          ============

         Effect of dilutive stock options                        30,802
                                            ------------   ------------

         Diluted earnings per share         $  1,435,726      1,514,262   $        .95
                                            ============   ============   ============

         Stock Options
         -------------

         The Board of Directors established a stock option plan in 1998 for which 336,236 shares of common stock are reserved for issuance to employees and directors under incentive and non-statutory agreements. The plan requires that the option price may not be less than the fair market value of the stock at the date the option is granted and the options expire on dates determined by the Board of Directors, but not later than ten years from the date of grant. Options vest ratably over a five year period beginning one year from the date of grant.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.       SHAREHOLDERS' EQUITY (Continued)

         Stock Options (Continued)
         -------------

         A summary of the combined activity within the plan follows:

                                            2003                       2002                       2001
                                  ------------------------   ------------------------   ------------------------
                                                 Weighted                   Weighted                   Weighted
                                                 Average                    Average                    Average
                                                 Exercise                   Exercise                   Exercise
                                    Shares        Price        Shares        Price        Shares        Price
                                  ----------    ----------   ----------    ----------   ----------    ----------
         Options outstanding,
              beginning of year      330,083    $    13.58      383,655    $    13.55      393,763    $    13.54

              Options exercised      (41,630)   $    13.28      (31,995)   $    13.00       (2,523)   $    11.43
              Options cancelled       (1,686)   $    11.65      (21,577)   $    13.85       (7,585)   $    13.95
                                  ----------                 ----------                 ----------

         Options outstanding,
              end of year            286,767    $    13.65      330,083    $    13.58      383,655    $    13.55
                                  ==========                 ==========                 ==========

         Options exercisable,
              end of year            269,052    $    13.80      227,802    $    13.89      201,063    $    13.86
                                  ==========                 ==========                 ==========

         A summary of options outstanding at December 31, 2003 follows:

                                 Number of         Weighted          Number of
                                  Options           Average           Options
                                Outstanding        Remaining        Exercisable
                                December 31,      Contractual       December 31,
         Exercise Price             2003             Life               2003
         --------------         ------------      -----------       ------------

         $   11.42                    43,553       6.6 years              15,007
         $   14.04                   243,214       4.7 years             243,214
                                ------------                        ------------

                                     286,767                             258,221
                                ============                        ============

         Regulatory Capital
         ------------------

         The Bank is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.       SHAREHOLDERS' EQUITY (Continued)

         Regulatory Capital (Continued)
         ------------------

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank met all its capital adequacy requirements as of December 31, 2003 and 2002.

         In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                           2003                           2002
                                               ---------------------------    ---------------------------

                                                  Amount         Ratio           Amount         Ratio
                                               ------------   ------------    ------------   ------------
         Leverage Ratio
         --------------

         Bank of Amador                        $ 14,481,538           12.0%   $ 13,119,744           12.7%

         Minimum requirement for "Well-
           Capitalized" institution            $  5,999,706            5.0%   $  5,152,831            5.0%
         Minimum regulatory requirement        $  4,799,765            4.0%   $  4,122,265            4.0%

         Tier 1 Risk-Based Capital Ratio
         -------------------------------

         Bank of Amador                        $ 14,481,538           16.6%   $ 13,119,744           17.3%

         Minimum requirement for "Well-
           Capitalized" institution            $  5,223,702            6.0%   $  4,557,510            6.0%
         Minimum regulatory requirement        $  3,482,468            4.0%   $  3,038,340            4.0%

         Total Risk-Based Capital Ratio
         ------------------------------

         Bank of Amador                        $ 15,359,159           17.6%   $ 13,878,705           18.3%

         Minimum requirement for "Well-
           Capitalized" institution            $  8,706,170           10.0%   $  7,595,850           10.0%
         Minimum regulatory requirement        $  6,964,936            8.0%   $  6,076,680            8.0%

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


9.       OUTSIDE SERVICES AND OTHER EXPENSE

         Outside services consisted of the following:

                                                Year Ended December 31,
                                      ------------------------------------------

                                          2003           2002           2001
                                      ------------   ------------   ------------

         Professional fees            $    120,000   $    120,000   $    115,000
         Other                             188,281        135,540        138,517
                                      ------------   ------------   ------------

                                      $    308,281   $    255,540   $    253,517
                                      ============   ============   ============

         Other expenses consisted of the following:

                                                Year Ended December 31,
                                      ------------------------------------------

                                          2003           2002           2001
                                      ------------   ------------   ------------

         Director compensation and
             retirement               $    203,837   $    129,600   $    129,600
         Advertising                        23,772         28,426         23,361
         Other operating expenses          427,167        321,804        380,139
                                      ------------   ------------   ------------

                                      $    654,776   $    479,830   $    533,100
                                      ============   ============   ============

10.      INCOME TAXES

         The provision for income taxes for the years ended December 31, 2003, 2002 and 2001 consisted of the following:

                                       Federal         State           Total
                                     ------------   ------------   ------------

         2003
         ----

         Current                     $    875,000   $    355,000   $  1,230,000
         Deferred                         (18,000)       (17,000)       (35,000)
                                     ------------   ------------   ------------

             Income tax expense      $    857,000   $    338,000   $  1,195,000
                                     ============   ============   ============

         2002
         ----

         Current                     $    751,000   $    337,000   $  1,088,000
         Deferred                         (72,000)       (16,000)       (88,000)
                                     ------------   ------------   ------------

             Income tax expense      $    679,000   $    321,000   $  1,000,000
                                     ============   ============   ============

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


10.      INCOME TAXES (Continued)

                                       Federal         State           Total
                                     ------------   ------------   ------------

         2001
         ----

         Current                     $    489,500   $    224,500   $    714,000
         Deferred                          63,000         29,000         92,000
                                     ------------   ------------   ------------

             Income tax expense      $    552,500   $    253,500   $    806,000
                                     ============   ============   ============

         Deferred tax assets (liabilities) are comprised of the following at December 31, 2003 and 2002:

                                                                 2003            2002
                                                             ------------    ------------
         Deferred tax assets:
             Allowance for loan losses                       $    309,000    $    267,000
             Bank premises and equipment                                           42,000
             Future benefit of State income tax                   116,000         103,000
             Deferred compensation                                 27,000
             Allowance for loan commitment losses                  32,000          24,000
             Other                                                 15,000          17,000
                                                             ------------    ------------

                      Total deferred tax assets                   499,000         453,000
                                                             ------------    ------------

         Deferred tax liabilities:
             Future liability of State deferred tax assets        (34,000)        (29,000)
             Bank premises and equipment                           (6,000)
             Unrealized gain on available-for-sale
                investment securities                            (253,000)       (270,000)
                                                             ------------    ------------

                      Total deferred tax liabilities             (293,000)       (299,000)
                                                             ------------    ------------

                      Net deferred tax assets                $    206,000    $    154,000
                                                             ============    ============

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


10.      INCOME TAXES (Continued)

         The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rates to operating income before income taxes. The significant items comprising these differences for the years ended December 31, 2003, 2002 and 2001 consisted of the following:

                                                       2003                        2002                        2001
                                            -------------------------   -------------------------   -------------------------

                                               Amount        Rate %        Amount        Rate %        Amount        Rate %
                                            ------------   ----------   ------------   ----------   ------------   ----------
         Federal income tax expense,
         at statutory rate                  $  1,108,125         34.0   $    950,872         34.0   $    762,187         34.0
         State franchise tax, net of
         Federal tax effect                      229,317          7.0        200,424          7.2        160,672          7.2
         Interest on obligations of
         states and political
         subdivisions                           (161,419)        (5.0)      (170,285)        (6.1)      (126,043)        (5.6)
         Other                                    18,977           .7         18,989           .7          9,184           .4
                                            ------------   ----------   ------------   ----------   ------------   ----------

         Total income tax expense           $  1,195,000         36.7   $  1,000,000         35.8   $    806,000         36.0
                                            ============   ==========   ============   ==========   ============   ==========

11.      RELATED PARTY TRANSACTIONS

         During the normal course of business, the Bank enters into transactions with related parties, including executive officers and Directors. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 2003:

         Balance, January 1, 2003                                $      935,984

             Disbursements                                            1,052,500
             Amounts repaid                                          (1,012,028)
                                                                 --------------

         Balance, December 31, 2003                              $      976,456
                                                                 ==============

         Undisbursed commitments to related
             parties, December 31, 2003                          $      128,294
                                                                 ==============

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


12.      BENEFIT PLANS

         Savings Plan
         ------------

         The Bank of Amador 401(k) Savings Plan commenced January 1, 1989 and is available to employees meeting certain service requirements. Under the plan, employees may defer a selected percentage of their annual compensation. The Bank's contribution to the plan is discretionary and is allocated as follows:

               o A basic contribution that shall be allocated in the same ratio as each participant's compensation bears to total compensation.

               o A matching contribution, to be determined by the Board of Directors each plan year, under which the Bank will match a percentage of each participant's contribution.

         The Bank's contribution to the plan totaled $72,566, $70,627 and $68,900 for the years ended December 31, 2003, 2002 and 2001, respectively.

         Director Retirement and Consulting Agreements
         ---------------------------------------------

         In July 2003, the Board of Directors adopted Director retirement and consulting agreements. The agreements provide annual retirement benefits or service compensation in the amount of $18,000 per year for each current member of the Board of Directors for ten years after the Director's retirement from the Board. Under the agreements, such benefits will also be accelerated and be paid upon a change of control of the Bank. The estimated value of retirement benefits will accrue from August 2003 through each Director's expected retirement date. In the event a Director dies or is disabled, the plan provides for the payment of benefits corresponding to specified amounts accrued for the retirement benefits described above. The expense recognized under these arrangements totaled $61,037 for the year ended December 31, 2003.

         In connection with the implementation of these agreements, the Bank invested in single premium life insurance policies with cash surrender values totaling $1,839,000 at December 31, 2003. On the balance sheet, the cash surrender values are included in other assets. Income earned on these policies, net of expenses, totaled $37,168 for the year ended December 31, 2003.

         Employee Survivor Benefit Plan
         ------------------------------

         In July 2003, the Bank implemented an Employee Survivor Benefit Plan to provide death benefits ranging from $20,000 to $60,000 to the beneficiaries of certain Bank employees. In connection with the implementation of the plan, the Bank invested in single premium life insurance policies on the lives of these employees with cash surrender values totaling $1,327,000. Although the employees are named as insureds, the Bank is the owner and beneficiary under these policies. On the balance sheet, the cash surrender values are included in other assets. Income earned on these policies, net of expenses, totaled $26,820 for the year ended December 31, 2003 and is included on the balance sheet in other assets.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


13.      COMPREHENSIVE INCOME

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income that historically has not been recognized in the calculation of net income. The unrealized gains on the Bank's available-for-sale investment securities are included in other comprehensive income. Total comprehensive income and the components of accumulated other comprehensive income are presented in the Statement of Changes in Shareholders' Equity.

         At December 31, 2003, 2002 and 2001, the Bank held securities classified as available-for-sale which had unrealized (losses) gains as follows:

                                                                  Tax
                                                  Before         Benefit          After
                For the Year Ended                 Tax          (Expense)          Tax
         --------------------------------      ------------    ------------    ------------
         December 31, 2003
         -----------------

         Other comprehensive loss:
              Unrealized holding losses        $    (49,649)   $     16,891    $    (32,758)
                                               ============    ============    ============

         December 31, 2002
         -----------------

         Other comprehensive income:
              Unrealized holding gains         $    454,737    $   (154,538)   $    300,199
                                               ============    ============    ============

         December 31, 2001
         -----------------

         Other comprehensive income:
              Unrealized holding gains         $    186,119    $    (63,356)   $    122,763
                                               ============    ============    ============

14.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

         Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


14.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments at December 31, 2003 and 2002:

         Cash and cash equivalents: For cash and cash equivalents, the carrying amount is estimated to be fair value.

         Available-for-sale investment securities: For available-for-sale investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

         Loans: For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

         Cash surrender value of life insurance policies: The fair value of life insurance policies are based on cash surrender values at each reporting date as provided by the insurers.

         Deposits: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analyses using interest rates being offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

         Commitments to extend credit and letters of credit: Commitments to extend credit and letters of credit are primarily for variable rate loans. For these commitments, there is no difference between the committed amounts and their fair values. Commitments to fund fixed rate loans are at rates which approximate fair value at each reporting date.

                                 BANK OF AMADOR

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


14.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         The estimated fair value of the Bank's financial instruments are as follows:

                                                December 31, 2003             December 31, 2002
                                           ---------------------------   ---------------------------
                                             Carrying        Fair          Carrying        Fair
                                              Amount         Value          Amount         Value
                                           ------------   ------------   ------------   ------------
         Financial assets:
           Cash and due from banks         $  4,235,029   $  4,235,029   $  5,559,806   $  5,559,806
           Federal funds sold                23,906,000     23,906,000     10,040,000     10,040,000
           Available-for-sale investment
              securities                     15,470,000     15,470,000     23,575,700     23,575,700
           Loans                             74,899,470     77,756,000     64,154,165     67,052,000
           Cash surrender value of life
              insurance policies              3,230,636      3,230,636
           Accrued interest receivable          448,596        448,596        527,329        527,329

         Financial liabilities:
           Deposits                        $107,233,331   $107,686,000   $ 90,201,339   $ 90,543,000
           Accrued interest payable             215,124        215,124        136,657        136,657

         Off-balance-sheet financial
           instruments:
           Commitments to extend credit    $ 35,697,000   $ 35,697,000   $ 29,500,000   $ 29,500,000
           Letters of credit                  1,273,000      1,273,000      1,625,000      1,625,000

                                     ANNEX A

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                               EXHIBITS TO ANNEX A

EXHIBIT

   A            AGREEMENT OF MERGER

   D            FORM OF BANK OF AMADOR AFFILIATE AGREEMENT

   E            FORM OF BANK OF AMADOR SHAREHOLDER AGREEMENT

   F            FORM OF LARRY D. STANDING EMPLOYMENT AGREEMENT

   G            FORM OF AMERICAN RIVER BANKSHARES SHAREHOLDER AGREEMENT

                                    AGREEMENT
                                    ---------
                                       AND
                                       ---
                        PLAN OF REORGANIZATION AND MERGER
                        ---------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of July 8, 2004 ("Agreement"), is made and entered into by and among American River Bankshares, a California corporation ("AMRBK"), American River Bank, a California banking corporation and a wholly-owned subsidiary of AMRBK ("AMRB"), and Bank of Amador, a California banking corporation ("BNKA").

                                    Recitals:
                                    --------

     A. The Boards of Directors of AMRBK, AMRB and BNKA deem it advisable and in the best interests of AMRBK, AMRB and BNKA, and their respective shareholders, that AMRBK, AMRB and BNKA enter into a business combination upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") whereby AMRBK will acquire BNKA.

     B. This Agreement provides for the completion of the acquisition of BNKA by AMRBK through the merger ("Merger") of BNKA with and into AMRB under the applicable laws of the State of California and in accordance with the separate agreement of merger (the "Agreement of Merger") to be entered into by and between BNKA and AMRB substantially in the form attached hereto as Exhibit A.

     C. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

     D. Pursuant to the Merger, each BNKA shareholder will receive, in exchange for each share of BNKA common stock ("BNKA Share" or "BNKA Shares"), an amount in cash and the number of shares of AMRBK common stock ("AMRBK Share" or "AMRBK Shares") determined in accordance with Section 2.1 of this Agreement and in the Agreement of Merger (the "Merger Consideration").

     E. The Boards of Directors of AMRBK, AMRB and BNKA have determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Agreement of Merger, the parties hereto agree as follows:

1.   THE MERGER.
     ----------

     1.1 Merger. The Merger shall become effective on the date (the "Effective Date") and time ("Effective Time of the Merger") that the Agreement of Merger is filed with the Commissioner of the California Department of Financial Institutions (the "Commissioner"), after having been filed with the California Secretary of State and previously approved by the Commissioner (as provided in Section 1.3 hereof). At the Effective Time of the Merger, and pursuant to the terms of this Agreement and the Agreement of Merger, the following transactions will be deemed to have occurred simultaneously:

            1.1.a.    Merger of BNKA and AMRB. BNKA and AMRB will merge, and the separate corporate existence of BNKA shall cease. AMRB, as the corporation surviving the Merger, is sometimes referred to herein as the "Resulting Corporation" or as the "Merged Bank." AMRB, as the Resulting Corporation in the Merger, shall retain and shall continue its banking operations under the corporate name "American River Bank." American River Bank will also conduct operations at the former offices of BNKA following the Merger under the name "Bank of Amador, a division of American River Bank."

            1.1.b.    Effect on AMRB Shares. Each share of the common stock of
AMRB (the "AMRB Shares") issued and outstanding immediately prior to the Effective Time of the Merger, shall, on and after the Effective Time of the Merger, pursuant to the Agreement of Merger, remain issued and outstanding.

            1.1.c.    Effect on BNKA Shares. Each BNKA Share issued and
outstanding immediately prior to the Effective Time of the Merger, except for BNKA Shares that qualify as BNKA Dissenting Shares (as defined in Section 2.7 hereof), on and after the Effective Time of the Merger, pursuant to the Agreement of Merger and without any further action on the part of BNKA or the holders of BNKA Shares, shall be canceled automatically and cease to be an issued and outstanding share of BNKA Shares, and shall be converted into the right to receive a combination of cash and newly issued AMRBK Shares, as provided in Section 2.1 below. Certificates formerly evidencing shares of BNKA Shares shall be surrendered for payment and exchange to U.S. Stock Transfer Corporation or such other agent as AMRBK shall designate (the "Exchange Agent"), in accordance with Section 2.3 below.

            1.1.d.    Effect on AMRBK Shares. Each share of AMRBK common stock
issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of AMRBK.

            1.1.e.    Alternative Method. Anything herein to the contrary
notwithstanding, upon written notice to and written acceptance by BNKA, AMRBK may at any time prior to the Effective Time of the Merger change the method of effecting the acquisition of BNKA (including, without limitation, the provisions of this Section 1) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall: (i) alter or change the amount or kind of consideration to be issued to holders of BNKA Shares as provided for in this Agreement; (ii) cause the transaction to be treated as anything other than a tax-free reorganization to AMRBK, BNKA and, except to the extent cash is received, the holders of BNKA Shares; or (iii) materially impede or delay the receipt of any approvals referred to in Sections 7.i and 8.i below or the consummation of the transactions contemplated by this Agreement.

     1.2 Effect of the Merger. By virtue of the Merger and at the Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of AMRB and BNKA shall be vested in and be held and enjoyed by the Merged Bank, without further act or deed, and all the estates and interests of every kind of AMRB and BNKA, including all debts due to either of them, shall be as effectively the property of the Merged Bank as they were the property of AMRB and BNKA, and the title to any real estate vested by deed or otherwise in either AMRB or BNKA shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of AMRB and BNKA shall be preserved unimpaired, and all debts, liabilities and duties of AMRB and BNKA shall be debts, liabilities and duties of the Merged Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

     1.3 Execution of Agreement of Merger. Prior to the Closing Date (as defined in Section 9.a. hereof), and as soon as practicable after the approval of this Agreement and the transactions contemplated hereby by the shareholders of AMRBK and AMRB, and by the shareholders of BNKA, and the satisfaction of the conditions precedent to the consummation of the Merger, the Agreement of Merger in the form attached as Exhibit "A" (as amended, if necessary, to conform to the requirements of law or a governmental authority or agency having authority over the Merger, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by BNKA, AMRBK and AMRB. As soon as possible thereafter, the Agreement of Merger, along with the requisite Officers' Certificates, shall be submitted to the Commissioner for approval and endorsement pursuant to Section 4887(a) of the California Financial Code and, thereafter, shall be filed with the California Secretary of State. Prior to the close of business on the Closing Date, an executed copy of the Agreement of Merger with the approval of the Commissioner endorsed therein and certified by the California Secretary of State shall be filed with the Commissioner as provided in Section 4887(b) of the California Financial Code, effective as of the close of business on the Closing Date. The Merger shall become effective in accordance with the provisions of Section 1.1 of this Agreement.

     1.4 Cooperation; Best Efforts. Each of AMRBK, AMRB and BNKA, consistent with the fiduciary duties of their directors, respectively, will use their best efforts to consummate the transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.

2.   CONVERSION AND SURRENDER OF BNKA SHARES.
     ---------------------------------------

     2.1.   Conversion of BNKA Shares.
            -------------------------

            2.1.a.    Subject to the other provisions of this Section 2, each
share of BNKA common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than BNKA Dissenting Shares as defined in
Section 2.7) shall, by virtue of the Merger, be converted into the right to receive (i) cash in the amount of $6.825 (the "Cash Consideration"), and (ii) a number of shares of AMRBK common stock (the "Stock Consideration") determined as follows:

                      A. 0.6851 shares of AMRBK common stock, if the AMRBK Measuring Price is $18.50 or lower;

                      B. 0.5394 shares of AMRBK common stock, if the AMRBK Measuring Price is $23.50 or higher;

                      C.   the number of shares of AMRBK common stock equal to
12.675 divided by the AMRBK Measuring Price, if the AMRBK Measuring Price is between $18.50 and $23.50.

     "AMRBK Measuring Price" means the average closing price of AMRBK common stock as traded on the Nasdaq National Market over the twenty (20) consecutive trading day period ending on the second business day prior to the Closing Date.

     The Cash Consideration and the Stock Consideration are collectively referred to herein as the "Per Share Consideration."

            2.1.b.    Payment. As promptly as practicable after the Effective
Time of the Merger, AMRBK shall cause the Exchange Agent to effect the payment to the holders of BNKA common stock of the Per Share Consideration in the Merger, determined in accordance with Section 2.1.a. above, subject to the holdback of Cash Consideration set forth in Section 2.8 below.

     2.2 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of AMRBK Shares shall be issued to holders of BNKA Shares. In lieu thereof, each such holder entitled to a fraction of a AMRBK Share shall receive, at the Effective Time of the Merger or upon surrender of the certificate or certificates representing such holder's BNKA Shares, whichever is later, an amount in cash equal to the AMRBK Measuring Price, as defined in Paragraph 2.1.a., multiplied by the fraction of an AMRBK Share to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

     2.3    Surrender of BNKA Shares.
            ------------------------

            2.3.a.    No dividends or other distributions of any kind which are
declared payable to shareholders of record of the AMRBK Shares after the Effective Date will be paid to persons entitled to receive such certificates for AMRBK Shares until such persons surrender their certificates representing BNKA Shares (or customary affidavits regarding the loss or destruction of such certificates have been delivered) to the Exchange Agent. Upon surrender of such certificates representing BNKA Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the AMRBK Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

            2.3.b.    If any certificate for AMRBK Shares is to be issued in a
name other than that in which the certificate for BNKA Shares surrendered in exchange therefor is registered, any transfer costs or expenses (except taxes) required by reason of the issuance of certificates for such AMRBK Shares in a name other than the registered holder of the certificate surrendered shall be paid by the person requesting such change.

            2.3.c.    All dividends or distributions, and any cash to be paid
pursuant to Sections 2.1 and 2.2, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing BNKA Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to AMRBK, and after such time any holder of a certificate representing BNKA Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look, as a general creditor, only to AMRBK for payment or delivery of such dividends or distributions or cash, as the case may be.

     2.4 Further Transfers of BNKA Shares. At the Effective Time of the Merger, the stock transfer books of BNKA shall be closed and no transfer of BNKA Shares theretofore outstanding shall thereafter be made.

     2.5 Adjustments. If, between the date of this Agreement and the Effective Date, the outstanding shares of AMRBK Shares or BNKA Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of AMRBK Shares to be issued and delivered in the Merger in exchange for each outstanding BNKA Share shall be correspondingly adjusted.

     2.6    Treatment of Stock Options.
            --------------------------

            2.6.a.    Each person holding one or more options to purchase BNKA
Shares ("BNKA Option" or "BNKA Options") pursuant to the Bank of Amador 1998 Stock Option Plan, as amended to date ("BNKA Stock Option Plan"), shall have the right, in his or her discretion, to either:

                      (i) exercise any vested portion of the BNKA Option to acquire BNKA Shares prior to the Effective Date; or

                      (ii) surrender to BNKA, prior to the Effective Time of the Merger, the agreement evidencing the BNKA Option, in which event BNKA shall purchase the BNKA Option at a price equal to (A) the difference between
(1) the Per Share Consideration and (2) the per share exercise price applicable to such BNKA Option; (B) multiplied by the total number of BNKA Shares subject to such BNKA Option. BNKA shall pay the holders of BNKA Options pursuant to this sub-paragraph (ii) immediately prior to the Effective Time of the Merger.

            Any BNKA Option not exercised prior to the Effective Date, and not surrendered by the holder for purchase by BNKA immediately prior to the Effective Time of the Merger, shall expire as of the Effective Time of the Merger.

     2.7 BNKA Dissenting Shares . Any BNKA Shares held by a "dissenting shareholder" within the meaning of Chapter 13 of the CGCL ("BNKA Dissenting Shares"), which have not been withdrawn or caused to lose their status as "BNKA Dissenting Shares," shall not be converted in accordance with Section 2.1 but shall, after the Effective Time of the Merger, be entitled only to such rights as are provided to a dissenting shareholder under Chapter 13 of the CGCL (Section 1300 et seq. of the California Corporations Code) and shall have no other rights under this Agreement or as a shareholder of AMRBK.

     2.8 Cash Consideration Holdback. Notwithstanding any other provision of this Agreement, the parties agree that One Million Three Hundred Sixty-Two Thousand Dollars ($1,362,000) (the "Holdback Amount") will be withheld from payment of the Cash Consideration until the earlier of (i) the payment in full of the balance due in accordance with the terms of the loan agreements, including any security agreements or other instruments, related to a certain BNKA Merced County construction loan outstanding at the date of this Agreement, or (ii) the final determination, to the reasonable satisfaction of AMRBK and BNKA, of the amount of loss, if any, related to such loan. As promptly as practicable after the earlier to occur of the foregoing events, AMRBK shall cause the Exchange Agent to effect the payment, pro rata, to the holders of BNKA common stock of the Holdback Amount minus the amount of any loss incurred in relation to the loan, in accordance with Section 2.1.a. above.

3.   COVENANTS OF THE PARTIES.
     ------------------------

     3.1. Covenants of AMRBK. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Agreement or to the extent that BNKA shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

            3.1.a.    Approval by AMRBK Shareholders. AMRBK shall cause the
principal terms of the Merger to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with applicable law. Subject to continuing fiduciary duties to its shareholders, the Board of Directors of AMRBK, in authorizing the execution and delivery of this Agreement, unanimously recommends that the principal terms of the Merger be approved by AMRBK shareholders. In connection with the call of such meeting, AMRBK shall cause the Joint Proxy Statement/Prospectus described in Section 6 of this Agreement to be mailed to its shareholders. Subject to its continuing fiduciary duty to the shareholders of AMRBK, the Board of Directors of AMRBK shall, at all times prior to and during such meeting of its shareholders, recommend that this Agreement and the principal terms of the Merger be approved and, subject to such duty, use its best efforts to cause such approval to be obtained.

            3.1.b.    Articles and Bylaws of Merged Bank. The Articles of
Incorporation and Bylaws of AMRB in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of the Merged Bank at the Effective Time of the Merger.

            3.1.c.    Appointment of AMRB Directors and Executive Management
Committee Member. Promptly after the Effective Time of the Merger, two (2) of the existing directors of BNKA (Larry D. Standing and one other director of BNKA selected by mutual agreement of BNKA and AMRBK) shall be appointed to the AMRB Board of Directors and Mr. Standing shall be appointed as a member of the Executive Management Committee of AMRBK.

            3.1.d.    Reservation, Issuance and Qualification of AMRBK Shares.
AMRBK shall reserve for issuance in connection with the Merger and in accordance with the terms of this Agreement (i) a number of AMRBK Shares sufficient to complete the exchange of AMRBK Shares for the outstanding BNKA Shares pursuant to the provisions of Section 2.1 above. AMRBK shall cause the issuance of such AMRBK Shares to be registered under the Securities Act of 1933, as amended, as provided in Section 6 below.

            3.1.e.    Nasdaq Stock Market Listing. AMRBK shall take all
necessary action to list AMRBK's Shares issued pursuant to this Agreement with the Nasdaq Stock Market for trading on the Nasdaq National Market, to be effective as soon as practicable following the Effective Time of the Merger.

            3.1.f.    Director and Officer Liability Insurance. AMRBK, from and
after the Effective Date, will directly or indirectly cause the persons who served as directors or officers of BNKA on or before the Effective Date to be covered by AMRBK's existing directors' and officers' liability insurance policy (provided that AMRBK may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with BNKA's directors' and officers' liability insurance policies in effect as of the Effective Date; provided that AMRBK shall not be obligated to make annual premium payments for such insurance to the extent such premiums in the aggregate exceed 150% of the most recent annual premium paid by BNKA for such insurance. Subject to the preceding sentence, such insurance coverage shall commence on the Effective Date and will be provided for a period of no less than three (3) years after the Effective Date. From the date hereof through the Effective Date and subject to the foregoing, BNKA shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and, following the Effective Date, AMRBK shall exercise those rights which it may have to in order to commence such coverage. In connection with any active, pending claim under an existing BNKA directors' and officers' liability insurance policy, AMRBK will take no action that would have the effect of waiving any such claim and will not omit to take any action that is necessary to preserve such a claim.

            3.1.g.    Execute Agreement of Merger. As soon as practicable after
receipt of (i) approval by the BNKA shareholders, (ii) approval by the AMRBK shareholders, and (iii) all Government Approvals (as defined in Section 3.3.d. hereof), AMRBK shall execute and deliver and shall cause AMRB to execute and deliver the Agreement of Merger.

     3.2. Covenants of BNKA. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Agreement or to the extent that AMRBK shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

            3.2.a.    Approval by BNKA Shareholders. BNKA shall cause the
principal terms of the Merger to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with applicable law. Subject to continuing fiduciary duties to its shareholders, the Board of Directors of BNKA, in authorizing the execution and delivery of this

Agreement, unanimously recommends that the principal terms of the Merger be approved by the BNKA shareholders. In connection with the call of such meeting, BNKA shall cause the Joint Proxy Statement/Prospectus described in Section 6 of this Agreement to be mailed to its shareholders. Subject to its continuing fiduciary duty to the shareholders of BNKA, the Board of Directors of BNKA shall, at all times prior to and during such meeting of its shareholders, recommend that this Agreement and the principal terms of the Merger be approved and, subject to such duty, use its best efforts to cause such approval to be obtained.

            3.2.b.    Termination of BNKA Stock Option Plan. BNKA shall take all necessary action to cause the termination of the BNKA Stock Option Plan at the Effective Time of the Merger and the exercise or termination of BNKA Options outstanding thereunder.

            3.2.c.    Termination or Merger of BNKA Benefit Plans. Unless
requested by AMRBK to refrain from such action, BNKA shall take all necessary action to cause the termination or merger of BNKA Employee Plans (as defined in Section 4.n. hereof) prior to the Effective Date.

            3.2.d.    Capital Commitments and Expenditures. After the execution
of this Agreement, no new capital commitments shall be entered into, and no capital expenditures shall be made by BNKA in excess of Fifty Thousand Dollars ($50,000) in the aggregate, including but not limited to, creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets heretofore furnished to and approved in writing by AMRBK.

            3.2.e.    Compensation. BNKA shall not make or approve any increase
in the compensation payable or to become payable by it to any of its directors, officers, employees or agents with annual salaries in excess of Seventy-Five Thousand Dollars ($75,000) (including, but not limited to, compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made, nor shall any stock option, warrant or other right to acquire capital stock be granted, or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by BNKA with any such directors, officers, employees or agents unless AMRBK has given its prior written consent. Nothing herein shall prevent the payment to officers and employees of BNKA of regular salary increases, consistent with past practices in connection with regular salary reviews or bonuses consistent with past practices, as heretofore disclosed by BNKA to AMRBK.

            3.2.f.    Loans. BNKA shall not, without first having obtained the
written consent of AMRBK (which shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request), cause, allow, or suffer its officers or agents to commit to any loan or renewal which does not comply in all material respects with its credit policies in effect and as disclosed and provided to AMRBK prior to the date of this Agreement; provided, however, that all new and renewed stand-alone extensions of credit over Two Hundred Fifty Thousand Dollars ($250,000) including secured or unsecured loans, and real estate secured loans in excess of Five Hundred Thousand Dollars ($500,000) for real estate secured loans, except for conforming FHLMC and FNMA loans, shall be subject to such prior written consent. The prior written consent of AMRBK shall be deemed waived for any new stand-alone extension of credit which is less than Two Hundred Fifty Thousand Dollars ($250,000) and where such new stand-alone extension of credit is either in compliance with BNKA credit policy and the approving officer has the requisite lending authority or has (have) been approved by the BNKA loan committee or equivalent committee of the BNKA Board of Directors performing such function. BNKA shall promptly provide to AMRBK for its review and comment relevant information concerning any proposed new stand-alone extension of credit in excess of Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding the foregoing, all loans and extensions of credit, and any renewals, extensions or modifications thereof by BNKA to BNKA directors, officers, employees or their family members, related interests, or affiliates, shall be subject to the prior written consent of AMRBK.

            3.2.g.    Certain Notices. BNKA shall notify AMRBK within five (5)
business days in writing upon the occurrence of any of the following:

                      (i) the classification of any loan as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful" or "Loss"; or the filing of any notice of default on any real property in which BNKA holds an interest; or the filing of any bankruptcy or insolvency by a borrower, guarantor, or pledgor to any BNKA loan or other obligation; or if any interest of BNKA in any loan document, security instrument or collateral is alienated, transferred, hypothecated, alienated or otherwise impaired.

                      (ii) the filing or commencement of any legal action or other proceeding or investigation against BNKA.

            3.2.h.    Loan Review. Until the Effective Date, BNKA will submit to
AMRBK upon request (but not less often than monthly) a list of loans that may reasonably be described as or are included in any of the following categories or specifications: (i) any new stand-alone extension of credit over Two Hundred Fifty Thousand Dollars ($250,000), (ii) any restructured loan as defined under SFAS 15, regardless of amount, (iii) any renewal or upgrade or other change in status of an existing loan over One Hundred Thousand Dollars ($100,000), and
(iv) any renewal of an existing loan previously classified by management or internal policy or procedure of BNKA, or by any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss," or classified using categories or words with similar import, in a commitment amount over One Hundred Thousand Dollars ($100,000) or where the aggregate debt of the borrower and its affiliates and/or related interests will exceed One Hundred Thousand Dollars ($100,000). BNKA will provide to AMRBK a copy of the loan approval/credit write-up and supporting information on any loan described in subsections (i), (ii), (iii) or (iv) above at the time of delivery of such list of loans. Copies of such supporting information shall be returned to BNKA within seven (7) days of receipt.

            3.2.i.    Loan Provision. BNKA shall maintain adequate reserves for
loan losses. Without limiting the generality of the foregoing, each month following the date of this Agreement through the Effective Date, BNKA shall expense as a provision to its allowance for loan losses, such amount as may be required by the written loan loss policy and procedures adopted by the Board of Directors of BNKA and provided to AMRBK prior to the date of this Agreement.

            3.2.j.    Merger or Solicitation.
                      ----------------------

                      (i) Subject to the continuing fiduciary duty of the Board of Directors of BNKA to its shareholders, prior to the Effective Time of the Merger, BNKA shall not effect or agree to effect or enter into a transaction or series of transactions with one or more third persons, groups or entities providing for the acquisition of all or a substantial part of BNKA or its subsidiaries, whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination"), acquire or agree to acquire any of its own capital stock or the capital stock or asset (except in a fiduciary capacity or in the Ordinary Course of Business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

                      (ii) Subject to the continuing fiduciary duty of the Board of Directors of BNKA to its shareholders, prior to the Effective Time of the Merger, neither BNKA nor any of its officers, directors or affiliates, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by BNKA shall (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination with any third party; or (b) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning BNKA's business and properties or afford any such other party access to its properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing, or (c) furnish or cause to be furnished any information concerning its business, financial condition, operations, properties or prospects to another person, having any actual or prospective role with respect to any such Business Combination.

                      (iii) BNKA shall notify AMRBK immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in BNKA or engage in any Business Combination with BNKA.

                      (iv) Notwithstanding anything to the contrary contained in this Agreement, in the event the Board of Directors of BNKA receives a bona fide unsolicited offer for a Business Combination of BNKA with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of the Board of Directors to its shareholders, subject to the provisions of this Agreement including, without limitation, Section 12.e.(ii) and the rights accorded AMRBK thereunder which shall remain in effect, such duty to act or to refrain from doing any act shall be excused and such failure to act or refrain from doing any act shall not (a) constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, or (b) create any claim or cause of action asserting any liability against any member of the Board of Directors of BNKA.

            3.2.k.    Expense Items. BNKA shall expense and record in its
financial records not later than the Effective Date, the amount of Three Million One Hundred Forty-Eight Thousand One Hundred Six Dollars ($3,148,106). Such amount shall be used to (i) pay optionholders in accordance with Section 2.6 hereof, (ii) pay the cost of accelerated retirement benefits for directors and officers who resign their positions as of the Effective Date, (iii) reserve an amount agreed upon by

AMRBKA and BNKA for a pending data processing contract dispute between BNKA and a third party vendor, and (iv) reserve an amount agreed upon by AMRBKA and BNKA for severance payments.

            3.2.l.    Execute Agreement of Merger. As soon as practicable after
receipt of (i) approval by the BNKA shareholders, (ii) approval by the AMRBK shareholders, and (iii) all Government Approvals, BNKA shall execute and deliver the Agreement of Merger.

     3.3.   Mutual Covenants of AMRBK and BNKA.
            ----------------------------------

            3.3.a.    Appointment of Division President . At the Effective Time
of the Merger, Larry D. Standing shall be appointed as the President of the division of AMRB referenced in Section 1.1.a. hereof.

            3.3.b.    Directors of Resulting Corporation. The directors of AMRB
immediately prior to the Effective Time of the Merger shall be the directors of the Resulting Corporation until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Resulting Corporation; provided, however, that prior to the Effective Time of the Merger, the directors of AMRB shall (i) fix the exact number of directors of the Resulting Corporation at eleven (11), and (ii) appoint Larry D. Standing and another director of BNKA (to be mutually agreed upon by BNKA and AMRBK) to serve on the board of directors of AMRB along with the nine (9) incumbent directors of AMRB, until their successors are duly elected and qualified.

            3.3.c.    Shareholder Lists and Other Information. After execution
hereof, each of AMRBK and BNKA shall from time to time make available to the other party, upon request, a list of its shareholders and their addresses and such other information as the other party shall reasonably request regarding the ownership of the common stock of AMRBK and BNKA, respectively.

            3.3.d.    Government Approvals. Each party will use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger and the transactions contemplated pursuant to this Agreement and the Agreement of Merger by the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act, the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended, the California Department of Financial Institutions (the "DFI"), and (ii) all other such consents or approvals of government agencies and regulatory authorities as shall be required by law or otherwise desirable, and shall do any and all acts and things necessary or appropriate in order to cause the Merger to be consummated on the terms provided in the Agreement of Merger and this Agreement as promptly as practicable. All approvals referred to in this Section 3.3.d. are hereinafter referred to as the "Government Approvals."

            3.3.e.    Notification of Breach of Representations, Warranties and
Covenants. Each party shall promptly give written notice to the each other party upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party contained or referred to in the Agreement of Merger or this Agreement and shall use its best efforts to prevent the same or to remedy the same promptly.

            3.3.f.    Financial Statements.
                      --------------------

                      (i) AMRBK and BNKA have delivered or shall deliver to each other prior to the date hereof true and correct copies of (consolidated, as applicable) statements of income, changes in shareholders' equity and, as applicable, statements of cash flows, for the three (3) months ended March 31, 2004, and for the fiscal years ended December 31, 2003, 2002, 2001, 2000 and 1999, and balance sheets as of the three (3) month period ended March 31, 2004, and as of December 31, 2003, 2002, 2001, 2000 and 1999. Such financial statements at December 31, 2003, 2002 and 2001 have been audited by Perry Smith LLP, as independent public accountants for AMRBK during the relevant periods, and Perry Smith LLP, as independent public accountants for BNKA during the relevant periods, and include or shall include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such financial statements and present fairly, in all material respects, the (consolidated, as applicable) financial position, results of operations and cash flows of each party at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

                      (ii) AMRBK and BNKA shall provide to each other, at or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to its shareholders and filed with the Securities and Exchange Commission or FDIC between the date of this Agreement and the Effective Date. As of their respective filing dates, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

            3.3.g.    Conduct of Business in the Ordinary Course. Prior to the
Effective Time of the Merger:

                      (i) AMRBK and BNKA shall conduct their businesses (including the businesses of their subsidiaries) in the ordinary course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course of Business" of each party shall consist of the banking and related businesses as presently conducted by it and its subsidiaries in compliance with customary safe and sound banking practices and applicable laws and regulations. Unless a party has given its previous written consent (which shall not be unreasonably withheld and shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request) to any act or omission to the contrary, each party shall, and shall cause its subsidiaries to, until the Effective Date:

                             (A)   preserve its business and business
organizations intact;

                             (B)   preserve the goodwill of customers and
others having business relations with it and take no action that would impair the benefit to each party of the goodwill of it or the other benefits of the Merger;

                             (C)   consult with each party as to the making of
any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

                             (D)   maintain its properties in customary
repair, working order and condition (reasonable wear and tear excepted);

                             (E)   comply with all laws, regulations and decrees
applicable to the conduct of its business;

                             (F)   use its best efforts to keep in force at not
less than its present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                             (G)   use its reasonable best commercial efforts to
keep available the services of its present officers and employees (it being understood that each party shall have the right to terminate the employment of any of its officers or employees in accordance with its established employment procedures);

                             (H)   comply with all orders of and agreements or
memoranda of understanding with respect to it made by or with, the FDIC, FRB, DFI, or any other government agency or regulatory authority of competent jurisdiction, and promptly forward to each party all communications received from any such agency or authority that are not prohibited by such agency or authority from being so disclosed and inform each party of any material restrictions imposed by any government agency or regulatory authority on its business;

                             (I)   file in a timely manner (taking into account
any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                             (J)   conduct an environmental audit prior to
foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos-containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with each party regarding the significance of the audit prior to the foreclosure on any such property;

                             (K)   not sell, lease, pledge, assign, encumber or
otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

                             (L)   not take any action with respect to its
investments or risk management arrangements which are inconsistent with the policies established by its Board of Directors;

                             (M)   not take any action to create, relocate or
terminate the operations of any banking office or branch or to form any new subsidiary or affiliated entity;

                             (N)   not take any action to initiate or file,
answer or respond to, or settle or compromise, any matter which constitutes or is related to litigation, arbitration, administrative or other comparable judicial or non-judicial proceedings involving an amount in excess of Fifty Thousand Dollars ($50,000).

            3.3.h.    Press Releases. No party shall issue any press release or
written statement for general circulation relating to the Merger, this Agreement or the Agreement of Merger unless previously provided to each party for review and approval (which approval will not be unreasonably withheld or delayed) and each party shall cooperate with each other party in the development and distribution of all news releases and other public information disclosures with respect to the Merger, this Agreement or the Agreement of Merger; provided that a party may, without the consent of each other party, make any disclosure with regard to the Merger, this Agreement or the Agreement of Merger that it determines with advice of counsel is required under any applicable law or regulation.

            3.3.i.    Employee Benefit Plans. The parties agree that the
employee benefit plans of BNKA may be terminated, frozen, modified or merged into the employee benefit plans of AMRBK as of the Effective Date or thereafter (the "Benefits Termination Date") in accordance with applicable laws and regulations and the provisions of the IRC, as determined by AMRBK. After the Benefits Termination Date, BNKA employees that are then current employees of AMRBK or AMRB will commence participation in AMRBK's employee benefit plans in accordance with the terms and conditions provided under such plans; provided, however, that each employee of BNKA who is a then current employee of AMRBK or AMRB ("Transferred Employee") shall receive credit for his or her years of service with BNKA for purposes of eligibility benefit levels and vesting under AMRBK's employee benefit plans; provided, further, that each Transferred Employee who elects coverage under AMRBK's health plan within thirty (30) days after coverage is extended to him or her shall not be subject to any pre-existing condition limitation under such health plan.

            3.3.j.    Changes in Capital Stock; Dividends. On or after the date
hereof and at or prior to the Effective Time of the Merger, except with the prior written consent of each other party or as otherwise provided in this Agreement and the Agreement of Merger:

                      (i) Except as provided in this Agreement, no party shall amend its Articles of Incorporation or Bylaws or the Articles of Incorporation or Bylaws of its subsidiary; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to or right to acquire shares of their capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided herein. Nothing contained herein or in this Agreement shall prohibit the issuance of shares upon exercise of options granted under the AMRBK 1995 and 2000 Stock Option Plans or the BNKA Stock Option Plan and outstanding at the time this Agreement is executed, or the repurchase of shares of AMRBK common stock from time to time in accordance with applicable securities laws; and

                      (ii) Neither AMRBK nor BNKA shall declare, set aside or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution) other than regular quarterly cash dividends issued by AMRBK on its common stock in amounts substantially equivalent to cash dividends paid prior to the date hereof (it being understood that declaration of a quarterly cash dividend equal to the most recent previous quarterly dividend will be deemed to meet this standard). Notwithstanding anything to the contrary contained in this Agreement, AMRBK and BNKA agree that BNKA shall pay a cash dividend to its shareholders for the third quarter of 2004 in the amount Twenty-Three Cents ($0.23) per outstanding share of BNKA common stock on the record date thereof.

            3.3.k.    Access to Properties, Books and Records; Confidentiality.
Prior to the Effective Time of the Merger, each party shall give each other party and its counsel, independent accountants and agents, full access during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings tax settlement letters, material contracts or commitments, regulatory examinations and correspondences (but excluding any documents or materials subject to the attorney-client privilege or related to consideration of the Merger), and shall allow each other party to make copies of such materials (excluding regulatory examinations and correspondence to the extent prohibited by applicable law or regulation) and shall furnish each other party with all such information concerning its affairs as each other party may reasonably request. Each party shall also use its best efforts to cause its independent accountants to make available to each other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such independent accountants' work papers and documentation relating to its work papers and its audits of the books and records of each party. The availability or actual delivery of such information about a party shall not affect the covenants, representations and warranties of any party contained in this Agreement and in the Agreement of Merger. Each party shall use its best efforts to cause its officers, directors, employees, auditors, independent accountants and attorneys to cooperate with each other party in its reasonable requests for information. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by each other party as each other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any government agency or regulatory authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted. Notwithstanding the foregoing, the parties agree to comply with the terms and provisions of that certain Confidentiality Agreement entered into between the parties dated June 9, 2004, and any inconsistency between the terms and provisions of that Confidentiality Agreement and the foregoing provisions shall be resolved in favor of the terms and provisions contained in the Confidentiality Agreement.

            3.3.l.    Loan Performance. From and after the date of this
Agreement until the Effective Date, each party will provide to the other reports and information as determined by the Chief Credit Officers of AMRBK and BNKA for such month to provide adequate status reports on all loans classified or other assets specially mentioned as substandard, doubtful or loss, past due reports, non-accrual reports, loss reports, restructured loan reports, and quarterly call reports submitted to regulators, if any, for review and monitoring by their respective Chief Credit Officers of each bank.

4.   REPRESENTATIONS AND WARRANTIES OF BNKA.
     --------------------------------------

     BNKA represents and warrants to AMRBK that, except as set forth on a schedule (the "BNKA Disclosure Schedule") to be delivered to AMRBK concurrently with this Agreement and attached hereto as Exhibit B, corresponding in number with the applicable section of this Agreement:

            4.a.      Corporate Status and Power to Enter Into Agreements. (i)
BNKA is a banking corporation, organized and existing under the laws of the State of California, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the BNKA shareholders, BNKA has all necessary corporate power to enter into this Agreement and the Agreement of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) BNKA holds a currently valid license, issued by the California Commissioner of Financial Institutions to engage in the commercial banking business with offices in the State of California at the locations at which it is licensed and currently conducts business, and (iv) BNKA is not subject to any directive, resolution, memorandum of understanding or order of the FDIC, DFI or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of BNKA nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. BNKA's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

            4.b.      Articles, Bylaws, Books and Records. The copies of the
Articles of Incorporation and Bylaws of BNKA heretofore delivered to AMRBK are complete and accurate copies thereof as in effect on the date hereof. The minute books of BNKA made available to AMRBK contain a complete and accurate record of all meetings of BNKA's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of BNKA fairly reflect the material transactions to which BNKA is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

            4.c.      Compliance With Laws, Regulations and Decrees. BNKA (i)
has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act and the U.S.A. Patriot
Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of BNKA or is not likely to otherwise have a material adverse effect on BNKA, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all government and regulatory authorities which are necessary to the business and operations of BNKA as now being conducted.

            4.d.      Capitalization. As of the date of this Agreement, the
authorized capital stock of BNKA consists of 10,000,000 shares of BNKA common stock, of which 1,566,281 shares are duly authorized, validly issued, fully paid and non-assessable and currently outstanding and 500,000 shares of BNKA preferred stock, of which no shares are outstanding. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Agreement, there are outstanding options to purchase 253,668 shares of BNKA common stock, at a weighted average exercise price of $13.65 per share, issued pursuant to the BNKA Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options, said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate BNKA to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any BNKA common stock or any other equity security of BNKA, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of BNKA common stock or any other equity security of BNKA.

            4.e.      Trademarks and Trade Names. To the best of its knowledge,
BNKA (i) owns and has the exclusive right to use all trademarks, trade names, patents, copyrights, service marks, trade secrets, or other intellectual property rights (collectively, "Intellectual Property Rights") used in or necessary for the conduct of its business as now or heretofore conducted; and
(ii) its not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by BNKA of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

            4.f.      Financial Statements, Regulatory Reports. No financial
statement or other document provided or to be provided to AMRBK as required by
Section 3.3.f. hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. BNKA has filed all material documents and reports required to be filed by them with the DFI and FDIC and any other government agency or regulatory authority having jurisdiction over its business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to BNKA required by government agencies and regulatory authorities having jurisdiction over BNKA has been taken. Except as disclosed in such statements, reports or documents, BNKA has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or government authorization. BNKA has paid all assessments made or imposed by any government agency. BNKA has delivered to AMRBK copies of all annual management letters and opinions, and has made available to AMRBK for inspection all reviews, correspondence and other documents in the files of BNKA prepared by certified public accountants engaged by BNKA and delivered to BNKA since 2001. The financial records of BNKA have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. To the knowledge of BNKA's management, the data processing equipment, data transmission equipment, related peripheral equipment and software used by BNKA in the operation of its business to generate and retrieve its financial records are adequate for the current needs of BNKA.

            4.g.      Tax Returns.
                      -----------

                      (i) BNKA has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by BNKA, and each such return, report or other information was, when filed, complete and accurate in all material respects. BNKA has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to AMRBK. BNKA has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against BNKA for any alleged deficiency in the payment of any taxes, and BNKA does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by BNKA or to the best of BNKA's knowledge, of any real property leased by BNKA.

                      (ii) BNKA has made available to AMRBK for review copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended 1999, 2000, 2001, 2002, and 2003.

                      (iii) No consent has been filed relating to BNKA pursuant to Section 341(f) of the IRC.

            4.h.      Material Adverse Change. Except as heretofore disclosed
in writing by BNKA to AMRBK, since March 31, 2004, here has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of BNKA (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of BNKA that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause 4.h.(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause 4.h.(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of BNKA, except in the Ordinary Course of Business; and (v) no disposition by BNKA of one or more assets that, individually or in the aggregate, are material to BNKA, except sales of assets in the Ordinary Course of Business.

            4.i.      No Undisclosed Liabilities. Except for items for which
reserves have been established in the unaudited balance sheets of BNKA as of March 31, 2004, BNKA has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No cash, stock or other dividend or any other distribution with respect to the BNKA Shares has been declared, set aside or paid, nor have any of the BNKA Shares been purchased, redeemed or otherwise acquired, directly or indirectly, by BNKA since March 31, 2004.

            4.j.      Properties and Leases.
                      ---------------------

                      (i) BNKA has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the BNKA balance sheet as of March 31, 2004, (except property held as lessee under leases disclosed in the BNKA Disclosure Schedule and except personal property sold or otherwise disposed of since March 31, 2004, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the BNKA balance sheet as of March 31, 2004, or as currently shown on the books and records of BNKA and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to AMRBK. To the knowledge of BNKA, all tangible properties of BNKA conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of BNKA are in a good state of maintenance and repair and are adequate for the current business of BNKA. No properties of BNKA, and, to the best of BNKA's knowledge, no properties in which BNKA holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of its knowledge, BNKA does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by BNKA and held as security for a loan or in which BNKA otherwise has an interest, BNKA has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                      (ii) All properties held by BNKA under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of BNKA, and BNKA enjoys quiet and peaceful possession of such leased property. BNKA is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                      (iii) Except as disclosed to AMRBK in the BNKA Disclosure Schecule, all of BNKA's rights and obligations under the leases referred to in
Section 4.j.(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Agreement of Merger. Where required, BNKA shall obtain, prior to the Effective Date, the consent of such parties to such transaction.

            4.k.      Material Contracts. Except as disclosed in the BNKA
Disclosure Schedule and excluding loans, lines of credit, loan commitments or letters of credit to which BNKA is a party, BNKA is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to BNKA of more than Fifty Thousand Dollars ($50,000) and which is made for a fixed period expiring more than one year from the date hereof, and BNKA is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to AMRBK pursuant to this Section 4.k. is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

            4.l.      Classified Loans. Except as disclosed in the BNKA
Disclosure Schedule, there are no loans presently owned by BNKA that have been classified by BNKA management or BNKA internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified shall have been reserved to the extent required. BNKA regularly reviews and appropriately classifies their loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of BNKA are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed in the BNKA Disclosure Schedule or reserved for in the unaudited balance sheet of BNKA as of March 31, 2004, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. BNKA does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of BNKA.

            4.m.      No Restrictions on Investments. Except for pledges to
secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the BNKA balance sheet as of March 31, 2004, and none of the investments made by BNKA since March 31, 2004, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of BNKA to freely dispose of such investment at any time.

            4.n.      Employment Benefit Plans/ERISA.
                      ------------------------------

                      (i) BNKA has provided to AMRBK an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of BNKA (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to AMRBK any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

                      (ii) All contributions, premiums or other payments due from BNKA to (or under) any Employee Plans have been fully paid or adequately provided for on BNKA's audited financial statements for the year ended December 31, 2003, or unaudited financial statements for the three (3) months ended March 31, 2004. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                      (iii) BNKA has disclosed in writing to AMRBK the names of each director, officer and employee of BNKA; and

                      (iv) The Employee Plans have been administered where required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

                      (v) BNKA has not offered in the past health benefits for retired employees and has no intention to offer any additional health or other benefits for retired employees; and

                      (vi) Each Employee Plan is in full force and effect, and neither BNKA nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

                      (vii) BNKA has provided to AMRBK a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of BNKA to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

            4.o.      Collective Bargaining and Employment Agreements. Except as
provided in this Agreement or as previously disclosed to AMRBK in writing, BNKA does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by BNKA without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between BNKA and any current or former employees, and to the best of BNKA's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

            4.p.      Compensation of Officers and Employees. Except as
disclosed in the BNKA Disclosure Schedule, no officer or employee of BNKA is receiving aggregate direct remuneration at a rate exceeding Fifty Thousand Dollars ($50,000) per annum.

            4.q.      Legal Actions and Proceedings. Except as disclosed in the
BNKA Disclosure Schedule, BNKA is not a party to, or so far as known to it, threatened with, and to BNKA's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and BNKA is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by BNKA of any amount in excess of Twenty-Five Thousand Dollars ($25,000), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by BNKA of a monetary amount, which could have a material adverse effect on BNKA or its business or property or the transactions contemplated hereby. BNKA has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of BNKA, threatened against BNKA.

            4.r.      Execution and Delivery of the Agreement.
                      ---------------------------------------

                      (i) The execution and delivery of this Agreement and the Agreement of Merger have been duly authorized by the Board of Directors of BNKA and, when the principal terms of the Merger, this Agreement and the Agreement of Merger have been duly approved by the affirmative vote of the holders of the majority of the outstanding BNKA Shares either at a meeting of shareholders duly called and held or by action taken without a meeting pursuant to the BNKA Articles, Bylaws and California law, the Merger, this Agreement and the Agreement of Merger will be duly and validly authorized by all necessary corporate action on the part of BNKA.

                      (ii) This Agreement has been duly executed and delivered by BNKA and (assuming due execution and delivery by AMRBK and AMRB) constitutes, and the Agreement of Merger, upon its execution and delivery by BNKA (after obtaining all applicable Government

Approvals and assuming due execution and delivery by AMRB) will constitute, a legal and binding obligation of BNKA in accordance with its terms.

                      (iii) The execution and delivery by BNKA of this Agreement and the Agreement of Merger and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Incorporation or Bylaws of BNKA, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming
(1) receipt of the Government Approvals, (2) receipt of the requisite BNKA shareholder approval referred to in Section 4(r)(i) hereof, and (3) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and a registration statement on the appropriate form is declared effective by the Securities and Exchange Commission), and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which BNKA is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which BNKA is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of BNKA.

            4.s.      Retention of Broker or Consultant. No broker, agent,
finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by BNKA or is entitled to be paid based upon any agreements, arrangements or understandings made by BNKA in connection with any of the transactions contemplated by this Agreement or the Agreement of Merger, except that BNKA has engaged the firm of Hoefer & Arnett, Inc. to provide consulting services to BNKA, including an opinion regarding the fairness of the consideration to be received by BNKA shareholders in the Merger. BNKA has provided AMRBK with a true and accurate copy of its agreement(s) with Hoefer & Arnett, Inc.

            4.t.      Insurance. BNKA is and continuously since its inception
has been, insured with reputable insurers against all risks normally insured against by banks, and all of the insurance policies and bonds maintained by BNKA are in full force and effect, BNKA is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of BNKA, such insurance coverage is adequate for BNKA. Since March 31, 2004, there has not been any damage to, destruction of, or loss of any assets of BNKA not covered by insurance that could have a material adverse effect on the business, financial condition, properties, assets or results of operations of BNKA.

            4.u.      Loan Loss Reserves. The BNKA loan loss reserve shall be
adequate to cover the risk identified in the loan portfolio based on the Company's policy and methodology, which has been previously provided.

            4.v.      Transactions With Affiliates. Except in the Ordinary
Course of Business, BNKA has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of BNKA, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). BNKA has not entered into any other transactions with the employees or directors of BNKA or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to AMRBK. Any such transactions have been on terms no less favorable to BNKA than those which would prevail in an arms-length transaction with an independent third party. BNKA has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over BNKA in connection with any such transactions described in this subsection.

            4.w.      Risk Management Instruments. All interest rate swaps,
caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for BNKA's own account (all of which are listed on the BNKA Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of BNKA, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither BNKA, nor to BNKA's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

            4.x.      Information in Joint Proxy Statement/Prospectus. The
information pertaining to BNKA which has been or will be furnished to AMRBK for or on behalf of BNKA for inclusion in the Joint Proxy Statement/Prospectus to be provided to the shareholders of AMRBK and BNKA, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of AMRBK and BNKA included in or accompanying the Joint Proxy Statement/Prospectus to be provided to the shareholders of AMRBK and BNKA, or the Applications, will present fairly the financial condition and results of operations of BNKA at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. BNKA shall promptly advise AMRBK in writing if, at any time prior to the Effective Time of the Merger, BNKA shall obtain knowledge of any facts that would make it necessary to amend or supplement the Joint Proxy Statement/Prospectus provided to the shareholders of AMRBK and BNKA or any Application, in order to make the statements therein not misleading or to comply with applicable laws and regulations.

            4.y.      Community Reinvestment Act Compliance. BNKA is in
substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the DFI in its most recent examination, and BNKA has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in BNKA failing to be in substantial compliance with such provisions or having its current rating lowered.

            4.z.      Accuracy and Effective Date of Representations and
Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of BNKA set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the BNKA Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by BNKA, and no statement by BNKA in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Agreement of Merger, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to AMRBK.

5.   REPRESENTATIONS AND WARRANTIES OF AMRBK.
     ---------------------------------------

     In the following representations and warranties, all references to assets, liabilities, properties, rights, obligations, financial condition, operations, knowledge, information and other characteristics of AMRBK shall be deemed to include reference to those characteristics of AMRBK on a consolidated basis, except as the context otherwise indicates or requires. AMRBK represents and warrants to BNKA that, except as set forth on a schedule (the "AMRBK Disclosure Schedule") to be delivered to BNKA concurrently with the execution and delivery of this Agreement and attached hereto as Exhibit C, corresponding in number with the applicable section of this Agreement:

            5.a.      Corporate Status and Power to Enter Into Agreements. (i)
AMRBK is a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the AMRBK shareholders, AMRBK has all necessary corporate power to enter into this Agreement and the Agreement of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) AMRB holds a currently valid license issued by the California Commissioner of Financial Institutions to engage in the commercial banking business in the State of California at the locations at which it is licensed and currently conducts business, and (iv) neither AMRBK nor AMRB is subject to any directive, resolution, memorandum of understanding or order of the FDIC, FRB, California Commissioner of Financial Institutions or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of AMRBK nor the location of its properties requires AMRBK or AMRB to be licensed to do business in any jurisdiction other than the State of California. AMRB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

            5.b.      Articles, Bylaws, Books and Records. The copies of the
Articles of Incorporation and Bylaws of AMRBK heretofore delivered to BNKA are complete and accurate copies thereof as in effect on the date hereof. The minute books of AMRBK made available to BNKA contain a complete and accurate record of all meetings of AMRBK's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of AMRBK fairly reflect the material transactions to which AMRBK is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

            5.c.      Compliance With Laws, Regulations and Decrees. AMRBK (i)
has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act and U.S.A Patriot Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of AMRBK or is not likely to otherwise have a material adverse effect on AMRBK and AMRB taken as a whole, (iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all government agencies and regulatory authorities which are necessary to the business and operations of AMRBK and AMRB as now being conducted.

            5.d.      Capitalization. As of the date of this Agreement, the
authorized capital stock of AMRBK consists of 20,000,000 shares of AMRBK common stock, no par value, of which 4,209,881 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Agreement, there are currently outstanding options to purchase 415,102 shares of AMRBK common stock, at a weighted average exercise price of $9.215 per share, issued pursuant to the AMRBK 1995 and 2000 Stock Option Plans. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate AMRBK to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any AMRBK common stock or any other equity security of AMRBK, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of AMRBK common stock or any other equity security of AMRBK. AMRBK owns all of the outstanding equity securities of AMRB. Except (i) as collateral for outstanding loans held in their loan portfolios, (ii) for certain financial institution equity securities owned by AMRB, (iii) for ownership of the equity securities of inactive subsidiaries, American River Financial, American River Mortgage and ARBCO, and (iv) as summarized in the AMRBK Disclosure Schedule, neither AMRBK nor AMRB owns, directly or indirectly, any other equity interests in any bank (other than AMRBK's ownership of AMRB), corporation or other entity.

            5.e.      Trademarks and Trade Names. To the best of AMRBK's
knowledge, AMRBK and AMRB (i) own and have the exclusive right to use all Intellectual Property Rights used in or necessary for the conduct of their businesses as now or heretofore conducted; and (ii) are not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by AMRBK or AMRB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

            5.f.      Financial Statements, Regulatory Reports. No financial
statement or other document provided or to be provided to BNKA as required by
Section 3.3.f. hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. AMRBK has filed all material documents and reports required to be filed by it with the Securities and Exchange Commission, FDIC, FRB, the DFI and any other government agency or regulatory authority having jurisdiction over their business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to AMRBK and AMRB required by government agencies and regulatory authorities having jurisdiction over AMRBK or AMRB has been taken. Except as disclosed in such statements, reports or documents, neither AMRBK nor AMRB has received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (a) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (b) threatening to revoke any license, franchise, permit or government authorization. AMRBK and AMRB have paid all assessments made or imposed by any government agency. AMRBK has delivered to BNKA copies of all annual management letters and opinions, and has made available to BNKA for inspection all reviews, correspondence and other documents in the files of AMRBK prepared by certified public accountants engaged by AMRBK and delivered to AMRBK since March 31, 2004. The financial records of AMRBK have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by AMRBK in the operation of its business to generate and retrieve its financial records are adequate for the current needs of AMRBK.

            5.g.      Tax Returns.
                      -----------

                      (i) AMRBK has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by AMRBK, and each such return, report or other information was, when filed, complete and accurate in all material respects. AMRBK has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to BNKA. AMRBK has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against AMRBK for any alleged deficiency in the payment of any taxes, and AMRBK does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes.

There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by AMRBK or to the best of AMRBK's knowledge, of any real property leased by AMRBK.

                      (ii) AMRBK has made available to BNKA for review copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended 1999, 2000, 2001, 2002 and 2003.

                      (iii) No consent has been filed relating to AMRBK pursuant to Section 341(f) of the IRC.

            5.h.      Material Adverse Change. Except as heretofore disclosed in writing by AMRBK to BNKA, since March 31, 2004, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of AMRBK (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of AMRBK that has had or can reasonably be expected to have a material adverse effect on any of the items listed above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of AMRBK, except in the Ordinary Course of Business, and (v) no disposition by AMRBK of one or more assets that, individually or in the aggregate, are material to AMRBK, except sales of assets in the Ordinary Course of Business.

            5.i.      No Undisclosed Liabilities. Except for items for which
reserves have been established in the unaudited balance sheets of AMRBK as of March 31, 2004, AMRBK has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by AMRBK entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by AMRBK to cause AMRBK repurchase such loan or other asset or to pursue any other form of recourse against AMRBK. AMRBK has not knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading.

            5.j.      Properties and Leases.
                      ---------------------

                      (i) AMRBK and/or AMRB has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the AMRBK balance sheet as of March 31, 2004, (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since March 31, 2004, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the AMRBK balance sheet as of March 31, 2004, or as currently shown on the books and records of AMRBK and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to BNKA. All tangible properties of AMRBK and/or AMRB conform in all material respects with all applicable ordinances, regulations and zoning laws. To the knowledge of AMRBK, all tangible properties of AMRBK and/or AMRB are in a good state of maintenance and repair and are adequate for the current business of AMRBK. No properties of AMRBK and/or AMRB, and, to the best of AMRBK's knowledge, no properties in which AMRBK and/or AMRB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of AMRBK's knowledge, AMRBK and/or AMRB does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by AMRBK and/or AMRB and held as security for a loan or in which AMRBK otherwise has an interest, AMRBK and/or AMRB has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                      (ii) All properties held by AMRBK and/or AMRB under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of AMRBK, and AMRBK and/or AMRB enjoy quiet and peaceful possession of such leased property. AMRBK and/or AMRB is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                      (iii) Except as disclosed to BNKA in writing, all of AMRBK's or AMRB's rights and obligations under the leases referred to in Section 5.j.(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Agreement of Merger. Where required, AMRBK shall obtain, prior to the Effective Date, the consent of such parties to such transactions.

            5.k.      Material Contracts. Except as previously disclosed to BNKA in writing and excluding loans, lines of credit, loan commitments or letters of credit to which AMRBK is a party, AMRBK is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to AMRBK of more than Fifty Thousand Dollars ($50,000) and which is made for a fixed period expiring more than one year from the date hereof, and AMRBK is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to BNKA pursuant to this
Section 5.k. is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

            5.l.      Classified Loans. Except as previously disclosed to BNKA
in writing, there are no loans presently owned by AMRB that have been classified by AMRB's management or AMRB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified have been reserved to the extent required. AMRB regularly reviews and appropriately classifies its loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of AMRB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to BNKA in writing or reserved for in the unaudited balance sheet of AMRB as of March 31, 2004, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. AMRB has no extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of AMRB.

            5.m.      No Restrictions on Investments. Except for pledges to
secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the AMRBK balance sheet as of March 31, 2004, and none of the investments made by AMRBK since March 31, 2004, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of AMRBK to freely dispose of such investment at any time.

            5.n.      Employment Benefit Plans/ERISA.
                      ------------------------------

                      (i) AMRBK has provided to BNKA an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of AMRBK (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to BNKA any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

                      (ii) All contributions, premiums or other payments due from AMRBK to (or under) any Employee Plans have been fully paid or adequately provided for on AMRBK's audited financial statements for the year ended 2003, or unaudited financial statements for the three (3) months ended March 31, 2004. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                      (iii) AMRBK has disclosed in writing to BNKA the names of each director, officer and employee of AMRBK and AMRB; and

                      (iv) The Employee Plans have been administered where required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

                      (v) Except as disclosed in the AMRBK Disclosure Schedule, AMRBK and AMRB have not offered in the past health benefits for retired employees and have no intention to offer any additional health or other benefits for retired employees; and

                      (vi) Each Employee Plan is in full force and effect, and neither AMRBK, AMRB, nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

                      (vii) AMRBK has provided to BNKA a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of AMRBK or AMRB to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

            5.o.      Collective Bargaining and Employment Agreements. Except as
disclosed in the AMRBK Disclosure Schedule, AMRBK and AMRB has no union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by AMRBK without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between AMRBK and any current or former employees, and to the best of AMRBK's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

            5.p.      Compensation of Officers and Employees. Except as
disclosed in the AMRBK Disclosure Schedule, (i) no officer or employee of AMRBK or AMRB is receiving aggregate direct remuneration at a rate exceeding One Hundred Thousand Dollars ($100,000) per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Agreement of Merger will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from AMRBK to any employee of AMRBK.

            5.q.      Legal Actions and Proceedings. Except as disclosed in the
AMRBK Disclosure Schedule, AMRBK is not a party to, or so far as known to it, threatened with, and to AMRBK's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and AMRBK is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by AMRBK of any amount in excess of One Hundred Thousand Dollars ($100,000), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by AMRBK of a monetary amount, which could reasonably be expected to have a material adverse effect on AMRBK or its business or property or the transactions contemplated hereby. AMRBK has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing and Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of AMRBK, threatened against AMRBK.

            5.r.      Execution and Delivery of the Agreement.
                      ---------------------------------------

                      (i) The execution and delivery of this Agreement and the Agreement of Merger have been duly authorized by the Boards of Directors of AMRBK and AMRB and, when the principal terms of the Merger, this Agreement and the Agreement of Merger have been duly approved by the affirmative vote of the holders of the majority of the outstanding AMRBK Shares either at a meeting of shareholders duly called and held or by action taken without a meeting pursuant to the AMRBK Articles, Bylaws and California law, the Merger, this Agreement and the Agreement of Merger will be duly and validly authorized by all necessary corporate action on the part of AMRBK and AMRB.

                      (ii) This Agreement has been duly executed and delivered by AMRBK and AMRB and (assuming due execution and delivery by BNKA) constitutes a legal and binding obligation of AMRBK and AMRB in accordance with its terms, and the Agreement of Merger, upon its execution and delivery by AMRB (after obtaining all applicable Government Approvals and assuming due execution and delivery by BNKA) will constitute, a legal and binding obligation of AMRB in accordance with its terms.

                      (iii) The execution and delivery by AMRBK of this Agreement and the consummation of the transactions contemplated herein and in the Agreement of Merger (a) do not violate any provision of the Articles of Incorporation or Bylaws of AMRBK or AMRB, respectively, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite AMRBK shareholder approval referred to in Section 5(r)(i) hereof, and
(3) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and a registration statement on the appropriate form is declared effective by the Securities and Exchange Commission), and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which AMRBK is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which AMRBK is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of AMRBK.

            5.s.      Retention of Broker or Consultant. No broker, agent,
finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by AMRBK or is entitled to be paid based upon any agreements, arrangements or understandings made by AMRBK in connection with any of the transactions contemplated by this Agreement or the Agreement of Merger, except that AMRBK has engaged the firm of Sandler O'Neill & Partners, LP to act as its financial advisor and to render an opinion regarding the fairness of the Merger Consideration in the Merger, from a financial point of view, to AMRBK. AMRBK has provided BNKA with a true and accurate copy of its agreement(s) with Sandler O'Neill & Partners, LP.

            5.t.      Insurance. AMRBK is and continuously since its inception
has been, insured with reputable insurers against all risks normally insured against by bank holding companies and banks, and all of the insurance policies and bonds maintained by AMRBK are in full force and effect, AMRBK is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of AMRBK, such insurance coverage is adequate for AMRBK. Since March 31, 2004, there has not been any damage to, destruction of, or loss of any assets of AMRBK not covered by insurance that could reasonably be expected to have a material adverse effect on the business, financial condition, properties, assets or results of operations of AMRBK.

            5.u.      Loan Loss Reserves. The AMRB loan loss reserve shall be
adequate to cover the risk identified in the loan portfolio based on the AMRB's policy and methodology, which has been previously provided.

            5.v.      Transactions With Affiliates. Except in the Ordinary
Course of Business, AMRBK has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of AMRBK, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. AMRBK has not entered into any other transactions with the employees or directors of AMRBK or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to BNKA. Any such transactions have been on terms no less favorable to AMRBK than those which would prevail in an arms-length transaction with an independent third party. AMRBK has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over AMRBK in connection with any such transactions described in this subsection.

            5.w.      Risk Management Instruments. All interest rate swaps,
caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for AMRBK's own account, or for the account of one or more of AMRBK's subsidiaries or their customers (all of which are listed on the AMRBK Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of AMRBK or one of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither AMRBK nor its subsidiaries, nor to AMRBK's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

            5.x.      Information in Joint Proxy Statement/Prospectus. The
information pertaining to AMRBK which has been or will be furnished to BNKA for or on behalf of AMRBK for inclusion in the Joint Proxy Statement/Prospectus to be provided to the shareholders of BNKA and AMRBK, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of AMRBK and BNKA included in or accompanying the Joint Proxy Statement/Prospectus to be provided to the shareholders of BNKA and AMRBK, or the Applications, will present fairly the financial condition and results of operations of AMRBK at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. AMRBK shall promptly advise BNKA in writing if, at any time prior to the Effective Time of the Merger, AMRBK shall obtain knowledge of any facts that would make it necessary to amend or supplement the Joint Proxy Statement/Prospectus provided to the shareholders of BNKA and AMRBK or any Application, in order to make the statements therein not misleading or to comply with applicable laws and regulations.

            5.y.      Community Reinvestment Act Compliance. AMRBK is in
substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the FDIC in its most recent examination, and neither AMRBK nor AMRB has knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in AMRBK failing to be in substantial compliance with such provisions or having its current rating lowered.

            5.z.      Accuracy and Effective Date of Representations and
Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of AMRBK set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the AMRBK Disclosure Schedule in a section corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by AMRBK, and no statement by AMRBK in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Agreement of Merger, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to BNKA.

6.   SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.
     -------------------------------------------------------

            6.a.      Preparation and Filing of Registration Statement. AMRBK
shall promptly prepare and file with the Securities and Exchange Commission (i) a registration statement on the appropriate form (the "AMRBK Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering a sufficient number of AMRBK Shares to complete the exchange of AMRBK Shares for the outstanding BNKA Shares pursuant to the provisions of
Section 2.1 hereof. AMRBK shall promptly prepare a Joint Proxy Statement/Prospectus for the purpose of submitting the principal terms of the Merger, this Agreement and the Agreement of Merger to the shareholders of AMRBK for approval. BNKA shall cooperate in all reasonable respects with regard to the preparation of the Joint Proxy Statement/Prospectus and will promptly prepare and file with the FDIC its proxy materials, incorporating the Joint Proxy Statement/Prospectus, for the purpose of submitting the principal terms of the Merger, this Agreement and the Agreement of Merger to the shareholders of BNKA for approval. The Joint Proxy Statement/Prospectus in definitive form is expected to serve as the prospectus to be included in the AMRBK Registration Statement and shall comply in all material respects with the requirements of Regulation 14A pursuant to the Securities and Exchange Act of 1934, as amended. AMRBK and BNKA shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the AMRBK Registration Statement or the Joint Proxy Statement/Prospectus or the BNKA proxy materials, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the AMRBK Registration Statement and the Joint Proxy Statement/Prospectus and the BNKA proxy materials.

            6.b.      Effectiveness of Registration Statement. AMRBK and BNKA
shall use their best efforts to have the AMRBK Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter AMRBK and BNKA shall distribute the Joint Proxy Statement/Prospectus to holders of their respective common stock in accordance with applicable laws and the Articles of Incorporation and Bylaws of each.

            6.c.      Sales and Resales of Common Stock. AMRBK shall not be
required to maintain the effectiveness of the AMRBK Registration Statement for the purpose of sale or resale of the AMRBK Shares by any person.

            6.d.      Rule 145. Securities representing AMRBK Shares issued to
affiliates of BNKA (as determined by counsel to AMRBK and BNKA) under Rule 145 of the 1933 Act pursuant to the Agreement of Merger may be subject to stop transfer orders and a restrictive legend which confirm and state that such securities representing AMRBK Shares have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies, and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the 1933 Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the opinion of its counsel, received reasonably satisfactory evidence of compliance with the provisions of Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the 1933 Act.

7.   CONDITIONS TO THE OBLIGATIONS OF AMRBK.
     --------------------------------------

     The obligations of AMRBK under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Time of the Merger of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of AMRBK at any time at or prior to the Effective Time of the Merger:

            7.a.      Representations and Warranties. The representations and
warranties of BNKA in Section 4 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in the BNKA Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

            7.b.      Compliance and Performance Under Agreement. BNKA shall
have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Agreement of Merger required to be performed or complied with by it at or prior to the Effective Time of the Merger.

            7.c.      Material Adverse Change. No material adverse change shall
have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of BNKA. Other than as set forth in the BNKA Disclosure Schedule, BNKA shall not be a party to or threatened with, and to the best of BNKA's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency. No material adverse change shall have occurred as a result of any subsequent legal actions or proceedings, or any subsequent developments in the legal actions or proceedings as set forth in the BNKA Disclosure Schedule, which in the reasonable judgment of AMRBK, would have a material adverse effect on the business, financial condition, results of operations or assets of BNKA.

            7.d.      Approval of Agreement. The principal terms of the Merger,
this Agreement, and the Agreement of Merger shall have been duly approved by (i) the affirmative vote or consent of a majority of the outstanding BNKA Shares, and (ii) the affirmative vote or consent of a majority of the outstanding AMRBK Shares.

            7.e.      Officer's Certificate. AMRBK shall have received a
certificate, dated the Effective Date, signed on behalf of BNKA by its President and Chief Executive Officer and its Chief Financial Officer, in substantially the form delivered to AMRBK with the BNKA Disclosure Schedule.

            7.f.      Opinion of Counsel. Bartel, Eng & Schroder, counsel to
BNKA, shall have delivered to AMRBK its opinion dated the Effective Date in form and substance acceptable to AMRBK and its counsel.

            7.g.      Absence of Proceedings. No legal, administrative,
arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

            7.h.      Effectiveness of Registration Statement. The AMRBK
Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Securities and Exchange Commission, and the AMRBK Shares registered thereby shall have received all state securities and "Blue Sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Agreement of Merger.

            7.i.      Government Approvals. All Government Approvals shall be
in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement AMRBK in its reasonable judgment shall deem to be materially burdensome, in which case AMRBK shall promptly notify BNKA. For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

                      (i) require the taking of any action materially inconsistent with the manner in which AMRBK, AMRB or BNKA has conducted its business previously;

                      (ii) have a material adverse effect on the business, financial condition or results of operations of AMRBK, AMRB or BNKA; or

                      (iii) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

            7.j.      Tax Opinion. Receipt by the parties of the opinion of
Perry-Smith, LLP to the effect that:

                      (i) The Merger constitutes a "reorganization" within the meaning of IRC Section 368(a)(1)(A) by reason of the application of IRC
Section 368(a)(2)(D);

                      (ii) AMRBK, BNKA and AMRB are each a "party" to a reorganization within the meaning of IRC Section 368(b);

                      (iii) None of AMRBK, AMRB or BNKA will recognize federal taxable gain or loss as a result of the Merger, except to the extent of cash received by AMRB related to its ownership of shares of BNKA common stock;

                      (iv) The federal income tax basis and holding periods of the assets exchanged between the parties to the Merger will be the same as the federal income tax basis and holding periods of those assets prior to the Merger;

                      (v) To the extent that BNKA shareholders exchange BNKA Shares in the Merger solely for AMRBK Shares, (i) no gain or loss will be recognized on the exchange, (ii) the federal income tax basis of the shares of AMRBK Shares received by former holders of BNKA Shares will equal the federal income tax basis of such stockholders' shares of BNKA Shares (reduced by any amount allocable to fractional share interests for which cash is received) exchanged, and (iii) the holding period for the shares of AMRBK Shares received will include the holding period for the shares of BNKA Shares exchanged, provided that the BNKA Shares exchanged was held as a "capital asset" as such term is defined in IRC Section 1221;

                      (vi) To the extent that holders of BNKA Shares exchange BNKA Shares in the Merger solely for cash, (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of BNKA Shares exchanged, and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of BNKA Shares exchanged were held as a capital asset;

                      (vii) To the extent that holders of BNKA Shares receive a combination of cash and AMRBK Shares (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized, (ii) gain, if any, will be recognized in an amount equal to the lesser of (1) the difference between the fair market value of all consideration received in the exchange (AMRBK Shares plus cash) and the basis in the BNKA Shares surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the AMRBK Shares received by holders of BNKA Shares in the Merger will be equal to the total federal income tax basis of the BNKA Shares exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the AMRBK Shares received in the Merger will include the holding period for which holders of BNKA Shares held their BNKA Shares provided, that such BNKA Shares was held as a capital asset; and

                      (viii) To the extent that cash is received by holders of BNKA Shares in lieu of fractional share interests in AMRBK Shares, the cash will be treated as being received by the holders of BNKA Shares as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

            7.k.      Accountant's Letters. On or prior to the date of
effectiveness of the AMRBK Registration Statement, AMRBK shall have received, in form and substance satisfactory to AMRBK, a letter addressed to AMRBK from Perry-Smith LLP, independent public accountants for BNKA, as to such matters, as of the end of the most recent fiscal quarter, as AMRBK may reasonably request. Further, as of a specified date not more than five (5) business days prior to the Effective Date,

AMRBK shall have received from Perry-Smith LLP a letter dated the Effective Date, in form and substance satisfactory to AMRBK, as to such matters, as AMRBK may reasonably request.

            7.l.      Affiliate Agreements. AMRBK shall have received at the
date of this Agreement, signed affiliate agreements in substantially the form attached as Exhibit D, from each person who, in the opinion of counsel to AMRBK and BNKA, might be deemed to be an "affiliate" of BNKA within the meaning of Rules 144 and 145 of the 1933 Act.

            7.m.      Dissenting Shares. Holders of not more than ten percent
(10%) of the outstanding BNKA Shares and AMRBK Shares shall have voted against approval of, or given notice in writing to BNKA at or prior to the BNKA meeting of shareholders and to AMRBK at or prior to the AMRBK meeting of shareholders that they dissent from the Merger and the transactions contemplated by this Agreement and the Agreement of Merger and have otherwise complied with the requirements under Chapter 13 of the California General Corporation Law.

            7.n.      Unaudited Financials. Not later than five (5) business
days prior to the Effective Date, BNKA shall have furnished AMRBK a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of BNKA, for the month ending at least ten (10) business days prior to the Effective Date.

            7.o.      Closing Documents. AMRBK shall have received such
certificates and other closing documents as counsel for AMRBK shall reasonably request.

            7.p.      Consents. BNKA shall have received, or AMRBK shall have
satisfied itself that BNKA will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to BNKA, in each case in form and substance reasonably satisfactory to AMRBK and its counsel, and no such consent or license or permit shall have been withdrawn or suspended.

            7.q.      Shareholder Agreements. AMRBK shall have received at the
date of this Agreement, signed shareholder agreements in substantially the form attached hereto as Exhibit E, from all of the members of the BNKA Board of Directors and those persons deemed by AMRBK to be executive or key officers of BNKA, pursuant to which each such person in his or her capacity as a shareholder commits to vote all of his or her BNKA Shares in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger, and in the case of members of the BNKA Board of Directors, to recommend to all other BNKA shareholders, subject to the exercise of fiduciary duties, a vote in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger. The shareholder agreements shall also include non-compete provisions which restrict such persons from engaging in activities deemed to constitute competition with AMRBK, AMRB or BNKA.

            7.r.      Employment Agreement. As of the Closing Date, BNKA shall
have entered an employment agreement with Larry D. Standing, in substantially the form attached hereto as Exhibit F.

            7.s.      Fairness Opinion. The Board of Directors of AMRBK shall
have received an opinion of Sandler O'Neill & Partners, LP, dated the date of this Agreement and the date of mailing or a date reasonably proximate to the date of mailing the Joint Proxy Statement/Prospectus to the shareholders of AMRBK and BNKA, to the effect that the Merger Consideration in the Merger is fair, from a financial point of view, to AMRBK, and such opinion shall not have been withdrawn by the Effective Time of the Merger.

            7.t.      Equity Test. As of the Closing Date, BNKA shall have a
minimum of Twelve Million Eight Hundred Thousand Dollars ($12,800,000) in combined BNKA common stock and retained earnings.

            7.u.      Severance and Retirement Benefits. As of the Closing Date,
BNKA shall have paid the severance and retirement benefits from amounts reserved and expensed in accordance with Section 3.2.k. hereof, pursuant to agreements with each BNKA director, officer and employee receiving any such payment dated as of the Effective Date and in form and substance reasonably satisfactory to AMRBK.

            7.v.      Optionholder Consents. As of the Closing Date, BNKA shall
have obtained the written consent, in form and substance reasonably satisfactory to AMRBK, of each person holding an outstanding and exercisable BNKA Option, which (i) waives the optionholder's right to exercise the BNKA Option under any agreement evidencing the BNKA Option, and (ii) consents to receive payment in lieu of exercise in accordance with Section 2.6.a.(ii).hereof from the amounts reserved and expensed in accordance with Section 3.2.k.hereof.

            7.w.      Waiver of Change of Control Provisions. As of the Closing
Date, BNKA shall have obtained written waiver agreements, in form and substance reasonably satisfactory to AMRBK, from Larry D. Standing and such other BNKA directors, officers and employees who have salary continuation agreements that include change of control provisions accelerating the payment of benefits thereunder. Such waiver agreements shall waive the application of the change of control provisions solely as such provisions may apply to or be triggered by the transactions contemplated by the Merger, the Agreement of Merger and this Agreement, but otherwise remain in full force and effect as to any future event that would constitute a change in control thereunder.

8.   CONDITIONS TO THE OBLIGATIONS OF BNKA.
     -------------------------------------

     The obligations of BNKA under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of the Merger of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of BNKA at any time at or prior to the Effective Time of the Merger:

            8.a.      Representations and Warranties. The representations and
warranties of AMRBK in Section 5 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in the AMRBK Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

            8.b.      Compliance and Performance Under Agreement. AMRBK shall
have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Agreement of Merger required to be performed or complied with by AMRBK at or prior to the Effective Time of the Merger.

            8.c.      Material Adverse Change. No material adverse change shall
have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of AMRBK and AMRB taken as a whole, and AMRBK shall not be a party to or threatened with, and to the best of AMRBK's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which legal action or proceeding, in the reasonable judgment of BNKA, could have a material adverse effect on the business, financial condition, results of operations or assets of AMRBK and AMRB taken as a whole.

            8.d.      Approval of Agreement. The principal terms of the Merger,
this Agreement, and the Agreement of Merger shall have been duly approved by (i) the affirmative vote or consent of a majority of the outstanding AMRBK Shares, and (ii) the affirmative vote or consent of a majority of the outstanding BNKA Shares.

            8.e.      Officer's Certificate. BNKA shall have received a
certificate, dated the Effective Date, signed on behalf of AMRBK by its President and its Chief Financial Officer, in substantially the form delivered to BNKA with the AMRBK Disclosure Schedule.

            8.f.      Opinion of Counsel. DoddoMasonoGeorge LLP, AMRBK's
counsel, shall have delivered to BNKA its opinion dated the Effective Date in form and substance acceptable to BNKA and its counsel.

            8.g.      Absence of Proceedings. No legal, administrative,
arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

            8.h.      Effectiveness of Registration Statement. The AMRBK
Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Securities and Exchange Commission, and the AMRBK Shares registered thereby shall have received all state securities and "Blue Sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Agreement of Merger.

            8.i.      Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement

BNKA in its reasonable judgment shall deem to be materially burdensome, in which case BNKA shall promptly notify AMRBK. For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

                      (i) require the taking of any action materially inconsistent with the manner in which BNKA, AMRBK or AMRB has conducted its business previously;

                      (ii) result in a material adverse change on the business, financial condition or results of operations of BNKA, AMRBK or AMRB; or

                      (iii) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

            8.j.      Tax Opinion. Receipt by the parties of the opinion of
Perry-Smith, LLP to the effect that:

                      (i) The Merger constitutes a "reorganization" within the meaning of IRC Section 368(a)(1)(A) by reason of the application of IRC
Section 368(a)(2)(D);

                      (ii) AMRBK, BNKA and AMRB are each a "party" to a reorganization within the meaning of IRC Section 368(b);

                      (iii) None of AMRBK, AMRB or BNKA will recognize federal taxable gain or loss as a result of the Merger;

                      (iv) The federal income tax basis and holding periods of the assets exchanged between the parties to the Merger will be the same as the federal income tax basis and holding periods of those assets prior to the Merger;

                      (v) To the extent that BNKA shareholders exchange BNKA Shares in the Merger solely for AMRBK Shares, (i) no gain or loss will be recognized on the exchange, (ii) the federal income tax basis of the shares of AMRBK Shares received by former holders of BNKA Shares will equal the federal income tax basis of such stockholders' shares of BNKA Shares (reduced by any amount allocable to fractional share interests for which cash is received) exchanged, and (iii) the holding period for the shares of AMRBK Shares received will include the holding period for the shares of BNKA Shares exchanged, provided that the BNKA Shares exchanged was held as a "capital asset" as such term is defined in IRC Section 1221;

                      (vi) To the extent that holders of BNKA Shares exchange BNKA Shares in the Merger solely for cash, (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of BNKA Shares exchanged, and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of BNKA Shares exchanged were held as a capital asset;

                      (vii) To the extent that holders of BNKA Shares receive a combination of cash and AMRBK Shares (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized, (ii) gain, if any, will be recognized in an amount equal to the lesser of (1) the difference between the fair market value of all consideration received in the exchange (AMRBK Shares plus cash) and the basis in the BNKA Shares surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the AMRBK Shares received by holders of BNKA Shares in the Merger will be equal to the total federal income tax basis of the BNKA Shares exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the AMRBK Shares received in the Merger will include the holding period for which holders of BNKA Shares held their BNKA Shares provided, that such BNKA Shares was held as a capital asset; and

                      (viii) To the extent that cash is received by holders of BNKA Shares in lieu of fractional share interests in AMRBK Shares, the cash will be treated as being received by the holders of BNKA Shares as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

            8.k.      Accountant's Letters. On or prior to the effectiveness of
the AMRBK Registration Statement, BNKA shall have received, in form and substance satisfactory to BNKA, a letter addressed to BNKA from Perry-Smith LLP, independent public accountants for AMRBK, as to such matters, as of the end of the most recent fiscal quarter, as BNKA may reasonably request. Further, as of a specified date not more than five (5) business days prior to the Effective Date, BNKA shall have received from Perry-Smith LLP a letter dated the Effective Date, in form and substance satisfactory to BNKA, as to such matters, as BNKA may reasonably request.

            8.l.      Unaudited Financials. Not later than five (5) business
days prior to the Effective Date, AMRBK shall have furnished BNKA a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of AMRBK, for the month ending at least ten (10) business days prior to the Effective Date.

            8.m.      Closing Documents. BNKA shall have received such
certificates and other closing documents as counsel for BNKA shall reasonably request.

            8.n.      Consents. AMRBK shall have received, or BNKA shall have
satisfied itself that AMRBK will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to AMRBK, in each case in form and substance reasonably satisfactory to BNKA, and no such consent or license or permit shall have been withdrawn or suspended.

            8.o.      Fairness Opinion. The Board of Directors of BNKA shall
have received an opinion of Hoefer & Arnett, Inc., dated the date of this Agreement and the date of mailing or a date reasonably proximate to the date of mailing the Joint Proxy Statement/Prospectus to the shareholders of BNKA and AMRBK, to the effect that the Merger Consideration in the Merger is fair, from a financial point of view, to BNKA and its shareholders, and such opinion shall not have been withdrawn by the Effective Time of the Merger.

            8.p.      Shareholder Agreements. BNKA shall have received at the
date of this Agreement, signed shareholder agreements in substantially the form attached hereto as Exhibit G, from all of the members of the AMRBK Board of Directors and those persons deemed by AMRBK to be executive officers of AMRBK, pursuant to which each such person in his or her capacity as a shareholder commits to vote all of his or her AMRBK Shares in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger, and in the case of members of the AMRBK Board of Directors, to recommend to all other AMRBK shareholders, subject to the exercise of fiduciary duties, a vote in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger.

9.   CLOSING.
     -------

            9.a.      Closing Date. On the third business day following receipt
of all required Government Approvals (not including any applicable waiting periods), the parties shall select a proposed date for the consummation of the Merger (the "Proposed Closing Date") which the parties shall use their reasonable best efforts to cause to be the Closing Date. The closing (the "Closing") shall, unless another date, time or place is agreed to in writing by AMRBK and BNKA, be held at the offices of AMRBK, 1545 River Park Drive, Sacramento, California 95815, at a time mutually agreed upon between the parties and on a date as soon as practicable but not less than fifteen (15) days following the last to occur of (i) the expiration of any waiting periods under applicable law or regulation, and (ii) the date on which all conditions to the obligations of the parties to consummate the Merger have been satisfied (the "Closing Date").

            9.b.      Delivery of Documents. At the Closing, the parties shall
use their respective best efforts to deliver or cause to be delivered the opinions, certificates and other documents required to be delivered by this Agreement.

            9.c.      Filings. At the Closing, AMRBK and BNKA shall instruct
their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to AMRBK and BNKA to give effect to the Merger.

10.  POST-CLOSING MATTERS.
     --------------------

     AMRBK will prepare and file with the Securities and Exchange Commission on the appropriate form as soon as practicable the results of combined operations of AMRBK, AMRB and the Resulting Corporation for the first full calendar quarter after the Effective Date.

11.  EXPENSES.
     --------

     AMRBK and BNKA agree that AMRBK and BNKA shall each bear their own expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses regardless of whether the merger or any other transactions contemplated under this Agreement are consummated.

12.  AMENDMENT; TERMINATION.
     ----------------------

            12.a.     Amendment. This Agreement and the Agreement of Merger may
be amended by mutual written agreement of AMRBK, AMRB and BNKA at any time prior to the Effective Time of the Merger without the approval of the shareholders of AMRBK and the shareholders of BNKA with respect to any of their terms except the terms relating to the Merger Consideration or the form or amount of consideration to be delivered to the BNKA shareholders in the Merger or otherwise as required by applicable law.

            12.b.     Termination. This Agreement and the Agreement of Merger
may be terminated as follows:

                      (i) By the mutual consent of the Boards of Directors of AMRBK, AMRB and BNKA at any time prior to the Effective Time of the Merger.

                      (ii) By the Boards of Directors of AMRBK or BNKA upon the failure of the shareholders of AMRBK or BNKA to give the requisite approval of this Agreement and the transactions contemplated hereby.

                      (iii) By the Boards of Directors of AMRBK or BNKA upon the expiration of thirty (30) days after any government agency or regulatory authority denies or refuses to grant any approval, consent or qualification required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, the parties agree to appeal such denial or refusal or agree to amend and re-submit the application to the government agency or regulatory authority that has denied or refused to grant the approval, consent or qualification requested.

                      (iv) By the Board of Directors of AMRBK on or after the Termination Date, if any of the conditions in Section 7 to which the obligations of AMRBK are subject have not been fulfilled.

                      (v) By the Board of Directors of AMRBK if there shall have been a material breach of any of the representations or warranties of BNKA set forth in this Agreement, which breach, in the reasonable opinion of BNKA, by its nature cannot be cured or is not cured prior to the Closing Date and which breach would, in the reasonable opinion of AMRBK, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on AMRBK, taken as a whole, or upon the consummation of the transactions contemplated hereby.

                      (vi) By the Board of Directors of AMRBK if a material adverse change shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of BNKA.

                      (vii) By the Board of Directors of AMRBK in the event BNKA or its affiliates enter into a Business Combination prior to the Closing Date.

                      (viii) By the Board of Directors of AMRBK upon the expiration of forty-five (45) days from delivery of written notice by AMRBK to BNKA of BNKA's breach of or failure to satisfy any covenant, condition to closing, or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by AMRBK and AMRB from the performance or satisfaction of such covenant, condition to closing, or agreement (provided that such breach has not been waived by AMRBK or cured by BNKA prior to expiration of such forty-five (45) day period).

                      (ix) By the Board of Directors of BNKA on or after the Termination Date, if any of the conditions contained in Section 8 to which the obligations of BNKA are subject have not been fulfilled.

                      (x) By BNKA if there shall have been a material breach of any of the representations or warranties of AMRBK set forth in this Agreement, which breach, in the reasonable opinion of AMRBK, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of BNKA, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on BNKA's shareholders, or upon the consummation of the transactions contemplated hereby.

                      (xi) By the Board of Directors of BNKA if a material adverse change shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of AMRBK and AMRB taken as a whole.

                      (xii) By the Board of Directors of BNKA upon the expiration of forty-five (45) days from delivery of written notice by BNKA to AMRBK of AMRBK's breach of or failure to satisfy any covenant, condition to closing, or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by BNKA from the performance or satisfaction of such covenant, condition to closing, or agreement (provided that such breach has not been waived by BNKA or cured by AMRBK prior to expiration of such forty-five (45) day period).

                      (xiii) By the Board of Directors of AMRBK in the event that BNKA shall fail to deliver or cause to be delivered to AMRBK the following signed documents, in form and substance reasonably acceptable to AMRBK and its counsel: (a) the BNKA affiliate agreements to be delivered pursuant to Section 7.l. hereof; (b) the BNKA shareholder agreements to be delivered pursuant to
Section 7.q. hereof; (c) the employment agreement with Larry D. Standing to be delivered pursuant to Section 7.r. hereof; (d) the severance and retirement benefits agreements to be delivered pursuant to Section 7.u. hereof; (e) the optionholder consents to be delivered pursuant to Section 7.v. hereof; (f) the waiver agreements to be delivered pursuant to Section 7.w. hereof; (g) the officer's certificate to be delivered pursuant to Section 7.e. hereof; and (h) the opinion of counsel to BNKA to be delivered pursuant to Section 7.f. hereof.

                      (xiv) By the Board of Directors of BNKA in the event that AMRBK shall fail to deliver or cause to be delivered to BNKA the following signed documents, in form and substance reasonably acceptable to BNKA and its counsel: (a) the officer's certificate to be delivered pursuant to Section 8.e. hereof; (b) the opinion of counsel to AMRBK to be delivered pursuant to Section 8.f. hereof; and (c) the AMRBK shareholder agreements to be delivered pursuant to Section 8.p. hereof.

            12.c.     Termination Date. This Agreement shall be terminated if
the Closing shall not have occurred on or before March 31, 2005, or such other date approved by the Boards of Directors of AMRBK, BNKA and AMRB; provided, however, that if the only conditions to the Closing which remain unsatisfied at March 31, 2005, are the receipt of the Government Approvals or the expiration of any waiting periods under applicable law or regulation, the Closing Date shall be automatically extended to June 30, 2005, or such other date as the parties may mutually agree upon (the "Termination Date"), for the purpose of obtaining such Government Approvals or the expiration of such waiting periods.

            12.d.     Notice. The power of termination hereunder may be
exercised by AMRBK or BNKA, as the case may be, only by giving written notice of termination to AMRBK or BNKA, as applicable, signed on behalf of each such party by its Chairman of the Board or President.

            12.e.     Effect of Termination; Liquidated Damages.
                      -----------------------------------------

                      (i) If this Agreement is terminated for any reason, the Agreement of Merger shall automatically terminate. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 11, to maintain the confidentiality of the each party's information obtained pursuant to this Agreement and the Confidentiality Agreement between the parties dated June 9, 2004, or the provisions of this
Section 12(e) or the applicable provisions of Section 14.

                      (ii)   If AMRBK terminates this Agreement pursuant to
Section 12.b.(vii), or pursuant to Section 12.b.(viii) or Section 12.b.(xiii) as a result of BNKA's willful or deliberate failure to comply with Section 12.b.(viii) or Section 12.b.(xiii), which compliance was not beyond the reasonable control of BNKA, BNKA shall pay to AMRBK, on demand, the sum of One Million Two Hundred Thousand Dollars ($1,200,000). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement and shall be AMRBK's sole remedy for such actions.

                      (iii)  If BNKA terminates this Agreement pursuant to
Section 12.b.(xii) or Section 12.b.(xiv) as a result of AMRBK's willful or deliberate failure to comply with Section 12.b.(xii) or Section 12.b.(xiv), which compliance was not beyond the reasonable control of AMRBK, then AMRBK shall pay to BNKA, on demand, the sum of Four Hundred Thousand Dollars ($400,000). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement and shall be BNKA's sole remedy for such actions.

13.  INDEMNIFICATION.
     ---------------

     13.1. By AMRBK. AMRBK agrees to defend, indemnify and hold harmless BNKA, its respective officers and directors, attorneys, accountants, and each person who controls BNKA (within the meaning of the 1933 Act) from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that AMRBK shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to AMRBK for use in preparing the Joint Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, AMRBK shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

     13.2. By BNKA. BNKA agrees to defend, indemnify and hold harmless AMRBK, its officers and directors, attorneys, accountants, and each person who controls AMRBK (within the meaning of the 1933 Act) from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that BNKA shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to BNKA for use in preparing the Joint Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, BNKA shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

     13.3. Notification. Promptly after receipt by any party to be indemnified pursuant to this sub-article (the "Indemnified Party") of notice of (i) any claim or (ii) the commencement of any action or proceeding, the Indemnified Party will give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving the Indemnified Party's asserted liability. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its legal counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnifying Party shall have the right to participate in the defense of such asserted liability.

14.  MISCELLANEOUS.
     -------------

            14.a.     Notices. Any notice or other communication required or
permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

To AMRBK or AMRB:                           To BNKA:

American River Bankshares                   Bank of Amador
Attn: David T. Taber, President             Attn: Larry D. Standing, President
1545 River Park Drive, Suite 107            422 Sutter Street
Sacramento, California 95815                Jackson, California 95642
Telephone: (916) 565-6100                   Telephone: (209) 223-2320
Fax: (916) 641-1262                         Fax: (209) 223-0934

With a copy to:                             With a copy to:

Dodd-Mason-George LLP                       Bartel, Eng & Schroder
Attn: Glenn T. Dodd, Esq.                   Attn: Daniel B. Eng, Esq.
100 Century Center Court, Suite 605         1331 Garden Hwy, Suite 300
San Jose, California 95112-4536             Sacramento, California 95833
Telephone: (408) 452-1476                   Telephone: (916) 442-0400
Fax: (408) 452-1487                         Fax: (916) 442-3442

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

            14.b.     Knowledge. Whenever the term "knowledge" or "to the best
knowledge" or words of similar import are used in this Agreement in connection with a party's representations and warranties, it shall mean the actual knowledge of a party after due inquiry of a party's directors and executive officers.

            14.c.     Binding Agreement. This Agreement is binding upon and is
for the benefit of AMRBK and BNKA and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

            14.d.     Material Adverse Effect. As used in this Agreement, any
reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole, and the term "material adverse effect" means, with respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5

("SFAS No. 5")) (i) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by AMRBK or BNKA or any subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or
(ii) on the ability of such entity to perform its obligations hereunder on a timely basis.

            14.e.     Survival of Representations and Warranties. No
investigation by AMRBK or BNKA made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that, except with respect to covenants, agreements and indemnification to be performed in whole or in part subsequent to the Effective Time of the Merger (as to which the related representations and warranties shall survive until their performance) which covenants, agreements and indemnification shall survive the Effective Time of the Merger, the representations, warranties, covenants and agreements of AMRBK and BNKA contained in this Agreement shall terminate upon the Effective Time of the Merger.

            14.f.     Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of California without regard to conflicts of laws principles.

            14.g.     Attorneys' Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

            14.h.     Entire Agreement; Severability. This Agreement and the
documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof, excluding that certain Confidentiality Agreement between the parties dated June 9, 2004. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

            14.i.     Counterparts. This Agreement may be executed in several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, AMRBK, AMRB and BNKA have caused this Agreement and Plan of Reorganization and Merger to be signed by their duly authorized officers as of the day and year first above written.


AMERICAN RIVER BANKSHARES                     BANK OF AMADOR


By: /s/ CHARLES D. FITE                       By: /s/ RICHARD P. VINSON
    -------------------------------------         -------------------------------------
    Charles D. Fite                               Richard P. Vinson
    Chairman of the Board                         Chairman of the Board


By: /s/ DAVID T. TABER                        By: /s/ LARRY D. STANDING
    -------------------------------------         -------------------------------------
    David T. Taber                                Larry D. Standing
    President and Chief Executive Officer         President and Chief Executive Officer


By: /s/ STEPHEN H. WAKS                       By: /s/ GARETH ABEL
    -------------------------------------         -------------------------------------
    Stephen H. Waks                               Gareth Abel
    Secretary                                     Secretary


AMERICAN RIVER BANK


By: /s/ CHARLES D. FITE
    -------------------------------------
    Charles D. Fite
    Chairman of the Board


By: /s/ DAVID T. TABER
    -------------------------------------
    David T. Taber
    Chief Executive Officer


By: /s/ STEPHEN H. WAKS
    -------------------------------------
    Stephen H. Waks
    Secretary

                                    EXHIBIT A


                               AGREEMENT OF MERGER


     This Agreement of Merger (this "Agreement") is made this ___ day of ___________, 2004, by and among American River Bank, a California banking corporation located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 (hereinafter referred to as "AMRB"), Bank of Amador, a California banking corporation located at 422 Sutter Street, Jackson, California 95642 (hereinafter referred to as "BNKA"), and American River Bankshares, a California corporation located at 1545 River Park Drive, Suite 107, California 95815 (hereinafter referred to as ("AMRBK"), with reference to the following:


                                    RECITALS
                                    --------

     WHEREAS, AMRBK is a California corporation duly organized, validly existing and in good standing under the laws of the State of California with an authorized capitalization of 20,000,000 shares of common stock, no par value per share, of which 4,209,881 shares are issued and outstanding;

     WHEREAS, AMRB is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California with an authorized capitalization of 1,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding;

     WHEREAS, BNKA is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California with an authorized capitalization of 10,000,000 shares of common stock, no par value per share, of which 1,566,281 shares are issued and outstanding, and 500,000 shares of preferred stock, of which no shares are outstanding;

     WHEREAS, AMRBK and BNKA have entered into that certain Agreement and Plan of Reorganization and Merger dated July 8, 2004 (the "Plan of Reorganization") providing for the acquisition of BNKA by AMRBK (the "Acquisition") through the Merger of BNKA with and into AMRB (the "Merger");

     WHEREAS, both AMRB and BNKA wish to complete the Acquisition by consummating the Merger; and

     WHEREAS, the Boards of Directors of each of AMRBK, AMRB and BNKA have approved this Agreement and have authorized its execution and delivery, and AMRBK, as the sole shareholder of AMRB, and the shareholders of AMRBK and BNKA, have approved this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto hereby agree as follows:


                                    AGREEMENT
                                    ---------

     Section 1. Effective Time of the Merger. The Merger shall become effective on the date ("Effective Date") and time ("Effective Time of the Merger") as prescribed by law including Section 4887 of the California Financial Code.

     Section 2. Merged Bank. At the Effective Time of the Merger, AMRB and BNKA shall be merged under the Articles of Incorporation and Bylaws of AMRB (the "Merged Bank").

     Section 3. Closing. The closing of the transactions contemplated hereby (the "Closing"), unless another place is agreed in writing by the parties hereto, shall take place at the main office of AMRBK in Sacramento, California, at the time and on the date fixed therefor pursuant to the Plan of Reorganization.

     Section 4. Business; Offices. The business of the Merged Bank shall be that of a California banking corporation. This business shall be conducted by the Merged Bank at its main office located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 and at its branch and division offices, including at the former main office of BNKA located at 422 Sutter Street, Jackson, California 95642 and at its former branch offices, in each location under the name "Bank of Amador, a division of American River Bank."

     Section 6. Capital. The capital accounts of the Merged Bank at the Effective Time of the Merger shall be equal to the combined capital accounts of BNKA and AMRB, adjusted, however, for normal earnings, expenses and purchase accounting adjustments up to the Effective Time of the Merger. The authorized capitalization of the Merged Bank shall be 1,000 shares of common stock, no par value per share.

     Section 7. Assets; Liabilities. All assets of each of BNKA and AMRB, as they exist immediately prior to the Effective Time of the Merger, shall pass to and vest in the Merged Bank without any conveyance or other transfer. The Merged Bank shall be responsible for all of the liabilities of every kind and description of each of BNKA and AMRB existing as of the Effective Time of the Merger.

     Section 8. Outstanding Stock. Each share of the common stock of AMRB shall be automatically converted into one share of the common stock of the Merged Bank. Each share of the common stock of BNKA ("BNKA Share") issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, without any further action on the part of BNKA or the holders of BNKA Shares, automatically shall be cancelled and cease to be an issued and outstanding BNKA Share, and shall be converted into the right to receive newly issued shares of the common stock of AMRBK ("AMRBK Share") and cash, subject to all terms and conditions set forth in the Plan of Reorganization, as follows:

     Each share of BNKA common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than BNKA dissenting shares) shall, by virtue of the Merger, be converted into the right to receive (i) cash in the amount of $6.825 (the "Cash Consideration"), and (ii) a number of shares of AMRBK common stock multiplied by the AMRBK Measuring Price (the "Stock Consideration") determined as follows:

     A. 0.6851 shares of AMRBK common stock, if the AMRBK Measuring Price is $18.50 or lower;

     B. 0.5394 shares of AMRBK common stock, if the AMRBK Measuring Price is $23.50 or higher;

     C. the number of shares of AMRBK common stock equal to 12.675 divided by the AMRBK Measuring Price, if the AMRBK Measuring Price is between $18.50 and $23.50.

     "AMRBK Measuring Price" means the average closing price of AMRBK common stock as traded on the Nasdaq National Market over the ten (10) consecutive trading day period ending on the second business day prior to the Closing Date.

     Section 9. Dividends. Neither AMRB nor BNKA shall declare or pay any dividend to its shareholders between the date of this Agreement and the Effective Time of the Merger, or dispose of any of their assets in any other manner except in the normal course of business and for adequate value, except as otherwise provided in the Plan of Reorganization.

     Section 10. Board of Directors; Officers. The directors of AMRB at the Effective Time of the Merger shall be the directors of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank. The officers of AMRB at the Effective Time of the Merger shall be the officers of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank. Notwithstanding the foregoing, two directors of BNKA shall be appointed as directors of the Merged Bank effective as of the Effective Time of the Merger or as soon thereafter as is practicable.

     Section 11. Charter, Articles of Incorporation and Bylaws of Merged Bank. The Charter, Articles of Incorporation and Bylaws of AMRB as in effect immediately prior to the Effective Time of the Merger shall be the Charter, Articles of Incorporation and Bylaws of the Merged Bank.

     Section 12. Conditions. The obligations of the parties to proceed with the Closing and consummation of the Merger are subject to the satisfaction or waiver at or prior to the Closing of all of the conditions to the Merger set forth herein and in the Plan of Reorganization.

     Section 13. Termination. This Agreement may be terminated at any time prior to the Closing:

           (a)   by the written agreement of AMRBK, AMRB and BNKA;

           (b) by AMRBK or BNKA if the Closing shall not have been consummated on or before March 31, 2005, provided, however, that if the only conditions to the Closing which remain unsatisfied at March 31, 2005, are the receipt of the government approvals or the expiration of any waiting periods under applicable law or regulation, the Closing Date shall be automatically extended to June 30, 2005, or such other date as the parties may mutually agree upon; or

           (c) by AMRBK or BNKA in the event the Plan of Reorganization is terminated in accordance with its terms.

     Section 14. Board and Shareholder Approvals. This Agreement has been approved and/or ratified and confirmed by the affirmative vote of the holders of more than 50 percent of AMRBK and BNKA Shares outstanding, respectively, and, by AMRBK, as the sole shareholder of AMRB, by unanimous written consent or at a meeting held on the call of the Board of Directors.

     Section 15. Miscellaneous.
                 -------------

           (a) Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

     To AMRBK or AMRB:                       To BNKA:

     American River Bankshares               Bank of Amador
     Attn: David T. Taber, President         Attn: Larry D. Standing, President
     1545 River Park Drive, Suite 107        422 Sutter Street
     Sacramento, California 95815            Jackson, California 95642
     Telephone: (916) 565-6100               Telephone: (209) 223-2320
     Fax: (916) 641-1262                     Fax: (209) 223-0934

           (b) Agreement and Plan of Reorganization Unaffected. AMRB, AMRBK and BNKA agree that nothing in this Agreement shall be deemed to change or modify in any manner the provisions of the Plan of Reorganization.

           (c) Succession. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any right hereunder may be assigned by any party without the consent of the other party hereto.

           (d) Entire Agreement; Amendments; Etc. This Agreement and the Plan of Reorganization embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced. Except as otherwise expressly provided herein, no person other than the parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.

           (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument when one or more counterparts hereof have been signed by BNKA and delivered to AMRBK, and one or more counterparts hereof have been signed by AMRB and AMRBK and delivered to BNKA.

           (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles.

     IN WITNESS WHEREOF, AMRBK, AMRB and BNKA have caused this Agreement and Plan of Reorganization and Merger to be signed by their duly authorized officers as of the day and year first above written.


AMERICAN RIVER BANKSHARES                     BANK OF AMADOR


By:                                           By:
    -------------------------------------         -------------------------------------
    David T. Taber                                Larry D. Standing
    President and Chief Executive Officer         President and Chief Executive Officer


By:                                           By:
    -------------------------------------         -------------------------------------
    Stephen H. Waks                               Gareth Abel
    Secretary                                     Secretary


AMERICAN RIVER BANK


By:
    -------------------------------------
    David T. Taber
    Chief Executive Officer


By:
    -------------------------------------
    Stephen H. Waks
    Secretary

                                    EXHIBIT D


                            BNKA AFFILIATE AGREEMENT


     I, the undersigned, have been advised that as of the date hereof I may be deemed to be an "affiliate" of Bank of Amador, a California banking corporation ("BNKA"), for purposes of Rule 144 under the Securities Act of 1933, as amended (the "Act"). I have also been advised that as a result of the merger of BNKA with and into American River Bank, a California banking corporation ("AMRB"), pursuant to that certain Agreement and Plan of Reorganization and Merger dated July 8, 2004 ("Plan of Reorganization") and related Agreement of Merger, by and among American River Bankshares, a California corporation ("AMRBK"), AMRB and BNKA, I may be deemed to be an "affiliate" for purposes of Rule 145 under the Act and subject to resale restrictions thereunder. In the Merger, I may acquire shares of AMRBK common stock ("AMRBK Shares") in exchange for my shares of the common stock of BNKA ("BNKA Shares").

     To the extent that I do acquire AMRBK Shares in connection with the Merger, I hereby represent and agree as follows:

     1. I have carefully read this Affiliate Agreement and, to the extent I felt necessary, I have discussed it with legal counsel.

     2. The AMRBK Shares are being acquired by me in good faith for investment, for my own account, and not with a view to distributing the AMRBK Shares to others or otherwise reselling the AMRBK Shares.

     3. I will not offer, agree, or otherwise engage in any act or transaction, to sell, purchase, transfer, or otherwise acquire or dispose of, any of the AMRBK Shares, whether publicly or privately, from the date of this Affiliate Agreement until release and publication to the general public of financial results covering at least thirty (30) days of post-merger combined operations of AMRBK and BNKA, or otherwise commit any act related to the AMRBK Shares in violation of the Act or related rules and regulations.

     4. I understand that the offer and sale of the AMRBK Shares to me has been or will be registered with the Securities and Exchange Commission in a registration statement on Form S-4, but that such registration does not apply to resales of stock by persons who are "affiliates" at the time of the resale. Accordingly, the AMRBK Shares must be held by me for at least one year unless:
(i) the AMRBK Shares have been registered under the Act for sale by me; (ii) a sale of the AMRBK Shares is made in conformity with the volume and other applicable limitations of Rule 145; or (iii) in the written opinion of counsel another exemption from registration is available under the Act.

     5. I understand that AMRBK is under no obligation to register the resale or other disposition of the AMRBK Shares by me or on my behalf or to take any other action to qualify the sale of the AMRBK Shares for any exemption from registration.

     6. I also understand that stop transfer instructions will be given to AMRBK's transfer agent with respect to the AMRBK Shares and that there will be placed on the certificates for the AMRBK Shares a legend stating in substance:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

     7. I know of no plan (written or oral) pursuant to which holders of shares of the outstanding BNKA Shares intend to sell or otherwise dispose of more than 50%, in the aggregate, of their interest in such shares, either by a sale or other disposition of BNKA Shares before the Merger, by the exercise of dissenters' rights in the Merger, or by a sale or other disposition of the AMRBK Shares to be received by them as a result of the Merger.

     8. I understand and agree that AMRBK will rely upon the foregoing representations and warranties in issuing the AMRBK Shares to me and I hereby agree to indemnify AMRBK and hold it and its officers, directors, employees, agents and representatives harmless from and against all liabilities, costs, or expenses (including reasonable attorneys' fees) arising as a result of a sale or disposition by me of any of the AMRBK Shares in violation of paragraph 3 above.

     9. I understand that so long as I am an "affiliate" of AMRBK within the meaning of the Act, any shares of AMRBK common stock I may acquire in the future, separate and apart from the AMRBK Shares described above, whether or not such shares have been previously registered with the Securities and Exchange Commission, will be subject to the restrictions on resale set forth in Rule 144 of the Act. I understand that under various circumstances, including the case where I acquire shares of AMRBK's common stock that may be deemed "restricted securities" within the meaning of Rule 144 of the Act, I will be required to hold such shares for a minimum of one year before I can sell the shares in the trading market unless otherwise allowed by law, rule or regulation. I also understand that legends reflecting the restrictions on AMRBK common stock which I may acquire will be placed on all certificates representing such shares, and that stop transfer orders will be placed with AMRBK's transfer agent prohibiting transfers by me in violation of such restrictions.

     10. It is understood and agreed that this Affiliate Agreement shall terminate and be of no further force and effect and the legend set forth in paragraph 6 above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer of restrictions shall be lifted forthwith, if (i) any such AMRBK Shares shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such AMRBK Shares are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Act, or (iii) I am not at the time an affiliate of AMRBK or BNKA and have been the beneficial owner of the AMRBK Shares for at least one year (or such other period as may be prescribed by the Act and the rules and regulations thereunder, and AMRBK has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding 12 months, or (iv) I am not and have not been for at least three months an affiliate of AMRBK and have been the beneficial owner of the AMRBK Shares for at least two years (or such other period as may be prescribed by the Act and the rules and regulations thereunder), or (v) AMRBK shall have received a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, which opinion and counsel shall be reasonably acceptable to AMRBK, to the effect that the stock transfer restrictions and the legend are not required.



Dated: July 8, 2004
                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Type or Print Name

                                    EXHIBIT E


                           BNKA SHAREHOLDER AGREEMENT


     This Shareholder Agreement (this "Agreement"), is made as of July 8, 2004, by and between American River Bankshares, a California corporation ("AMRBK"), and each director, executive officer and certain other key officers of Bank of Amador, a California banking corporation ("BNKA"), who beneficially own shares of BNKA common stock ("BNKA Shares") and/or have been granted stock options to acquire BNKA Shares under the BNKA Stock Option Plan, and whose name is set forth on the signature page hereof. Each such person shall hereinafter be referred to individually as a "Shareholder" and collectively as the "Shareholders." This Agreement and such other agreements shall be referred to collectively as the "Shareholder Agreements." This Agreement is made with reference to the following:


                                    RECITALS
                                    --------

     WHEREAS, that certain Agreement and Plan of Reorganization and Merger (the "Plan of Reorganization"), dated as of July 8, 2004, entered into by and between AMRBK, American River Bank, a California banking corporation and wholly-owned subsidiary of AMRBK ("AMRB") and BNKA, provides for the acquisition by AMRBK of one hundred percent (100%) of the BNKA Shares, through the merger (the "Merger") of BNKA with and into AMRB; and

     WHEREAS, as a condition precedent to the obligations of AMRBK under Section 7.q. and BNKA under Section 8.p. of the Plan of Reorganization, the Shareholders shall each have entered into Shareholder Agreements concurrent with the execution of the Plan of Reorganization in accordance with the terms, conditions, and provisions thereof;

     NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Plan of Reorganization, and intending to be legally bound, the parties hereto agree as follows:


                                   AGREEMENT
                                   ---------

                                    ARTICLE I

                            COVENANTS OF SHAREHOLDER

     1.1 Vote of Shareholders. At the meeting of shareholders of BNKA referred to in Section 3.2.a. of the Plan of Reorganization (the "Meeting"), the Shareholder shall vote or cause to be voted the BNKA Shares indicated as owned or controlled by such Shareholder in Schedule I attached hereto, and any other BNKA Shares now owned or hereafter acquired or controlled by such Shareholder, in favor of, and to approve the principal terms of, the Merger, and any other matter contemplated by the Plan of Reorganization which requires the approval of the shareholders of BNKA.

     1.2 Other Contracts. From and after the date of this Agreement, the Shareholder shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Shareholder to comply with all the terms of this Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Shareholder's BNKA Shares, except with prior written consent of AMRBK.

     1.3 Updating Information. In the event that the Shareholder shall discover that any representation or warranty made herein by such Shareholder was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Shareholder made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Shareholder shall deliver to AMRBK a statement specifying that it is delivered pursuant to this Section
1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which AMRBK may otherwise have under this Agreement.

     1.4 Agreement to Recommend. The Shareholder agrees that, upon the execution of this Agreement, the Shareholder shall at all times use his or her best efforts in order to obtain the approval of the shareholders of BNKA of the principal terms of the Merger, and any other matters contemplated by the Plan of Reorganization which requires approval of the shareholders of BNKA and shall recommend the approval of such matters by the shareholders of BNKA at the Meeting; provided, however, that the terms of this Section 1.4 shall not apply in the event the Board of Directors of BNKA receives a bona fide unsolicited offer for a Business Combination of BNKA with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of the Board of Directors to its shareholders and the Plan of Reorganization is terminated in connection therewith and in accordance with its terms.

     1.5 BNKA Stock Options. The Shareholder agrees: (i) not to exercise any outstanding BNKA Stock Options granted to and held by the Shareholder (the "Shareholder's Options") as of the date hereof and as set forth in Schedule II attached hereto; and (ii) to surrender and exchange the Shareholder's Options to BNKA in accordance with the terms and conditions of Section 2.6 of the Plan of Reorganization. The Shareholder further agrees that any of the Shareholder's Stock Options not surrendered and exchanged pursuant to Section 2.6 of the Plan of Reorganization prior to the Effective Time of the Merger shall expire at the Effective Time of the Merger.

     1.6 Non-Competition. The Shareholder agrees that for a period of two (2) years from the Effective Time of the Merger, without the prior written consent of AMRBK, he or she shall not directly or indirectly acquire, hold, or retain any ownership interest in (except for passive investment interests of five percent (5%) or less in a publicly held financial institution or bank holding company), or serve in any capacity as a shareholder, officer, employee, agent or consultant whether on a full or part-time basis or from time to time of, any financial institution, including its parent holding company or other affiliated companies, or any other business, which competes with or is similar in nature to the business of AMRBK, AMRB, or BNKA, that conducts business or operations in the same market areas in which AMRBK, AMRB or BNKA conduct business or operations including the market areas within the California Counties of Amador, Placer, Sacramento and Sonoma.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDER

     2.1 Representations and Warranties of Shareholder. The Shareholder represents and warrants to, and agrees with, AMRBK as follows:

           (a) Capacity. The Shareholder has all requisite capacity to enter into and to perform the Shareholder's obligations under this Agreement.

           (b) Agreement. The Shareholder has received a copy of the Plan of Reorganization and has had the opportunity to review and to consider the terms and conditions contained in this Agreement and in the Plan of Reorganization and to confer with his or her counsel concerning said terms and conditions.

           (c) Binding Agreement. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder.

           (d) Ownership of Shares. Schedule I hereto correctly sets forth the number of BNKA Shares beneficially owned or controlled by the Shareholder or with respect to which such Shareholder has sole or shared voting power (subject to applicable community property laws), and the Shareholder has good and marketable title to all such BNKA Shares free and clear of any liens, security interests, charges or other encumbrances of any kind of nature, except as set forth on Schedule I.

           (e) Relationship with BNKA. The Shareholder is a director or officer and shareholder of BNKA.

           (f) Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder's obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, in any material respect, violate or conflict with, or constitute a material default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or to the Shareholder's knowledge any statute, rule or regulation to which the Shareholder or any of the Shareholder's property is subject.

                                   ARTICLE III

                                   TERMINATION

     3.1 Automatic Termination. This Agreement shall automatically terminate and be of no further force or effect if the Plan of Reorganization is terminated in accordance with the terms thereof, except as to any breach occurring prior to the date of such termination.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Expenses. Each party hereto shall pay its own costs and expenses in connection with this Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Shareholder's expenses in connection with the negotiation and documentation of this Agreement by BNKA.

     4.2 Notices, Etc. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

           (a) If to the Shareholder, to the address set forth in Schedule I attached hereto.

                 With a copy to:

                 Bank of Amador
                 Attn: Larry D. Standing, President
                 422 Sutter Street
                 Jackson, California 95642
                 Telephone: (209) 223-2320
                 Fax: (209) 223-0934

                 With an additional copy to:

                 Bartel, Eng & Schroder
                 Attn: Daniel B. Eng, Esq.
                 1331 Garden Hwy, Suite 300
                 Sacramento, California 95833
                 Telephone: (916) 442-0400
                 Fax: (916) 442-3442

           (b)   If to AMRBK or AMRB to:

                 American River Bankshares
                 Attn: David T. Taber, President
                 1545 River Park Drive, Suite 107
                 Sacramento, California 95815
                 Telephone: (916) 565-6100
                 Fax: (916) 641-1262

                 With a copy to:

                 Dodd-Mason-George LLP
                 Attn: Glenn T. Dodd, Esq.
                 100 Century Center Court, Suite 605
                 San Jose, California 95112-4536
                 Telephone: (408) 452-1476
                 Fax: (408) 452-1487

or such other address as any party may have furnished in writing to the other parties.

     4.3 Entire and Sole Agreement. The making, execution and delivery of this Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Plan of Reorganization. This Agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

     4.4 Successors and Assigns. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     4.5 Governing Law. This Agreement shall construed and enforced in accordance with and governed by the laws of the State of California without regard to conflicts of laws principles.

     4.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.7 Amendment, Supplement and Waiver. This Agreement may be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

     4.8 Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     4.9 Specific Performance. It is recognized and agreed that monetary damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his, her or its obligation shall be enforceable by a court order requiring specific performance.

     4.10 Several Obligations. All duties and obligations of the Shareholder executing this Agreement shall be several and not joint with the duties and obligations of other Shareholders executing Shareholder Agreements with AMRBK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


SHAREHOLDER                                 AMERICAN RIVER BANKSHARES


                                            By:
----------------------------------              --------------------------------
             (Name)                             David T. Taber,
                                                President
---------------------------------
          (Signature)

                                   SCHEDULE I



NAME OF SHAREHOLDER:

ADDRESS OF SHAREHOLDER:


NUMBER OF SHARES                    REGISTERED OWNER(S)
--------------------------------------------------------------------------------





DESCRIBE ANY LIENS, SECURITY INTERESTS, CHARGES OR OTHER ENCUMBRANCES:
---------------------------------------------------------------------

                                   SCHEDULE II



NAME OF SHAREHOLDER:

ADDRESS OF SHAREHOLDER:


NUMBER OF BNKA STOCK OPTIONS                              EXERCISE PRICE
--------------------------------------------------------------------------------

                                    EXHIBIT F


                              EMPLOYMENT AGREEMENT


     This Agreement is made and entered into on __________, 2004 by and between American River Bank, a California state chartered banking corporation (the "Employer") and Larry D. Standing (the "Employee") for the purposes set forth hereinafter (the "Agreement").


                                    RECITALS
                                    --------

     WHEREAS, it is the intention of the parties to enter into an employment agreement for the purposes of assuring the continued services of the Employee as the President of a division of the Employer to be known as "Bank of Amador, a division of American River Bank" from and after the Effective Time of the Merger pursuant to that certain Agreement and Plan of Reorganization and Merger (the "Plan of Reorganization"), dated as of June __, 2004, entered into by and between American River Bankshares, a California corporation, American River Bank, a California banking corporation and Bank of Amador, a California banking corporation, which provides for the acquisition by American River Bankshares of one hundred percent (100%) of the common stock of Bank of Amador, through the merger of Bank of Amador with and into American River Bank (the "Merger");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and Employee agree as follows:


                                    AGREEMENT
                                    ---------

     1. Term of Employment; Termination of Prior Employment Agreement and Waiver of Rights and Benefits and Release of Obligations Thereunder. Pursuant to this Agreement, the Employer employs the Employee and the Employee hereby accepts employment with the Employer, upon the terms and conditions hereinafter set forth. The term of this Agreement shall be a period of (2) years from the date hereof. Upon the occurrence of the second annual anniversary of the date of this Agreement, and on each anniversary date thereafter, the term of this Agreement shall be deemed automatically extended for an additional one (1) year term, subject to the termination provisions of paragraph 16.

     2. Duties and Obligations of Employee. Employee shall serve as the President of the division of the Employer known as "Bank of Amador, a division of American River Bank" pursuant to this Agreement and shall perform the customary duties of each such office in the commercial banking industry as may from time to time be reasonably requested of him by the Chief Executive Officer or Board of Directors of the Employer including the following:

           (a) Providing leadership in planning and implementing the conduct of the business and affairs of the Employer, subject to the direction of the Chief Executive Officer and Board of Directors of the Employer, and carrying out responsibilities of the position as outlined in any job description approved by the Board of Directors of the Employer;

           (b) Participating in community affairs which are beneficial to the Employer;

           (c) Maintaining a good relationship with the Board of Directors of the Employer, its management officers and shareholders;

           (d) Maintaining a good relationship with regulatory agencies and governmental authorities having jurisdiction over the Employer and its parent holding company; and

           (e) Acting as a member of the Board of Directors of the Employer and all committees thereof to which the Employee may be appointed or elected.

     3.    Devotion to Employer's Business.
           -------------------------------

           (a) The Employee shall devote his full business time, ability, and attention to the business of the Employer during the term of this Agreement and shall not during the term of this Agreement engage in any other business activities, duties, or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Employer. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of the Employee under this Agreement. Nothing in this Agreement shall be interpreted to prohibit the Employee from making passive personal investments. However, the Employee shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Employer, except passive shareholder investments in other financial institutions and their respective affiliates which do not exceed five percent (5%) of the outstanding voting securities in the aggregate in any single financial institution and its affiliates on a consolidated basis.

           (b) The Employee agrees to conduct himself at all times with due regard to public conventions and morals. The Employee further agrees not to do or commit any act that will reasonably tend to shock or offend the community, or to prejudice the Employer or the banking industry in general.

           (c) The Employee hereby represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee therefore expressly agrees that the Employer, in addition to any other rights or remedies that the Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by the Employee.

     4. Noncompetition by the Employee. The Employee shall not, during the term of this Agreement, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any competitive banking or financial services business without the prior written consent of the Employer.

     5.    Indemnification.
           ---------------

           (a) The Employee shall indemnify and hold the Employer harmless from all liability for loss, damage, or injury to persons or property resulting from the gross negligence or intentional misconduct of the Employee.

           (b) To the extent permitted by law, the Employer shall indemnify the Employee if he was or is a party or is threatened to be made a party in any action brought by a third party against the Employee (whether or not the Employer is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with said action if the Employee acted in good faith and in a manner the Employee reasonably believed to be in the best interest of the Employer (and with respect to a criminal proceeding if the Employee had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of the Employee arose out of and was within the course and scope of his employment as an officer or employee of the Employer.

     6. Disclosure of Information. The Employee shall not, either before or after termination of this Agreement, without the prior written consent of the Board of Directors of Employer or except as required by law to comply with legal process including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, disclose to anyone any financial information, trade or business secrets, customer lists, computer software or other information not otherwise publicly available concerning the business or operations of the Employer, its parent holding company or any subsidiary thereof. The Employee further recognizes and acknowledges that any financial information concerning any customers of the Employer, its parent holding company and any subsidiary thereof as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employer's and its parent holding company's business. The Employee shall not, either before or after termination of this Agreement, without such consent or except as required by law, disclose to anyone said financial information or any part thereof, for any reason or purpose whatsoever. In the event the Employee is required by law to disclose such information described in this paragraph 6, the Employee will provide the Employer and its counsel with immediate notice of such request so that they may consider seeking a protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, the Employee is nonetheless, in the written opinion of knowledgeable counsel, compelled to disclose any of such information to any tribunal or any other party or else stand liable for contempt or suffer other material censure or material penalty, then the Employee may disclose (on an "as needed" basis only) such information to such tribunal or other party without liability hereunder. The Employee agrees to execute such form of confidentiality agreement from time to time during the term of this Agreement as the Board of Directors of the Employer may require to be executed by officers of the Employer. Any conflict between this paragraph 6 and such confidentiality agreement shall be resolved in favor of the provisions of the confidentiality agreement.

     7. Written, Printed or Electronic Material. All written, printed or electronic material, notebooks and records including, without limitation, computer disks used by the Employee in performing duties for the Employer, other than the Employee's personal notes and diaries, are and shall remain the sole property of the Employer. Upon termination of employment, the Employee shall promptly return all such material (including all copies, extracts and summaries thereof) to the Employer.

     8. Surety Bond. The Employee agrees that he will furnish all information and take any other steps necessary from time to time to enable the Employer to obtain or maintain a fidelity or similar financial institution bond which includes the Employee within the coverages provided conditional on the rendering of a true account by the Employee of all monies, goods, or other property which may come into the custody, charge, or possession of the Employee during the term of his employment. The surety company issuing the bond and the amount of the bond must be acceptable to the Employer. All premiums on the bond shall be paid by the Employer. The Employer, or its successor, shall have no obligation to pay or provide severance payments or severance benefits to the Employee in accordance with paragraph 16 (d) or 16 (e), as applicable, of this Agreement in the event that the Employee's employment is terminated in connection with the Employee's failure to qualify for a surety bond at any time during the term of this Agreement and such failure to qualify results from an occurrence described in paragraph 16 (a) (5), (6), (7), (8), (9), (10) or (11, to the extent of an
Employee breach).

     9. Base Salary. In consideration for the services to be performed hereunder, the Employee shall receive a salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum, payable in installments during the term of this Agreement of approximately Six Thousand Two Hundred Fifty Dollars ($6,250) on the first and fifteenth days of each month, subject to applicable adjustments for withholding taxes, prorations for any partial employment period and such other applicable payroll procedures of the Employer. The Employee shall receive such annual adjustments in salary, if any, as may be determined by the Employer's Board of Directors, in its sole discretion, resulting from the Board of Directors annual review of the Employee's compensation each year during the term of this Agreement.

     10. Salary Continuation During Disability. If the Employee for any reason (except as expressly provided below) becomes temporarily or permanently disabled so that he is unable to perform the duties under this Agreement, the Employer agrees to pay the Employee the base salary otherwise payable to Employee pursuant to paragraph 9 of this Agreement, reduced by the amounts received by the Employee from state disability insurance, or worker's compensation or other similar insurance benefits through policies provided by the Employer, for a period of six (6) months from the date of disability.

     For purposes of this paragraph 10, "disability" shall be defined as provided in the Employer's disability insurance program. Notwithstanding anything herein to the contrary, the Employer shall have no obligation to make payments for a disability resulting from the deliberate, intentional actions of the Employee, such as, but not limited to, attempted suicide or chemical dependence of the Employee.

     11. Incentive Compensation. The Employee shall be entitled to participate in the Incentive Compensation Plan (the "Plan") sponsored by the Employer's parent holding company, and receive incentive compensation in accordance with the Plan, subject to the right of the Board of Directors in its sole discretion to modify the terms and provisions of the Plan each year during the term of this Agreement in connection with its review of the Employee's performance and the Employer's results of operations. Under no circumstance shall a right to receive incentive compensation exist in favor of or accrue to or for the benefit of the Employee prior to actual receipt of a distribution, if any, under the Plan.

     12. Stock Options/Employment Rights. The Employee may be granted stock options in the future in the discretion of the Board of Directors of the Employer's parent holding company. Any such stock option grant shall be evidenced by a stock option agreement in the form required by the applicable stock option plan. Notwithstanding any provision of such stock option plan or any such stock option agreement to the contrary, no rights of employment shall be conferred upon the Employee or result from any such stock option plan or any such stock option agreement. Any employment rights and corresponding duties of the Employee pursuant to his employment by the Employer shall be limited to and interpreted solely in accordance with the terms and provisions of this Agreement.

     13. Other Benefits. The Employee shall be entitled to those employee benefits adopted by the Employer for all employees of the Employer, subject to applicable qualification requirements and regulatory approval requirements, if any. The Employee shall be further entitled to the following additional benefits which shall supplement or replace, to the extent duplicative of any part or all of the general employee benefits, the benefits otherwise provided to the
Employee:

           (a) Vacation. The Employee shall be entitled to four (4) weeks of annual vacation leave and six (6) days of personal absence at his then existing rate of base salary each year during the term of this Agreement. The Employee may be absent from his employment for vacation and personal absence as long as such leave is reasonable and does not jeopardize his responsibilities and duties specified in this Agreement. The length of vacation should not exceed two (2) weeks without the approval of the Employer's Board of Directors. The Employee shall take at least two (2) consecutive weeks of vacation each year during the term of this Agreement. Vacation time will accrue in accordance with the Employer's personnel policies.

           (b) Automobile Allowance and Insurance. The Employer shall acquire or otherwise make available to the Employee for his business and incidental personal use an automobile, suitable to his position, and (i) maintain it in good condition and repair; and (ii) provide public liability insurance and property damage insurance policies with insurer(s) acceptable to the Employer and with coverages in such amounts as may be acceptable to the Employer from time to time.

           (c) Insurance. The Employer shall provide during the term of this Agreement at the Employer's sole cost, group life, health (including medical, dental and hospitalization), accident and disability insurance coverage for the Employee and his dependents through a policy or policies provided by insurer(s) selected by the Employer in its sole discretion.

     14. Annual Physical Examination. The Employer shall provide insurance coverage for or pay or reimburse the Employee for the cost of an annual physical examination conducted by a California licensed physician selected by the Employee and reasonably acceptable to the Employer.

     15. Business Expenses. The Employee shall be reimbursed for all ordinary and necessary expenses incurred by the Employee in connection with his employment. The Employee shall also be reimbursed for reasonable expenses incurred in activities associated with promoting the business of the Employer, including expenses for entertainment, travel, conventions, educational programs, and similar items, and with the prior approval of the Employer's Executive Committee, expenses for club memberships. The Employer will pay for or will reimburse the Employee for such expenses upon presentation by the Employee from time to time of receipts or other appropriate evidence of such expenditures.

     16.   Termination of Agreement.
           ------------------------

           (a) Automatic Termination. This Agreement shall terminate automatically without further act of the parties and immediately upon the occurrence of any one of the following events, subject to either party's right, without any obligation whatsoever, to waive an event reasonably susceptible of waiver, and the obligation of the Employer to pay the amounts which would otherwise be payable to the Employee under this Agreement through the end of the month in which the event occurs, except that only in the event of termination based upon subparagraphs (1), (4) or (11, to the extent of Employer's breach) below shall the Employee be entitled to receive severance payments and severance benefits based upon automatic termination pursuant to paragraph 16 (d) of this
Agreement:

                 (1) The occurrence of circumstances that make it impossible or impractical for the Employer to conduct or continue its business.

                 (2)   The death of the Employee.

                 (3)   The loss by the Employee of legal capacity.

                 (4)   The loss by the Employer of legal capacity to contract.

                 (5) The willful, intentional and material breach of duty by the Employee in the course of his employment.

                 (6) The habitual and continued neglect by the Employee of his employment duties and obligations under this Agreement.

                 (7) The Employee's willful and intentional violation of any State of California or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Employer or its parent holding company and their respective subsidiaries, or the rules or regulations of the Board of Governors of the Federal Reserve System, California Department of Financial Institutions, or the Federal Deposit Insurance Corporation, or other regulatory agency or governmental authority having jurisdiction over the Employer, or its parent holding company.

                 (8) The determination by a state or federal banking agency or governmental authority having jurisdiction over the Employer or its parent holding company that the Employee is not suitable to act in the capacity for which he is employed by the Employer.

                 (9) The Employee is convicted of any felony or a crime involving moral turpitude or commits a fraudulent or dishonest act.

                 (10) The Employee discloses without authority any secret or confidential information concerning the Employer, its parent holding company or their respective subsidiaries or takes any action which the Employer's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Employer, its parent holding company or their respective subsidiaries.

                 (11) Either party materially breaches the terms or provisions of this Agreement.

           (b) Termination by Employer. The Employer may, at its election and in its sole discretion, terminate this Agreement for any reason, or for no reason, by giving not less than thirty (30) days' prior written notice of termination to the Employee, without prejudice to any other remedy to which the Employer may be entitled either at law, in equity or under this Agreement. Upon such termination, unless otherwise agreed in writing between the Employer and the Employee, the Employee shall immediately cease performing and discharging the duties and responsibilities of his position and remove himself and his personal belongings from the Employer's premises. All rights and obligations accruing to the Employee under this Agreement shall cease at such termination, except that such termination shall not prejudice the Employee's rights regarding employment benefits which shall have accrued prior to such termination, including the right to receive the severance pay specified in paragraph 16 (d) below, and any other remedy which the Employee may have at law, in equity or under this Agreement, which remedy accrued prior to such termination.

           (c) Termination by Employee. This Agreement may be terminated by the Employee for any reason, or no reason, by giving not less than thirty (30) days' prior written notice of termination to the Employer. Upon such termination, all rights and obligations accruing to the Employee under this Agreement shall cease, except that such termination shall not prejudice the Employee's rights regarding employment benefits which shall have accrued prior to such termination and any other remedy which the Employee may have at law, in equity or under this Agreement, which remedy accrued prior to such termination.

           (d) Severance Pay - Termination by Employer. In the event of termination by the Employer pursuant to paragraph 16 (b) or automatic termination based upon paragraph 16 (a) (1), (4) or (11, to the extent of the Employer's breach) of this Agreement, the Employee shall be entitled to receive severance pay at the Employee's rate of base salary immediately preceding such termination in an amount equal to six (6) months of the Employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the Employee). Such severance pay shall be paid to the Employee in lump sum within thirty (30) days following such termination.

           Notwithstanding the foregoing, in the event of a "change in control" as defined in subparagraph (e) below, the Employee shall not be entitled to the severance pay pursuant to this paragraph 16 (d) and any rights of the Employee to severance pay shall be limited to such rights as are specified in paragraph 16 (e) below.

           The Employee acknowledges and agrees that severance pay pursuant to this paragraph 16 (d) is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and the sole and exclusive remedy for the Employee terminated at the will of the Employer pursuant to paragraph 16 (b) or pursuant to certain provisions of paragraph 16 (a) described herein.

           (e) Severance Pay - Change in Control. In the event of a "change in control" as defined herein during the active service of the Employee with the Employer and within a period of two (2) years following consummation of such a change in control (i) the Employee's employment is terminated; or (ii) without the Employee's consent there occurs (A) any adverse change in the nature and scope of the Employee's salary or benefits, or (B) any event which reasonably constitutes a constructive termination (by resignation or otherwise) of the Employee's employment, then the Employee shall be entitled to receive severance pay at the Employee's rate of base salary immediately preceding such termination in an amount equal to eighteen (18) months of the Employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the Employee). Such severance pay shall be paid to the Employee in lump sum within thirty (30) days following such termination.

           The Employee acknowledges and agrees that severance pay pursuant to this paragraph 16 (e) is in lieu of all damages, payments and liabilities on account of the events described above for which such severance pay may be due the Employee under paragraph 16 (e) of this Agreement. This paragraph 16 (e) shall be binding upon and inure to the benefit of the Employee and the Employer, and any successors or assigns thereof or any "person" as defined herein.

           Notwithstanding the foregoing, the Employee shall not be entitled to receive severance payments pursuant to this paragraph 16 (e) in the event of an occurrence described in paragraph 16 (a), subparagraphs (5), (6), (7), (8), (9),
(10) or (11, to the extent of an Employee breach), or in the event the Employee terminates employment in accordance with paragraph 16 (c) and the termination is not a result of or based upon the occurrence of any event described in paragraph 16 (e) (ii) above.

           If all or any portion of the amounts payable to the Employee under this Agreement, either alone or together with other payments which the Employee has the right to receive hereunder, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), such amounts payable hereunder shall be reduced to the extent necessary, after first applying any similar reduction in payments to be received from any other plan or program sponsored by the Employer from which the Employee has a right to receive payments subject to Sections 280G and 4999 of the Code including, without limitation, any Salary Continuation Agreement made between the Employer and the Employee, so as to cause a reduction of any excise tax pursuant to Section 4999 of the Code to equal zero.

           A "change in control" for purposes of this Agreement and paragraph 16
(e) shall mean the occurrence of any of the following events with respect to the
Employer: (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over the Employer or its parent holding company, or any stock exchange on which the shares of the Employer's parent holding company are listed which requires the reporting of a change in control; (ii) any merger, consolidation or reorganization of the Employer or its parent holding company in which the Employer or its parent holding company does not survive; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Employer or its parent holding company having an aggregate fair market value of fifty percent (50%) of the total value of the assets of the Employer or its parent holding company, reflected in the most recent balance sheet of the Employer or its parent holding company; (iv) a transaction whereby any "person" (as such term is used in the Exchange Act) or any individual, corporation, partnership, trust or any other entity is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing twenty-five percent (25%) or more of the combined voting power of the Employer's or its parent holding company's then outstanding securities; (v) a situation where, in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of the Employer or its parent holding company cease for any reason to constitute at least a majority thereof, except in the cases of retirement, disability or death and unless the election, or the nomination for election by the Employer's or its parent holding company's shareholder(s), of each new director is approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period; or (vi) the shareholder(s) of the Employer or its parent holding company approve the sale or transfer of substantially all of the Employer's or its parent holding company's assets to parties that are not within a "controlled group of corporations" (as that term is defined in section 1563 of the Code) in which the Employer or its parent holding company is a member. Notwithstanding the foregoing or anything else contained herein to the contrary, there shall not be a change in control for purposes of this Agreement if the event which would otherwise come within the meaning of the term "change in control" involves (i) an Employee Stock Ownership Plan sponsored by the parent holding company of the Employer which Plan is the party that acquires "control" or is the principal participant in the transaction constituting a "change in control," as described above, or (ii) a reorganization in which the Employer is merged with and into another bank subsidiary of such parent bank holding company to consolidate operations under the charter of such other bank subsidiary, or (iii) if the individuals who constitute the directors of the

Employer or its parent holding company at the time a specific transaction described in subparagraphs (ii) or (vi) above is first presented to the Board of Directors of the Employer or its parent holding company will, according to the terms of the definitive agreements for the transaction, constitute a majority of the members of the board of directors of the resulting corporation or acquiring person immediately after the transaction, then, before an event that would otherwise constitute a change in control shall be deemed to have occurred, such Board of Directors of the Employer or its parent holding company may determine by majority vote that the specific transaction does not constitute a change in control under such subparagraphs (ii) or (vi) above, or (iv) the Merger contemplated pursuant to the Plan of Reorganization.

     17. Notices. Any notices to be given hereunder shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Employee at the address listed in the Employee's personnel file and to the Employer at its principal business office. A party may change the address for receipt of notices by written notice in accordance with this paragraph 17. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

     18. Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Sacramento, California, unless otherwise agreed to by the parties.

     19. Attorneys' Fees and Costs. In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding. Every obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

     20. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to the employment of the Employee by the Employer. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

     21. Modifications. Any modification of this Agreement will be effective only if it is in writing and signed by a party or its authorized representative.

     22. Waiver. The failure of either party to insist on strict compliance with any of the terms, provisions, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of any term, provision, covenant, or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     23. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     24. Interpretation. This Agreement shall be construed without regard to the party responsible for the preparation of the Agreement and shall be deemed to have been prepared jointly by the parties. Any ambiguity or uncertainty existing in this Agreement shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if an ambiguity or uncertainty exists.

     25. Governing Law and Venue. The laws of the State of California, other than those laws denominated choice of law rules, shall govern the validity, construction and effect of this Agreement. Any action which in any way involves the rights, duties and obligations of the parties hereunder which is not otherwise resolved by arbitration pursuant to paragraph 18 hereof, shall be brought in the courts of the State of California and venue for any action or proceeding shall be in Sacramento County or in the United States District Court for the Eastern District of California, and the parties hereby submit to the personal jurisdiction of said courts.

     26. Payments Due Deceased Employee. If the Employee dies prior to the expiration of the term of his employment, any payments that may be due the Employee from the Employer under this Agreement as of the date of death shall be paid to the Employee's heirs, beneficiaries, successors, permitted assigns or transferees, executors, administrators, trustees, or any other legal or personal representatives.

     27. Assignment/Binding Effect. Except as specifically set forth in this Agreement, the Employee may not assign, delegate or otherwise transfer any of the Employee's rights, benefits, duties or obligations under this Agreement without the prior written consent of the Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns, and the Employee and the Employee's heirs, beneficiaries, successors, permitted assigns or transferees, executors, administrators, trustees, and any other legal or personal representatives.

     28. Effect of Termination on Certain Provisions. Upon the termination of this Agreement, the obligations of the Employer and the Employee hereunder shall cease except to the extent of the Employer's obligation to make payments, if any, to or for the benefit of the Employee following termination, and provided that paragraphs 1 (to the extent of waivers and releases therein), 5, 6, 7, 17, 18, 19, 20, 23, 24, 25, 26, and 27 shall remain in full force and effect.

     29. Advice of Counsel and Advisors. The Employee acknowledges and agrees that he has read and understands the terms and provisions of this Agreement and prior to signing this Agreement, he has read and had the advice of counsel and/or such other advisors as he deemed appropriate in connection with his review and analysis of such terms and provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written in the City of Sacramento, County of Sacramento, State of California.


EMPLOYER:                                  EMPLOYEE:

AMERICAN RIVER BANK


By:                                        By:
    ---------------------------------          ---------------------------------
    Charles D. Fite                            Larry D. Standing
    Chairman of the Board

                                    EXHIBIT A


                           INCENTIVE COMPENSATION PLAN

                                    EXHIBIT G


                           AMRBK SHAREHOLDER AGREEMENT


     This Shareholder Agreement (this "Agreement"), is made as of July 8, 2004, by and between American River Bankshares, a California corporation ("AMRBK"), and each director and executive officer of AMRBK who beneficially own shares of AMRBK common stock ("AMRBK Shares") and whose name is set forth on the signature page hereof. Each such person shall hereinafter be referred to individually as a "Shareholder" and collectively as the "Shareholders." This Agreement and such other agreements shall be referred to collectively as the "Shareholder Agreements." This Agreement is made with reference to the following:


                                    RECITALS
                                    --------

     WHEREAS, that certain Agreement and Plan of Reorganization and Merger (the "Plan of Reorganization"), dated as of July 8, 2004, entered into by and between AMRBK, American River Bank, a California banking corporation and wholly-owned subsidiary of AMRBK ("AMRB") and Bank of Amador ("BNKA"), provides for the acquisition by AMRBK of one hundred percent (100%) of the AMRBK Shares, through the merger (the "Merger") of BNKA with and into AMRB; and

     WHEREAS, as a condition precedent to the obligations of AMRBK under Section 7.q. and BNKA under Section 8.p. of the Plan of Reorganization, the Shareholders shall each have entered into Shareholder Agreements concurrent with the execution of the Plan of Reorganization in accordance with the terms, conditions, and provisions thereof.

     NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Plan of Reorganization, and intending to be legally bound, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------

                                    ARTICLE I

                            COVENANTS OF SHAREHOLDER

     1.1 Vote of Shareholders. At the meeting of shareholders of AMRBK referred to in Section 3.1.a. of the Plan of Reorganization (the "Meeting"), the Shareholder shall vote or cause to be voted the AMRBK Shares indicated as owned or controlled by such Shareholder in Schedule I attached hereto, and any other AMRBK Shares now owned or hereafter acquired or controlled by such Shareholder, in favor of, and to approve the principal terms of, the Merger, and any other matter contemplated by the Plan of Reorganization which requires the approval of the shareholders of AMRBK.

     1.2 Other Contracts. From and after the date of this Agreement, the Shareholder shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Shareholder to comply with all the terms of this Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Shareholder's AMRBK Shares, except with prior written consent of AMRBK.

     1.3 Updating Information. In the event that the Shareholder shall discover that any representation or warranty made herein by such Shareholder was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Shareholder made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Shareholder shall deliver to AMRBK a statement specifying that it is delivered pursuant to this Section
1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which AMRBK may otherwise have under this Agreement.

     1.4 Agreement to Recommend. The Shareholder agrees that, upon the execution of this Agreement, the Shareholder shall at all times use his or her best efforts in order to obtain the approval of the shareholders of AMRBK of the principal terms of the Merger, and any other matters contemplated by the Plan of Reorganization which requires approval of the shareholders of AMRBK and, if the Shareholder is a director, he or she shall recommend the approval of such matters by the shareholders of AMRBK at the Meeting; provided, however, that the terms of this Section 1.4 shall not apply in the event any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of the Board of Directors to its shareholders and the Plan of Reorganization is terminated in connection therewith and in accordance with its terms.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDER

     2.1 Representations and Warranties of Shareholder. The Shareholder represents and warrants to, and agrees with, AMRBK as follows:

           (a) Capacity. The Shareholder has all requisite capacity to enter into and to perform the Shareholder's obligations under this Agreement.

           (b) Agreement. The Shareholder has received a copy of the Plan of Reorganization and has had the opportunity to review and to consider the terms and conditions contained in this Agreement and in the Plan of Reorganization and to confer with his or her counsel concerning said terms and conditions.

           (c) Binding Agreement. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder.

           (d) Ownership of Shares. Schedule I hereto correctly sets forth the number of AMRBK Shares beneficially owned or controlled by the Shareholder or with respect to which such Shareholder has sole or shared voting power (subject to applicable community property laws), and the Shareholder has good and marketable title to all such AMRBK Shares free and clear of any liens, security interests, charges or other encumbrances of any kind of nature, except as set forth on Schedule I.

           (e) Relationship with AMRBK. The Shareholder is a director or officer and shareholder of AMRBK.

           (f) Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder's obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, in any material respect, violate or conflict with, or constitute a material default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or to the Shareholder's knowledge any statute, rule or regulation to which the Shareholder or any of the Shareholder's property is subject.


                                   ARTICLE III

                                   TERMINATION

     3.1 Automatic Termination. This Agreement shall automatically terminate and be of no further force or effect if the Plan of Reorganization is terminated in accordance with the terms thereof, except as to any breach occurring prior to the date of such termination.


                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Expenses. Each party hereto shall pay its own costs and expenses in connection with this Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Shareholder's expenses in connection with the negotiation and documentation of this Agreement by AMRBK.

     4.2 Notices, Etc. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

           (a)   If to the Shareholder, to the address set forth in
Schedule I attached hereto.

                 With a copy to:

                 American River Bankshares
                 Attn: David T. Taber, President
                 1545 River Park Drive, Suite 107
                 Sacramento, California 95815
                 Telephone: (916) 565-6100
                 Fax: (916) 641-1262

                 With an additional copy to:

                 Dodd-Mason-George LLP
                 Attn: Glenn T. Dodd, Esq.
                 100 Century Center Court, Suite 605
                 San Jose, California 95112-4536
                 Telephone: (408 452-1476
                 Fax: (408) 452-1487

           (b)   If to BNKA:

                 Bank of Amador
                 Attn: Larry D. Standing, President
                 422 Sutter Street
                 Jackson, California 95642
                 Telephone: (209) 223-2320
                 Fax: (209) 223-0934

                 With an additional copy to:

                 Bartel, Eng & Schroder
                 Attn: Daniel B. Eng, Esq.
                 1331 Garden Hwy, Suite 300
                 Sacramento, California 95833
                 Telephone: (916) 442-0400
                 Fax: (916) 442-3442

or such other address as any party may have furnished in writing to the other parties.

     4.3 Entire and Sole Agreement. The making, execution and delivery of this Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Plan of Reorganization. This Agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

     4.4 Successors and Assigns. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     4.5 Governing Law. This Agreement shall construed and enforced in accordance with and governed by the laws of the State of California without regard to conflicts of laws principles.

     4.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.7 Amendment, Supplement and Waiver. This Agreement may be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

     4.8 Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     4.9 Specific Performance. It is recognized and agreed that monetary damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his, her or its obligation shall be enforceable by a court order requiring specific performance.

     4.10 Several Obligations. All duties and obligations of the Shareholder executing this Agreement shall be several and not joint with the duties and obligations of other Shareholders executing Shareholder Agreements with AMRBK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SHAREHOLDER                                 AMERICAN RIVER BANKSHARES


                                            By:
-----------------------------                   --------------------------------
           (Name)                               David T. Taber,
                                                President


-----------------------------
         (Signature)

                                   SCHEDULE I



NAME OF SHAREHOLDER:

ADDRESS OF SHAREHOLDER:


NUMBER OF SHARES                            REGISTERED OWNER(S)
--------------------------------------------------------------------------------





DESCRIBE ANY LIENS, SECURITY INTERESTS, CHARGES OR OTHER ENCUMBRANCES:
---------------------------------------------------------------------

                                     ANNEX B

                SANDLER O'NEILL & PARTNERS, L.P. FAIRNESS OPINION

_____________, 2004

Board of Directors
American River Bankshares
1545 River Park Drive
Suite 107
Sacramento, CA 95815

Ladies and Gentlemen:

        American River Bankshares ("American River"), American River Bank (American River Bank), a wholly owned subsidiary of American River, and Bank of Amador ("Amador") have entered into an Agreement and Plan of Reorganization and Merger, dated as of July 8, 2004 (the "Agreement"), pursuant to which Amador will be merged with and into American River Bank (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of Amador common stock issued and outstanding as of the date of the Agreement (the "Amador Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive (a) cash in the amount of $6.825, minus the amount of the Holdback Amount (as defined below) allocated to each Amador Share, if any (as adjusted for the Holdback Amount, the "Cash Consideration") and (b)
(i) 0.6851 shares of common stock of American River if the American River Measuring Price is $18.50 or lower, (ii) 0.5394 shares of American River common stock if the American River Measuring Price is $23.50 or higher or (iii) a number of shares of common stock of American River equal to 12.675 divided by the American River Measuring Price if the American River Measuring Price is between $18.50 and $23.50 (such number of shares of American River being hereinafter referred to as the "Share Consideration" and together with the Cash Consideration, the "Merger Consideration"). Pursuant to the Agreement, the American River Measuring Price will be equal to the average closing price of the American River common stock as traded on the Nasdaq National Market over the twenty consecutive trading day period ending on the second business day prior to the closing of the Merger. Pursuant to the Agreement, $1,362,000 in cash (the "Holdback Amount") will be held back until (i) payment in full of the loan agreements, including any security agreements or other instruments, related to an Amador Merced County construction loan outstanding at the date of the Agreement is received or (ii) the amount of any loss related to such loan is finally determined to the reasonable satisfaction of American River and Amador. The Holdback Amount, minus the amount of any loss, if applicable, will be paid to holders of shares of Amador common stock on the earlier to occur of the events mentioned in the preceding sentence. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to American River.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of American River that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Amador that we deemed relevant; (iv) internal financial projections for American River for the year ending December 31, 2004 prepared by and reviewed with senior management of American River and estimates of earnings per share growth for subsequent years furnished by and discussed with senior management of American River; (v) internal financial projections for Amador for the year ending December 31, 2004 prepared by and reviewed with senior management of Amador and estimates of earnings per share growth for subsequent years furnished by and discussed with senior management of Amador and American River; (vi) the pro forma financial impact of the Merger on American River, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of American River and Amador; (vii) the publicly reported historical price and trading activity for American River's and Amador's common stock, including a comparison of certain financial and stock market information for American River and Amador with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of American River the business, financial condition, results of operations and prospects of American River and held similar discussions with certain members of senior management of Amador regarding the business, financial condition, results of operations and prospects of Amador.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by American River or Amador or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of American River and Amador that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of American River or Amador or any of their respective subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of American River or Amador nor have we reviewed any individual credit files relating to American River or Amador. We have assumed, with your consent, that the respective allowances for loan losses for both American River and Amador are adequate to cover such losses. With respect to the financial projections for American River and Amador and all projections of transaction costs, purchase accounting adjustments and expected cost savings prepared by and/or reviewed with the managements of American River and Amador and used by Sandler O'Neill in its analyses, Sandler O'Neill assumed that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of American River and Amador and that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in American River's or Amador's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that American River and Amador will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements are not waived and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice American River has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of American River's common stock will be when issued to Amador's shareholders pursuant to the Agreement or the prices at which American River's or Amador's common stock may trade at any time.

        We have acted as American River's financial advisor in connection with the Merger and have received a fee for our services and for rendering our opinion. American River has also agreed to indemnify us against certain liabilities arising out of our engagement.

        In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to American River and Amador and their respective affiliates. We may also actively trade the equity or debt securities of American River and Amador or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion is directed to the board of directors of American River in connection with its consideration of the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to American River and does not address the underlying business decision of American River to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for American River or the effect of any other transaction in which American River might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to the Joint Proxy Statement/Prospectus of American River and Amador dated the date hereof and to the references to this opinion therein.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to American River from a financial point of view.

                                Very truly yours,

                                     ANNEX C

                  HOEFER & ARNETT INCORPORATED FAIRNESS OPINION

______________, 2004

Members of the Board of Directors
Bank of Amador
422 Sutter Street
Jackson, California 95642

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Bank of Amador, Jackson, California ("BNKA") of the consideration to be paid in connection with the proposed merger of BNKA with and into American River Bankshares, Sacramento, California ("AMRBK") in accordance with the terms and conditions of the Agreement and Plan of Reorganization and Merger, dated as of July 8, 2004, (the "Agreement"). Pursuant to the Agreement and subject to the terms and conditions therein, each share of BNKA common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than BNKA Dissenting Shares as defined in Section 2.7) shall, by virtue of the Merger, be converted into the right to receive (i) cash in the amount of $6.825 (the "Cash Consideration"), and (ii) a number of shares of AMRBK common stock (the "Stock Consideration") determined as follows:

                A. 0.6851 shares of AMRBK common stock, if the AMRBK Measuring Price is $18.50 or lower;

                B. 0.5394 shares of AMRBK common stock, if the AMRBK Measuring Price is $23.50 or higher;

                C. the number of shares of AMRBK common stock equal to 12.675 divided by the AMRBK Measuring Price, if the AMRBK Measuring Price is between $18.50 and $23.50.

"AMRBK Measuring Price" means the average closing price of AMRBK common stock as traded on the Nasdaq National Market over the twenty (20) consecutive trading day period ending on the second business day prior to the Closing Date.

The Cash Consideration and the Stock Consideration are collectively referred to herein as the "Per Share Consideration."

Based on 1,566,281 shares of BNKA common stock outstanding and a market price of $19.90 per share for AMRBK common stock, the transaction value for BNKA shareholders equals $19.50 per common share or $30,542,479 in aggregate. A transaction value of $19.50 per share represents a price to book value at March 31, 2004 of 2.01x, a price to tangible book value at March 31, 2004 of 2.01x, a price to estimated 2004 earnings multiple of 15.85x, a price to March 31, 2004 assets of 24.31% and a tangible premium on core deposits of 15.53%.

As part of its investment banking business, Hoefer & Arnett Incorporated is regularly engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Hoefer & Arnett has not previously provided investment banking and financial advisory services to BNKA. Hoefer & Arnett provided investment banking and financial advisory services to AMRBK in 2000 for which it received compensation. Hoefer & Arnett provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may effect transactions and hold securities of BNKA and AMRBK for its own account and for the accounts of customers.

In connection with this assignment, we have reviewed and analyzed, among other things, the following: (i) the Agreement and Plan of Reorganization and Merger dated July 8, 2004; (ii) Annual Reports to Shareholders and Annual Reports on Form 10-K of BNKA for December 31, 2003, December 31, 2002 and December 31, 2001; Quarterly Reports on Form 10-Q of BNKA for the quarters ended March 31, 2004, September 30, 2003, June 30, 2003 and March 31, 2003; (iii) Annual Reports to Shareholders and Annual Reports on Form 10-K of AMRBK for December 31, 2003, December 31, 2002 and December 31, 2001; Quarterly Reports on Form 10-Q of AMRBK for the quarters ended March 31, 2004, September 30, 2003, June 30, 2003 and March 31, 2003; (iv) certain other publicly available financial and other information concerning BNKA and AMRBK; (v) publicly reported historical prices and trading activity for BNKA and AMRBK common stock; and (vi) the nature and terms of certain other merger and acquisition transactions we believe relevant to our inquiry. We have held discussions with senior management of BNKA and AMRBK concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. We have conducted such other financial studies, analyses and investigations, as we deemed appropriate for purposes of this opinion.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the managements of BNKA and AMRBK as to the reasonableness of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of BNKA and AMRBK management.

We did not make or obtain any evaluations or appraisals of the assets or liabilities of BNKA or AMRBK. We are not experts in the valuation of allowances for loan losses and we did not make an independent evaluation of the adequacy of the allowance for loan losses of either BNKA or AMRBK, nor did we review any individual loan credit files. We assumed that the aggregate allowance for loan losses set forth in the financial statements of BNKA and AMRBK is adequate to cover such losses. For purposes of its opinion, we assumed that the reorganization would have the tax, accounting and legal effects described in the merger agreement. Hoefer & Arnett's opinion as expressed herein is limited to the fairness, from a financial point of view, to the shareholders of BNKA with respect to the terms of the proposed merger of BNKA with and into AMRBK and does not address the underlying business decision to proceed with the transaction.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of BNKA and AMRBK, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for BNKA and AMRBK; (ii) the assets and liabilities of BNKA and AMRBK, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger and acquisition transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the proposed merger of BNKA with and into AMRBK are fair, from a financial point of view, to the shareholders of BNKA.

Our opinion is directed to the board of directors of BNKA for its information and assistance in connection with its consideration of the financial terms of the transaction contemplated by the Agreement and does not constitute a recommendation to any shareholder of BNKA as to how such shareholder should vote on the proposed transaction. We hereby consent to the reference to our firm in the proxy statement-prospectus related to the transaction and to the inclusion of our opinion as an exhibit to the proxy statement-prospectus related to the transaction.

Respectfully Submitted,

                                     ANNEX D

                          CHAPTER 13 DISSENTERS' RIGHTS

                         CHAPTER 13. DISSENTERS' RIGHTS.

        Section 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions--

        (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

                (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this Section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

        Section 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents--

        (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this Section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such Sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

        (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

        Section 1302. Submission of share certificates for endorsement; uncertificated securities--

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

        Section 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment--

        (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

        Section 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers--

        (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

        Section 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs--

        (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

        Section 1306. Prevention of immediate payment; status as creditors; interest--

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

        Section 1307. Dividends on dissenting shares--

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

        Section 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment--

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

        Section 1309. Termination of dissenting share and shareholder status--

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

        Section 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval--

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

        Section 1311. Exempt shares--

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

        Section 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions--

        (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

        Section 1313. Conversions deemed to constitute a reorganization; application of chapter

        A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in
Section 1159.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

        Registrant's articles of incorporation authorize the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Registrant's bylaws provide for mandatory indemnification of each director of the Registrant except as prohibited by law.

        The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things,
(i) to maintain directors' and officers' insurance in reasonable amounts in favor of those individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Registrant to the fullest extent permitted by California law.

Item 21.  Exhibits and Financial Statement Schedules

   (A)  Exhibits.

      Exhibit
      Number
      -------
        2.1 Agreement and Plan of Reorganization and Merger by and among the Registrant, American River Bank and Bank of Amador, dated as of July 8, 2004 (included as Annex A to the joint proxy statement-prospectus (without certain exhibits)).

        3.1     Articles of Incorporation, incorporated by reference to
                Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 11, 2004.

        3.2 Bylaws, incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 11, 2004.

        4.1 Specimen of the Registrant's common stock certificate incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 11, 2004.

        5.1     Opinion of Dodd Mason George LLP.

        8.1     Tax opinion of Perry-Smith LLP.

       10.1 Lease agreement between American River Bank and Spieker Properties, L.P., a California limited partnership, dated April 1, 2000, related to 1545 River Park Drive, Suite 107, Sacramento, California. **

       10.2 Lease agreement and addendum between American River Bank and Bradshaw Plaza Group each dated January 31, 2000, related to 9750 Business Park Drive, Sacramento, California. **

       10.3 Lease agreement between American River Bank and Marjorie G. Taylor dated April 5, 1984, and addendum dated July 16, 1997, related to 10123 Fair Oaks Boulevard, Fair Oaks, California. **

       10.4 Lease agreement between American River Bank and Sandalwood Land Company dated August 28, 1996, related to 2240 Douglas Boulevard, Suite 100, Roseville, California. **

      *10.5     Registrant's 1995 Stock Option Plan. **

      *10.6 Form of Nonqualified Stock Option Agreement under the 1995 Stock Option Plan. **

      *10.7 Form of Incentive Stock Option Agreement under the 1995 Stock Option Plan. **

      *10.8     Registrant's 401(k) Plan and amendment no. 1 dated April 1,
                1998. **

      *10.9 Registrant's Stock Option Gross-Up Plan and Agreement, as amended, dated May 20, 1998. **

      *10.10    Registrant's Deferred Compensation Plan dated May 1, 1998. **

      *10.11    Registrant's Deferred Fee Plan dated April 1, 1998. **

      *10.12 American River Bank Employee Severance Policy dated March 18, 1998. **

      *10.13 Registrant's Incentive Compensation Plan for the Year Ended December 31, 2000, incorporated by reference to Exhibit 10.20 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2000, filed with the Commission on November 14, 2000.

      *10.14 First Amendment dated December 20, 2000, to the Registrant's Deferred Compensation Plan dated May 1, 1998, incorporated by reference to Exhibit 10.22 of the Registrant's Annual Report on Form 10-K for the period ended December 31, 2000, filed with the Commission on April 2, 2001.

      *10.15 Amendment No. 1 to the Registrant's Incentive Compensation Plan, incorporated by reference to Exhibit 10.23 of the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2001, filed with the Commission on August 14, 2001.

       10.16 Lease agreement and addendum between North Coast Bank, N.A. and Rosario LLC, each dated September 1, 1998, related to 50 Santa Rosa Avenue, Santa Rosa, California. **

       10.17 Lease agreement between American River Bank and 520 Capitol Mall, Inc., dated August 19, 2003, related to 520 Capitol Mall, Suite 100, Sacramento, California, incorporated by reference to
                Exhibit 10.29 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

      *10.18 Employment Agreement between Registrant and David T. Taber dated August 22, 2003, incorporated by reference to Exhibit 10.30 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

       10.19 Lease agreement between R & R Partners, A California General Partnership and North Coast Bank, N.A., dated July 1, 2003, related to 8733 Lakewood Drive, Suite A, Windsor, California, incorporated by reference to Exhibit 10.32 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

      *10.20 Salary Continuation Agreement between American River Bank and Mitchell A. Derenzo dated August 22, 2003, incorporated by reference to Exhibit 10.33 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

      *10.21 Salary Continuation Agreement between Registrant and David T. Taber dated August 22, 2003, incorporated by reference from
                Exhibit 10.34 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

      *10.22 Salary Continuation Agreement between American River Bank and Douglas E. Tow dated August 22, 2003, incorporated by reference to Exhibit 10.35 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

      *10.23 Registrant's 2000 Stock Option Plan with forms of Nonqualified Stock Option Agreement and Incentive Stock Option Agreement. **

       10.24 First Amendment dated April 21, 2004, to the lease agreement between American River Bank and 520 Capitol Mall, Inc. dated August 19, 2003, related to 520 Capitol Mall, Suite 100 Sacramento, California, incorporated by reference to Exhibit
                10.37 of the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed with the Securities and Exchange Commission on August 11, 2004.

       14.1 Code of Ethics, incorporated by reference to Exhibit 14.1 of the Registrant's Annual Report on Form 10-K for the period ended December 31, 2003, filed with the Commission on March 19, 2004.

       21.1 Registrant's only subsidiaries are American River Bank and American River Financial.

       23.1     Consent of Perry-Smith LLP (American River Bankshares).

       23.2 Consent of Perry-Smith LLP (Bank of Amador) (included in Exhibit 23.1).

       23.3     Consent of Dodd Mason George LLP (included in Exhibit 5.1).

       23.4 Consent of Sandler O'Neill & Partners, L.P. (to be filed by amendment).

       23.5     Consent of Hoefer & Arnett Incorporated.

       23.6     Consent of Perry-Smith LLP (Tax Opinion) (included in Exhibit
                23.1).

       24.1     Power of Attorney (see Page II-7).

       99.1 Form of proxy to be used in soliciting shareholders of American River Bankshares for the special meeting.

       99.2 Form of proxy to be used in soliciting shareholders of Bank of Amador for the special meeting.

       99.3 Lease agreement between Bank of Amador and the United States Postal Service, dated April 24, 2001, related to 424 Sutter Street, Jackson, California.

       99.4 Ground lease agreement between Bank of Amador and the James B. Newman and Helen M. Newman, dated June 1, 1992, related to 26675 Tiger Creek Road, Pioneer, California.

       99.5     Salary Continuation Agreement between Bank of Amador and Larry
                D. Standing dated April 1, 2004, and related Endorsement Split Dollar Agreement dated April 1, 2004.

       99.6 Amended and Restated Director Retirement Agreement dated as of August 1, 2003, between Bank of Amador and Larry D. Standing.

                *Denotes management contracts, compensatory plans or
                 arrangements.

                **Incorporated by reference to registrant's Registration
                  Statement on Form S-4 (No. 333-36326) filed with the Commission on May 5, 2000.

     (B) Financial Statement Schedules: Not applicable.

ITEM 22.  UNDERTAKINGS

        (1) The undersigned Registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will the contain information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        (6) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (7) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on the 16th day of September, 2004.

                                       AMERICAN RIVER BANKSHARES

                                       By: /s/ DAVID T. TABER
                                           -------------------------------------
                                                    David T. Taber
                                           President and Chief Executive Officer

                                       By: /s/ MITCHELL A. DERENZO
                                           -------------------------------------
                                                   Mitchell A. Derenzo
                                                 Executive Vice President
                                                 and Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints David T. Taber and Mitchell A. Derenzo, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                                        Title                             Date
--------------------------------------------------      ----------------------------------        -------------------
              /s/ DAVID T. TABER                        President and Chief Executive
--------------------------------------------------         Officer (Principal Executive           September 16, 2004
                  David T. Taber                               Officer) and Director

                                                        Executive Vice President and Chief
            /s/ MITCHELL A. DERENZO                       Financial Officer (Principal            September 16, 2004
--------------------------------------------------        Financial Officer and Principal
                Mitchell A. Derenzo                             Accounting Officer)

              /s/ CHARLES D. FITE
--------------------------------------------------                 Chairman and                   September 16, 2004
                  Charles D. Fite                                    Director

              /s/ ROGER J. TAYLOR
--------------------------------------------------               Vice Chairman and                September 16, 2004
                  Roger J. Taylor                                    Director

             /s/ AMADOR S. BUSTOS
--------------------------------------------------                   Director                     September 16, 2004
                 Amador S. Bustos

               /s/ ROBERT J. FOX
--------------------------------------------------                   Director                     September 16, 2004
                   Robert J. Fox

              /s/ SAM J. GALLINA
--------------------------------------------------                   Director                     September 16, 2004
                  Sam J. Gallina

            /s/ WILLIAM A. ROBOTHAM
--------------------------------------------------                   Director                     September 16, 2004
                William A. Robotham

              /s/ STEPHEN H. WAKS
--------------------------------------------------                   Director                     September 16, 2004
                  Stephen H. Waks

            /s/ MICHAEL A. ZIEGLER
--------------------------------------------------                   Director                     September 16, 2004
                Michael A. Ziegler

                                  EXHIBIT INDEX

      Exhibit
      Number                      Document Description
      -------                     --------------------

        2.1 Agreement and Plan of Reorganization and Merger by and among the Registrant, American River Bank and Bank of Amador, dated as of July 8, 2004 (included as Annex A to the joint proxy statement-prospectus (without certain exhibits)).

        3.1     Articles of Incorporation, incorporated by reference to Exhibit
                3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 11, 2004.

        3.2 Bylaws, incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 11, 2004.

        4.1 Specimen of the Registrant's common stock certificate incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 11, 2004.

        5.1     Opinion of Dodd Mason George LLP.

        8.1     Tax opinion of Perry-Smith LLP.

        10.1 Lease agreement between American River Bank and Spieker Properties, L.P., a California limited partnership, dated April 1, 2000, related to 1545 River Park Drive, Suite 107, Sacramento, California. **

        10.2 Lease agreement and addendum between American River Bank and Bradshaw Plaza Group each dated January 31, 2000, related to 9750 Business Park Drive, Sacramento, California. **

        10.3 Lease agreement between American River Bank and Marjorie G. Taylor dated April 5, 1984, and addendum dated July 16, 1997, related to 10123 Fair Oaks Boulevard, Fair Oaks, California. **

        10.4 Lease agreement between American River Bank and Sandalwood Land Company dated August 28, 1996, related to 2240 Douglas Boulevard, Suite 100, Roseville, California. **

       *10.5    Registrant's 1995 Stock Option Plan. **

       *10.6 Form of Nonqualified Stock Option Agreement under the 1995 Stock Option Plan. **

       *10.7 Form of Incentive Stock Option Agreement under the 1995 Stock Option Plan. **

       *10.8    Registrant's 401(k) Plan and amendment no. 1 dated April 1,
                1998. **

       *10.9 Registrant's Stock Option Gross-Up Plan and Agreement, as amended, dated May 20, 1998. **

       *10.10   Registrant's Deferred Compensation Plan dated May 1, 1998. **

       *10.11   Registrant's Deferred Fee Plan dated April 1, 1998. **

       *10.12 American River Bank Employee Severance Policy dated March 18, 1998. **

       *10.13 Registrant's Incentive Compensation Plan for the Year Ended December 31, 2000, incorporated by reference to Exhibit 10.20 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2000, filed with the Commission on November 14, 2000.

       *10.14 First Amendment dated December 20, 2000, to the Registrant's Deferred Compensation Plan dated May 1, 1998, incorporated by reference to Exhibit 10.22 of the Registrant's Annual Report on Form 10-K for the period ended December 31, 2000, filed with the Commission on April 2, 2001.

       *10.15 Amendment No. 1 to the Registrant's Incentive Compensation Plan, incorporated by reference to Exhibit 10.23 of the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2001, filed with the Commission on August 14, 2001.

        10.16 Lease agreement and addendum between North Coast Bank, N.A. and Rosario LLC, each dated September 1, 1998, related to 50 Santa Rosa Avenue, Santa Rosa, California. **

        10.17 Lease agreement between American River Bank and 520 Capitol Mall, Inc., dated August 19, 2003, related to 520 Capitol Mall, Suite 100, Sacramento, California, incorporated by reference to
                Exhibit 10.29 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

       *10.18 Employment Agreement between Registrant and David T. Taber dated August 22, 2003, incorporated by reference to Exhibit 10.30 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

        10.19 Lease agreement between R & R Partners, A California General Partnership and North Coast Bank, N.A., dated July 1, 2003, related to 8733 Lakewood Drive, Suite A, Windsor, California, incorporated by reference to Exhibit 10.32 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

       *10.20 Salary Continuation Agreement between American River Bank and Mitchell A. Derenzo dated August 22, 2003, incorporated by reference to Exhibit 10.33 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

       *10.21 Salary Continuation Agreement between Registrant and David T. Taber dated August 22, 2003, incorporated by reference from
                Exhibit 10.34 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

       *10.22 Salary Continuation Agreement between American River Bank and Douglas E. Tow dated August 22, 2003, incorporated by reference to Exhibit 10.35 of the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Commission on November 7, 2003.

       *10.23 Registrant's 2000 Stock Option Plan with forms of Nonqualified Stock Option Agreement and Incentive Stock Option Agreement. **

        10.24 First Amendment dated April 21, 2004, to the lease agreement between American River Bank and 520 Capitol Mall, Inc. dated August 19, 2003, related to 520 Capitol Mall, Suite 100 Sacramento, California, incorporated by reference to Exhibit
                10.37 of the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed with the Securities and Exchange Commission on August 11, 2004.

        14.1 Code of Ethics, incorporated by reference to Exhibit 14.1 of the Registrant's Annual Report on Form 10-K for the period ended December 31, 2003, filed with the Commission on March 19, 2004.

        21.1 Registrant's only subsidiaries are American River Bank and American River Financial.

        23.1    Consent of Perry-Smith LLP (American River Bankshares).

        23.2 Consent of Perry-Smith LLP (Bank of Amador) (included in Exhibit 23.1).

        23.3    Consent of Dodd Mason George LLP (included in Exhibit 5.1).

        23.4 Consent of Sandler O'Neill & Partners, L.P. (to be filed by amendment).

        23.5    Consent of Hoefer & Arnett Incorporated.

        23.6    Consent of Perry-Smith LLP (Tax Opinion) (included in Exhibit
                23.1).

        24.1    Power of Attorney (see Page II-7).

        99.1 Form of proxy to be used in soliciting shareholders of American River Bankshares for the special meeting.

        99.2 Form of proxy to be used in soliciting shareholders of Bank of Amador for the special meeting.

        99.3 Lease agreement between Bank of Amador and the United States Postal Service, dated April 24, 2001, related to 424 Sutter Street, Jackson, California.

        99.4 Ground lease agreement between Bank of Amador and the James B. Newman and Helen M. Newman, dated June 1, 1992, related to 26675 Tiger Creek Road, Pioneer, California.

        99.5    Salary Continuation Agreement between Bank of Amador and Larry
                D. Standing dated April 1, 2004, and related Endorsement Split Dollar Agreement dated April 1, 2004.

        99.6 Amended and Restated Director Retirement Agreement dated as of August 1, 2003, between Bank of Amador and Larry D. Standing.

                *Denotes management contracts, compensatory plans or
                 arrangements.

                **Incorporated by reference to registrant's Registration
                  Statement on Form S-4 (No. 333-36326) filed with the Commission on May 5, 2000.